File No. 811-04347

As filed with the Securities and Exchange Commission on June 26, 2013

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 209	☒

(Check appropriate box or boxes)

GMO Trust

(Exact name of registrant as specified in charter)

40 Rowes Wharf, Boston,

Massachusetts 02110

(Address of principal executive offices)

(617) 330-7500

(Registrant’s Telephone Number, including Area Code)

Copy to:

J.B. Kittredge, Esq. GMO Trust 40 Rowes Wharf Boston, Massachusetts 02110	Thomas R. Hiller, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199

(Name and address of agent for service)

It is intended that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

THIS FILING RELATES SOLELY TO GMO ALTERNATIVE ASSET OPPORTUNITY FUND, GMO BENCHMARK-FREE FUND, GMO DEBT OPPORTUNITIES FUND, GMO HIGH QUALITY SHORT-DURATION BOND FUND, GMO IMPLEMENTATION FUND, GMO SPECIAL SITUATIONS FUND, GMO U.S. FLEXIBLE EQUITIES FUND, AND GMO WORLD OPPORTUNITY OVERLAY FUND. NO INFORMATION CONTAINED HEREIN IS INTENDED TO AMEND OR SUPERSEDE ANY PRIOR FILING RELATING TO ANY OTHER SERIES OF THE REGISTRANT.

GMO TRUST

PRIVATE PLACEMENT MEMORANDUM

June 26, 2013

GMO Alternative Asset Opportunity Fund Class III	GMO Implementation Fund

GMO Benchmark-Free Fund Class III	GMO Special Situations Fund Class III, Class VI

GMO Debt Opportunities Fund Class III, Class VI	GMO U.S. Flexible Equities Fund Class III, Class IV, Class V, Class VI

GMO High Quality Short-Duration Bond Fund Class III, Class VI	GMO World Opportunity Overlay Fund

Each of the funds listed above (each, a “Fund,” and collectively, the “Funds”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Funds. Other portfolios are described in separate prospectuses or private placement memoranda. At this time, the Funds do not intend to offer their shares publicly and do not intend to make their shares available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors.

Investment Manager

Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf • Boston, Massachusetts 02110

This Private Placement Memorandum concisely describes the information which you ought to know about the Funds before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 26, 2013, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling 1-617-346-7646. The SAI, which contains more detailed information about the Funds, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN-KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUNDS IN LIEU OF CASH UPON REDEMPTION.

THIS PRIVATE PLACEMENT MEMORANDUM AND THE INFORMATION CONTAINED HEREIN ARE FOR THE EXCLUSIVE USE OF THE RECIPIENT FOR THE SOLE PURPOSE OF EVALUATING THE PRIVATE PLACEMENT OF SHARES OF THE FUNDS DESCRIBED HEREIN. IT MAY NOT BE REPRODUCED, PROVIDED, OR DISCLOSED TO OTHERS, OR USED FOR ANY OTHER PURPOSE, WITHOUT WRITTEN AUTHORIZATION, AND DOES NOT CONSTITUTE AN

OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF THE FUNDS TO ANY ENTITY OR INDIVIDUAL NOT POSSESSING THE QUALIFICATIONS DESCRIBED IN THIS MEMORANDUM.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE IN RELIANCE ON THIS DOCUMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

i

GMO ALTERNATIVE ASSET OPPORTUNITY FUND

Investment Objective

Long-term total return.

Fees and Expenses

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

Class III
Management fee	0.70%[1]
Shareholder service fee	0.15%[1]
Other expenses	0.04%
Acquired fund fees and expenses (underlying fund expenses)	0.01%
Total annual operating expenses	0.90%
Expense reimbursement/waiver	(0.14%)[1]
Total annual operating expenses after expense reimbursement/waiver (Fund and underlying fund expenses)	0.76%

1 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees and custody expenses. The Manager also has agreed to waive or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees directly or indirectly paid to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds. Management fees and shareholder service fees will not be waived below zero as a result of this waiver. In addition, the Manager has contractually agreed to waive the Fund’s management fee to 0.60% of the Fund’s average daily net assets. This reimbursement and these waivers will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, when Fund shares are held in a taxable account, higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. During its fiscal year ended February 28, 2013, the Fund’s portfolio turnover rate (excluding short-term investments) was 17% of the average value of its portfolio.

Principal Investment Strategies

The Fund invests in a range of global equity, bond, currency, and commodity markets using exchange-traded futures and forward non-U.S. exchange contracts, as well as making other investments. The Fund seeks to take advantage of the Manager’s proprietary investment models for global tactical asset allocation and equity, bond, currency, and commodity market selection.

1

GMO ALTERNATIVE ASSET OPPORTUNITY FUND

The Fund normally invests assets not held as margin for futures or forward transactions or paid as option premiums in cash directly (i.e., Treasury-Bills) or money market funds. The Fund also may invest in U.S. and non-U.S. fixed income securities and hold shares of other GMO Funds, including GMO Short-Duration Collateral Fund (“SDCF”) and GMO U.S. Treasury Fund (“U.S. Treasury Fund”), each of which is described in a separate prospectus. See “Investment in Other GMO Funds” below for a more detailed description of SDCF’s and U.S. Treasury Fund’s investment objectives and strategies.

The Manager’s models for this active quantitative process are based on the following strategies:

Value-Based Strategies. Value factors compare the price of an asset class or market to an economic fundamental value. Generally, value strategies include yield analysis and mean reversion analysis.

Sentiment-Based Strategies. Generally, sentiment-based strategies assess factors such as risk aversion, analyst behavior, and momentum.

The Manager may eliminate strategies or add new strategies in response to additional research, changing market conditions, or other factors.

To gain exposure to commodities and some other assets, the Fund invests through a wholly-owned subsidiary. GMO serves as the investment manager to this subsidiary but does not receive any additional management or other fees for its services. The subsidiary invests primarily in commodity-related derivatives and fixed income securities, but also may invest in any other investments in which the Fund may invest directly. References in this Private Placement Memorandum to the Fund may refer to actions undertaken by the Fund or the subsidiary company. The Fund does not invest directly in commodities and commodity-related derivatives.

The Fund’s benchmark is the Citigroup 3-Month Treasury Bill Index. The Fund does not maintain a specified interest rate duration for its portfolio.

The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund may have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. References to investments include those held directly by the Fund and indirectly through the Fund’s investments in its wholly-owned subsidiary or underlying funds. The Fund and some of the underlying funds are non-diversified investment companies under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund or those underlying funds may affect the Fund’s or an underlying fund’s performance more than if the Fund or the underlying fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, including those risks to which the Fund is exposed as a result of its investments in its wholly-owned subsidiary or underlying funds, see “Description of Principal Risks.”

2

GMO ALTERNATIVE ASSET OPPORTUNITY FUND

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund and/or its shareholders may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. For information on possible special Australian tax consequences of an investment in the Fund, see “Description of Principal Risks – Non-U.S. Investment Risk.” Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers) tend to be greater for investments in companies tied economically to emerging countries, the economies of which tend to be more volatile than the economies of developed countries.

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

•

Market Risk – Equities – The market prices of equities may decline due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. If the Fund purchases equities at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not appreciate or will decline for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments. The Fund also may purchase equities that typically trade at higher multiples of current earnings than other securities, and the market prices of these investments often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples.

•

Currency Risk – Fluctuations in exchange rates can adversely affect the market value of the Fund’s non-U.S. currency holdings and investments denominated in non-U.S. currencies. In addition, hedging a non-U.S. currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency.

•

Commodities Risk – Commodities prices can be extremely volatile and exposure to commodities can cause the net asset value of the Fund’s shares to decline and fluctuate in a rapid and unpredictable manner.

3

GMO ALTERNATIVE ASSET OPPORTUNITY FUND

•

Market Risk – Fixed Income Investments – The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments).

•

Market Risk – Asset-Backed Securities – The market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a number of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment streams associated with asset-backed securities held by the Fund depend on many factors (e.g., the cash flow generated by the assets backing the securities, the deal structure, the credit worthiness of any credit-support provider, and the reliability of various other service providers with access to the payment stream), and a problem in any one of these areas can lead to a reduction in the payment stream the Manager expected the Fund to receive at the time the Fund purchased the asset-backed security.

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, liquidity risk, currency risk, credit risk, and counterparty risk.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

•	Short Sales Risk – The Fund runs the risk that an underlying fund’s loss on a short sale of securities that the underlying fund does not own is unlimited.

•

Credit Risk – The Fund runs the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations. Below investment grade securities have speculative characteristics, and changes in economic conditions or other circumstances are more likely to impair the capacity of issuers to make principal and interest payments than is the case with issuers of investment grade securities.

•

Liquidity Risk – Low trading volume, lack of a market maker, large position size or legal restrictions may limit or prevent the Fund from selling particular securities or unwinding derivative positions at desirable prices.

•	Leveraging Risk – The use of derivatives creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

•

Fund of Funds Risk – The Fund is indirectly exposed to all of the risks of an investment in the underlying funds in which it invests, including the risk that those underlying funds (including exchange-traded funds) will not perform as expected.

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will disrupt the Fund’s operations.

4

GMO ALTERNATIVE ASSET OPPORTUNITY FUND

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Member of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title
Systematic Global Macro	Jason Halliwell (since 2011)	Head, Systematic Global Macro Division, GMO.

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when both the New York Stock Exchange (“NYSE”) and the U.S. bond markets are open for business.

No minimum initial or subsequent investment is required to purchase Class III shares of the Fund.

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when both the NYSE and the U.S. bond markets are open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Purchase order forms and redemption orders can be submitted by mail, facsimile, or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Tax Information

The Fund expects to be treated as a partnership for U.S. federal income tax purposes and thus is not itself subject to U.S. federal income tax. Instead, each shareholder is required to take into account its distributive share of the Fund’s income, gain, loss, deduction, credit, and other tax items for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether the Fund has distributed or will distribute any amount to its shareholders. It is possible that a shareholder will incur income tax liabilities in a taxable year in respect of its investment in the Fund that exceed non-redeeming cash distributions (if any) made by the Fund for that year.

The Fund may declare and pay non-redeeming distributions to its shareholders in the sole discretion of the Trustees (or their delegates).

5

GMO BENCHMARK-FREE FUND

Investment Objective

Positive total return.

Fees and Expenses

The tables below describe the fees and expenses that you may pay if you buy and hold shares of the Fund.

Shareholder Fees

(fees paid directly from your investment)

Class III
Purchase premium (as a percentage of amount invested)	0.14%
Redemption fee (as a percentage of amount redeemed)	0.14%

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

Class III
Management fee	0.00%
Shareholder service fee	0.00%
Other expenses	0.01%
Acquired fund fees and expenses (underlying fund expenses)	0.66%[1]
Total annual operating expenses	0.67%
Expense reimbursement	(0.01%)[2]
Total annual operating expenses after expense reimbursement (Fund and underlying fund expenses)	0.66%

1 These indirect expenses include interest expense that may be incurred by certain underlying funds and also include, to the extent applicable, purchase premiums and redemption fees (“transaction fees”) charged by certain underlying funds. Net fees and expenses of underlying funds (before addition of interest expense and transaction fees), indirect interest expense, and indirect transaction fees were approximately 0.57%, less than 0.01%, and 0.09%, respectively.

2 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses. This reimbursement will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, when Fund shares are held in a taxable account, higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. During its fiscal year ended February 28, 2013, the Fund’s portfolio turnover rate (excluding short-term investments) was 31% of the average value of its portfolio.

6

GMO BENCHMARK-FREE FUND

Principal Investment Strategies

The Fund is a fund of funds and invests primarily in shares of other GMO Funds, which may include the International Equity Funds, the Global Equity Funds, the U.S. Equity Funds, the Fixed Income Funds, and GMO Alpha Only Fund, each of which is described in a separate prospectus, as well as GMO Alternative Asset Opportunity Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Special Situations Fund, GMO U.S. Flexible Equities Fund, and GMO World Opportunity Overlay Fund, (collectively, the “underlying Funds”) (see “Additional Information About the Funds’ Investment Strategies, Risks and Expenses – Investments in Other GMO Funds”). In addition, the Fund may invest in securities (particularly asset-backed securities) directly.

The Manager implements the Fund’s strategy by allocating its assets among asset classes represented by the underlying Funds (e.g., non-U.S. equity, U.S. equity, emerging country equity, emerging country debt, non-U.S. fixed income, U.S. fixed income and commodities). The Fund is not restricted in its exposure to any particular asset class, and at times may be substantially invested in underlying Funds that primarily invest in a single asset class (e.g., Fixed Income Funds). In addition, the Fund is not restricted in its exposure to any particular market, capitalization range, quality or maturity. At times, the Fund may have substantial exposure to a particular country or type of country (e.g., emerging countries). The Manager does not manage the Fund to, or control the Fund’s risk relative to, any index or benchmark.

The Manager uses multi-year forecasts of returns and risk among asset classes (e.g., non-U.S. equity, U.S. equity, emerging country equity, emerging country debt, non-U.S. fixed income, U.S. fixed income and commodities) to select the underlying Funds in which the Fund invests and to decide how much to invest in each. An important component of those forecasts is the expectation that valuation reversion ultimately drives market returns. The Manager changes the Fund’s holdings of underlying Funds in response to changes in its investment outlook and market valuations and may use redemptions or purchases of Fund shares to rebalance the Fund’s investments. The Manager’s ability to shift investments among the underlying Funds is not subject to any limits. The Fund may invest substantially all of its assets in a few underlying Funds that primarily invest in the same asset class and may, at times, also invest a substantial portion of its assets in a single underlying Fund. The Fund also reserves the right to invest directly in asset classes, or to adjust its exposure to asset classes, through direct investments. The factors considered and investment methods used by the Manager can change over time.

The Fund also may invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another GMO Fund described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies) and unaffiliated money market funds.

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. References to investments include those held directly by the Fund and indirectly through the Fund’s investments in the underlying Funds. Some of the underlying Funds are non-diversified investment companies under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by those underlying Funds may affect their performance more than if they were diversified investment companies. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, including those risks to which the Fund is exposed as a result of its investments in the underlying Funds, see “Description of Principal Risks.”

7

GMO BENCHMARK-FREE FUND

•

Market Risk – Equities – The market prices of equities may decline due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. If the Fund purchases equities at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not appreciate or will decline for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments. The Fund also may purchase equities that typically trade at higher multiples of current earnings than other securities, and the market prices of these investments often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples. Declines in stock market prices generally are likely to reduce the net asset value of the Fund’s shares.

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers) tend to be greater for investments in companies tied economically to emerging countries, the economies of which tend to be more volatile than the economies of developed countries.

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations. The Fund is also subject to risk because GMO does not manage the Fund to, or control the Fund’s risk relative to, any index or benchmark.

•

Market Risk – Fixed Income Investments – The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments).

•

Market Risk – Asset-Backed Securities – The market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a number of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment streams associated with asset-backed securities held by the Fund depend on many factors (e.g., the cash flow generated by the assets backing the securities, the deal structure, the credit worthiness of any credit-support provider, and the reliability of various other service providers with access to the payment stream), and a problem in any one of these areas can lead to a reduction in the payment stream the Manager expected the Fund to receive at the time the Fund purchased the asset-backed security.

8

GMO BENCHMARK-FREE FUND

•

Options Risk – The market price of options written by the Fund will be affected by many factors, including changes in the market price or dividend rates of underlying securities (or in the case of indices, the securities comprising such indices); changes in interest rates or exchange rates; changes in the actual or perceived volatility of the relevant stock market and underlying securities; and the time remaining before an option’s expiration.

•

Smaller Company Risk – Smaller companies may have limited product lines, markets, or financial resources, may lack the competitive strength of larger companies, or may lack managers with experience or depend on a few key employees. The securities of small- and mid-cap companies often are less widely held and trade less frequently and in lesser quantities, and their market prices often fluctuate more, than the securities of companies with larger market capitalizations.

•

Liquidity Risk – Low trading volume, lack of a market maker, large position size or legal restrictions may limit or prevent the Fund from selling particular securities or unwinding derivative positions at desirable prices.

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, liquidity risk, currency risk, credit risk, and counterparty risk.

•

Currency Risk – Fluctuations in exchange rates can adversely affect the market value of the Fund’s non-U.S. currency holdings and investments denominated in non-U.S. currencies. In addition, hedging a non-U.S. currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency.

•

Fund of Funds Risk – The Fund is indirectly exposed to all of the risks of an investment in the underlying Funds in which it invests, including the risk that those underlying Funds will not perform as expected. Because the Fund bears the fees and expenses of the underlying Funds in which it invests, a reallocation of the Fund’s investments to underlying Funds with higher fees or expenses will increase the Fund’s total expenses. The fees and expenses associated with an investment in the Fund are less predictable than those associated with an investment in funds that charge a fixed management fee.

•

Credit Risk – The Fund runs the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations. Below investment grade securities have speculative characteristics, and changes in economic conditions or other circumstances are more likely to impair the capacity of issuers to make principal and interest payments than is the case with issuers of investment grade securities.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

•

Natural Resources Risk – To the extent an underlying Fund concentrates its assets in the natural resources sector, the value of its portfolio is subject to factors affecting the natural resources industry and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries.

•

Commodities Risk – Commodities prices can be extremely volatile and exposure to commodities can cause the net asset value of the Fund’s shares to decline and fluctuate in a rapid and unpredictable manner.

9

GMO BENCHMARK-FREE FUND

•

Leveraging Risk – The use of reverse repurchase agreements and other derivatives and securities lending creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

•

Real Estate Risk – To the extent the Fund concentrates its assets in real estate-related investments, the value of its portfolio is subject to factors affecting the real estate industry and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries.

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

•	Short Sales Risk – The Fund runs the risk that an underlying Fund’s loss on a short sale of securities that the underlying Fund does not own is unlimited.

•

Focused Investment Risk – Focusing investments in a limited number of countries, regions, sectors, companies, or industries with high positive correlations to one another creates more risk than if the Fund’s investments were less correlated.

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor), the Fund is subject to the risk that a redemption by that shareholder of all or a large portion of its Fund shares will disrupt the Fund’s operations.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Members of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title
Asset Allocation	Ben Inker (since the Fund’s inception)	Co-Head, Asset Allocation Division, GMO.
Asset Allocation	Sam Wilderman (since 2012)	Co-Head, Asset Allocation Division, GMO.

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business.

No minimum initial or subsequent investment is required to purchase Class III shares of the Fund.

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

10

GMO BENCHMARK-FREE FUND

Purchase order forms and redemption orders can be submitted by mail, facsimile, or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Tax Information

The Fund expects to qualify and be treated as a regulated investment company for U.S. federal income tax purposes and to distribute net investment income and net realized capital gains, if any, to shareholders. These distributions generally are taxable to shareholders as ordinary income or capital gains, unless they are entities exempt from income tax or are investing through a tax-advantaged account. Shareholders who are investing through a tax-advantaged account may be taxed upon withdrawals from that account.

11

GMO DEBT OPPORTUNITIES FUND

Investment Objective

Positive total return.

Fees and Expenses

The table below describes the fees and expenses that you may pay for each class of shares if you buy and hold shares of the Fund.

Shareholder Fees

(fees paid directly from your investment)

	Class III	Class VI
Purchase premium (as a percentage of amount invested)	0.40%	0.40%
Redemption fee (as a percentage of amount redeemed)	0.40%	0.40%

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

	Class III	Class VI
Management fee	0.25%[1]	0.25%[1]
Shareholder service fee	0.15%[1]	0.055%[1]
Other expenses	0.04%	0.04%
Total annual operating expenses	0.44%	0.35%
Expense reimbursement/waiver	(0.04%)[1]	(0.04%)[1]
Total annual operating expenses after expense reimbursement/waiver	0.40%	0.31%

1 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses. The Manager also has agreed to waive or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees directly or indirectly paid to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds. Management fees and shareholder service fees will not be waived below zero. This reimbursement and waiver will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, when Fund shares are held in a taxable account, higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. During its fiscal year ended February 28, 2013, the Fund’s portfolio turnover rate (excluding short-term investments) was 39% of the average value of its portfolio.

Principal Investment Strategies

The Fund invests primarily in debt investments and is not restricted in its exposure to any type of debt investment, without regard to credit rating. The Fund may invest in debt investments issued by a wide range of private issuers and by federal, state, local, and non-U.S. governments (whether or not guaranteed or insured by those governments). The Fund may invest in asset-backed securities, including,

12

GMO DEBT OPPORTUNITIES FUND

but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund also may use other exchange-traded and over-the-counter (OTC) derivatives. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund may have gross investment exposures in excess of its net assets (i.e., the Fund may be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

The Fund’s debt investments may include all types of interest rate, payment, and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. The Fund may invest in securities of any credit quality and has no limit on how much it may invest in below investment grade securities (commonly referred to as “junk bonds”).

As of the date of this Private Placement Memorandum, the Fund has invested substantially all of its assets in asset-backed securities, a substantial portion of which are below investment grade.

The Fund also may invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another GMO Fund described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies) and unaffiliated money market funds.

In selecting debt investments for the Fund’s portfolio, the Manager emphasizes issue selection in its investment process, which involves examination of various sectors of structured product. The Manager uses analytical techniques to seek to find relative value among sectors and individual securities. The factors considered and investment methods used by the Manager can change over time.

The Fund does not maintain a specified interest rate duration for its portfolio.

Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments (the “Name Policy”) (see “Name Policies” below for more information).

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, see “Description of Principal Risks.”

13

GMO DEBT OPPORTUNITIES FUND

•

Credit Risk – The Fund runs the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations. Below investment grade securities have speculative characteristics, and changes in economic conditions or other circumstances are more likely to impair the capacity of issuers to make principal and interest payments than is the case with issuers of investment grade securities.

•

Market Risk – Asset-Backed Securities – The market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a number of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment streams associated with asset-backed securities held by the Fund depend on many factors (e.g., the cash flow generated by the assets backing the securities, the deal structure, the credit worthiness of any credit-support provider, and the reliability of various other service providers with access to the payment stream), and a problem in any one of these areas can lead to a reduction in the payment stream the Manager expected the Fund to receive at the time the Fund purchased the asset-backed security.

•

Liquidity Risk – Low trading volume, lack of a market maker, large position size or legal restrictions may limit or prevent the Fund from selling particular securities or unwinding derivative positions at desirable prices.

•

Focused Investment Risk – Focusing investments in a limited number of countries, regions, sectors, companies, or industries with high positive correlations to one another creates more risk than if the Fund’s investments were less correlated.

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

•

Market Risk – Fixed Income Investments – The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments).

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, liquidity risk, currency risk, credit risk, and counterparty risk.

•

Leveraging Risk – The use of reverse repurchase agreements and other derivatives creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

14

GMO DEBT OPPORTUNITIES FUND

•

Fund of Funds Risk – The Fund is indirectly exposed to all of the risks of an investment in the underlying funds in which it invests, including the risk that those underlying funds (including exchange-traded funds) will not perform as expected.

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will disrupt the Fund’s operations.

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers) tend to be greater for investments in companies tied economically to emerging countries, the economies of which tend to be more volatile than the economies of developed countries.

•

Currency Risk – Fluctuations in exchange rates can adversely affect the market value of the Fund’s non-U.S. currency holdings and investments denominated in non-U.S. currencies. In addition, hedging a non-U.S. currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Member of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title
Fixed Income	Thomas Cooper (since the Fund’s inception)	Head, Fixed Income Division, GMO.

15

GMO DEBT OPPORTUNITIES FUND

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when both the New York Stock Exchange (“NYSE”) and the U.S. bond markets are open for business.

An investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on its meeting either (i) the minimum “Total Fund Investment,” which includes only an investor’s total investment in a particular Fund, or (ii) the minimum “Total GMO Investment,” both set forth in the table below. For investors owning shares of the Fund, no minimum additional investment is required to purchase additional shares of the Fund.

Minimum Investment Criteria for Class Eligibility

	Minimum Total Fund Investment	Minimum Total GMO Investment
Class III Shares	N/A	$10 million
Class VI Shares	$300 million	$750 million

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when both the NYSE and the U.S. bond markets are open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Purchase order forms and redemption orders can be submitted by mail, facsimile, or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Tax Information

The Fund expects to qualify and be treated as a regulated investment company for U.S. federal income tax purposes and to distribute net investment income and net realized capital gains, if any, to shareholders. These distributions generally are taxable to shareholders as ordinary income or capital gains, unless they are entities exempt from income tax or are investing through a tax-advantaged account. Shareholders who are investing through a tax-advantaged account may be taxed upon withdrawals from that account.

16

GMO HIGH QUALITY SHORT-DURATION BOND FUND

Investment Objective

Total return in excess of that of its benchmark, the J.P. Morgan U.S. 3 Month Cash Index.

Fees and Expenses

The table below describes the fees and expenses that you may pay for each class of shares if you buy and hold shares of the Fund.

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

	Class III	Class VI
Management fee	0.05%[1]	0.05%[1]
Shareholder service fee	0.15%[1]	0.055%[1]
Other expenses	0.39%[2]	0.39%[2]
Total annual operating expenses	0.59%[2]	0.50%[2]
Expense reimbursement/waiver	(0.39%)[1,2]	(0.39%)[1,2]
Total annual operating expenses after expense reimbursement/waiver	0.20%[2]	0.11%[2]

1 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses. The Manager also has agreed to waive or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees directly or indirectly paid to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds. Management fees and shareholder service fees will not be waived below zero. This reimbursement and waiver will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

2 The amounts represent an annualized estimate of the Fund’s operating expenses for its initial fiscal year.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, when Fund shares are held in a taxable account, higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. Because the Fund had not yet commenced operations as of the date of this Private Placement Memorandum, the Fund’s portfolio turnover rate is not available.

Principal Investment Strategies

The Fund seeks to add value relative to its benchmark to the extent consistent with the preservation of capital and liquidity.

The Fund will invest primarily in high quality U.S. and non-U.S. fixed income securities. The Fund may invest in fixed income securities of any type, including asset-backed securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund also may use other exchange-traded and over-the-counter (OTC) derivatives. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have

17

GMO HIGH QUALITY SHORT-DURATION BOND FUND

gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

The Fund’s fixed income securities may include all types of interest rate, payment, and reset terms, including adjustable rate, fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. While the Fund primarily invests in high quality bonds, it may invest in securities that are not high quality and may hold bonds and other fixed income securities whose ratings after they were acquired were reduced below high quality.

The Fund also may invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another GMO Fund described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies) and unaffiliated money market funds.

In selecting fixed income securities for the Fund’s portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in fixed income securities and bases its investment decisions on that assessment. The factors considered and investment methods used by the Manager can change over time.

The Manager will normally seek to maintain an estimated interest rate duration of 365 days or less for the Fund’s portfolio (which may be substantially shorter than the Fund’s dollar-weighted average portfolio maturity). The Manager estimates the Fund’s dollar-weighted average interest rate duration by aggregating the durations of the Fund’s direct and indirect individual holdings and weighting each holding based on its market value.

Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in high quality bonds (the “Name Policy”) (see “Name Policies” below for more information).

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, see “Description of Principal Risks.”

•

Credit Risk – The Fund runs the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations. Below investment grade securities have speculative characteristics, and changes in economic conditions or other circumstances are more likely to impair the capacity of issuers to make principal and interest payments than is the case with issuers of investment grade securities.

18

GMO HIGH QUALITY SHORT-DURATION BOND FUND

•

Market Risk – Asset-Backed Securities – The market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a number of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment streams associated with asset-backed securities held by the Fund depend on many factors (e.g., the cash flow generated by the assets backing the securities, the deal structure, the credit worthiness of any credit-support provider, and the reliability of various other service providers with access to the payment stream), and a problem in any one of these areas can lead to a reduction in the payment stream the Manager expected the Fund to receive at the time the Fund purchased the asset-backed security.

•

Liquidity Risk – Low trading volume, lack of a market maker, large position size or legal restrictions may limit or prevent the Fund from selling particular securities or unwinding derivative positions at desirable prices.

•

Market Risk – Fixed Income Investments – The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments).

•

Focused Investment Risk – Focusing investments in a limited number of countries, regions, sectors, companies, or industries with high positive correlations to one another creates more risk than if the Fund’s investments were less correlated.

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, liquidity risk, credit risk, and counterparty risk.

•

Leveraging Risk – The use of reverse repurchase agreements and other derivatives creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

•

Fund of Funds Risk – The Fund is indirectly exposed to all of the risks of an investment in the underlying funds in which it invests, including the risk that those underlying funds (including exchange-traded funds) will not perform as expected.

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

19

GMO HIGH QUALITY SHORT-DURATION BOND FUND

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will disrupt the Fund’s operations.

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers) tend to be greater for investments in companies tied economically to emerging countries, the economies of which tend to be more volatile than the economies of developed countries.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Member of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title
Fixed Income	Thomas Cooper (since the Fund’s inception)	Head, Fixed Income Division, GMO.

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when both the New York Stock Exchange (“NYSE”) and the U.S. bond markets are open for business.

An investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on its meeting either (i) the minimum “Total Fund Investment,” which includes only an investor’s total investment in a particular Fund, or (ii) the minimum “Total GMO Investment,” both set forth in the table below. For investors owning shares of the Fund, no minimum additional investment is required to purchase additional shares of the Fund.

20

GMO HIGH QUALITY SHORT-DURATION BOND FUND

Minimum Investment Criteria for Class Eligibility

	Minimum Total Fund Investment	Minimum Total GMO Investment
Class III Shares	N/A	$10 million
Class VI Shares	$300 million	$750 million

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when both the NYSE and the U.S. bond markets are open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Purchase order forms and redemption orders can be submitted by mail, facsimile, or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Tax Information

The Fund expects to qualify and be treated as a regulated investment company for U.S. federal income tax purposes and to distribute net investment income and net realized capital gains, if any, to shareholders. These distributions generally are taxable to shareholders as ordinary income or capital gains, unless they are entities exempt from income tax or are investing through a tax-advantaged account. Shareholders who are investing through a tax-advantaged account may be taxed upon withdrawals from that account.

21

GMO IMPLEMENTATION FUND

Investment Objective

Positive total return, not “relative return.”

Fees and Expenses

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

Management fee	0.00%
Other expenses	0.23%
Acquired fund fees and expenses (underlying fund expenses)	0.01%
Total annual operating expenses	0.24%
Expense reimbursement	(0.23%)[1]
Total annual operating expenses after expense reimbursement (Fund and underlying fund expenses)	0.01%

1 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses. This reimbursement will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. During its fiscal year ended February 28, 2013, the Fund’s portfolio turnover rate (excluding short-term investments) was 66% of the average value of its portfolio.

Principal Investment Strategies

The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in GMO Benchmark-Free Allocation Fund (“BFAF”). Accordingly, the Fund is not a standalone investment and the Fund’s investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine the Fund’s strategic direction. The factors considered and investment methods used by the Manager can change over time.

The Manager does not manage the Fund to, or control the Fund’s risk relative to, any securities index or securities benchmark. Depending on the Manager’s outlook, the Fund may have exposure to any asset class (e.g., non-U.S. equity, U.S. equity, emerging country equity, emerging country debt, non-U.S. fixed income, U.S. fixed income, and real estate) and at times may be substantially invested in a single asset class. The Fund may invest in companies of any market capitalization. In addition, the Fund is not limited in how much it may invest in any market, and it may invest all of its assets in the securities of a limited number of companies in a single country and/or capitalization range. The Fund may invest a

22

GMO IMPLEMENTATION FUND

significant portion of its assets in the securities of companies in industries with high positive correlations to one another. To the extent the Fund invests in fixed income securities, it may have significant exposure to below investment grade securities (commonly referred to as “junk bonds”). The Fund also may have exposure to short sales. The Manager’s ability to shift investments among asset classes is not subject to any limits.

As a substitute for direct investments in equities, the Fund may use exchange-traded and over-the-counter (OTC) derivatives (e.g., selling put options on securities) and exchange-traded funds (“ETFs”). The Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. The Fund’s foreign currency exposure may differ from the currency exposure of its equities. In addition, the Fund may lend its portfolio securities.

The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund may have gross investment exposures in excess of its net assets (i.e., the Fund may be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

The Fund may make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for its services.

The Fund also may invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another GMO Fund described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies) and unaffiliated money market funds.

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. To the extent the Fund invests in wholly-owned subsidiaries or underlying funds, references to investments include those held directly by the Fund and indirectly through the Fund’s investments in those wholly-owned subsidiaries or underlying funds. The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, including those risks to which the Fund is exposed as a result of its investments in its wholly-owned subsidiaries or underlying funds, see “Description of Principal Risks.”

•

Market Risk – Equities – The market prices of equities may decline due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. If the Fund purchases equities at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not appreciate or will decline for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments. The Fund also may purchase equities that typically trade at higher multiples of current earnings than other securities, and the market prices of these investments often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples. Because the Fund normally does not take temporary defensive positions, declines in stock market prices generally are likely to reduce the net asset value of the Fund’s shares.

23

GMO IMPLEMENTATION FUND

•

Market Risk – Fixed Income Investments – The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments).

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund and/or its shareholder may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers) tend to be greater for investments in companies tied economically to emerging countries, the economies of which tend to be more volatile than the economies of developed countries.

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations. The Fund is also subject to risk because GMO does not manage the Fund to, or control the Fund’s risk relative to, any securities index or securities benchmark.

•

Options Risk – The market price of options written by the Fund will be affected by many factors, including changes in the market price or dividend rates of underlying securities (or in the case of indices, the securities comprising such indices); changes in interest rates or exchange rates; changes in the actual or perceived volatility of the relevant stock market and underlying securities; and the time remaining before an option’s expiration.

•

Smaller Company Risk – Smaller companies may have limited product lines, markets, or financial resources, may lack the competitive strength of larger companies, or may lack managers with experience or depend on a few key employees. The securities of small- and mid-cap companies often are less widely held and trade less frequently and in lesser quantities, and their market prices often fluctuate more, than the securities of companies with larger market capitalizations.

•

Liquidity Risk – Low trading volume, lack of a market maker, large position size or legal restrictions may limit or prevent the Fund from selling particular securities or unwinding derivative positions at desirable prices.

24

GMO IMPLEMENTATION FUND

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, liquidity risk, currency risk, credit risk, and counterparty risk.

•

Currency Risk – Fluctuations in exchange rates can adversely affect the market value of the Fund’s non-U.S. currency holdings and investments denominated in non-U.S. currencies. In addition, hedging a non-U.S. currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency.

•

Credit Risk – The Fund runs the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations. Below investment grade securities have speculative characteristics, and changes in economic conditions or other circumstances are more likely to impair the capacity of issuers to make principal and interest payments than is the case with issuers of investment grade securities.

•

Market Risk – Asset-Backed Securities – The market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a number of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment streams associated with asset-backed securities held by the Fund depend on many factors (e.g., the cash flow generated by the assets backing the securities, the deal structure, the credit worthiness of any credit-support provider, and the reliability of various other service providers with access to the payment stream), and a problem in any one of these areas can lead to a reduction in the payment stream the Manager expected the Fund to receive at the time the Fund purchased the asset-backed security.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

•

Leveraging Risk – The use of reverse repurchase agreements and other derivatives and securities lending creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

•

Real Estate Risk – To the extent the Fund concentrates its assets in real estate-related investments, the value of its portfolio is subject to factors affecting the real estate industry and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries.

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

•	Short Sales Risk – The Fund runs the risk that an underlying fund’s loss on a short sale of securities that the underlying fund does not own is unlimited.

•

Focused Investment Risk – Focusing investments in a limited number of countries, regions, sectors, companies, or industries with high positive correlations to one another creates more risk than if the Fund’s investments were less correlated.

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will disrupt the Fund’s operations.

25

GMO IMPLEMENTATION FUND

•

Fund of Funds Risk – The Fund is indirectly exposed to all of the risks of an investment in the underlying funds in which it invests, including the risk that those underlying funds (including ETFs) will not perform as expected.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Members of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title
Asset Allocation	Ben Inker (since the Fund’s inception)	Co-Head, Asset Allocation Division, GMO.
Asset Allocation	Sam Wilderman (since 2012)	Co-Head, Asset Allocation Division, GMO.

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business.

No minimum initial or subsequent investment is required to purchase shares of the Fund.

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Purchase order forms and redemption orders can be submitted by mail, facsimile or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Tax Information

The Fund may make distributions to its sole shareholder, BFAF, in the sole discretion of the Trustees (or their delegates). Because the Fund is an entity disregarded from its sole shareholder, BFAF, for U.S. federal tax purposes, any such distributions will have no effect on BFAF’s U.S. federal income tax liability because BFAF is treated as owning the Fund’s assets directly for U.S. federal tax purposes. Thus, any income, gain, loss, deduction or other tax items arising in respect of the Fund’s assets will be treated as if they are realized or incurred, as applicable, directly by BFAF. The tax consequences to BFAF from its investment in the Fund are described in BFAF’s prospectus.

26

GMO SPECIAL SITUATIONS FUND

Investment Objective

Capital appreciation and capital preservation.

Fees and Expenses

The table below describes the fees and expenses that you may pay for each class of shares if you buy and hold shares of the Fund.

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

	Class III	Class VI
Management fee	0.37%[1]	0.37%[1]
Shareholder service fee	0.15%[1]	0.055%[1]
Other expenses	0.04%	0.04%
Acquired fund fees and expenses (underlying fund expenses)	0.01%	0.01%
Total annual operating expenses	0.57%	0.48%
Expense reimbursement/waiver	(0.04%)[1]	(0.04%)[1]
Total annual operating expenses after expense reimbursement/waiver (Fund and underlying fund expenses)	0.53%	0.44%

1 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses. The Manager also has agreed to waive or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees directly or indirectly paid to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds. Management fees and shareholder service fees will not be waived below zero. This reimbursement and waiver will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, when Fund shares are held in a taxable account, higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. During its fiscal year ended February 28, 2013, the Fund’s portfolio turnover rate (excluding short-term investments) was 35% of the average value of its portfolio.

Principal Investment Strategies

The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment and the Fund’s investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine the Fund’s strategic direction. The factors considered and investment methods used by the Manager can change over time.

27

GMO SPECIAL SITUATIONS FUND

The Fund may have long or short exposure to non-U.S. and U.S. equities (which may include both growth and value style equities and equities of any market capitalization), non-U.S. and U.S. fixed income securities (which may include fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or reduce risks of market volatility). The Fund is not restricted in its exposure to any particular asset class, and at times may be substantially exposed (long or short) to a single asset class (e.g., equities or fixed income securities). In addition, the Fund is not restricted in its exposure (long or short) to any particular market. The Fund may have substantial exposure (long or short) to a particular country or type of country (e.g., emerging countries). The Fund could be subject to material losses from a single investment.

The Fund is permitted to use a wide variety of exchange-traded and over-the-counter (OTC) derivatives, including reverse repurchase agreements, options, futures, swap contracts, swaptions, and non-U.S. currency derivative transactions. In addition, the Fund may lend its portfolio securities.

The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

The Fund may make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for its services.

The Manager does not manage the Fund to, or control the Fund’s risk relative to, any securities index or securities benchmark. In addition, the Fund does not seek to outperform a particular securities market index or blend of market indices (i.e., the Fund does not seek “relative” return).

The Fund also may invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another GMO Fund described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies) and unaffiliated money market funds.

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. To the extent the Fund invests in wholly-owned subsidiaries or underlying funds, references to investments include those held directly by the Fund and indirectly through the Fund’s investments in those wholly-owned subsidiaries or underlying funds. The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, including those risks to which the Fund is exposed as a result of its investments in its wholly-owned subsidiaries or underlying funds, see “Description of Principal Risks.”

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be

28

GMO SPECIAL SITUATIONS FUND

inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations. The Fund is also subject to risk because GMO does not manage the Fund to, or control the Fund’s risk relative to, any securities index or securities benchmark.

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, liquidity risk, currency risk, credit risk, and counterparty risk.

•

Currency Risk – Fluctuations in exchange rates can adversely affect the market value of the Fund’s non-U.S. currency holdings and investments denominated in non-U.S. currencies. In addition, hedging a non-U.S. currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency.

•

Leveraging Risk – The use of reverse repurchase agreements and other derivatives and securities lending creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

•

Liquidity Risk – Low trading volume, lack of a market maker, large position size or legal restrictions may limit or prevent the Fund from selling particular securities or unwinding derivative positions at desirable prices.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

•

Market Risk – Equities – The market prices of equities may decline due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. If the Fund purchases equities at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not appreciate or will decline for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments. The Fund also may purchase equities that typically trade at higher multiples of current earnings than other securities, and the market prices of these investments often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples. Because the Fund normally does not take temporary defensive positions, declines in stock market prices generally are likely to reduce the net asset value of the Fund’s shares.

•

Market Risk – Fixed Income Investments – The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments).

•

Credit Risk – The Fund runs the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations. Below investment grade securities have speculative characteristics, and changes in economic conditions or other circumstances are more likely to impair the capacity of issuers to make principal and interest payments than is the case with issuers of investment grade securities.

29

GMO SPECIAL SITUATIONS FUND

•

Options Risk – The market price of options written by the Fund will be affected by many factors, including changes in the market price or dividend rates of underlying securities (or in the case of indices, the securities comprising such indices); changes in interest rates or exchange rates; changes in the actual or perceived volatility of the relevant stock market and underlying securities; and the time remaining before an option’s expiration.

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

•

Focused Investment Risk – Focusing investments in a limited number of countries, regions, sectors, companies, or industries with high positive correlations to one another creates more risk than if the Fund’s investments were less correlated.

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund and/or its shareholders may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers) tend to be greater for investments in companies tied economically to emerging countries, the economies of which tend to be more volatile than the economies of developed countries.

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will disrupt the Fund’s operations.

•

Fund of Funds Risk – The Fund is indirectly exposed to all of the risks of an investment in the underlying funds in which it invests, including the risk that those underlying funds (including exchange-traded funds) will not perform as expected.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Members of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title
Asset Allocation	Ben Inker (since the Fund’s inception)	Co-Head, Asset Allocation Division, GMO.
Asset Allocation	Sam Wilderman (since 2012)	Co-Head, Asset Allocation Division, GMO.

30

GMO SPECIAL SITUATIONS FUND

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business.

An investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on its meeting either (i) the minimum “Total Fund Investment,” which includes only an investor’s total investment in a particular Fund, or (ii) the minimum “Total GMO Investment,” both set forth in the table below. For investors owning shares of the Fund, no minimum additional investment is required to purchase additional shares of the Fund.

Minimum Investment Criteria for Class Eligibility

	Minimum Total Fund Investment	Minimum Total GMO Investment
Class III Shares	N/A	$10 million
Class VI Shares	$300 million	$750 million

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Purchase order forms and redemption orders can be submitted by mail, facsimile, or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Tax Information

The Fund expects to be treated as a partnership for U.S. federal income tax purposes and thus is not itself subject to U.S. federal income tax. Instead, each shareholder is required to take into account its distributive share of the Fund’s income, gain, loss, deduction, credit, and other tax items for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether the Fund has distributed or will distribute any amount to its shareholders. It is possible that a shareholder will incur income tax liabilities in a taxable year in respect of its investment in the Fund that exceed non-redeeming cash distributions (if any) made by the Fund for that year.

The Fund may declare and pay non-redeeming distributions to its shareholders in the sole discretion of the Trustees (or their delegates).

31

GMO U.S. FLEXIBLE EQUITIES FUND

Investment Objective

Total return in excess of its benchmark, the Russell 3000 Index. There can be no assurance that the Fund will achieve its investment objective.

Fees and Expenses

The table below describes the fees and expenses that you may pay for each class of shares if you buy and hold shares of the Fund.

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

	Class III	Class IV	Class V	Class VI
Management fee	0.33%[1]	0.33%[1]	0.33%[1]	0.33%[1]
Shareholder service fee	0.15%[1]	0.105%[1]	0.085%[1]	0.055%[1]
Other expenses	0.02%	0.02%	0.02%	0.02%
Total annual operating expenses	0.50%	0.46%	0.44%	0.41%
Expense reimbursement/waiver	(0.02%)[1]	(0.02%)[1]	(0.02%)[1]	(0.02%)[1]
Total annual operating expenses after expense reimbursement/waiver	0.48%	0.44%	0.42%	0.39%

1 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses. The Manager also has agreed to waive or reduce the Fund’s management fees and shareholder service fees to the extent necessary to offset the management fees and shareholder service fees directly or indirectly paid to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds. Management fees and shareholder service fees will not be waived below zero. This reimbursement and waiver will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, when Fund shares are held in a taxable account, higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. During the Fund’s initial fiscal period (from July 20, 2012 to February 28, 2013), the Fund’s portfolio turnover rate (excluding short-term investments) was 21% of the average value of its portfolio.

Principal Investment Strategies

The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment. The Manager uses multi-year forecasts of returns and risk to determine the Fund’s strategic direction. The factors considered and investment methods used by the Manager can change over time.

32

GMO U.S. FLEXIBLE EQUITIES FUND

Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equity investments tied economically to the U.S. (the “Name Policy”) (see “Name Policies” below for more information). In addition, the Fund may invest up to 20% of its net assets in any type of securities, including non-U.S. securities. The term “equity investments” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, exchange-traded equity real estate investment trusts (REITs), and income trusts.

The Fund is permitted to make equity investments of all types, including investments in growth or value style equities or other groups of equities identified by the Manager as attractive investments, and to make equity investments in companies of any market capitalization. In addition, the Fund is not limited in how much it may invest in any segment of the U.S. market or in the types of equity investments it may purchase, and may often own a limited number of equity investments of companies in a single U.S. market segment and/or capitalization range. The Fund could experience material losses from a single investment.

As of the date of this Private Placement Memorandum, the Manager expects to invest substantially all of the Fund’s assets in equities that the Manager believes to be of high quality. In assessing a company’s quality, the Manager may consider several factors, including, in particular, high profitability, stable profitability, and low leverage.

As a substitute for direct investments in equities, the Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). The Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, swap contracts and reverse repurchase agreements. The Fund also may make short sales of securities, including short sales of securities the Fund does not own. In addition, the Fund may lend its portfolio securities.

The Fund also may invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another GMO Fund described in a separate prospectus (see “Investment in Other GMO Funds” below for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies) and unaffiliated money market funds.

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, see “Description of Principal Risks.”

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

33

GMO U.S. FLEXIBLE EQUITIES FUND

•

Market Risk – Equities– The market prices of equities may decline due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. If the Fund purchases equities at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not appreciate or will decline for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments. The Fund also may purchase equities that typically trade at higher multiples of current earnings than other securities, and the market prices of these investments often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples. Because the Fund normally does not take temporary defensive positions, declines in stock market prices generally are likely to reduce the net asset value of the Fund’s shares.

•

Focused Investment Risk – Focusing investments in a limited number of countries, regions, sectors, companies, or industries with high positive correlations to one another creates more risk than if the Fund’s investments were less correlated. Because the Fund will invest a significant portion of its assets in investments tied economically to the U.S., the Fund has more exposure to regional and country economic risks than funds making investments throughout the world’s economies.

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments. These and other risks (e.g., nationalization, expropriation or other confiscation of assets of non-U.S. issuers) tend to be greater for investments in companies tied economically to emerging countries, the economies of which tend to be more volatile than the economies of developed countries.

•

Currency Risk – Fluctuations in exchange rates can adversely affect the market value of the Fund’s non-U.S. currency holdings and investments denominated in non-U.S. currencies. In addition, hedging a non-U.S. currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency.

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, currency risk, and counterparty risk.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

•	Leveraging Risk – The use of derivatives and securities lending creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

34

GMO U.S. FLEXIBLE EQUITIES FUND

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will disrupt the Fund’s operations.

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

•

Fund of Funds Risk – The Fund is indirectly exposed to all of the risks of an investment in the underlying funds in which it invests, including the risk that those underlying funds (including ETFs) will not perform as expected.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Divisions and Senior Members of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title

Asset Allocation (overall management and strategic direction)	Ben Inker (since the Fund’s inception)	Co-Head, Asset Allocation Division, GMO.

Asset Allocation (overall management and strategic direction)	Sam Wilderman (since 2012)	Co-Head, Asset Allocation Division, GMO.

Global Equity	Thomas Hancock (since the Fund’s inception)	Co-Head, Global Equity Division, GMO.

Global Equity	David Cowan (since 2012)	Co-Head, Global Equity Division, GMO.

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when the New York Stock Exchange (“NYSE”) is open for business.

An investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on its meeting either (i) the minimum “Total Fund Investment,” which includes only an investor’s total investment in a particular Fund, or (ii) the minimum “Total GMO Investment,” both set forth in the table below. For investors owning shares of the Fund, no minimum additional investment is required to purchase additional shares of the Fund.

35

GMO U.S. FLEXIBLE EQUITIES FUND

Minimum Investment Criteria for Class Eligibility

	Minimum Total Fund Investment	Minimum Total GMO Investment
Class III Shares	N/A	$10 million
Class IV Shares	$125 million	$250 million
Class V Shares	$250 million	$500 million
Class VI Shares	$300 million	$750 million

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Purchase order forms and redemption orders can be submitted by mail, facsimile, or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Tax Information

The Fund expects to qualify and be treated as a regulated investment company for U.S. federal income tax purposes and to distribute net investment income and net realized capital gains, if any, to shareholders. These distributions generally are taxable to shareholders as ordinary income or capital gains, unless they are entities exempt from income tax or are investing through a tax-advantaged account. Shareholders who are investing through a tax-advantaged account may be taxed upon withdrawals from that account.

The Fund commenced operations on July 20, 2012. The Fund’s initial holdings consisted of equities contributed to it by GMO Quality Fund, another GMO Fund described in a separate prospectus, having an aggregate value significantly in excess of the equities’ initial aggregate tax basis. As a result, absent offsetting losses, the Fund will likely continue to make material capital gain distributions (long-term and/or short-term) during the early years of the Fund’s operations. As noted above, those distributions will be taxable to Fund shareholders when Fund shares are held in a taxable account, as ordinary income and/or long-term capital gain. This will be true even if the shareholders previously have recognized a gain on capital assets (including shares of GMO Quality Fund) sold to facilitate an investment in the Fund.

36

GMO WORLD OPPORTUNITY OVERLAY FUND

Investment Objective

Total return greater than that of its benchmark, the J.P. Morgan U.S. 3 Month Cash Index.

Fees and Expenses

The table below describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses

(expenses that you pay each year as a percentage of the value of your investment)

Management fee	0.00%
Other expenses	0.08%[1]
Acquired fund fees and expenses (underlying fund expenses)	0.01%
Total annual operating expenses	0.09%
Expense reimbursement	(0.04%)[2]
Total annual operating expenses after expense reimbursement (Fund and underlying fund expenses)	0.05%

1 The amount reflects inclusion of interest expenses incurred by the Fund as a result of entering into reverse repurchase agreements. Other expenses (before addition of interest expense) and interest expense were approximately 0.04% and 0.04%, respectively.

2 Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) has contractually agreed to reimburse the Fund for the following expenses: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Fund by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses. This reimbursement will continue through at least June 30, 2014, and may not be terminated prior to this date without the action or consent of the Fund’s Board of Trustees.

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities. A higher portfolio turnover rate may result in higher transaction costs and, when Fund shares are held in a taxable account, higher taxes. These costs, which are not reflected in Annual Fund Operating Expenses, affect the Fund’s performance. During its fiscal year ended February 28, 2013, the Fund’s portfolio turnover rate (excluding short-term investments) was 8% of the average value of its portfolio.

Principal Investment Strategies

The Manager seeks to achieve the Fund’s investment objective by attempting to identify and estimate relative misvaluation of global interest rate, credit, and currency markets. Based on those estimates, the Manager establishes the Fund’s positions across those markets. Those positions may include direct investments and derivatives. The Fund’s direct investments in fixed income securities include U.S. and non-U.S. asset-backed securities and other fixed income securities (including Treasury Separately Traded Registered Interest and Principal Securities (STRIPS), Inflation-Protected Securities issued by the U.S. Treasury (TIPS), Treasury Securities and global bonds). The factors considered and investment methods used by the Manager can change over time.

37

GMO WORLD OPPORTUNITY OVERLAY FUND

Derivatives used by the Fund are primarily interest rate swaps and futures contracts, currency forwards and options, and credit default swaps on single-issuers or indices. As a result of its derivative positions, the Fund typically will have higher volatility than its benchmark. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e. the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

The Fund has a substantial investment in asset-backed securities. The Fund may also invest in government securities, corporate debt securities, money market instruments and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund’s fixed income securities may include all types of interest rate, payment and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind and auction rate features.

Because of the deterioration in credit markets that became acute in 2008, the Fund has and is expected to continue to have material exposure to below investment grade securities (commonly referred to as “junk bonds”).

Principal Risks of Investing in the Fund

The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. The Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by the Fund may affect the Fund’s performance more than if the Fund were a diversified investment company. The principal risks of investing in the Fund are summarized below. For a more complete discussion of these risks, see “Description of Principal Risks.”

•

Market Risk – Fixed Income Investments – The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments).

•

Currency Risk – Fluctuations in exchange rates can adversely affect the market value of the Fund’s non-U.S. currency holdings and investments denominated in non-U.S. currencies. In addition, hedging a non-U.S. currency can have a negative effect on performance if the U.S. dollar declines in value relative to that currency.

•

Credit Risk – The Fund runs the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations. Below investment grade securities have speculative characteristics, and changes in economic conditions or other circumstances are more likely to impair the capacity of issuers to make principal and interest payments than is the case with issuers of investment grade securities.

•

Market Risk – Asset-Backed Securities – The market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a number of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment streams associated with asset-backed securities held by the Fund depend on many factors (e.g., the cash flow generated by the assets backing the securities, the deal structure, the credit worthiness of any credit-support provider, and the reliability of various other service providers with access to the payment stream), and a problem in any one of these areas can lead to a reduction in the payment stream the Manager expected the Fund to receive at the time the Fund purchased the asset-backed security.

38

GMO WORLD OPPORTUNITY OVERLAY FUND

•

Liquidity Risk – Low trading volume, lack of a market maker, large position size or legal restrictions may limit or prevent the Fund from selling particular securities or unwinding derivative positions at desirable prices.

•

Derivatives Risk – The use of derivatives involves the risk that their value may not move as expected relative to the value of the underlying assets, rates or indices. Derivatives also present other risks, including market risk, liquidity risk, currency risk, credit risk, and counterparty risk.

•

Leveraging Risk – The use of reverse repurchase agreements and other derivatives creates leverage. Leverage increases the Fund’s losses when the value of its investments (including derivatives) declines.

•

Counterparty Risk – The Fund runs the risk that the counterparty to a derivatives contract, a clearing member used by the Fund to hold a cleared derivatives contract, or a borrower of the Fund’s securities will be unable or unwilling to make timely settlement payments, return the Fund’s margin, or otherwise honor its obligations.

•

Focused Investment Risk – Focusing investments in a limited number of countries, regions, sectors, companies, or industries with high positive correlations to one another creates more risk than if the Fund’s investments were less correlated.

•

Options Risk – The market price of options written by the Fund will be affected by many factors, including changes in the market price or dividend rates of underlying securities (or in the case of indices, the securities comprising such indices); changes in interest rates or exchange rates; changes in the actual or perceived volatility of the relevant stock market and underlying securities; and the time remaining before an option’s expiration.

•

Non-U.S. Investment Risk – The market prices of many non-U.S. securities fluctuate more than those of U.S. securities. Many non-U.S. markets are less stable, smaller, less liquid and less regulated than U.S. markets, and the cost of trading in those markets often is higher than in U.S. markets. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S. In addition, the Fund and/or its shareholders may be subject to non-U.S. taxes, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated from the sale of those investments. Also, many non-U.S. markets require a license for the Fund to invest directly in those markets, and the Fund is subject to the risk that it could not invest if its license were terminated or suspended. In some non-U.S. markets, prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose the Fund to credit and other risks with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents and issuers. Further, adverse changes in investment regulations, capital requirements or exchange controls could adversely affect the value of the Fund’s investments.

•

Management and Operational Risk – The Fund runs the risk that GMO’s investment techniques will fail to produce desired results. The Fund’s portfolio managers may use quantitative analyses and models, and any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement the Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and may not include the most recent information about a company or a security. The Fund also runs the risk that GMO’s assessment of an investment may be wrong or that deficiencies in GMO’s or another service provider’s internal systems or controls will cause losses for the Fund or impair Fund operations.

39

GMO WORLD OPPORTUNITY OVERLAY FUND

•

Market Disruption and Geopolitical Risk – Geopolitical and other events may disrupt securities markets and adversely affect global economies and markets. Those events, as well as other changes in non-U.S. and U.S. economic and political conditions, could adversely affect the value of the Fund’s investments.

•

Large Shareholder Risk – To the extent that a large number of shares of the Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will disrupt the Fund’s operations.

Management of the Fund

Investment Adviser: Grantham, Mayo, Van Otterloo & Co. LLC

Investment Division and Senior Member of GMO primarily responsible for portfolio management of the Fund:

Investment Division	Senior Member (Length of Service with Fund)	Title
Fixed Income	Thomas Cooper (since the Fund’s inception)	Head, Fixed Income Division, GMO.

Purchase and Sale of Fund Shares

Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when both the New York Stock Exchange (“NYSE”) and the U.S. bond markets are open for business.

No minimum initial or subsequent investment is required to purchase shares of the Fund.

Fund shares are redeemable and, under ordinary circumstances, you may redeem the Fund’s shares on days when both the NYSE and the U.S. bond markets are open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com.

Purchase order forms and redemption orders can be submitted by mail, facsimile, or e-mail (and with respect to purchase order forms, by other form of communication pre-approved by GMO Shareholder Services) to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

40

GMO WORLD OPPORTUNITY OVERLAY FUND

Tax Information

The Fund expects to be treated as a partnership for U.S. federal income tax purposes and thus is not itself subject to U.S. federal income tax. Instead, each shareholder is required to take into account its distributive share of the Fund’s income, gain, loss, deduction, credit, and other tax items for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether the Fund has distributed or will distribute any amount to its shareholders. It is possible that a shareholder will incur income tax liabilities in a taxable year in respect of its investment in the Fund that exceed non-redeeming cash distributions (if any) made by the Fund for that year.

The Fund may declare and pay non-redeeming distributions to its shareholders in the sole discretion of the Trustees (or their delegates).

41

ADDITIONAL INFORMATION ABOUT THE FUNDS’ INVESTMENT STRATEGIES, RISKS AND EXPENSES

Fund Summaries. The preceding sections contain a summary of the investment objective, fees and expenses, principal investment strategies, principal risks, management, and other important information for each series of the Trust listed on the cover page of this Private Placement Memorandum. The summaries are not all-inclusive, and a Fund may make investments, employ strategies, and be exposed to risks that are not described in its summary. More information about the Funds’ investments and strategies is contained in the SAI. See page 136 of this Private Placement Memorandum for information about how to receive the SAI. Additional information about the Funds’ benchmarks may be found under “Fund Benchmarks.”

Fundamental Investment Objectives/Policies. The Board of Trustees (“Trustees”) of the Trust may change a Fund’s investment objective or policies without shareholder approval or prior notice unless an objective or policy is identified in this Private Placement Memorandum or in the SAI as “fundamental.” Neither the Funds nor the Manager guarantee that the Funds will be able to achieve their investment objectives. A Fund, by itself, is not intended to provide a complete investment program, and investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.

Tax Consequences and Portfolio Turnover. Unless otherwise specified in this Private Placement Memorandum or in the SAI, GMO is not obligated to, and generally will not consider tax consequences when seeking to achieve a Fund’s investment objective (e.g., a Fund may engage in transactions that are not tax efficient for U.S. federal income or other federal, state, local, or non-U.S. tax purposes). Portfolio turnover is not a principal consideration when GMO makes investment decisions for the Funds, and the Funds generally are not subject to any limit on the frequency with which portfolio securities may be purchased or sold. Based on its assessment of market conditions and purchase or redemption requests, GMO may cause a Fund to trade more frequently at certain times. High turnover rates may adversely affect a Fund’s performance by generating higher transaction costs and create additional taxable income and/or gains for shareholders. If portfolio turnover results in the recognition of short-term capital gains, those gains, when distributed or allocated, as applicable, typically are taxed to shareholders at ordinary income tax rates. See “Distributions” and “Taxes” below for more information.

Special Considerations for Alternative Asset Opportunity Fund, Special Situations Fund and World Opportunity Overlay Fund. Each of these Funds expects to be treated as a partnership for U.S. federal income tax purposes. Income and/or gains from certain of such Funds’ investment practices may be treated as “unrelated business taxable income” (“UBTI”) and subject to tax when allocated to U.S. tax-exempt shareholders.

See “Distributions” and “Taxes” below for more information about the tax consequences to shareholders of investing in the Funds.

Certain Definitions. When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For example, a Fund may invest indirectly by investing in another fund or by investing in derivatives and synthetic instruments. When used in this Private Placement Memorandum, (i) the terms “equity investments,” “equity securities,” and “equities” refer to investments (as defined above) in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (“REITs”) and income trusts; (ii) the term “total return” includes capital appreciation and income; (iii) the term “emerging countries” means the world’s less developed countries; and (iv) the term “sovereign debt”

42

means fixed income securities issued or guaranteed by a government or a governmental agency or political subdivision, or synthetic sovereign debt. In addition, the terms “debt investments,” “fixed income securities,” “fixed income investments” and “bonds” include (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option).

Credit Quality. For purposes of this Private Placement Memorandum, the term “investment grade” refers to a rating of Baa3/P-2 or better by Moody’s Investors Service, Inc. (“Moody’s”) or BBB-/A-2 or better by Standard & Poor’s Ratings Services (“S&P”) and the term “below investment grade” refers to any rating below Baa3/P-2 by Moody’s or below BBB-/A-2 by S&P. Fixed income securities rated below investment grade are commonly referred to as high yield or “junk” bonds. In addition, in this Private Placement Memorandum, securities and commercial paper that are rated Aa/P-1 or better by Moody’s or AA/A-1 or better by S&P are sometimes referred to as “high quality.” Securities referred to in this Private Placement Memorandum as investment grade, below investment grade, or high quality include not only securities rated by Moody’s and/or S&P, but also unrated securities that the Manager determines have comparable credit qualities.

Duration. For purposes of this Private Placement Memorandum, the term “duration” refers to the weighted measure of interest rate sensitivity of a fixed income security. The Manager employs a variety of techniques to adjust the sensitivity of a Fund’s net asset value to changes in interest rates. This sensitivity is often measured by, and correlates with, the estimated interest rate duration of a Fund’s portfolio. For example, the value of an investment held by a Fund with a duration of five years decreases by approximately 5% for every 1% increase in interest rates, while the value of an investment with a duration of six years increases by approximately 6% with every 1% decrease in interest rates. In many cases, the “Principal Investment Strategies” section of a Fund’s summary section provides the Fund’s dollar-weighted average interest rate duration. The Manager estimates that duration by aggregating the durations of the Fund’s direct and indirect individual holdings and weighting each holding based on its market value. Duration needs to be estimated when the obligor is required to prepay principal and/or interest on a fixed income security and the payments are not denominated in U.S. dollars. The Manager may significantly alter the duration of a Fund through the use of derivatives.

Investments in U.S. Treasury Fund and Unaffiliated Money Market Funds. Each of the Funds (other than World Opportunity Overlay Fund) may invest in U.S. Treasury Fund, another GMO Fund described in a separate prospectus, and unaffiliated money market funds.

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Investments in Other GMO Funds. When used in this Private Placement Memorandum, references to the U.S. Equity Funds, International Equity Funds, Global Equity Funds, and/or Fixed Income Funds include the GMO Funds listed below:

U.S. Equity Funds	Global Equity Funds
—U.S. Core Equity Fund	—Quality Fund
—U.S. Intrinsic Value Fund	—Developed World Stock Fund
—U.S. Growth Fund	—Risk Premium Fund
—U.S. Small/Mid Cap Fund
—Real Estate Fund	Fixed Income Funds
—Domestic Bond Fund
International Equity Funds	—Core Plus Bond Fund
—International Core Equity Fund	—International Bond Fund
—International Intrinsic Value Fund	—Strategic Fixed Income Fund
—International Large/Mid Cap Value Fund	—Currency Hedged International Bond Fund
—International Growth Equity Fund	—Global Bond Fund
—International Small Companies Fund	—Emerging Country Debt Fund
—Asset Allocation International Small Companies Fund	—Short-Duration Collateral Fund
—Emerging Markets Fund	—Short-Duration Collateral Share Fund
—Emerging Domestic Opportunities Fund	—U.S. Treasury Fund
—Flexible Equities Fund	—Asset Allocation Bond Fund
—Resources Fund	—Asset Allocation International Bond Fund
—Currency Hedged International Equity Fund

See “Investment in Other GMO Funds” below for a more detailed description of the investment objectives and strategies of these GMO Funds.

Benchmarks. Fund benchmarks (if any) listed in the Fund summaries are described under “Fund Benchmarks.” In some cases, a Fund’s summary states that a Fund seeks to outperform, or seeks total return greater than, its benchmark. Neither the Funds nor the Manager can provide any assurance that this goal will be achieved. A Fund’s benchmark is stated as of the date of this Private Placement Memorandum and may change without notice to shareholders.

Fee and Expense Information. The following paragraphs contain additional information about the fee and expense information included in the Fund summaries.

Annual Fund Operating Expenses – Other Expenses and Acquired Fund Fees and Expenses. The amounts listed under “Other Expenses” in the “Annual Fund Operating Expenses” table included in each Fund’s summary generally reflect direct expenses associated with an investment in a Fund for the fiscal year ended February 28, 2013. A Fund may invest in other GMO Funds as well as exchange-traded funds (“ETFs”) and other pooled investment vehicles (collectively, the “underlying Funds”), and the indirect net expenses associated with a Fund’s investment (if any) in underlying Funds are reflected in “Other Expenses” if those expenses are less than 0.01% of the average net assets of the Fund. If the indirect net expenses associated with a Fund’s investment in underlying Funds (“acquired fund fees and expenses”) are 0.01% or more of the Fund’s average net assets, these expenses are reflected in the “Annual Fund Operating Expenses” table under “Acquired Fund Fees and Expenses.” Acquired fund fees and expenses do not include expenses associated with investments in the securities of unaffiliated companies unless those companies hold themselves out to be investment companies. Acquired fund fees and expenses generally are based on expenses incurred by the Fund for the fiscal year ended February 28, 2013, and actual indirect expenses will vary depending on the particular underlying Funds in which the Fund invests.

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Temporary Defensive Positions. The following paragraphs provide additional information about whether, and to what extent, the Funds take temporary defensive positions.

Benchmark-Free Fund, Implementation Fund, Special Situations Fund, and U.S. Flexible Equities Fund normally do not take temporary defensive positions.

If deemed prudent by the Manager, Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund may take temporary defensive positions. World Opportunity Overlay Fund has previously taken temporary defensive positions and has exercised the right to honor redemption requests in-kind.

To the extent a Fund takes a temporary defensive position, or otherwise holds cash, cash equivalents, or high quality debt investments on a temporary basis, the Fund may not achieve its investment objective.

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DESCRIPTION OF PRINCIPAL RISKS

The following chart identifies the Principal Risks associated with each Fund. Risks not marked for a particular Fund may, however, still apply to some extent to that Fund at various times.

	Alternative Asset Opportunity Fund	Benchmark- Free Fund	Debt Opportunities Fund	High Quality Short- Duration Bond Fund	Implementation Fund	Special Situations Fund	U.S. Flexible Equities Fund	World Opportunity Overlay Fund
Market Risk – Equities	•	•			•	•	•
Market Risk – Fixed Income Investments	•	•	•	•	•	•		•
Market Risk – Asset-Backed Securities	•	•	•	•	•			•
Credit Risk	•	•	•	•	•	•		•
Liquidity Risk	•	•	•	•	•	•		•
Smaller Company Risk		•			•
Derivatives Risk	•	•	•	•	•	•	•	•
Non-U.S. Investment Risk	•	•	•	•	•	•	•	•
Currency Risk	•	•	•		•	•	•	•
Focused Investment Risk		•	•	•	•	•	•	•
Real Estate Risk		•			•
Leveraging Risk	•	•	•	•	•	•	•	•
Counterparty Risk	•	•	•	•	•	•	•	•
Options Risk		•			•	•		•
Short Sales Risk	•	•			•
Natural Resources Risk		•
Commodities Risk	•	•
Market Disruption and Geopolitical Risk	•	•	•	•	•	•	•	•
Large Shareholder Risk	•	•	•	•	•	•	•	•
Management and Operational Risk	•	•	•	•	•	•	•	•
Fund of Funds Risk	•	•	•	•	•	•	•
Non-Diversified Funds	•	•	•	•	•	•	•	•

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Investing in a Fund involves many risks. Factors that may affect a particular Fund’s portfolio as a whole, called “principal risks,” are discussed briefly in each Fund’s summary and in additional detail in this section. The risks of investing in a particular Fund depend on the types of investments in its portfolio and the investment strategies the Manager employs on its behalf. This section describes the principal risks and some related risks but does not describe every potential risk of investing in the Funds. Funds could be subject to additional risks because of the types of investments they make and market conditions, which may change over time. The SAI includes more information about the Funds and their investments.

To the extent a Fund invests in wholly-owned subsidiaries, other GMO Funds or other investment companies (as indicated under “Principal Investment Strategies” in the Funds’ summaries and further described in “Additional Information About the Funds’ Investment Strategies, Risks and Expenses”), the Fund is exposed to the risks to which the wholly-owned subsidiaries and the underlying Funds in which it invests are exposed, as well as the risk that investments made through a wholly-owned subsidiary will not perform as expected. Therefore, unless otherwise noted, the principal risks summarized below include both direct and indirect risks, and, as indicated in the “Additional Information About the Funds’ Investment Strategies, Risks and Expenses” section of this Private Placement Memorandum, references in this section to investments made by a Fund include those made both directly by the Fund and indirectly by the Fund through its wholly-owned subsidiaries, other GMO Funds or other investment companies, as applicable.

An investment in a Fund, by itself, generally does not provide a complete investment program but rather is intended to serve as part of an investor’s overall portfolio of investments. An investment in a Fund is not a bank deposit and, therefore, is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

• MARKET RISK. All of the Funds are subject to market risk, which is the risk that the market value of their holdings will decline. Market risks include:

Equities. Funds that invest in equities run the risk that the market prices of those investments will decline. The market prices of equities may decline for reasons that directly relate to the issuing company, such as poor management performance or reduced demand for its goods or services. They also may decline due to factors that affect a particular industry, such as a decline in demand, labor or raw material shortages, or increased production costs. In addition, market prices may decline as a result of general market conditions not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. Equities generally have significant price volatility, and the market prices of equities can decline in a rapid or unpredictable manner.

Benchmark-Free Fund, Implementation Fund, and U.S. Flexible Equities Fund invest a substantial portion of their assets in equities and, as a result, declines in stock market prices generally are likely to reduce the net asset values of those Funds’ shares.

If a Fund purchases equities at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not appreciate or will decline for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments.

The market prices of equities trading at high multiples of current earnings often are more sensitive to changes in future earnings expectations than the market prices of equities trading at lower multiples.

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Fixed Income Investments. Funds that invest in fixed income securities (including bonds, notes, bills, synthetic debt instruments and asset-backed securities) are subject to various market risks. The market price of a fixed income investment can decline due to a number of market-related factors, including rising interest rates and widening credit spreads, or decreased liquidity stemming from the market’s uncertainty about the value of a fixed income investment (or class of fixed income investments). In addition, the market price of fixed income investments with complex structures, such as asset-backed securities and sovereign and quasi-sovereign debt instruments, can decline due to market uncertainty about their credit quality and the reliability of their payment streams. Some fixed income securities are also subject to unscheduled prepayment, and a Fund may be unable to invest prepayments at as high a yield as was provided by the fixed income security. When interest rates rise, these securities also may be repaid more slowly than anticipated, which could cause the market price of the Fund’s investments to decrease. During periods of economic uncertainty and change, the market price of a Fund’s investments in below investment grade securities (commonly referred to as “junk bonds”) may be particularly volatile. Often junk bonds are subject to greater sensitivity to interest rate and economic changes than higher rated bonds and can be more difficult to value (see “Determination of Net Asset Value”), exposing a Fund to the risk that the price at which it sell them will be less than the value placed on them when they were held by the Fund. See “Credit Risk” and “Liquidity Risk” below for more information about these risks.

A principal risk run by each Fund with a significant investment in fixed income securities is that an increase in prevailing interest rates will cause the market price of those securities to decline. The risk associated with increases in interest rates (also called “interest rate risk”) is generally greater for Funds investing in fixed income securities with longer durations and in some cases duration can increase.

The extent to which a fixed income security’s price changes with changes in interest rates is referred to as interest rate duration, which can be measured mathematically or empirically. A longer-maturity investment generally has longer interest rate duration because the investment’s fixed rate is locked in for a longer period of time. Floating-rate or adjustable-rate securities, however, generally have shorter interest rate durations because their interest rates are not fixed but rather float up and down as interest rates change. Conversely, inverse floating-rate securities have durations that move in the opposite direction from short-term interest rates and thus tend to underperform fixed rate securities when interest rates rise but outperform them when interest rates decline. Fixed income securities paying no interest, such as zero coupon and principal-only securities, create additional interest rate risk.

The market price of inflation indexed bonds (including Inflation-Protected Securities issued by the U.S. Treasury (“TIPS”)) normally changes when real interest rates change. Their value typically will decline during periods of rising real interest rates (i.e., nominal interest rate minus inflation) and increase during periods of declining real interest rates. Real interest rates may not fluctuate in the same manner as nominal interest rates. In some interest rate environments, such as when real interest rates are rising faster than nominal interest rates, the market price of inflation indexed bonds may decline more than the price of non-inflation indexed (or nominal) fixed income bonds with similar maturities. The market price of a Fund’s inflation indexed bonds, however, will not necessarily change in the same proportion as changes in nominal interest rates, and short term increases in inflation may lead to a decline in their price. Moreover, if the index measuring inflation falls, the principal value of inflation indexed bond investments will be adjusted downward, and, consequently, the interest they pay (calculated with respect to a smaller principal amount) will be reduced. In the case of TIPS, the U.S. government guarantees the repayment of the original bond principal upon maturity (as adjusted for inflation).

Market risk for fixed income securities denominated in non-U.S. currencies is also affected by currency risk. See “Currency Risk” below.

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Asset-Backed Securities. Investments in asset-backed securities not only are subject to all of the market risks described above for fixed income securities but to other market risks as well.

Funds investing in asset-backed securities are exposed to the risk that these securities experience severe credit downgrades, illiquidity, defaults, and declines in market value. These risks are particularly acute during periods of adverse market conditions, such as those that occurred in 2008. Asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, and credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations” or “collateralized loan obligations”) and by the fees earned by service providers.

As described under “Market Risk – Fixed Income Investments Risk” above, the market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a number of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flow generated by the assets backing the securities, as well as the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support and the credit quality of the credit-support provider, if any, and the reliability of various other service providers with access to the payment stream. A problem in any one of these areas can lead to a reduction in the payment stream the Manager expected a Fund to receive at the time the Fund purchased the asset-backed security. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the value of the defaulted obligations exceeds whatever credit support the securities may have. Asset-backed securities backed by sub-prime mortgage loans, in particular, may cause a Fund to suffer significantly greater declines in value due to defaults, as sub-prime mortgage loans are typically made to less creditworthy borrowers and thus have a higher risk of default than conventional mortgage loans. The obligations of issuers (and obligors of asset-backed securities) also are subject to bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. As of the date of this Private Placement Memorandum, many asset-backed securities owned by the Funds that were once rated investment grade are now rated below investment grade. See “Credit Risk” below for more information about credit risk.

With the deterioration of worldwide economic and liquidity conditions that occurred and became acute in 2008, the markets for asset-backed securities became fractured, and uncertainty about the creditworthiness of those securities (and underlying assets) caused credit spreads (the difference between yields on asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities. These events reduced liquidity and contributed to substantial declines in the market prices of asset-backed and other fixed income securities. These conditions may occur again. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages) have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities.

The market price of an asset-backed security may depend on the servicing of its underlying assets and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying assets. The insolvency of an entity that generated the assets underlying an asset-based security is likely to result in a decline in the market price of that security, as well as costs and

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delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment, and a Fund may be unable to invest prepayments at as high a yield as was provided by the asset-backed security. When interest rates rise, these obligations also may be repaid more slowly than anticipated, which could cause the market price of the Fund’s investment to decrease.

The risk of investing in asset-backed securities has increased since the deterioration in worldwide economic and liquidity conditions referred to above because performance of the various sectors in which the assets underlying asset-backed securities are concentrated (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) has become more highly correlated. See “Focused Investment Risk” below for more information about risks of investing in correlated sectors. A single financial institution may serve as a trustee for many asset-backed securities. As a result, a disruption in that institution’s business may have a material impact on many investments. The risks associated with asset-backed securities are particularly pronounced for Alternative Asset Opportunity Fund because it may invest portions of its assets in Short-Duration Collateral Fund, which primarily holds asset-backed securities.

• CREDIT RISK. This is the risk that the issuer or guarantor of a fixed income investment or the obligor of an obligation underlying an asset-backed security will be unable or unwilling to satisfy its obligation to pay principal and interest or otherwise to honor its obligations in a timely manner. The market price of a fixed income investment will normally decline as a result of the issuer’s, guarantor’s, or obligor’s failure to meet its payment obligations or the downgrading of its credit rating. This risk is particularly acute in environments (like those of 2008) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.

All fixed income securities are subject to credit risk. Financial strength and solvency of an issuer are the primary factors influencing credit risk. The risk varies depending upon whether the issuer is a corporation or U.S. or non-U.S. government (or sub-division or instrumentality) and whether the particular security has a priority over other obligations of the issuer in payment of principal and interest and whether it has any collateral backing or credit enhancement. Credit risk may change over the life of a fixed income security. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations and their fixed income securities, including mortgage-backed and other asset-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Investments in sovereign debt involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. A governmental entity’s willingness or ability to pay interest and repay principal in a timely manner may be affected by a variety of factors, including its cash flow, the size of its reserves, its access to foreign exchange, the relative size of its debt service burden to its economy as a whole, and political constraints. In addition, payment of principal of fixed income securities guaranteed by the U.S. government can be delayed because the guarantee generally only requires payment upon maturity of the securities. Investments in quasi-sovereign issuers are subject to the additional risk that the issuer may default independently of its sovereign. Sovereign debt risk is greater for fixed income securities issued or guaranteed by emerging countries.

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In some cases, the credit risk of a fixed income security is reflected in its credit ratings, and a Fund holding such a security is subject to the risk that its rating will be downgraded.

Securities issued by the U.S. Treasury historically have presented minimal credit risk. However, recent events have led to a downgrade in the long-term U.S. credit rating by at least one major rating agency and have introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of a Fund’s investments.

As described under “Market Risk – Asset-Backed Securities” above, asset-backed securities may be backed by many types of assets and their payment of interest and repayment of principal largely depend on the cash flows generated by the assets backing them. The credit risk of a particular asset-backed security depends on many factors, as described in “Market Risk – Asset Backed Securities” above.

The obligations of issuers also are subject to bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. A Fund also is exposed to credit risk on a reference security to the extent it writes protection under credit default swaps. See “Derivatives Risk” below for more information regarding risks associated with the use of credit default swaps.

The extent to which the market price of a fixed income security changes in response to a credit event depends on a number of factors and can be difficult to predict. For example, floating rate securities may have final maturities of ten or more years, but their effective durations will tend to be very short. If the issuer of floating rate securities experiences an adverse credit event, or a change occurs in its perceived creditworthiness, the market price of its securities could decline much more than would be predicted by a change in their yield relative to their effective duration.

Credit risk is particularly pronounced for below investment grade securities (commonly referred to as “junk bonds”), which are defined in this Private Placement Memorandum under “Additional Information About the Funds’ Investment Strategies, Risks and Expenses – Certain Definitions – Credit Quality.” The sovereign debt of many non-U.S. governments, including their sub-divisions and instrumentalities, is below investment grade. Many asset-backed securities also are below investment grade. Below investment grade securities have speculative characteristics, often are less liquid than higher quality securities, present a greater risk of default and are more susceptible to real or perceived adverse industry conditions. In the event of default of sovereign debt, the Funds may be unable to pursue legal action against the sovereign issuer.

• LIQUIDITY RISK. Liquidity risk is the risk that low trading volume, lack of a market maker, large position size, or legal restrictions (including daily price fluctuation limits or “circuit breakers”) limits or prevents a Fund from selling particular securities or unwinding derivative positions at desirable prices. In addition to these risks, a Fund is exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing a short position). All of the Funds are subject to liquidity risk, but those with the greatest risk have principal investment strategies that involve investment in asset-backed securities, emerging country debt securities, securities of companies with smaller market capitalizations or smaller total float-adjusted market capitalizations and emerging market securities. These types of investments can be difficult to value (see “Determination of Net Asset Value”), exposing a Fund to the risk that the price at which it sells them will be less than the value placed on them when they were held by the Fund. In addition, TIPS have exhibited periods of greatly reduced liquidity when disruptions in fixed income markets have occurred, such as the events surrounding the bankruptcy of Lehman Brothers in 2008. Less liquid securities are more susceptible than other securities to price declines when market prices decline generally.

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All of the Funds with benchmarks may buy securities that are less liquid than those in their benchmarks.

• SMALLER COMPANY RISK. Companies with smaller market capitalizations, including small- and mid-cap companies, may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, or may lack managers with experience or depend on a few key employees. In addition, their securities often are less widely held and trade less frequently and in lesser quantities, and their market prices often fluctuate more, than the securities of companies with larger market capitalizations. In addition, market risk and liquidity risk are particularly pronounced for securities of these companies.

• DERIVATIVES RISK. The Funds may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives involve the risk that changes in their value may not move as expected relative to the value of the assets, rates, or indices they are designed to track. Derivatives include futures contracts, forward contracts, non-U.S. currency contracts, swap contracts, contracts for differences, options on securities and indices, options on futures contracts, options on swap contracts, interest rate caps, floors and collars, reverse repurchase agreements and other over-the-counter (“OTC”) contracts. Derivatives may relate to securities, interest rates, currencies or currency exchange rates, inflation rates, commodities, and indices. The SAI contains a description of the various types and uses of derivatives in the Funds’ investment strategies.

The use of derivatives involves risks that are in addition to, and potentially greater than, the risks of investing directly in securities and other more traditional assets. In particular, a Fund’s use of OTC derivatives exposes it to the risk that the counterparties will be unable or unwilling to make timely settlement payments or otherwise honor their obligations. An OTC derivatives contract typically can be closed only with the consent of the other party to the contract. If the counterparty defaults, the Fund will have contractual remedies but may not be able to enforce them. Because the contract for each OTC derivative is individually negotiated, the counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund, and if it does, the Fund may decide not to pursue its claims against the counterparty to avoid incurring the cost and unpredictability of legal proceedings. The Fund, therefore, may be unable to obtain payments the Manager believes are owed to it under OTC derivatives contracts, or those payments may be delayed or made only after the Fund has incurred the costs of litigation.

A Fund may invest in derivatives that (i) do not require the counterparty to post collateral (e.g., non-U.S. currency forwards), (ii) require collateral but that do not provide for the Fund’s security interest in it to be perfected, (iii) require a significant upfront deposit by the Fund unrelated to the derivative’s intrinsic value, or (iv) do not require that collateral be regularly marked-to-market. When a counterparty’s obligations are not fully secured by collateral, a Fund runs the risk of having limited recourse if the counterparty defaults. Even when obligations are required by contract to be collateralized, a Fund often will not receive the collateral the day the collateral is called for.

The Funds may invest in derivatives with a limited number of counterparties, and events affecting the creditworthiness of any of those counterparties may have a pronounced effect on the Funds. Derivatives risk is particularly acute in environments (like those of 2008) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions. In addition, during those periods, a Fund may have a greater need for cash to provide collateral for large swings in its mark-to-market obligations under the derivatives in which it has invested.

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Derivatives also present other risks described in this section, including market risk, liquidity risk, currency risk, credit risk and counterparty risk. Many derivatives, in particular OTC derivatives, are complex and their valuation often requires modeling and judgment, which increases the risk of mispricing or improper valuation. The pricing models used may not produce valuations that are consistent with the values a Fund realizes when it closes or sells an OTC derivative. Valuation risk is more pronounced when a Fund enters into OTC derivatives with specialized terms because the value of those derivatives in some cases is determined only by reference to similar derivatives with more standardized terms. As a result, incorrect valuations may result in increased cash payments to counterparties, undercollateralization and/or errors in the calculation of a Fund’s net asset value.

A Fund’s use of derivatives may not be effective or have the desired results. Moreover, suitable derivatives will not be available in all circumstances. For example, the economic costs of taking some derivative positions may be prohibitive, and if a counterparty or its affiliate is deemed to be an affiliate of a Fund, the Funds will not be permitted to trade with that counterparty. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce a Fund’s risk exposures, potentially resulting in losses for the Fund.

Derivatives risk is particularly pronounced for Funds (such as Alternative Asset Opportunity Fund and World Opportunity Overlay Fund) for which a basic component of the Fund’s principal investment strategies involves using derivatives, in particular, exchange-traded futures and forward foreign exchange contracts, in which Alternative Asset Opportunity Fund invests to gain indirect exposure to global equities, bonds, currencies and commodities.

Swap contracts and other OTC derivatives are highly susceptible to liquidity risk (see “Liquidity Risk” above) and counterparty risk (see “Counterparty Risk” below), and are subject to documentation risks. In addition, see “Commodities Risk” below for a discussion of certain risks specific to commodity-related derivatives. Because many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish and/or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate or index may result in a loss substantially greater than the amount invested in the derivative itself. See “Leveraging Risk” below.

A Fund’s use of derivatives may be subject to special tax rules and could generate additional taxable income for shareholders. See “Taxes” below.

The U.S. government recently enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. Because the legislation leaves much to rule making (and many of the rules are not yet final), its ultimate impact remains unclear.

Under recently adopted rules and regulations, transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a transaction involving those swaps (“cleared derivatives”), a Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Funds are not members of clearing houses and only members of a clearing house (“clearing members”) can participate directly in the clearing house, the Funds will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Funds will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

In many ways, cleared derivative arrangements are less favorable to mutual funds than bilateral arrangements. For example, the Funds may be required to provide more margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in contrast to a bilateral derivatives transaction, following a period of notice to a Fund, a clearing member generally can require termination

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of an existing cleared derivatives transaction at any time or an increase in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate those transactions at any time. Any increase in margin requirements or termination of existing cleared derivatives transactions by the clearing member or the clearing house could interfere with the ability of a Fund to pursue its investment strategy. Further, any increase in margin requirements by a clearing member could expose a Fund to greater credit risk to its clearing member, because (as described under “Counterparty Risk” below) margin for cleared derivatives transactions in excess of a clearing house’s margin requirements typically is held by the clearing member. Also, a Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that the Manager expects to be cleared), and no clearing member is willing or able to clear the transaction on the Fund’s behalf. While the documentation in place between the Funds and their clearing members generally provides that the clearing members will accept for clearing all cleared derivatives transactions that are within credit limits (specified in advance) for each Fund, the Funds are still subject to the risk that no clearing member will be willing or able to clear a transaction. In those cases, the transaction might have to be terminated, and the Fund could lose some or all of the benefit of the transaction, including loss of an increase in the value of the transaction and/or loss of hedging protection. In addition, the documentation governing the relationship between the Funds and clearing members is drafted by the clearing members and generally is less favorable to the Funds than typical bilateral derivatives documentation. For example, documentation relating to cleared derivatives generally includes a one-way indemnity by the Funds in favor of the clearing member for losses the clearing member incurs as the Funds’ clearing member and typically does not provide the Funds any remedies if the clearing member defaults or becomes insolvent.

These and other new rules and regulations could, among other things, further restrict a Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. These regulations are new and evolving, so their potential impact on the Funds and the financial system are not yet known. While the new regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that the new clearing mechanisms will achieve that result, and in the meantime, as noted above, central clearing exposes the Funds to new kinds of risks and costs.

• NON-U.S. INVESTMENT RISK. Funds that invest in non-U.S. securities are subject to additional and more varied risks than Funds whose investments are limited to U.S. securities. The securities markets of many non-U.S. countries include securities of only a limited number of companies in a limited number of industries. As a result, the market prices of many of those securities fluctuate more than those of U.S. securities. In addition, issuers of non-U.S. securities often are not subject to the same degree of regulation as U.S. issuers. Reporting, accounting, custody, and auditing standards of non-U.S. countries differ, in some cases significantly, from U.S. standards. Non-U.S. portfolio transactions generally involve higher commission rates, transfer taxes and custodial costs. In addition, some jurisdictions may limit the Fund’s ability to profit from short term trading (as defined in the relevant jurisdiction).

A Fund and/or, in some cases, its shareholders may be subject to non-U.S. taxation, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends or interest it receives on non-U.S. investments, (ii) transactions in those investments, and (iii) the repatriation of proceeds generated

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from the sale of those investments. A Fund may seek to collect a refund in respect of taxes paid to a non-U.S. country. In those cases, all or a portion of those taxes could ultimately be recovered by a Fund. However, the recovery process could take several years and the Fund will incur expenses in its efforts to collect the refund, which will reduce the benefit of any recovery. A Fund’s efforts to collect a refund may not be successful, in which case the Fund will have incurred additional expenses for no economic benefit. A Fund’s decision to pursue a refund is in its sole discretion, and it may decide not to pursue a refund, even if eligible.

Also, investing in non-U.S. securities exposes a Fund to the risk of nationalization, expropriation, or confiscatory taxation of assets of their issuers, adverse changes in investment regulations, capital requirements or exchange controls (which may include suspension of the ability to transfer currency from a country), and adverse political and diplomatic developments.

In some non-U.S. markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. markets, and prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) expose a Fund to credit and other risks it does not have in the U.S. with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents, and issuers. Fluctuations in non-U.S. currency exchange rates also will affect the market value of a Fund’s non-U.S. investments (see “Currency Risk” below).

U.S. investors are required to maintain a license to invest directly in many non-U.S. markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, a Fund’s ability to continue to invest directly is subject to the risk that the license will be terminated or suspended. If a license is terminated or suspended, to obtain exposure to the market the Fund will be required to purchase American Depositary Receipts, Global Depositary Receipts, shares of other funds that are licensed to invest directly, or derivative instruments. The receipt of a non-U.S. license by one of the Manager’s clients may preclude other clients, including a Fund, from obtaining a similar license, and this could limit the Fund’s investment opportunities. In addition, the activities of another of the Manager’s clients could cause the suspension or revocation of a license and thereby limit the Funds’ investment opportunities.

Funds that invest a significant portion of their assets in securities of issuers tied economically to emerging countries (or investments related to emerging markets) are subject to greater non-U.S. investment risk than Funds investing primarily in more developed non-U.S. countries (or markets). The risks of investing in those securities include: greater fluctuations in currency exchange rates; increased risk of default (by both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war or natural disaster); increased risk of nationalization, expropriation, or other confiscation of assets of issuers of securities in a Fund’s portfolio; greater governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on non-U.S. investment, capital controls and limitations on repatriation of invested capital, dividends, interest and other income and on a Fund’s ability to exchange local currencies for U.S. dollars; inability to purchase and sell investments or otherwise settle security or derivative transactions (i.e., a market freeze); unavailability of currency hedging techniques; differences in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.

The net income and/or net gains of Alternative Asset Opportunity Fund, as a non-resident of Australia and to the extent the Fund (including its subsidiary) or its shareholders are not qualified to claim tax treaty benefits with Australia, will be subject to Australian income tax where that income or those gains constitute ordinary income which is Australian sourced. Alternative Asset Opportunity Fund

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undertakes its trading activities in a manner that helps to mitigate the risk of any Australian sourced income or gains being derived by the Fund. Alternative Asset Opportunity Fund currently believes that it is more likely than not that the Fund’s income or gains will not become Australian sourced merely by virtue of GMO Australia sharing personnel with GMO and the provision of certain investment management and other services in Australia, as described below in “Management of the Trust;” its position takes into account advice received from Australian counsel and the published views of the Australian Commissioner of Taxation (“Commissioner”) in respect of similar arrangements. Any net income and/or net gains of Alternative Asset Opportunity Fund (including its subsidiary) which the Commissioner considers to be Australian sourced and which do not otherwise qualify for tax treaty benefits with Australia (or with the announced or future concessions/exemptions described below) would generally be subject to Australian tax at the ordinary corporate rate of 30%. Shareholders of Alternative Asset Opportunity Fund bear the risk of any such Australian income tax consequences in the event the Fund’s income or gains were to be subject to Australian tax.

The Australian Government is undertaking a review of the laws relating to the taxation of foreign managed funds in Australia. In particular, it has enacted or is implementing certain tax exemptions/concessions that may mitigate the Australian tax risks for Alternative Asset Opportunity Fund (including its subsidiary) and its shareholders, and has recently issued draft legislation in relation to the “full” Investment Manager Regime (“IMR”) which is expected to apply retrospectively from July 1, 2011. The effect of the IMR may be to exempt Alternative Asset Opportunity Fund (including its subsidiary) and its shareholders from Australian taxes even if the income or gains of the Fund were held to have an Australian source. The “full” IMR has not been legislated and the full suite of finalized legislation has not yet been released. Future developments will need to be monitored, as the application of the “full” IMR to Alternative Asset Opportunity Fund and its subsidiary and shareholders will not be certain until it is finalized.

• CURRENCY RISK. Currency risk is the risk that fluctuations in exchange rates will adversely affect the market value of a Fund’s investments. Currency risk includes the risk that the non-U.S. currencies in which a Fund’s investments are traded, in which a Fund receives income, or in which a Fund has taken a position, will decline in value relative to the U.S. dollar. Currency risk also includes the risk that the currency to which the Fund has obtained exposure through hedging declines in value relative to the currency being hedged, in which event the Fund may realize a loss both on the hedging instrument and on the currency being hedged. Currency exchange rates can fluctuate significantly for many reasons, including changes in supply and demand in the currency exchange markets, trade balances, actual or perceived changes in interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, intervention (or the failure to intervene) by governments, central banks or supranational agencies such as the International Monetary Fund, and currency or exchange controls or other political and economic developments in the U.S. or abroad. See “Market Disruption and Geopolitical Risk” below.

Many of the Funds use derivatives to take overweighted or underweighted currency positions relative to the currency exposure of their portfolios. As a result, their currency exposure may differ (in some cases significantly) from the currency exposure of their benchmarks. If the exchange rates of the currencies involved do not move as expected, a Fund could lose money both on its holdings of a particular currency and on the derivative. See also “Non-U.S. Investment Risk” above.

Some currencies are illiquid (e.g., some emerging country currencies), and a Fund may not be able to convert them into U.S. dollars, in which case the Manager may decide to purchase U.S. dollars in a parallel market in which the exchange rate is materially and adversely different. Exchange rates for many currencies (e.g., some emerging country currencies) are particularly affected by exchange control regulations.

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Derivative transactions in non-U.S. currencies (such as futures, forwards, options and swaps) may involve leveraging risk in addition to currency risk, as described below under “Leveraging Risk.” In addition, the obligations of counterparties in currency derivative transactions are often not secured by collateral, which increases counterparty risk (see “Counterparty Risk” below).

• FOCUSED INVESTMENT RISK. Funds whose investments are focused in particular countries, regions, sectors, companies or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services), or in securities from issuers with high positive correlations to one another are subject to greater overall risk than funds whose investments are more diversified. A Fund that invests in the securities of a limited number of issuers is particularly exposed to adverse developments affecting those issuers, and a decline in the market price of a particular security held by the Fund is likely to affect the Fund’s performance more than if the Fund invested in the securities of a larger number of issuers.

A Fund that focuses its investments in a particular type of security or sector, or in securities of companies in a particular industry, is vulnerable to events affecting those securities, sectors, or companies. Securities, sectors, or companies that share common characteristics are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political or other developments. See also “Real Estate Risk” below.

Similarly, Funds having a significant portion of their assets in investments tied economically to (or related to) a particular geographic region, non-U.S. country or particular market (e.g., emerging markets) have more exposure to regional and country economic risks than funds making non-U.S. investments throughout the world. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region, and a recession, debt crisis or decline in currency valuation in one country can spread to other countries. Furthermore, companies in a particular geographic region or country are vulnerable to events affecting other companies in that region or country because they often share common characteristics, are exposed to similar business risks and regulatory burdens, and react similarly to specific economic, market, political or other developments. See also “Non-U.S. Investment Risk” above.

To the extent a Fund may invest in the securities of a limited number of underlying Funds, it is particularly exposed to adverse developments affecting those underlying Funds, and a decline in the market value of a particular security held by the Fund may affect the Fund’s performance more than if the Fund invested in the securities of a larger number of issuers.

• REAL ESTATE RISK. To the extent a Fund concentrates its assets in real-estate related investments, the value of its portfolio is subject to factors affecting the real estate industry and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries. Factors affecting real estate values include the supply of real property in particular markets, overbuilding, changes in zoning laws, casualty or condemnation losses, delays in completion of construction, changes in real estate values, changes in operating costs and property taxes, levels of occupancy, adequacy of rent to cover operating costs, possible environmental liabilities, regulatory limitations on rent, fluctuations in rental income, increased competition, and other risks related to local and regional market conditions. The value of real-estate related investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. For instance, during periods of declining interest rates, some REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may reduce the yield on securities issued by those REITs. Some REITs have relatively small market capitalizations, which can tend to increase the volatility of the market price of their securities. REITs are subject to the risk of fluctuations in income from underlying real estate assets,

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their inability to manage effectively the cash flows generated by those assets, prepayments and defaults by borrowers, and their failure to qualify for the special tax treatment granted to REITs under the Internal Revenue Code of 1986, as amended (the “Code”), or to maintain their exemption from investment company status under the Investment Company Act of 1940, as amended.

• LEVERAGING RISK. The use of reverse repurchase agreements and other derivatives and securities lending creates leverage (i.e., a Fund’s investment exposures exceed its net asset value). Leverage increases a Fund’s losses when the value of its investments (including derivatives) declines. Because many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment. A Fund’s use of reverse repurchase agreements also subjects it to interest costs based on the difference between the sale and repurchase price of the security involved. A Fund’s portfolio also will be leveraged if it borrows money to meet redemption requests or settle investment transactions or if it exercises its right to delay payment on a redemption.

A Fund may manage some of its derivative positions by offsetting derivative positions against one another or against other assets. To the extent offsetting positions do not behave in relation to one another as expected, a Fund may perform as if it were leveraged.

• COUNTERPARTY RISK. Funds that enter into contracts with counterparties, such as repurchase or reverse repurchase agreements or OTC derivatives contracts, or that lend their securities run the risk that the counterparty will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Fund. The Funds are not subject to any limits on their exposure to any one counterparty nor to a requirement that counterparties maintain a specific rating by a nationally recognized rating organization to be considered for potential transactions. To the extent that GMO’s view with respect to a particular counterparty changes (whether due to external events or otherwise), existing transactions are not required to be terminated or modified. Additionally, new transactions may be entered into with a counterparty that is no longer considered eligible if the transaction is primarily designed to reduce the overall risk of potential exposure to that counterparty (for example, re-establishing the transaction with a lesser notional amount). Counterparty risk is pronounced during unusually adverse market conditions and is particularly acute in environments (like those of 2008) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.

Participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets, and, therefore, OTC derivatives generally expose a Fund to greater counterparty risk than exchange-traded derivatives. A Fund is subject to the risk that a counterparty will not settle a derivative in accordance with its terms because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem. If a counterparty’s obligation to a Fund is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty. If a counterparty defaults, the Fund will have contractual remedies, but the Fund may be unable to enforce them, thus causing the Fund to suffer a loss. Counterparty risk is greater for derivatives with longer maturities because of the longer time that events may occur that prevent settlement. Counterparty risk also is greater when a Fund has concentrated its derivatives with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. Significant exposure to a single counterparty increases a Fund’s

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counterparty risk. Funds that use swap contracts are subject, in particular, to the creditworthiness of the counterparties because some types of swap contracts have durations longer than six months (and, in some cases, decades). The creditworthiness of a counterparty may be adversely affected by greater than average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital. Counterparty risk still exists even if a counterparty’s obligations are secured by collateral because the Fund’s interest in the collateral may not be perfected or additional collateral may not be promptly posted as required.

The Funds also are subject to counterparty risk because they execute their securities transactions through brokers and dealers. If a broker or dealer fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Funds could miss investment opportunities or be unable to dispose of investments they would prefer to sell, resulting in losses for the Funds.

Counterparty risk with respect to derivatives will be affected by new rules and regulations affecting the derivatives market. As described under “Derivatives Risk” above, some derivatives transactions are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position, rather than the credit risk of its original counterparty to the derivatives transaction. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. A clearing member is obligated by contract and by applicable regulation to segregate all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing member from its customers with respect to cleared derivatives are generally held by the clearing member on a commingled basis in an omnibus account, and the clearing member may invest those funds in certain instruments permitted under the applicable regulations. Therefore, a Fund might not be fully protected in the event of the bankruptcy of a Fund’s clearing member because the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing member’s customers for a relevant account class. Also, the clearing member is required to transfer to the clearing house the amount of margin required by the clearing house for cleared derivatives, which amounts are generally held in an omnibus account at the clearing house for all customers of the clearing member. Regulations promulgated by the Commodities Futures Trading Commission require that the clearing member notify the clearing house of the initial margin provided by the clearing member to the clearing house that is attributable to each customer. However, if the clearing member does not accurately report the Funds’ initial margin, the Funds are subject to the risk that a clearing house will use a Fund’s assets held in an omnibus account at the clearing house to satisfy payment obligations of a defaulting customer of the clearing member to the clearing house. In addition, clearing members generally provide the clearing house the net amount of variation margin required for cleared swaps for all of its customers in the aggregate, rather than individually for each customer. The Funds are therefore subject to the risk that a clearing house will not make variation margin payments owed to a Fund if another customer of the clearing member has suffered a loss and is in default, and the risk that a Fund will be required to provide additional variation margin to the clearing house before the clearing house will move the Fund’s cleared derivatives transactions to another clearing member. In addition, if a clearing member does not comply with the applicable regulations or its agreement with the Funds, or in the event of fraud or misappropriation of customer assets by a clearing member, a Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.

• SHORT SALES RISK. Some Funds may use short sales in their investment programs in an attempt to increase their returns or for hedging purposes.

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In implementing their principal investment strategies, Alternative Asset Opportunity Fund, Benchmark-Free Fund and Implementation Fund are permitted to engage in short sales of securities or currencies that they do not own. To do so, these Funds borrow a security (e.g., shares of an ETF) or currency from a broker and sell it to a third party. This type of short sale exposes the Funds to the risk that they will be required to acquire, convert, or exchange securities or currencies to replace the borrowed securities at a time when the securities or currencies sold short have appreciated in value, thus resulting in a loss to the Funds. If a Fund engages in short sales of securities or currencies it does not own, it may have to pay a premium to borrow the securities or currencies and must pay to the lender any dividends or interest it receives on the securities or currencies while they are borrowed. In addition, purchasing securities or currencies to close out a short position can itself cause the price of the securities or currencies to rise further, thereby exacerbating any losses.

Short sales of securities or currencies the Funds do not own involve a form of investment leverage, and the amount of a Fund’s potential loss is theoretically unlimited. Alternative Asset Opportunity Fund, Benchmark-Free Fund and Implementation Fund are subject to increased leveraging risk and other investment risks described in this “Description of Principal Risks” section to the extent they sell short securities or currencies they do not own.

• NATURAL RESOURCES RISK. Benchmark-Free Fund may invest in GMO Resources Fund (“Resources Fund”), another GMO Fund described in a separate prospectus. Resources Fund concentrates its investments in the natural resources sector, and so is particularly exposed to adverse developments, including adverse price movements, affecting issuers in the natural resources sector and is subject to greater risks than a fund that invests in a wider range of industries. In addition, the market prices of securities of companies in the natural resources sector may be more volatile than those of securities of companies in other industries. Some of the commodities used as raw materials or produced by these companies are subject to broad price fluctuations as a result of industry wide supply and demand factors. Companies in the natural resources sector often have limited pricing power over supplies or for the products they sell, which can affect their profitability. Companies in the natural resources sector also may be subject to special risks associated with natural or man-made disasters. In addition, the natural resources sector can be especially affected by political and economic developments, government regulations including changes in tax law or interpretations of law, energy conservation, and the success of exploration projects. Specifically, the natural resource sector can be significantly affected by import controls, worldwide competition, changes in consumer sentiment and spending, and can be subject to liability for, among other things, environmental damage, depletion of resources, and mandated expenditures for safety and pollution control.

Resources Fund’s concentration in the securities of natural resource companies exposes it to the price movements of natural resources to a greater extent than if it were more broadly diversified. Because Resources Fund invests primarily in the natural resources sector, it runs the risk of performing poorly during an economic downturn or a decline in demand for natural resources.

Benchmark-Free Fund is exposed to the risks of investments in the natural resources sector to the extent it invests in Resources Fund.

• COMMODITIES RISK. Because of a Fund’s indirect exposure to the global commodity markets, the net asset value of such Funds’ shares is affected by factors particular to those markets and may decline and fluctuate in a rapid and unpredictable manner. Commodity prices can be extremely volatile and are affected by many factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, nationalization, expropriation, or other confiscation, international regulatory, political, and economic developments (e.g., regime changes and

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changes in economic activity levels), and developments affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand and tariffs.

The value of a Fund’s investments in commodity-related derivatives may fluctuate more than the commodity or commodities or commodity index to which they relate. See “Derivatives Risk” above for a discussion of certain specific risks of a Fund’s derivatives investments, including commodity-related derivatives.

• MARKET DISRUPTION AND GEOPOLITICAL RISK. The Funds are subject to the risk that geopolitical and other events will disrupt securities markets, adversely affect global economies and markets, and thereby decrease the value of the Funds’ investments. The wars in Iraq and Afghanistan have had a substantial effect on the economies and securities markets of the U.S. and other countries. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation (e.g., the potential manipulation of the London Interbank Offered Rate (LIBOR)) or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the value of investments traded in these markets, including investments of the Funds. While the U.S. government has honored its credit obligations continuously for the last 200 years, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Funds’ investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. The uncertainty surrounding the sovereign debt of a significant number of European Union countries, as well as the continued existence of the European Union itself, have disrupted and may continue to disrupt markets in the U.S. and around the world. If one or more countries leave the European Union or the European Union dissolves, the world’s securities markets likely will be significantly disrupted. Substantial government interventions (e.g., currency controls) also could negatively impact the Funds. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment and other factors affecting the value of the Funds’ investments. During such market disruptions, the Funds’ exposure to the risks described elsewhere in this “Description of Principal Risks” section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Funds from implementing their investment programs for a period of time and achieving their investment objectives. For example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Funds’ derivatives counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates, or indices, or to offer them on a more limited basis. To the extent that a Fund has focused its investments in the stock index of a particular region, adverse geopolitical and other events could have a disproportionate impact on the Fund.

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• LARGE SHAREHOLDER RISK. To the extent that a large number of shares of a Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will adversely affect the Fund’s performance if it is forced to sell portfolio securities to raise the cash needed to satisfy the redemption request. It is currently anticipated that GMO Benchmark-Free Allocation Fund (“BFAF”), another GMO Fund described in a separate prospectus, will be the sole shareholder of Implementation Fund. In addition, GMO Funds and other accounts over which GMO has investment discretion that invest in the Funds are not subject to restrictions on the frequency of trading of Fund shares. GMO Asset Allocation Funds and separate accounts managed by the Manager for its clients hold substantial percentages of the shares of many Funds, and asset allocation decisions by the Manager may result in substantial redemptions from (or investments in) those Funds. These transactions may adversely affect the Fund’s performance to the extent that the Fund is required to sell investments (or invest cash) at times when it would not otherwise do so. Redemptions of a large number of shares also may increase transaction costs or, by necessitating a sale of portfolio securities, accelerate the realization of taxable income and/or gains to shareholders. Additionally, in the case of Funds that are regulated investment companies for U.S. federal tax purposes, they also potentially limit the use of any capital loss carryforwards and certain other losses to offset future realized capital gains (if any) and may limit or prevent a Fund’s use of tax equalization. In addition, each Fund that invests in other GMO Funds subject to large shareholder risk is indirectly subject to this risk.

• MANAGEMENT AND OPERATIONAL RISK. Each Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. Each Fund runs the risk that the Manager’s investment techniques will fail to produce desired results, and cause the Fund to incur significant losses. The Manager also may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times.

As described in the Fund summaries, for some Funds the Manager’s portfolio managers use quantitative analyses and models. Any imperfections, errors, or limitations in those analyses and models could affect the ability of the portfolio managers to implement a Fund’s strategies. By necessity, these analyses and models make simplifying assumptions that limit their effectiveness. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate or may not include the most recent information about a company or a security. The Funds also run the risk that GMO’s assessment of an investment may be wrong.

There can be no assurance that key personnel of the Manager will continue to be employed by the Manager. The loss of their services could have an adverse impact on the Manager’s ability to achieve the Funds’ investment objectives.

The Funds also are subject to the risk of loss as a result of other services provided by the Manager and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error, and system failures by a service provider. For example, trading delays or errors (both human and systematic) could prevent a Fund from benefiting from potential investment gains or avoiding losses on the security. The Manager is not contractually liable to the Funds for losses associated with operational risk absent the Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its contractual obligations to provide services to the Funds. Other Fund service providers also have limitations on their liability to the Funds for losses resulting from their errors.

• OPTIONS RISK. The market price of options written by a Fund will be affected by many factors, including changes in the market price or dividend rates of underlying securities (or in the case of indices, the securities comprising such indices); changes in interest rates or exchange rates; changes in the actual or perceived volatility of the relevant stock market and underlying securities; and the time

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remaining before an option’s expiration. The market value of an option also may be adversely affected if the market for the option becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. (This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.) If a Fund writes a call option and does not hold the underlying security or instrument, the amount of the Fund’s potential loss is theoretically unlimited.

National securities exchanges generally have established limits on the maximum number of options an investor or group of investors acting in concert may write. A Fund, the Manager, and other funds advised by the Manager may constitute such a group. These limits could restrict a Fund’s ability to purchase or write options on a particular security.

Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options (i.e., options not traded on exchanges) generally are established through negotiation with the other party to the option contract. While a Fund has greater flexibility to tailor an OTC option, OTC options generally expose a Fund to greater credit risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. Purchasing and writing put and call options are highly specialized activities and entail greater than ordinary market risks.

• FUND OF FUNDS RISK AND RELATED CONSIDERATIONS. Funds that invest in shares of other investment companies, including other GMO Funds, money market funds, and ETFs (for purposes of this risk disclosure, “underlying Funds”), are exposed to the risk that the underlying Funds will not perform as expected.

Because a Fund bears the fees and expenses of the underlying Funds in which it invests (absent reimbursement of those expenses), the Fund will incur additional expenses when investing in underlying Funds. In addition, total Fund expenses will increase if a Fund makes a new or further investment in underlying Funds with higher fees or expenses than the average fees and expenses of the underlying Funds then in the Fund’s portfolio.

The Funds also are indirectly exposed to all of the risks of an investment in the underlying Funds. Because some of their underlying Funds (e.g., many of the Fixed Income Funds) invest a substantial portion of their assets in other GMO Funds (pursuant to an exemptive order obtained from the SEC), certain Funds have more tiers of investments than funds in many other groups of investment companies. Many of the Funds that invest in shares of other GMO Funds are subject indirectly to Large Shareholder Risk because those other GMO Funds are more likely to have large shareholders (e.g., other GMO Funds). See “Large Shareholder Risk” above.

Investments in ETFs involve the risk that the ETF’s performance may not track the performance of the index the ETF is designed to track. Unlike the index, an ETF incurs administrative expenses and transaction costs in trading securities. In addition, the timing and magnitude of cash inflows and outflows from and to investors buying and redeeming shares in the ETF could create cash balances that cause the ETF’s performance to deviate from the index (which remains “fully invested” at all times). Performance of an ETF and the index it is designed to track also may diverge because the composition of the index and the securities held by the ETF may occasionally differ. In addition, ETFs often use derivatives to track the performance of the relevant index, and, therefore, investments in those ETFs are subject to the same derivatives risks discussed above.

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• NON-DIVERSIFIED FUNDS. Other than Benchmark-Free Fund, each of the Funds is not a diversified investment company under the Investment Company Act of 1940, as amended. This means they are allowed to invest in the securities of a relatively small number of issuers and/or non-U.S. currencies. As a result, they may be subject to greater credit, market and other risks, and poor performance by a single issuer may have a greater impact on their performance than if they were “diversified.”

In addition, Benchmark-Free Fund invests a portion of its assets in shares of one or more other GMO Funds that are not diversified investment companies under the Investment Company Act of 1940, as amended.

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FUND BENCHMARKS

The following section provides additional information about the Funds’ benchmarks (if any) listed under “Investment Objective” and “Principal Investment Strategies” in the Fund summaries:

Benchmark	Description
Citigroup 3-Month Treasury Bill Index	The Citigroup 3-Month Treasury Bill Index is an independently maintained and widely published index comprised of short-term U.S. Treasury bills.

J.P. Morgan U.S. 3 Month Cash Index	The J.P. Morgan U.S. 3 Month Cash Index is an independently maintained and widely published index comprised of three month U.S. dollar Euro-deposits.

Russell 3000 Index	The Russell 3000 Index is an independently maintained and widely published index comprised of the stocks of the 3,000 largest U.S. companies based on total market capitalization. These companies represent approximately 98% of the total market capitalization of the U.S. equity market. Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell® is a trademark of Russell Investment Group.

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MANAGEMENT OF THE TRUST

GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment management and shareholder servicing to the Funds (and to their respective wholly owned subsidiaries, if any), and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2013, GMO managed on a worldwide basis more than $110 billion.

Subject to the approval of the Trustees, the Manager establishes and modifies when it deems appropriate the investment strategies of the Funds. In addition to its management of a Fund’s investment portfolio and the shareholder services it provides to a Fund, the Manager administers the Funds’ business affairs.

With respect to Alternative Asset Opportunity Fund, GMO has entered into a personnel sharing arrangement with GMO’s wholly-owned subsidiary, GMO Australia Limited and the GMO Australia Partnership (“GMO Australia”). Pursuant to this arrangement, certain employees of GMO Australia may serve as dual officers and/or associated persons of GMO, and in this capacity may provide investment management and other services to Alternative Asset Opportunity Fund. These individuals are identified in GMO’s Form ADV, a copy of which is on file with the SEC.

GMO is registered as an investment adviser with the SEC. GMO Australia is not registered as an investment adviser with the SEC, as its personnel’s services to Alternative Asset Opportunity Fund and other U.S. clients conform to the conditions set forth in a series of SEC staff no-action letters often referred to as the “Unibanco Letters.”

Each class of shares of Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Special Situations Fund, and U.S. Flexible Equities Fund pays the Manager directly or indirectly a shareholder service fee for providing client services and reporting, such as performance information, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information. The Manager does not charge Implementation Fund or World Opportunity Overlay Fund a shareholder service fee.

For the fiscal year ended February 28, 2013, the Manager received an investment management fee (after any applicable waivers or reimbursements) equal to the percentage of each Fund’s average daily net assets set forth in the table below.

Fund	% of Average Net Assets
Alternative Asset Opportunity Fund	0.56%
Debt Opportunities Fund	0.21%
Special Situations Fund	0.33%

The Manager does not charge Benchmark-Free Fund, Implementation Fund, or World Opportunity Overlay Fund a management fee for the management and administrative services provided to these Funds. Benchmark-Free Fund, however, indirectly bears the management fees paid by the underlying Funds in which it invests.

As of the date of this Private Placement Memorandum, High Quality Short-Duration Bond Fund and U.S. Flexible Equities Fund had not operated for a full fiscal year. Each of High Quality Short-Duration Bond Fund and U.S. Flexible Equities Fund were paying (or will pay) the Manager, as compensation for investment management services, an annual fee equal to 0.05% and 0.33%, respectively, of the Fund’s average daily net assets.

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A discussion of the basis for the Trustees’ approval of each Fund’s investment management contract is included in the Fund’s annual or semi-annual shareholder report for the period during which the Trustees approved that contract, except that, in the case of a new Fund, a discussion of the basis for the Trustees’ approval of the Fund’s initial investment management contract is included in the Fund’s initial shareholder report.

Different Investment Divisions of GMO are primarily responsible for the investment management of different Funds. Each Division’s investment professionals work collaboratively. The table below identifies the GMO Investment Divisions and the Funds for which they are primarily responsible. In many instances, Divisions also share investment insights with, and benefit from the insights of, other Divisions. For example, the Global Equity Division and the Asset Allocation Division collaborate on forecasts for groups of equity securities.

Investment Division	Primary Responsibilities
Global Equity	U.S. Flexible Equities Fund

Fixed Income	Debt Opportunities Fund, High Quality Short-Duration Bond Fund, World Opportunity Overlay Fund

Asset Allocation	Benchmark-Free Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund (overall management and strategic direction)

Systematic Global Macro	Alternative Asset Opportunity Fund

The following table identifies the senior member(s) of GMO’s Investment Divisions who are primarily responsible for providing investment management services to the Funds and their title and business experience during the past five years. The senior members directly manage, or allocate to members of their Division responsibility for portions of the portfolios of, Funds for which they have responsibility, oversee the implementation of trades, review the overall composition of the Funds’ portfolios, including compliance with stated investment objectives and strategies, and monitor cash.

Funds	Senior Member	Title; Business Experience During Past 5 Years
U.S. Flexible Equities Fund	Thomas Hancock	Co-Head, Global Equity Division, GMO. Dr. Hancock has been responsible for overseeing the portfolio management of GMO’s international developed market and global equity portfolios since 1998.

	David Cowan	Co-Head, Global Equity Division, GMO. Mr. Cowan has provided research and portfolio management services to GMO’s global equity portfolios since 2006 and has been the Co-Head of the Global Equity Division since September 2012.

Debt Opportunities Fund, High Quality Short-Duration Bond Fund, World Opportunity Overlay Fund	Thomas Cooper	Head, Fixed Income Division, GMO. Mr. Cooper has been responsible for overseeing the portfolio management of GMO’s global fixed income portfolios since 1993.

Benchmark-Free Fund, Implementation Fund*, Special Situations Fund, U.S. Flexible Equities Fund (overall management and strategic direction)	Ben Inker	Co-Head, Asset Allocation Division, GMO. Mr. Inker has been responsible for overseeing the portfolio management of GMO’s asset allocation portfolios since 1996.

	Sam Wilderman	Co-Head, Asset Allocation Division, GMO. Mr. Wilderman has been responsible for overseeing the portfolio management of GMO’s asset allocation portfolios since September 2012. Previously, Mr. Wilderman was Co-Head of GMO’s Global Equity Division.

Alternative Asset Opportunity Fund	Jason Halliwell	Head, Systematic Global Macro Division, GMO. Mr. Halliwell has been responsible for overseeing the portfolio management of GMO’s systematic global macro portfolios since 1999.

*	In the case of Implementation Fund, allocations among asset classes are made by the Asset Allocation Division and specific security selection is primarily handled by other Divisions in collaboration with the Asset Allocation Division. For example, the Global Equity Division implements security selection for U.S. and developed market equities in Implementation Fund.

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The SAI contains information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of Funds for which they have responsibility.

Custodian, Fund Accounting Agent, and Transfer Agent

State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111, serves as each Fund’s custodian, fund accounting agent, and transfer agent. State Street Bank provides similar services with respect to Alternative Asset Opportunity Fund’s wholly owned subsidiary.

Expense Reimbursement

The Manager has contractually agreed to reimburse each Fund for its “Specified Operating Expenses.” As used in this Private Placement Memorandum, “Specified Operating Expenses” means: audit expenses, fund accounting expenses, pricing service expenses, expenses of non-investment related tax services, transfer agency expenses, expenses of non-investment related legal services provided to the Funds by or at the direction of the Manager, federal securities law filing expenses, printing expenses, state and federal registration fees, and custody expenses.

For each Fund that charges a management fee, the Manager has agreed to waive or reduce the Fund’s management fee, but not below zero, to the extent necessary to offset the management fees directly or indirectly paid by the Fund to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds. In addition, for Alternative Asset Opportunity Fund, the Manager has agreed to waive the Fund’s management fee to 0.60% of the Fund’s average daily net assets.

For each Fund that charges a shareholder service fee, the Manager has agreed to waive or reduce the shareholder service fee charged by each class of shares of the Fund, but not below zero, to the extent necessary to offset the shareholder service fees directly or indirectly paid by the class of shares of the Fund to the Manager as a result of the Fund’s direct or indirect investments in other GMO Funds.

These contractual waivers and reimbursements will continue through at least June 30, 2014 for each Fund unless the Fund’s Board of Trustees authorizes their modification or termination, or reduces the fee rates paid to the Manager under the Fund’s management contract or servicing and supplement support agreement.

DETERMINATION OF NET ASSET VALUE

The net asset value or “NAV” of each Fund and of each class of its shares is determined as of the close of regular trading on the NYSE, generally at 4:00 p.m. Boston time. The NAV per share of a class of shares of a Fund is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of outstanding shares of that class. NAV is not determined for any Fund on days when the NYSE is closed for business. In addition, in the case of Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund, NAV is not determined (and accordingly, transactions in shares of the Funds are not processed) on days when the U.S. bond markets are closed for business. In addition, because some Funds hold portfolio securities listed on non-U.S. exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the NAV of those Funds’ shares may change significantly on days when shares cannot be redeemed.

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A Fund may elect not to determine NAV on days when none of its shares are tendered for redemption and it accepts no orders to purchase its shares.

The value of the Funds’ investments is generally determined as follows:

Exchange-traded securities (other than Exchange-traded options) for which market quotations are readily available:

•	Last sale price or

•	Official closing price or

•	Most recent quoted price published by the exchange (if no reported last sale or official closing price) or

•	Quoted price provided by a pricing source (in the event GMO deems the private market to be a more reliable indicator of market value than the exchange)

(Also, see discussion in “Fair Value Pricing” below.)

Exchange-traded options:

•

Exchange-traded options are valued at the last sale price, provided that price is between the closing bid and ask prices. If the last sale price is not within this range, then they will be valued at the closing bid price for long positions and the closing ask price for short positions.

Cleared derivatives:

•

Closing price quoted by the relevant clearing house (if an updated closing price for a cleared derivative is not available by the time that a Fund calculates its net asset value on any business day, then that derivative will generally be valued using an industry standard model)

OTC derivatives:

•	Price generally determined by an industry standard model

Unlisted non-fixed income securities for which market quotations are readily available:

•	Most recent quoted price

Fixed income securities (includes bonds, asset-backed securities, loans, structured notes):

•

Most recent quoted price supplied by a single pricing source chosen by GMO (if an updated quoted price for a fixed income security is not available by the time that a Fund calculates its net asset value on any business day, the Fund will generally use the most recent quoted price to value that security)

•

Non-emerging market fixed income securities with a remaining maturity of 60 days or less may be valued at amortized cost, which approximates market value, if the issuer is deemed to present minimal credit risk

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Note: Reliable quoted prices may not always be available. When they are not available, the Funds may use alternative valuation methodologies (e.g., valuing the relevant assets at “fair value” as described below).

Shares of other GMO Funds and other open-end registered investment companies:

•	Most recent NAV

“Quotation” or “quoted price” typically means the bid price for securities held long and the ask price for securities sold short. If the pricing convention for a security does not involve a bid or an ask, the “quotation” or “quoted price” may be a market quotation provided by a market participant or other third party pricing source in accordance with the convention for that security.

The prices of non-U.S. securities quoted in non-U.S. currencies, non-U.S. currency balances, and the value of non-U.S. forward currency contracts are typically translated into U.S. dollars at the close of regular trading on the NYSE, generally at 4:00 p.m. Boston time, at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

Although the Manager normally does not evaluate pricing sources on a day-to-day basis, it does evaluate pricing sources on an ongoing basis and may change a pricing source at any time. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Although alternative pricing sources may be available for securities held by a Fund, those alternative sources are not typically part of the valuation process and do not necessarily provide greater certainty about the prices used by the Fund.

“Fair Value” Pricing

For all other assets and securities, including derivatives, and in cases where quotations are not readily available or circumstances make an existing valuation methodology or procedure unreliable, the Funds’ investments are valued at “fair value,” as determined in good faith by the Trustees or persons acting at their direction or pursuant to procedures approved by the Trustees.

With respect to the Funds’ use of “fair value” pricing, you should note the following:

➢	In some cases, a significant percentage of a Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Factors that may be considered in determining “fair value” include, among others, the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before a Fund’s net asset value is calculated, other news events, and significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments). Because of the uncertainty inherent in pricing, and in particular fair value pricing, the fair value determined for a particular security may be materially different from the value realized upon its sale.

➢

The valuation methodologies described above are modified for equity securities listed on foreign exchanges and that trade in securities markets that close prior to the close of the NYSE due to time zone differences, including the value of equity securities that underlie futures, options and other derivatives (to

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the extent the market for those derivatives closes prior to the close of the NYSE). In those cases, the value will generally be adjusted, to the extent practicable and available, based on inputs from an independent pricing service approved by the Trustees to reflect estimated valuation changes through the NYSE close.

➢	A Fund’s use of fair value pricing may cause the Fund’s returns to differ from those of its benchmark more than would otherwise be the case. For example, a Fund may fair value its international equity holdings as a result of significant events that occur after the close of the relevant market and before the time the Fund’s net asset value is calculated. In these cases, the benchmark may use the local market closing price, while the Fund uses an adjusted “fair value” price.

NAME POLICIES

To comply with SEC rules regarding the use of descriptive words in a fund’s name, some Funds have adopted policies of investing at least 80% of the value of their net assets plus the amount of any borrowings made for investment purposes in specific types of investments, industries, countries, or geographic regions (each policy, a “Name Policy”). Those Name Policies are described in the “Principal Investment Strategies” section of their summaries.

A Fund will not change its Name Policy without providing its shareholders at least 60 days’ prior written notice. When used in connection with a Fund’s Name Policy, “assets” include the Fund’s net assets plus any borrowings made for investment purposes. In addition, a Name Policy calling for a Fund to invest in a particular country or geographic region requires that the Fund’s investments be “tied economically” to that country or region. For purposes of this Private Placement Memorandum, an investment is “tied economically” to a particular country or region if: (i) it is an investment in an issuer that is organized under the laws of that country or of a country within that region or in an issuer that maintains its principal place of business in that country or region; (ii) it is traded principally in that country or region; or (iii) it is an investment in an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in that country or region, or has at least 50% of its assets in that country or region. A Fund may invest directly in securities of companies in a particular industry, country, or geographic region or indirectly, for example, through investments in another Fund, derivatives, or synthetic instruments with underlying assets that have economic characteristics similar to investments tied economically to a particular industry, country, or geographic region.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Funds have established a policy with respect to disclosure of their portfolio holdings. That policy is described in the SAI. The largest fifteen portfolio holdings of some Funds are posted monthly on GMO’s website. In addition, from time to time, attribution information regarding the positions of some Funds may be posted on GMO’s website (e.g., best/worst performing positions in the Fund over a specified time period). Such information is available without a confidentiality agreement to registered users on GMO’s website.

Additional information regarding the portfolio holdings of some Funds as of each month’s end is made available to shareholders of the Trust (including shareholders of record of indirect investments in a Fund through another fund managed by GMO) (“permitted shareholders”), qualified potential shareholders as determined by GMO (including qualified potential shareholders of record who are considering an indirect investment in a Fund through another fund managed by GMO) (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website, as set forth below:

Funds	Approximate date of posting to website of preliminary holding information

Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund, World Opportunity Overlay Fund

5 days after month end

Benchmark-Free Fund	2 days after month end

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Permitted shareholders and potential shareholders of Funds that invest in other GMO Funds, as well as their consultants and agents, are able to access the portfolio holdings of the GMO Funds in which those Funds invest when that information is posted each month on GMO’s website. Periodically, in response to heightened market interest in specific issuers, a Fund’s holdings in one or more issuers may be made available on a more frequent basis to permitted shareholders, potential shareholders, and their consultants or agents through a secured link on GMO’s website. This information may be posted as soon as the business day following the date to which the information relates.

To access this information on GMO’s website (http://www.gmo.com/america/strategies), permitted shareholders, potential shareholders, and their consultants and agents (collectively, “permitted recipients”) must contact GMO to obtain a password and user name (to the extent they do not already have them) and must generally enter into a confidentiality agreement with GMO and the Trust. GMO may also provide permitted recipients with information regarding an underlying GMO Fund and other direct holdings of Benchmark-Free Fund, and a confidentiality agreement is not required to view this information. GMO may make portfolio holdings information available in alternate formats and under additional circumstances under the conditions described in the SAI.

The Funds or GMO may suspend the posting of portfolio holdings of one or more Funds, and the Funds may modify the disclosure policy, without notice to shareholders. Once posted, a Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

HOW TO PURCHASE SHARES

Shares of the Funds are currently principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933. It is currently anticipated that BFAF will be the sole shareholder of Implementation Fund.

Under ordinary circumstances, you may purchase the Fund’s shares directly from the Trust on days when the NYSE is open for business and, in the case of Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund, on days when the U.S. bond markets also are open for business. For instructions on purchasing shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase order until it has received a GMO Trust Application deemed to be in good order by the Trust or its designated agent. In addition, the Trust may not accept a purchase order unless an Internal Revenue Service (“IRS”) Form W-9 (for U.S. shareholders) or the appropriate IRS Form W-8 (for non-U.S.

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shareholders) with a correct taxpayer identification number (if required) is on file with the Trust or its agent and that W-9 or W-8 is deemed to be in good order by the Trust’s withholding agent, State Street Bank and Trust Company. The Trust may require additional tax-related certifications, information or other documentation from you in order to comply with applicable U.S. federal reporting and withholding tax provisions, including the Foreign Account Tax Compliance Act. For more information on these rules, see “Taxes” in the SAI. Please consult your tax adviser to ensure all tax forms provided to the Trust are completed properly and maintained, as required, in good order. GMO has the right to decide when a completed form is in good order.

Purchase Policies. You must submit a purchase order in good order to avoid its being rejected. In general, a purchase order is in good order if it includes:

•	The name of the Fund being purchased;

•	The U.S. dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on the NYSE (generally 4:00 pm Boston time) (the “Cut-off Time”) on that date);

•	The name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity; and

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list.

If payment in full (in U.S. funds paid by check or wire or, when approved, by securities) is not received prior to the Cut-off Time on the intended purchase date, the order may be rejected or deferred until payment in full is received unless prior arrangements for later payment have been approved by GMO.

A purchase order received in “good order” will be priced at the net asset value of the Fund shares being purchased next computed after it is received by the Trust or an authorized agent. If a purchase order is received in good order by the Trust or its designated agent, together with payment in full, prior to the Cut-off Time, the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium). If that order is received after the Cut-off Time, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day that the NYSE is open (plus any applicable purchase premium). With respect to Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund, requests that are received on days when the U.S. bond markets are closed will not be accepted until the next day on which the U.S. bond markets are open, and the purchase price for the Fund shares is the net asset value per share determined on that day (plus any applicable purchase premium). See “Purchase Premiums and Redemption Fees” on page 79 of this Private Placement Memorandum for a discussion of purchase premiums charged by some Funds, including circumstances under which all or a portion of the purchase premiums may be waived. Purchase premiums are not charged on reinvestments of distributions.

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by each investor in its GMO Trust Application and the Trust may require further identifying documentation. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

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The Trust and its agents reserve the right to reject any purchase order. In addition, without notice, a Fund in its sole discretion may temporarily or permanently suspend sales of its shares to new investors and/or existing shareholders.

Minimum initial investment amounts (by class, if applicable) are set forth in the tables on page 80 of this Private Placement Memorandum. No minimum initial investment is required to purchase Class III shares of Alternative Asset Opportunity Fund or Benchmark-Free Fund or shares of Implementation Fund or World Opportunity Overlay Fund. The Trust may waive initial minimums for some investors.

Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of other GMO Funds after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a good order purchase order prior to the Cut-off Time on that day; and (ii) the purchase(s) by the Top Fund of shares of the other GMO Funds are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.

Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail, facsimile, or e-mail (provided that a PDF copy of the completed purchase order form is attached to the e-mail) or other form of communication pre-approved by Shareholder Services to the Trust at:

GMO Trust

c/o Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf

Boston, Massachusetts 02110

Facsimile: 1-617-439-4192

Attention: Shareholder Services

E-mail: clientorder@gmo.com

Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your purchase order form. Do not send cash, checks, or securities directly to the Trust. A purchase order submitted by mail is “received” by the Trust when it is actually delivered to the Trust or its designated agent. A purchase order delivered by facsimile or e-mail is “received” by the Trust when it is actually received by the Trust or its designated agent. The Trust is not responsible for purchase orders submitted but not actually received by the Trust or its designated agent for any reason, including purchase orders not received on account of a computer virus or other third-party interference.

Funding Your Investment. You may purchase shares:

•	with cash (by means of wire transfer or check or other form of payment preapproved by GMO Shareholder Services)

➢	By wire. Instruct your bank to wire your investment to:

State Street Bank and Trust Company, Boston, Massachusetts

ABA#: 011000028

Attn: Transfer Agent

Credit: GMO Trust Deposit Account 00330902

Further credit: GMO Fund/Account name and number

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➢	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service: State Street Bank and Trust Company Transfer Agency/GMO Box 5493 Mail Code JHT1651 Boston, MA 02206	By Overnight Courier: State Street Bank and Trust Company Attn: Transfer Agency/GMO 200 Clarendon Street Mail Code JHT1651 Boston, MA 02116

•	in exchange for securities acceptable to the Manager

➢	securities must be approved by the Manager prior to transfer to the Fund

➢	securities will be valued as set forth under “Determination of Net Asset Value”

➢	you may bear any stamp or other transaction-based taxes or certain other costs arising in connection with the transfer of securities to the Fund

•	by a combination of cash and securities

The Trust is not responsible for cash (including wire transfers and checks) or securities delivered in connection with a purchase of Fund shares until they are actually received by the Fund. Purchase proceeds will not earn interest for purchasing shareholders.

Frequent Trading Activity. As a matter of policy, the Trust will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies, including market timing, that GMO determines could be harmful to a Fund and its shareholders. Frequent trading strategies generally are strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies can be disruptive to the efficient management of a Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to a Fund and its shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund, World Opportunity Overlay Fund, or some other GMO Funds in which a Fund may invest.

For Alternative Asset Opportunity Fund, the Trustees have adopted procedures designed to detect and prevent frequent trading activity that could be harmful to a Fund and its shareholders (the “Procedures”). The Procedures include the fair valuation of non-U.S. securities, periodic surveillance of trading in shareholder accounts and inquiry as to the nature of trading activity. If GMO determines that an account is engaging in frequent trading that has the potential to be harmful to a Fund or its shareholders, the Procedures permit GMO to adopt various prevention measures, including suspension of the account’s exchange and purchase privileges. There is no assurance that the Procedures will be effective in all instances. The Funds reserve the right to reject any order or terminate the sale of Fund shares at any time.

Other funds and accounts over which GMO has investment discretion invest in other GMO Funds and are not subject to restrictions on the frequency with which they purchase those Funds’ shares. Although GMO may not take affirmative steps to detect frequent trading for certain Funds, GMO will not honor requests for purchases or exchanges by shareholders identified as engaging in frequent trading strategies that GMO determines could be harmful to those Funds and their shareholders.

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HOW TO REDEEM SHARES

Under ordinary circumstances, you may redeem the Fund’s shares on days when the NYSE is open for business and, in the case of Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund, when the U.S. bond markets also are open for business. Redemption orders should be submitted directly to the Trust. For instructions on redeeming shares, call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com. A Fund may remit the redemption proceeds for redemption orders received on the same day at different times for different shareholders and may take up to seven days to remit proceeds.

Redemption Policies. You must submit a redemption order in good order to avoid having it rejected by the Trust or its designated agent. In general, a redemption order is in good order if it includes:

•	The name of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed or, in the case of a Fund with a redemption fee, the dollar amount that the investor wants to receive;

•	The date on which the redemption is to be made (subject to receipt prior to the Cut-off Time on that date);

•	The name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application or subsequent authorized signers list; and

•

Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.

Redemption orders received in “good order” will be priced at a Fund’s net asset value next computed after they are received by the Trust or an authorized agent. If a redemption order is received in good order by the Trust or its designated agent prior to the Cut-off Time, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day (less any applicable redemption fee). In the case of Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund, redemption orders in good order that are received on days when the U.S. bond markets are closed will not be accepted until the next day on which the U.S. bond markets are open, and the redemption price will be the net asset value per share determined that day (less any applicable redemption fee). If a redemption order is received after the Cut-off Time, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day that the NYSE is open (less any applicable redemption fee) or, in the case of Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund, the next business day that the U.S. bond markets are open (less any applicable redemption fee), unless you or another authorized person on your account have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you or another authorized person on your account have instructed GMO Shareholder Services to defer the redemption to another day, you or another authorized person on your account may revoke your redemption order in writing at any time prior to the Cut-off Time on the redemption date. Redemption fees, if any, apply to all shares of a Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions). See “Purchase Premiums and Redemption Fees” on page 79 for a discussion of redemption fees charged by some Funds, including circumstances under which all or a portion of the fees may be waived. In the event of a disaster affecting Boston, Massachusetts, you should contact GMO to confirm that your redemption order was received and is in good order.

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Failure to provide the Trust with a properly authorized redemption order or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address may result in a delay in processing a redemption order, delay in remittance of redemption proceeds, or a rejection of the redemption order.

In GMO’s sole discretion, a Fund may pay redemption proceeds wholly or partly in securities (selected by GMO) instead of cash. In particular, if market conditions deteriorate and GMO believes a Fund’s redemption fee (if any) will not fairly compensate a Fund for transaction costs, the Fund may limit cash redemptions and use portfolio securities to pay the redemption price to protect the interests of all Fund shareholders. Redemptions paid with portfolio securities may require shareholders to enter into new custodial arrangements if they do not have accounts available for holding securities directly.

If a redemption is paid in cash:

•	payment will generally be made by means of a federal funds transfer to the bank account designated in the relevant GMO Trust Application

➢	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in a recordable format by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

➢	if there is ambiguity with wire instructions that cannot be resolved in a timely manner, GMO may elect to remit redemption proceeds by check

•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

The Trust will not pay redemption proceeds to third-parties and does not offer check-writing privileges. The Trust will not typically pay redemption proceeds to multiple bank accounts.

If a redemption is paid with securities, you should note that:

•	the securities will be valued as set forth under “Determination of Net Asset Value”;

•	the securities will be selected by GMO in light of the Fund’s objective and other practical considerations and may not represent a pro rata distribution of each security held in the Fund’s portfolio;

•	you will likely incur brokerage charges on the sale of the securities;

•	depending on the Fund’s tax treatment, redemptions paid in securities can have the same or different tax consequences as redemptions paid in cash (see “Taxes” below);

•	you may bear any stamp or other transaction-based taxes or certain other costs arising in connection with the Fund’s transfer of securities to you; and

•	the securities will be transferred and delivered by the Trust as directed in writing by an authorized person on your account.

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Each Fund may suspend the right of redemption and may postpone payment for more than seven days:

•	during periods when the NYSE is closed other than customary weekend or holiday closings;

•	during periods when trading on the NYSE is restricted;

•	during an emergency that makes it impracticable for a Fund to dispose of its securities or to fairly determine its net asset value; or

•	during any other period permitted by the SEC.

Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by a shareholder at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or class held by the shareholder exceed a percentage of the outstanding shares of the Fund or class determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares to prevent a shareholder from becoming an affiliated person of a Fund.

Top Funds may redeem shares of other GMO Funds after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption order prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the other GMO Funds is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.

Cost Basis Reporting. To the extent your account is subject to U.S. federal tax reporting (including an account for which you have informed a Fund that you would like to receive “informational only” U.S. federal tax reporting), upon the redemption or exchange of shares in a Fund that is treated as a regulated investment company under Subchapter M of the Code for U.S. federal tax purposes (Benchmark-Free Fund, Debt Opportunities Fund, High-Quality Short-Duration Bond Fund, and U.S. Flexible Equities Fund) held in such an account, the Fund will provide you with cost basis and certain other related tax information about the Fund shares you redeemed or exchanged. This cost basis reporting requirement is effective for shares purchased, including through dividend reinvestment, on or after January 1, 2012. Shares of a Fund acquired prior to January 1, 2012 generally are not subject to these rules, and shareholders are responsible for keeping their own records for determining their tax basis in these shares. Please consult the Trust for more information regarding available methods for cost basis reporting for these Funds, including their default method, and how to select or change a particular method. Please also consult your tax adviser to determine which available cost basis method is most appropriate for you.

For all other Funds, shareholders are responsible for keeping their own records for determining their tax basis in all of their shares.

Submitting Your Redemption Order. Redemption orders can be submitted by mail, facsimile, or e-mail to the Trust at the address/facsimile number/e-mail address set forth under “How to Purchase Shares – Submitting Your Purchase Order Form.” Redemption orders are “received” by the Trust when they are actually received by the Trust or its designated agent. Call the Trust at 1-617-346-7646 or send an e-mail to SHS@GMO.com to confirm that GMO received, made a good order determination regarding, and accepted your redemption order.

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PURCHASE PREMIUMS AND REDEMPTION FEES

At present, none of the Funds except Benchmark-Free Fund and Debt Opportunities Fund charge a purchase premium or redemption fee, although any of the Funds may impose a purchase premium and/or redemption fee or modify an existing fee at any time. Please refer to the “Shareholder Fees” table under the caption “Fees and Expenses” in the Fund summaries for Benchmark-Free Fund and Debt Opportunities Fund for details regarding the purchase premiums and/or redemption fees charged by the Funds. Purchase premiums and redemption fees are paid to and retained by a Fund to help offset estimated portfolio transaction costs and other related costs (e.g., bid to ask spreads, stamp duties, and transfer fees) incurred by the Fund (directly or indirectly through investments in underlying Funds) as a result of the purchase or redemption by allocating estimated transaction costs to the purchasing or redeeming shareholder.

Purchase premiums and redemption fees for Benchmark-Free Fund are typically assessed annually based on the weighted average of (i) the estimated transaction costs for directly held assets (including assets held by a wholly-owned subsidiary) and (ii) the purchase premiums and/or redemption fees, if any, imposed by the underlying Funds in which the Fund invests, provided that, if that weighted average is less than 0.05%, the Fund usually will not charge a purchase premium or redemption fee.

Purchase premiums are not charged on reinvestments of distributions. Redemption fees apply to all shares of a Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).

Waiver of Purchase Premiums/Redemption Fees

If the Manager determines that any portion of a cash purchase or redemption, as applicable, is offset by a corresponding cash redemption or purchase occurring on the same day, it ordinarily will waive or reduce the purchase premium or redemption fee with respect to that portion.

The Manager also may waive or reduce the purchase premium or redemption fee relating to a cash purchase or redemption of a Fund’s shares if the Fund will not incur transaction costs or will incur reduced transaction costs. For example, the Manager may waive all or a portion of the purchase premiums and/or redemption fees for the Funds when they are de minimis and/or the Manager deems it equitable to do so, including without limitation when the weighted average of (i) the estimated transaction costs for directly held assets and (ii) the purchase premiums and/or redemption fees, if any, imposed by the underlying Funds are less than the purchase premium and/or redemption fee imposed by the Fund.

The Manager will waive or reduce the purchase premium when securities are used to purchase a Fund’s shares except to the extent that the Fund incurs transaction costs (e.g., stamp duties or transfer fees) in connection with its acquisition of those securities. The Funds may waive or reduce redemption fees when they use portfolio securities to redeem their shares. However, when a substantial portion of a Fund is being redeemed in-kind, the Fund may nonetheless charge a redemption fee equal to known or estimated costs.

Purchase premiums or redemption fees generally will not be waived for purchases and redemptions of Fund shares executed through brokers or agents, including, without limitation, intermediary platforms that are allowed pursuant to agreements with the Trust to transmit orders for purchases and redemptions the day after those orders are received.

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The Manager may consider known cash flows out of or into Funds when placing orders for the cash purchase or redemption of Fund shares by accounts over which the Manager has investment discretion, including other GMO Funds and other pooled investment vehicles. Consequently, those accounts will tend to benefit more from waivers of the Funds’ purchase premiums and redemption fees than other Fund shareholders.

MULTIPLE CLASSES AND ELIGIBILITY

Some of the Funds offer multiple classes of shares. The sole economic difference among the various classes of shares described in this Private Placement Memorandum is the shareholder service fee they bear for investor and shareholder service, reporting and other support. Differences in the shareholder service fee reflect the fact that, as the size of an investor relationship increases, the cost to service that investor decreases as a percentage of the investor’s assets. Thus, the shareholder service fee generally is lower for classes requiring greater minimum total investments.

Minimum Investment Criteria for Class Eligibility

For Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Special Situations Fund, and U.S. Flexible Equities Fund, an investor’s eligibility to purchase Fund shares or different classes of Fund shares depends on its meeting either (i) the minimum “Total Fund Investment,” which includes only an investor’s total investment in a particular Fund, or (ii) the minimum “Total GMO Investment,” both set forth in the table below. No minimum initial investment is required to purchase Class III shares of Benchmark-Free Fund or Alternative Asset Opportunity Fund or shares of Implementation Fund or World Opportunity Overlay Fund. For investors owning shares of a Fund, no minimum additional investment is required to purchase additional shares of that Fund.

		Minimum Total Fund Investment	Minimum Total GMO Investment (1)	Shareholder Service Fee (as a % of average daily net assets)
Funds Offering Class III Shares	Debt Opportunities Fund High Quality Short-Duration Bond Fund Special Situations Fund U.S. Flexible Equities Fund	N/A	$10 million	0.15%
Funds Offering Class IV Shares	U.S. Flexible Equities Fund	$125 million	$250 million	0.105%
Funds Offering Class V Shares	U.S. Flexible Equities Fund	$250 million	$500 million	0.085%
Funds Offering Class VI Shares	Debt Opportunities Fund High Quality Short-Duration Bond Fund Special Situations Fund U.S. Flexible Equities Fund	$300 million	$750 million	0.055%

(1)	The eligibility requirements in the table above are subject to exceptions and special rules. See discussion immediately following this table for more information about these exceptions and special rules.

An investor’s Total GMO Investment equals the Manager’s estimate of the market value of all the investor’s assets managed by GMO and its affiliates (i) at the time of the investor’s initial investment, (ii) at the close of business on the last business day of each calendar quarter, or (iii) at other times as determined by the Manager (including those described below under “Conversions between Classes”) (each, a “Determination Date”). When purchasing shares of a Fund, investors should consult with the Manager to determine the applicable Determination Date and the share class for which they are eligible.

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Upon request, GMO may permit an investor to undertake in writing to meet the applicable Total Fund Investment or Total GMO Investment minimums over a specified period (a “Commitment Letter”).

You should note:

•	No minimum additional investment is required to purchase additional shares of a Fund or any class of shares of a Fund that you currently hold.

•

GMO makes all determinations as to the aggregation of investor accounts for purposes of determining eligibility. See the SAI for a discussion of factors GMO considers relevant when making those determinations.

•	Eligibility requirements for a Fund or each class of shares of a Fund, as the case may be, are subject to change.

•

GMO may waive eligibility requirements for certain persons, accounts, or special situations. These waivers include the waiver of certain eligibility requirements for: (i) GMO Funds and other accounts over which GMO has investment discretion, (ii) GMO directors, partners, employees, agents and their family members, (iii) the Trustees of the Trust, (iv) Trustees of other mutual funds sponsored by GMO and (v) clients of an investment consultant or similar investment professional with a substantial ongoing business relationship with GMO.

Conversions between Classes

As described in the applicable Fund summaries, in determining whether an investor is eligible to purchase Fund shares, GMO considers each investor’s Total Fund Investment and Total GMO Investment on each Determination Date. Based on this determination, and subject to the following, each investor’s shares of a Fund eligible for conversion will be converted to the class of shares of that Fund with the lowest shareholder service fee for which the investor satisfies all minimum investment requirements (or, to the extent the investor already holds shares of that class, the investor will remain in that class). Except as noted below, with respect to any Fund:

•

If an investor satisfies all minimum investment requirements for a class of shares then being offered that bears a lower shareholder service fee than the class held by the investor on the Determination Date (generally at the close of business on the last business day of each calendar quarter), the investor’s shares eligible for conversion generally will be automatically converted to that class within 45 calendar days following the Determination Date on a date selected by the Manager.

•

If an investor no longer satisfies all minimum investment requirements for the class of shares of a Fund held by the investor on the last Determination Date of a calendar year (generally at the close of business on the last business day of the calendar year), the Fund generally will convert the investor’s shares to the class it is then offering bearing the lowest shareholder service fee for which the investor satisfies all minimum investment requirements (which class will typically bear a higher shareholder service fee than the class then held by the investor). If an investor no longer satisfies all minimum investment requirements for any class of a Fund as of the last Determination Date of a calendar year, the Fund will convert the investor’s shares to the class of that Fund then being offered bearing the highest shareholder service fee. Notwithstanding the foregoing, an investor’s shares will not be converted to a class of shares bearing a higher shareholder service fee without at least 15 calendar days’ prior notice, and if the investor makes an additional investment and/or the value of the investor’s shares otherwise increases prior to the end of the notice period so as to satisfy all minimum investment requirements for the investor’s current class of shares, the investor will remain in the class of shares then held by the investor. Solely for the purpose of determining whether an investor has satisfied the minimum investment

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requirements for an investor’s current class of shares, the value of the investor’s shares is considered to be the greater of (i) the value of the investor’s shares on the relevant Determination Date, (ii) the value of the investor’s shares on the date that GMO reassesses the value of the investor’s account for the purpose of sending notice of a proposed conversion, or (iii) the value of the investor’s shares immediately prior to the date when the conversion would take place. If the investor is not able to make an additional investment in a Fund solely because the Fund is closed to new investment or is capacity constrained, the class of shares then held by the investor will not be converted unless the Manager approves reopening the Fund to permit the investor to make an additional investment. The conversion of an investor’s shares to a class of shares bearing a higher shareholder service fee generally will occur within 60 calendar days following the last Determination Date of a calendar year or, in the case of conversion due to an abusive pattern of investments or redemptions (see next paragraph), on any other date the Manager determines.

A Fund may at any time without notice convert an investor’s shares to the class it is then offering bearing the lowest shareholder service fee for which the investor satisfied all minimum investment requirements (or, if the Fund has no such class, the class of that Fund bearing the highest shareholder service fee) if the investor no longer satisfies all minimum investment requirements for the class of shares held by the investor and: (i) the Manager believes the investor has engaged in an abusive pattern of investments or redemptions (e.g., a large investment just before a Determination Date and a redemption immediately after the Determination Date), (ii) the investor fails to meet the applicable Total Fund Investment or Total GMO Investment minimums by the time specified in the investor’s Commitment Letter, or (iii) the total expense ratio borne by the investor immediately following the conversion is equal to or less than the total expense ratio borne by the investor immediately before the conversion (after giving effect to any applicable fee and expense waivers or reimbursements).

For U.S. federal income tax purposes, the conversion of an investor’s investment from one class of shares of a Fund to another class of shares of the same Fund generally should not result in the recognition of gain or loss in the shares that are converted. Thus, in general, the investor’s tax basis in the new class of shares immediately after the conversion should equal the investor’s basis in the converted shares immediately before the conversion, and the holding period of the new class of shares should include the holding period of the converted shares.

DISTRIBUTIONS

For Benchmark-Free Fund, Debt Opportunities Fund, High-Quality Short-Duration Bond Fund, and U.S. Flexible Equities Fund:

The policy of each Fund is to declare and pay dividends of its net investment income, if any, semi-annually, although the Funds are permitted to declare and pay dividends of net investment income, if any, more frequently. Each of these Funds also intends to distribute net realized capital gains, whether from the sale of investments held by the Fund for not more than one year (net short-term capital gains) or from the sale of investments held by the Fund for more than one year (net long-term capital gains), if any, at least annually. In addition, these Funds may, from time to time and at their discretion, make unscheduled distributions in advance of large redemptions by shareholders or as otherwise deemed appropriate by a Fund. From time to time, distributions by a Fund could constitute a return of capital to shareholders for U.S. federal income tax purposes.

Typically, all dividends and/or distributions are reinvested in additional shares of the relevant Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application, by writing to the Trust, or by notifying their broker or agent. No purchase premium is charged on reinvested dividends or distributions.

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See “Taxes” below for more information about the tax consequences to shareholders of receiving Fund distributions, as well as of investing in a Fund more generally.

For All Other Funds:

Alternative Asset Opportunity Fund, Special Situations Fund, and World Opportunity Overlay Fund may declare and pay non-redeeming distributions to their shareholders in the sole discretion of the Trustees (or their delegates).

Implementation Fund may make distributions to its sole shareholder, BFAF, in the sole discretion of the Trustees (or their delegates).

See “Taxes” below for more information about any tax consequences to shareholders of receiving Fund distributions, as well as of investing in a Fund more generally.

TAXES

The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Funds. The Funds’ shareholders may include certain other GMO Funds, some of which are regulated investment companies (“RICs”) as defined by the Code. The summary below does not address tax consequences to shareholders of those other GMO Funds. Shareholders of those other GMO Funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those GMO Funds for a summary of the tax consequences applicable to them. It is important for you to note:

For Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund and U.S. Flexible Equities Fund:

•	Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes and intends to qualify each year as a RIC under Subchapter M of the Code.

•	For U.S. federal income tax purposes, distributions of net investment income generally are taxable to shareholders as ordinary income.

•

For U.S. federal income tax purposes, taxes on distributions of net realized capital gains generally are determined by how long a Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net realized capital gains from the sale of investments that a Fund owned for more than one year and that are reported by a Fund as capital gain dividends generally are taxable to shareholders as long-term capital gains. Distributions of net realized capital gains from the sale of investments that a Fund owned for one year or less generally are taxable to shareholders as ordinary income. Tax rules can alter a Fund’s holding period in investments and thereby affect the tax treatment of gain or loss on such investments.

•

A Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains for that year, in which case the excess generally would be treated as a return of capital, which would reduce a shareholder’s tax basis in its shares, with any amounts exceeding such basis treated as capital gain. A return of capital is not taxable to shareholders to the extent such amount does not exceed a shareholder’s tax basis, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

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•

A Fund will carry any net realized capital losses (i.e., realized capital losses in excess of realized capital gains) from any taxable year forward to one or more subsequent taxable years to offset capital gains, if any, realized during such subsequent years without expiration until such losses are fully utilized. A Fund’s ability to utilize these and certain other losses to reduce distributable net realized capital gains in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund. See “Taxes” in the SAI for more information.

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Distributions of net investment income properly reported by a Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels.

•

Effective for taxable years beginning on or after January 1, 2013, Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules. The details of the implementation of this tax, and of the calculation of net investment income, among other issues, remain subject to future guidance. Net investment income generally includes for this purpose dividends, including any capital gain dividends, paid by a Fund, and net capital gains recognized on the sale, redemption or exchange of shares in a Fund, and may be reduced by certain allowable deductions. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in a Fund.

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Distributions by a Fund generally are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund’s shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares.

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Distributions by a Fund to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws generally will not be taxable. Special tax rules apply to investments through such plans. You should consult your tax adviser to determine the suitability of a Fund as an investment through such a plan and the tax treatment of distributions from such a plan.

•

Any gain resulting from a shareholder’s sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as short-term and/or long-term capital gain, depending on how long the Fund shares were held by the shareholder. Redemptions paid in securities generally are treated by shareholders for U.S. federal income tax purposes the same as redemptions paid in cash.

•

A Fund’s non-U.S. investments may be subject to non-U.S. withholding or other taxes on dividends, interest, or capital gains. A Fund may otherwise be subject to non-U.S. taxation on repatriation proceeds generated from those investments or to other transaction-based non-U.S. taxes on those investments. Those withholding and other taxes will reduce the Fund’s yield on non-U.S. investments. In some cases, a Fund may seek to collect a refund in respect

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of taxes paid to a non-U.S. country (see “Description of Principal Risks—Non-U.S. Investment Risk” for more information). The non-U.S. withholding and other tax rates applicable to a Fund’s investments in certain non-U.S. jurisdictions may be higher, in certain circumstances, for instance, if a Fund has a significant number of non-U.S. shareholders or if a Fund or underlying Fund invests through a subsidiary. In certain instances, shareholders may be entitled to claim a credit or deduction (but not both) for non-U.S. taxes paid directly or indirectly by a Fund. In addition, a Fund’s investments in certain non-U.S. investments, non-U.S. currencies or non-U.S. currency derivatives may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. See “Taxes” in the SAI for more information.

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Under the Funds’ securities lending arrangements, when a dividend is paid to a Fund security out on loan, the borrower is required to pay to that Fund a substitute payment at least equal, on an after-tax basis, to the dividend that the Fund would have received if it had received the dividend directly. Because some borrowers of non-U.S. securities may be subject to levels of taxation that are lower than the rates applicable to that Fund, some borrowers are likely to be motivated by the ability to earn a profit on those differential tax rates and to pay that Fund for the opportunity to earn that profit. In the United States, certain swaps and similar derivative instruments and securities lending transactions designed to enable non-U.S. persons to reduce otherwise applicable U.S. withholding taxes on U.S. stock dividends have received the attention of U.S. lawmakers. In response, Congress enacted legislation in March 2010 to limit these practices. There can be no assurance that similar legislation will not be adopted in other jurisdictions with respect to non-U.S. investments or that non-U.S. taxing authorities will not otherwise challenge beneficial tax results arising from swaps or other derivative instruments or securities lending arrangements.

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Certain of a Fund’s investment practices, including derivative transactions, short sales, hedging activities generally, and securities lending activities, as well as certain of a Fund’s investments, including debt obligations issued or purchased at a discount, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, REITs, master limited partnerships and, potentially, so-called “indexed securities” (such as TIPS or other inflation indexed bonds), will be subject to special and complex U.S. federal income tax provisions. These special rules may affect the timing, character, and/or amount of a Fund’s distributions and, in some cases, may cause a Fund to liquidate investments at a time when it is not advantageous to do so. See “Taxes” in the SAI for more information about the tax consequences of specific Fund investment practices and investments.

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To the extent a Fund invests in other GMO Funds or other investment companies treated as RICs, partnerships, trusts or other pass-through structures for U.S. federal income tax purposes, including certain ETFs, the Fund’s distributions could vary in terms of their timing, character, and/or amount, in some cases significantly, from what the Fund’s distributions would have been had the Fund invested directly in the portfolio investments held by the underlying investment companies. See “Taxes” in the SAI for more information.

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For Benchmark-Free Fund, investments by Resources Fund, an underlying Fund, in certain natural-resources related investments may be limited by its intention to qualify as a RIC, and may adversely affect its ability to qualify as a RIC in a particular year. If Resources Fund were to fail to qualify as a RIC for a particular year, the value of Benchmark-Free Fund’s investment in Resources Fund and, depending on the extent to which Benchmark-Free Fund invests in Resources Fund, Benchmark-Free Fund’s ability to qualify as a RIC, could be adversely affected.

•	Certain of a Fund’s derivatives transactions may be limited by its intention to qualify as a RIC.

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For Alternative Asset Opportunity Fund, Special Situations Fund and World Opportunity Overlay Fund:

•

Each Fund expects to be treated as a partnership that is not a “publicly traded partnership” for U.S. federal income tax purposes. As such a partnership, each Fund is not itself subject to U.S. federal income tax. Instead, each shareholder is required to take into account its distributive share of a Fund’s income, gain, loss, deduction, credit, and other tax items for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether a Fund has distributed or will distribute any amount of cash to its shareholders. Allocations of these tax items, for U.S. federal income tax purposes, will be made in accordance with the economics of a Fund as determined at the Manager’s discretion. Differences in timing, character and/or amount of a shareholder’s allocable share of the Fund’s income, gain, loss, or deduction may arise, and, in some cases, may be significant, where a Fund modifies its allocations to comply with applicable tax regulations or makes special allocations of specific tax items to a shareholder.

•

Each Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund’s taxable year. Each shareholder will be responsible for keeping its own records for determining its tax basis in its shares and for the preparation and filing of its own tax returns. Shareholders generally should expect to file for extensions for the completion of their U.S. federal, state, local, and other tax returns.

•

It is possible that a shareholder will incur income tax liabilities in a taxable year in respect of its investment in a Fund that exceed non-redeeming cash distributions (if any) made by the Fund for that year. As a result, it is possible that a RIC shareholder will be required to liquidate a portion of its Fund shares or other investments in order to obtain sufficient cash to satisfy its annual RIC distribution requirements and to otherwise avoid incurring RIC-level taxes.

•

Effective for taxable years beginning on or after January 1, 2013, Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules. The details of the implementation of this tax, and of the calculation of net investment income, among other issues, remain subject to future guidance. Very generally, for this purpose, net investment income will include (i) a shareholder’s distributive share of a Fund’s gross investment income (e.g., dividends or interest income received by a Fund or any gains realized on the disposition of Fund property), and (ii) any net gain recognized by the shareholder on the redemption of shares of a Fund, and will be reduced by certain allowable deductions (e.g., a shareholder’s distributive share of Fund deductions that are properly allocable to the gross income or gain described in (i) or (ii)). Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in a Fund in light of their particular circumstances.

86

•

In general, distributions of cash by a Fund (including in satisfaction of redemption requests) to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder’s adjusted tax basis in its Fund shares, with any amounts exceeding such basis treated as capital gain. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for cash. A shareholder generally will not recognize gain or loss on an in-kind distribution of property from a Fund, including on an in-kind redemption of Fund shares. In some cases, exceptions to these general rules may apply, which, for instance, can result in the recognition of ordinary income instead of capital gain on certain distributions of cash. See “Taxes” in the SAI for more information.

•

Certain of a Fund’s investment practices, including derivative transactions, short sales and hedging activities generally, and securities lending activities (if any), as well as certain of a Fund’s investments, including its interests in a subsidiary, debt obligations issued or purchased at a discount, asset-backed securities, assets “marked to the market” for U.S. federal income tax purposes, and, potentially, so-called “indexed securities” (such as TIPS and other inflation-indexed bonds), will be subject to special and complex U.S. federal income tax provisions. These special rules may increase or accelerate Fund shareholders’ recognition of income or gain taxable at ordinary income rates and can otherwise affect the timing, character, and/or amount of income recognized by shareholders. See “Taxes” in the SAI for more information about the tax consequences of a Fund’s specific investment practices and investments.

•

A Fund’s non-U.S. investments may subject the Fund and/or its shareholders, directly or indirectly, to taxation, including withholding or other taxes on dividends, interest, or capital gains, and/or tax filing obligations in non-U.S. jurisdictions. A Fund and/or its shareholders may otherwise be subject to non-U.S. taxation on repatriation proceeds generated from those investments or to other transaction-based non-U.S. taxes on those investments. Subject to certain limitations, shareholders may be entitled to claim a credit or deduction (but not both) in respect of certain non-U.S. taxes paid by them or their Fund. See “Taxes” in the SAI for more information. In addition, a Fund’s investments in certain non-U.S. investments, non-U.S. currencies, or non-U.S. currency derivatives may increase or accelerate Fund shareholders’ recognition of ordinary income. See “Taxes” in the SAI for more information. For information on possible Australian tax consequences of an investment in Alternative Asset Opportunity Fund, see “Description of Principal Risks – Non-U.S. Investment Risk” above.

•

Under the GMO Funds’ securities lending arrangements, when a dividend is paid to a Fund security out on loan, the borrower is required to pay to that Fund a substitute payment at least equal, on an after-tax basis, to the dividend that the Fund would have received if it had received the dividend directly. Because some borrowers of non-U.S. securities may be subject to levels of taxation that are lower than the rates applicable to that Fund, some borrowers are likely to be motivated by the ability to earn a profit on those differential tax rates and to pay that Fund for the opportunity to earn that profit. In the United States, certain swaps and similar derivative instruments and securities lending transactions designed to enable non-U.S. persons to reduce otherwise applicable U.S. withholding taxes on U.S. stock dividends have received the attention of U.S. lawmakers. In response, Congress enacted legislation in March 2010 to limit these practices. There can be no assurance that similar legislation will not be adopted in other jurisdictions with respect to non-U.S. investments or that non-U.S. taxing authorities will not otherwise challenge beneficial tax results arising from swaps or other derivative instruments or securities lending arrangements.

•

An allocable share of a tax-exempt shareholder’s income will likely be UBTI to the extent that a Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments, or invests in assets or engages in other investment practices that produce UBTI. See “Taxes” in the SAI for more information.

87

•

To the extent a Fund invests in other GMO Funds or other investment companies treated as RICs, partnerships, trusts or other pass-through structures for U.S. federal income tax purposes, the recognition of income by Fund shareholders could vary in terms of its timing, character, and/or amount from that which would have been recognized had the Fund invested directly in the portfolio investments held by the underlying investment companies. See “Taxes” in the SAI for more information.

•

In general, in order to qualify as a RIC, a shareholder must, among other things, derive at least 90% of its gross income from certain specified sources (“good income”). Because shareholders will be required to take into account their distributive share of items of Fund income for each taxable year as though such items had been realized directly by the shareholder, special tax considerations apply to shareholders that are RICs. For Alternative Asset Opportunity Fund and Special Situations Fund, either Fund’s investment in its respective wholly owned subsidiary company (if any) is expected to generate good income for shareholders that are RICs. However, there is a risk that the IRS could seek to recharacterize this investment in such a manner that all or a portion of the income derived from either Fund’s investment in its respective subsidiary (if any) is deemed to be “bad income” (i.e., non-qualifying income) in the hands of a RIC shareholder, which might adversely affect the RIC shareholder’s ability to qualify as a RIC in a particular year.

•

Alternative Asset Opportunity Fund’s subsidiary and Special Situations Fund’s subsidiary (if any) may be subject to U.S. withholding tax on certain categories of their U.S.-source income. All of each subsidiary’s net income and gain from its investments is expected to be includible in its parent Fund’s income at the end of its tax year as so-called “subpart F income,” whether or not distributed by the subsidiary to its parent Fund, and all such subpart F income, regardless of the character of the subsidiary’s underlying income and gain, is expected to be treated as ordinary income in the parent Fund’s hands. Distributions by a subsidiary to its parent Fund, including distributions to a parent Fund by its subsidiary in redemption of the parent Fund’s interests in the subsidiary, generally will be tax-free to the parent Fund to the extent of the subsidiary’s previously taxed but undistributed subpart F income, and will correspondingly reduce the parent Fund’s tax basis in the subsidiary (but not below zero), with any amount in excess of such basis generally treated as capital gain that is taxable as such when allocated to parent Fund shareholders. From time to time, a subsidiary may be required to liquidate investments, including at a time when it is not advantageous to do so, in order to make such distributions to its parent Fund. In liquidating such investments, the subsidiary may incur transaction costs, and recognize net income and gains, which, in turn, must be included in its parent Fund’s income as subpart F income as described above. Net losses incurred by a subsidiary during a tax year will not flow through to its parent Fund and thus will not be available to parent Fund shareholders to offset income or capital gain generated from the Fund’s other investments. In addition, net losses incurred by a subsidiary during a tax year generally cannot be carried forward by the subsidiary to offset gains realized by it in subsequent taxable years.

88

For Implementation Fund:

For U.S. federal income tax purposes, Implementation Fund is disregarded as an entity separate from its sole shareholder, BFAF. BFAF intends to qualify each year as a RIC under Subchapter M of the Code. For U.S. federal income tax purposes, including for purposes of meeting the ongoing distribution, asset diversification, qualifying income, and other requirements applicable to RICs under Subchapter M of the Code, BFAF will be treated as owning Implementation Fund’s assets directly, and any income, gain, loss, deduction or other tax items arising in respect of the Fund’s assets will be treated as if they are realized or incurred directly by BFAF. The tax consequences to BFAF from its investment in the Fund are described in BFAF’s prospectus.

The above is a general summary of the principal U.S. federal income tax consequences of investing in the Funds for shareholders who are U.S. citizens, residents, or corporations. You should consult your own tax advisers about the precise tax consequences of an investment in a Fund in light of your particular tax situation, including possible non-U.S., state, local, or other applicable taxes (including the federal alternative minimum tax).

See “Taxes” in the SAI for more information, including a summary of certain tax consequences of investing in the Fund for non-U.S. shareholders.

89

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

The financial highlights tables are intended to help you understand each Fund’s financial performance for the past five years (or, if shorter, the period of the Fund’s operations). Some information reflects financial results for a single Fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose report, along with the Fund’s financial statements, is incorporated by reference in the SAI and included in the Trust’s annual reports, which are available upon request. Information is presented for each Fund, and class of Fund shares, that had investment operations during the reporting periods and is currently being offered by this Private Placement Memorandum.

Information presented in the table for Alternative Asset Opportunity Fund includes the accounts of Alternative Asset Opportunity Fund and its wholly-owned subsidiary GMO Alternative Asset SPC Ltd. The consolidated financial highlights include 100% of the assets and liabilities of GMO Alternative Asset SPC Ltd. All significant interfund accounts and transactions have been eliminated in consolidation.

90

GMO Alternative Asset Opportunity Fund – Consolidated Financial Highlights

	Class III Shares
	Year Ended February 28/29,
	2013		2012		2011	2010	2009
Net asset value, beginning of period	$30.05		$32.55		$27.24	$21.94	$33.11

Income (loss) from investment operations:
Net investment income (loss)(a)†	(0.18)		0.00		0.11	0.46	0.93
Net realized and unrealized gain (loss)	0.60		(2.50)		5.20	4.84	(12.10)

Total from investment operations	0.42		(2.50)		5.31	5.30	(11.17)

Net asset value, end of period	$30.47		$30.05		$32.55	$27.24	$21.94

Total Return(b)	1.40%		(7.68)%		19.49%	24.16%	(33.74)%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$959,752		$44,320		$25,546	$23,100	$22,389
Net expenses to average daily net assets(c)	0.75	%(d)	0.69	%(d)	0.60%	0.60%	0.60	%(d)
Net investment income to average daily net assets(a)	(0.61)%		(0.01)%		0.38%	1.85%	3.24%
Portfolio turnover rate	17%		48%		60%	73%	89%
Fees and expenses reimbursed by the Manager to average daily net assets:	0.17%		1.64%		1.15%	1.06%	0.73%
Redemption fees consisted of the following per share amounts:†	—		—		—	$0.03	$0.00	(e)

(a)	Net investment income is affected by the timing of the declaration of dividends by the underlying funds in which the Fund invests.
(b)	Total returns would have been lower had certain expenses not been reimbursed during the periods shown. Calculation excludes redemption fees which are borne by the shareholder purchasing or redeeming fund shares, if any.
(c)	Net expenses exclude expenses incurred indirectly through investment in the underlying funds.
(d)	The net expense ratio does not include the effect of expense reductions.
(e)	Redemption fees were less than $0.01 per share.
†	Calculated using average shares outstanding throughout the period.

91

GMO Benchmark-Free Fund

	Class III Shares
	Year Ended February 28, 2013	Period from June 15, 2011 (commencement of operations) through February 29, 2012
Net asset value, beginning of period	$20.76	$20.00

Income (loss) from investment operations:
Net investment income (loss)(a)†	0.52	0.41
Net realized and unrealized gain (loss)	1.34	0.83

Total from investment operations	1.86	1.24

Less distributions to shareholders:
From net investment income	(0.68)	(0.40)
From net realized gains	(0.61)	(0.08)

Total distributions	(1.29)	(0.48)

Net asset value, end of period	$21.33	$20.76

Total Return(b)	9.25%	6.35	%**
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$3,941,582	$3,515,321
Net expenses to average daily net assets(c)(d)(e)	0.00%	0.00	%*
Net investment income (loss) to average daily net assets(a)	2.51%	2.91	%*
Portfolio turnover rate	31%	23	%**
Fees and expenses reimbursed by the Manager to average daily net assets:	0.01%	0.02	%*
Purchase premiums and redemption fees consisted of the following per share amounts:†	$0.00 (f)	$0.00	(f)

(a)	Net investment income is affected by the timing of the declaration of dividends by the underlying funds in which the Fund invests.
(b)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown and assumes the effect of reinvested distributions. Calculation excludes purchase premiums and redemption fees which are borne by the shareholder purchasing or redeeming Fund shares.
(c)	Net expenses exclude expenses incurred indirectly through investment in the underlying funds.
(d)	Net expenses to average daily net assets were less than 0.01%.
(e)	The net expense ratio does not include the effect of expense reductions.
(f)	Purchase premiums and redemption fees were less than $0.01 per share.
†	Calculated using average shares outstanding throughout the period.
*	Annualized.
**	Not annualized.

92

GMO Debt Opportunities Fund

	Class VI Shares
	Year Ended February 28, 2013		Period from October 3, 2011 (commencement of operations) through February 29, 2012
Net asset value, beginning of period	$25.23		$25.00

Income (loss) from investment operations:
Net investment income (loss)(a)†	1.16		0.47
Net realized and unrealized gain (loss)	1.73		0.13

Total from investment operations	2.89		0.60

Less distributions to shareholders:
From net investment income	(0.44)		(0.20)
From net realized gains	(0.61)		(0.17)

Total distributions	(1.05)		(0.37)

Net asset value, end of period	$27.07		$25.23

Total Return(b)	11.62%		2.43	%**
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$812,020		$204,043
Total net expenses to average daily net assets(c)	0.31	%(d)	0.31	%*
Net investment income (loss) to average daily net assets(a)	4.36%		4.59	%*
Portfolio turnover rate	39%		23	%(e)**
Fees and expenses reimbursed by the Manager to average daily net assets	0.04%		0.17%
Purchase premiums and redemption fees consisted of the following per share amounts:†	$0.12		$0.03

(a)	Net investment income is affected by the timing of declaration of dividends by the underlying funds in which the Fund invests.
(b)	The total return would have been lower had certain expenses not been reimbursed and/or waived during the periods shown and assumes the effect of reinvested distributions. Calculation excludes purchase premiums and redemption fees which are borne by the shareholder purchasing and redeeming Fund shares.
(c)	Net expenses exclude expenses incurred indirectly through investment in the underlying funds.
(d)	The net expense ratio does not include the effect of expense reductions.
(e)	Calculation represents portfolio turnover for the Fund for the period from October 3, 2011 through February 29, 2012.
†	Calculated using average shares outstanding throughout the period.
*	Annualized.
**	Not annualized.

93

GMO Implementation Fund

	Period from March 1, 2012 (commencement of operations) through February 28, 2013
Net asset value, beginning of period	$10.00

Income (loss) from investment operations:
Net investment income (loss) †	0.24
Net realized and unrealized gain (loss)	1.06

Total from investment operations	1.30

Net asset value, end of period	$11.30

Total Return(a)	13.00%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$2,471,328
Net operating expenses to average daily net assets	0.00	%(b)
Net investment income (loss) to average daily net assets	2.21%
Portfolio turnover rate	66%
Fees and expenses reimbursed by the Manager to average daily net assets	0.23%

(a)	The total returns would have been lower had certain expenses not been reimbursed and/or waived during the periods shown and assumes the effect of reinvested distributions.
(b)	Ratio is less than 0.01%.
†	Calculated using average shares outstanding throughout the period.

94

GMO Special Situations Fund

	Class III Shares
	Year Ended February 28/29,
	2013		2012		2011		2010	2009
Net asset value, beginning of period	$26.46		$27.53		$27.47		$25.47	$21.32

Income (loss) from investment operations:
Net investment income (loss)†	(0.09)		(0.10)		0.04		0.33	0.26
Net realized and unrealized gain (loss)	(1.11)		(0.97)		0.02	(a)	1.67	3.89

Total from investment operations	(1.20)		(1.07)		0.06		2.00	4.15

Net asset value, end of period	$25.26		$26.46		$27.53		$27.47	$25.47

Total Return(b)	(4.54)%		(3.89)%		0.22%		7.85%	19.47%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$31,414		$39,010		$23,299		$17,332	$20,366
Net operating expenses to average daily net assets	0.52	%(c)(d)	0.52	%(c)(d)	0.53	%(c)(d)	0.53%	0.52%
Interest expense to average daily net assets	—		—		0.01%		0.03%	—
Total net expenses to average daily net assets	0.52%		0.52%		0.54%		0.56%	0.52%
Net investment income (loss) to average daily net assets	(0.36)%		(0.37)%		0.15%		1.24%	1.20%
Portfolio turnover rate	35%		11%		60%		15%	62%
Fees and expenses reimbursed by the Manager to average daily net assets:	0.03%		0.03%		0.04%		0.04%	0.03%

(a)	The amount shown for a share outstanding does not correspond with the aggregate net realized and unrealized gain (loss) on investments due to the timing of purchases and redemptions of Fund shares in relation to fluctuating market values of the investments of the Fund.
(b)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown.
(c)	Net expenses exclude expenses incurred indirectly through investment in the underlying funds.
(d)	The net expense ratio does not include the effect of expense reductions.
†	Calculated using average shares outstanding throughout the period.

95

GMO Special Situations Fund

	Class VI Shares
	Year Ended February 28/29,
	2013		2012		2011		2010	2009
Net asset value, beginning of period	$26.59		$27.63		$27.55		$25.51	$21.33

Income (loss) from investment operations:
Net investment income (loss)†	(0.07)		(0.07)		0.05		0.36	0.23
Net realized and unrealized gain (loss)	(1.12)		(0.97)		0.03	(a)	1.68	3.95

Total from investment operations	(1.19)		(1.04)		0.08		2.04	4.18

Net asset value, end of period	$25.40		$26.59		$27.63		$27.55	$25.51

Total Return(b)	(4.48)%		(3.76)%		0.29%		8.00%	19.60%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$707,887		$707,879		$715,684		$347,957	$326,148
Net operating expenses to average daily net assets	0.43	%(c)(d)	0.43	%(c)(d)	0.43	%(c)(d)	0.44%	0.43%
Interest expense to average daily net assets	—		—		0.01%		0.03%	—
Total net expenses to average daily net assets	0.43%		0.43%		0.44%		0.47%	0.43%
Net investment income (loss) to average daily net assets	(0.25)%		(0.26)%		0.19%		1.35%	1.03%
Portfolio turnover rate	35%		11%		60%		15%	62%
Fees and expenses reimbursed by the Manager to average daily net assets:	0.04%		0.03%		0.04%		0.05%	0.03%

(a)	The amount shown for a share outstanding does not correspond with the aggregate net realized and unrealized gain (loss) on investments due to the timing of purchases and redemptions of Fund shares in relation to fluctuating market values of the investments of the Fund.
(b)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown.
(c)	Net expenses exclude expenses incurred indirectly through investment in the underlying funds.
(d)	The net expense ratio does not include the effect of expense reductions.
†	Calculated using average shares outstanding throughout the period.

96

GMO U.S. Flexible Equities Fund

	Class III Shares		Class IV Shares		Class V Shares		Class VI Shares
	Period from July 23, 2012 (commencement of operations) through February 28, 2013		Period from July 23, 2012 (commencement of operations) through February 28, 2013		Period from July 23, 2012 (commencement of operations) through February 28, 2013		Period from July 20, 2012 (commencement of operations) through February 28, 2013
Net asset value, beginning of period	$9.90		$9.90		$9.90		$10.00

Income (loss) from investment operations:
Net investment income (loss)†	0.13		0.13		0.13		0.13
Net realized and unrealized gain (loss)	0.83		0.83		0.83		0.73

Total from investment operations	0.96		0.96		0.96		0.86

Less distributions to shareholders:
From net investment income	(0.11)		(0.11)		(0.11)		(0.11)
From net realized gains	(0.33)		(0.33)		(0.33)		(0.33)

Total distributions	(0.44)		(0.44)		(0.44)		(0.44)

Net asset value, end of period	$10.42		$10.42		$10.42		$10.42

Total Return(a)	9.91	%**	9.94	%**	9.95	%**	8.87	%**
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$340,489		$86,508		$279,589		$6,486,389
Net expenses to average daily net assets(b)	0.48	%*	0.44	%*	0.42	%*	0.39	%*
Net investment income (loss) to average daily net assets	2.05	%*	2.09	%*	2.11	%*	2.10	%*
Portfolio turnover rate	21	%**	21	%**	21	%**	21	%**
Fees and expenses reimbursed by the Manager to average daily net assets:	0.02	%*	0.02	%*	0.02	%*	0.02	%*

(a)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown and assumes the effect of reinvested distributions.
(b)	Net expenses exclude expenses incurred indirectly through investment in the underlying funds.
†	Calculated using average shares outstanding throughout the period.
*	Annualized.
**	Not annualized.

97

GMO World Opportunity Overlay Fund

	Year Ended February 28/29,
	2013		2012		2011		2010		2009
Net asset value, beginning of period	$24.00		$22.68		$21.30		$18.35		$25.68

Income (loss) from investment operations:
Net investment income (loss)†	0.32		0.37		0.37		0.39		0.76
Net realized and unrealized gain (loss)	1.36		0.95		1.01		4.24		(8.09)

Total from investment operations	1.68		1.32		1.38		4.63		(7.33)

Less distributions to shareholders:
From cash distributions	—		—		—		(1.68)		—

Total distributions	—		—		—		(1.68)		—

Net asset value, end of period	$25.68		$24.00		$22.68		$21.30		$18.35

Total Return(a)	7.00%		5.82%		6.48%		27.20%		(28.54)%
Ratios/Supplemental Data:
Net assets, end of period (000’s)	$691,486		$855,176		$850,192		$925,796		$790,480
Net operating expenses to average daily net assets(b)	0.00	%(c)	0.00	%(c)	0.00	%(c)	0.00	%(c)	0.00%
Interest expense to average daily net assets	0.04	%(d)	0.03	%(d)	0.03	%(e)	0.05	%(e)	—
Total net expenses to average daily net assets	0.04	%(c)	0.03	%(c)	0.03	%(c)	0.05	%(c)	0.00	%(b)
Net investment income (loss) to average daily net assets	1.30%		1.59%		1.69%		1.98%		3.19%
Portfolio turnover rate	8%		46%		36%		55%		59%
Fees and expenses reimbursed by the Manager to average daily net assets	0.04%		0.04%		0.04%		0.04%		0.04%
Redemption fees consisted of the following per share amounts:†	—		—		—		$0.00	(f)	$0.01

(a)	The total returns would have been lower had certain expenses not been reimbursed during the periods shown. Calculation excludes redemption fees which are borne by the shareholder.
(b)	Ratio is less than 0.01%.
(c)	The net expense ratio does not include the effect of expense reductions.
(d)	Interest expense incurred as a result of entering into reverse repurchase agreements is included in the Fund’s net expenses. Income earned on investing proceeds from reverse repurchase agreements is included in interest income.
(e)	Interest expense incurred as a result of entering into reverse repurchase agreements and/or payables owed to Lehman Brothers in connection with the termination of derivative contracts in 2008 is included in the Fund’s net expenses. Income earned on investing proceeds from reverse repurchase agreements is included in interest income.
(f)	There were no redemption fees during the period.
†	Calculated using average shares outstanding throughout the period.

98

INVESTMENT IN OTHER GMO FUNDS

GMO Alpha Only Fund. GMO Alpha Only Fund (“Alpha Only Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Alpha Only Fund is managed by GMO.

Alpha Only Fund pays an investment management fee to the Manager at the annual rate of 0.50% of Alpha Only Fund’s average daily net assets for each class of shares. Alpha Only Fund offers Class III and Class IV shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.10% of the class’s average daily net assets.

Alpha Only Fund’s investment objective is total return greater than that of its benchmark, the Citigroup 3-Month Treasury Bill Index.

Alpha Only Fund’s investment program involves having both long and short investment exposures. Alpha Only Fund seeks to construct a portfolio in which it has long investment exposure to asset classes and sub-asset classes that it expects will outperform relative to the asset classes and sub-asset classes to which it has short investment exposure.

To gain long investment exposure, Alpha Only Fund invests primarily in shares of the U.S. Equity Funds, the International Equity Funds, and the Global Equity Funds, and also may invest in shares of GMO Emerging Country Debt Fund and GMO U.S. Flexible Equities Fund (collectively, the “underlying Funds”). In addition, Alpha Only Fund may gain long investment exposure by investing in securities directly, rather than through the underlying Funds.

To gain short investment exposure, Alpha Only Fund may use over-the-counter (OTC) and exchange-traded derivatives (including futures, swap contracts, and currency forwards) and make short sales of securities, including short sales of securities Alpha Only Fund does not own. Alpha Only Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, Alpha Only Fund will typically have gross investment exposures in excess of its net assets (i.e., Alpha Only Fund will be leveraged) and therefore is subject to heightened risk of loss. Alpha Only Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

The Manager uses multi-year forecasts of returns and risk among asset classes (e.g., non-U.S. equity, U.S. equity, emerging country equity, and emerging country debt) and sub-asset classes (e.g., small- to mid-cap stocks in the non-U.S. equity asset class and quality stocks in the U.S. equity and emerging country equity asset classes) to select the underlying Funds and securities in which Alpha Only Fund invests or takes short positions and to decide how much to invest and/or short in each. An important component of those forecasts is the expectation that valuation reversion ultimately drives market returns. The Manager changes Alpha Only Fund’s holdings in response to changes in its investment outlook and market valuations and may use redemptions or purchases of Alpha Only Fund shares to rebalance its investments. The factors considered and investment methods used by the Manager can change over time.

Alpha Only Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in Alpha Only Fund is subject to all of the risks to which Alpha Only Fund is exposed. The principal risks of an investment in Alpha Only Fund include Derivatives Risk, Non-U.S. Investment Risk, Market Risk – Equities, Management and Operational Risk, Liquidity Risk, Fund of Funds Risk, Leveraging Risk, Currency Risk, Counterparty Risk, Credit Risk, Natural Resources Risk, Real Estate Risk, Smaller Company Risk, Short Sales Risk, Market Disruption and Geopolitical Risk, Focused Investment Risk, Large Shareholder Risk, Market Risk – Fixed Income Investments, and Market Risk – Asset-Backed Securities. Alpha Only Fund and some of its underlying Funds are non-diversified

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investment companies under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Alpha Only Fund or any of its underlying Funds may affect Alpha Only Fund’s performance more than if Alpha Only Fund or its underlying Funds were diversified investment companies. Shareholders of each GMO Fund investing in Alpha Only Fund are indirectly exposed to these risks.

GMO Asset Allocation Bond Fund. GMO Asset Allocation Bond Fund (“AABF”), a series of the Trust, is not offered by this Private Placement Memorandum. AABF is managed by GMO.

AABF pays an investment management fee to the Manager at the annual rate of 0.25% of AABF’s average daily net assets for each class of shares. AABF offers Class III and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.055% of the class’s average daily net assets.

AABF’s investment objective is total return in excess of that of its benchmark, the Citigroup 3-Month Treasury Bill Index.

The Manager pursues investment strategies for AABF that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, AABF is not a standalone investment and AABF’s investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine AABF’s strategic direction. The factors considered and investment methods used by the Manager can change over time.

Under normal circumstances, AABF invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term “bond” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). AABF is permitted to invest in bonds of any kind (e.g., bonds of any maturity, duration, or credit quality).

AABF may invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds in which AABF may invest include, but are not limited to:

•

investment grade bonds denominated in various currencies, including bonds issued by the U.S. and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments), corporations, and municipalities (taxable and tax-exempt);

•	below investment grade bonds (commonly referred to as “junk bonds”);

•

inflation indexed bonds issued by the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury (TIPS)) and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation indexed bonds issued by corporations;

•	sovereign debt of emerging countries and other bonds issued in emerging countries (including junk bonds); and

•	asset-backed securities, including mortgage related and mortgage-backed securities.

AABF also may invest in exchange-traded and over-the-counter (OTC) derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates, and other types of derivatives. AABF is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, AABF will typically have gross investment exposures in

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excess of its net assets (i.e., AABF will be leveraged) and therefore is subject to heightened risk of loss. AABF’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

AABF may gain exposure to the investments described above by investing in shares of other GMO Funds, including GMO High Quality Short-Duration Bond Fund (to seek a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments) and GMO Debt Opportunities Fund (to gain exposure to global credit markets). AABF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

AABF may invest up to 100% of its assets in junk bonds.

The Manager does not seek to maintain a specified interest rate duration for AABF, and AABF’s interest rate duration will change depending on AABF’s investments and the Manager’s assessment of different sectors of the bond market.

If deemed prudent by the Manager, AABF may take temporary defensive positions.

A GMO Fund that invests in AABF is subject to all of the risks to which AABF is exposed. The principal risks of an investment in AABF include Market Risk – Fixed Income Investments, Management and Operational Risk, Credit Risk, Counterparty Risk, Derivatives Risk, Leveraging Risk, Market Risk – Asset-Backed Securities, Non-U.S. Investment Risk, Currency Risk, Liquidity Risk, Market Disruption and Geopolitical Risk, Focused Investment Risk, Fund of Funds Risk, and Large Shareholder Risk. AABF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by AABF may affect AABF’s performance more than if AABF were a diversified investment company. Shareholders of each GMO Fund investing in AABF are indirectly exposed to these risks.

GMO Asset Allocation International Bond Fund. GMO Asset Allocation International Bond Fund (“AAIBF”), a series of the Trust, is not offered by this Private Placement Memorandum. AAIBF is managed by GMO.

AAIBF pays an investment management fee to the Manager at the annual rate of 0.25% of AAIBF’s average daily net assets for each class of shares. AAIBF offers Class III and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.055% of the class’s average daily net assets.

AAIBF’s investment objective is total return in excess of that of its benchmark, the J.P. Morgan GBI (Government Bond Index) Global ex U.S.

The Manager pursues investment strategies for AAIBF that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, AAIBF is not a standalone investment and AAIBF’s investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine AAIBF’s strategic direction. The factors considered and investment methods used by the Manager can change over time.

Under normal circumstances, AAIBF invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term “bond” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). AAIBF is permitted to invest in bonds of any kind (e.g., bonds of any maturity, duration, or credit quality). While AAIBF principally invests in non-U.S. bonds, it may invest in any sector of the bond market and is

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not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds in which AAIBF may invest include, but are not limited to:

•

non-U.S. government securities and other investment grade bonds denominated in various currencies, including bonds issued by the U.S. government, and their agencies or instrumentalities (whether or not guaranteed or insured by those governments), corporations, and municipalities (taxable and tax-exempt);

•	below investment grade bonds (commonly referred to as “junk bonds”);

•

inflation indexed bonds issued by non-U.S. governments and the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury (TIPS)) and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation indexed bonds issued by corporations;

•	sovereign debt of emerging countries and other bonds issued in emerging countries (including junk bonds); and

•	asset-backed securities, including mortgage related and mortgage-backed securities.

AAIBF also may invest in exchange-traded and over-the-counter (OTC) derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates, and other types of derivatives. AAIBF is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, AAIBF will typically have gross investment exposures in excess of its net assets (i.e., AAIBF will be leveraged) and therefore is subject to heightened risk of loss. AAIBF’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

AAIBF may gain exposure to the investments described above by investing in shares of other GMO Funds, including GMO High Quality Short-Duration Bond Fund (to seek a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments) and GMO Debt Opportunities Fund (to gain exposure to global credit markets). AAIBF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

AAIBF may invest up to 100% of its assets in junk bonds.

The Manager does not seek to maintain a specified interest rate duration for AAIBF, and AAIBF’s interest rate duration will change depending on AAIBF’s investments and the Manager’s assessment of different sectors of the bond market.

If deemed prudent by the Manager, AAIBF may take temporary defensive positions.

A GMO Fund that invests in AAIBF is subject to all of the risks to which AAIBF is exposed. The principal risks of an investment in AAIBF include Market Risk – Fixed Income Investments, Currency Risk, Management and Operational Risk, Credit Risk, Counterparty Risk, Derivatives Risk, Leveraging Risk, Non-U.S. Investment Risk, Market Risk – Asset-Backed Securities, Liquidity Risk, Market Disruption and Geopolitical Risk, Focused Investment Risk, Fund of Funds Risk, and Large Shareholder Risk. AAIBF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by AAIBF may affect AAIBF’s performance more than if AAIBF were a diversified investment company. Shareholders of each GMO Fund investing in AAIBF are indirectly exposed to these risks.

GMO Asset Allocation International Small Companies Fund. GMO Asset Allocation International Small Companies Fund (“AAISCF”), a series of the Trust, is not offered by this Private Placement Memorandum. AAISCF is managed by GMO.

AAISCF pays an investment management fee to the Manager at the annual rate of 0.60% of AAISCF’s average daily net assets. AAISCF offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of AAISCF’s average daily net assets.

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AAISCF’s investment objective is high total return.

The Manager pursues investment strategies for AAISCF that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, AAISCF is not a standalone investment.

The Manager typically seeks to achieve AAISCF’s investment objective by investing AAISCF’s portfolio primarily in equity securities of non-U.S. small companies.

The Manager determines which securities AAISCF should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for AAISCF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in AAISCF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to AAISCF’s investment universe or corporate behavior of an issuer. The Manager also adjusts AAISCF’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, AAISCF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). AAISCF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of AAISCF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, AAISCF may lend its portfolio securities.

AAISCF typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equities of non-U.S. small companies. Under normal circumstances, AAISCF invests directly and indirectly at least 80% of its assets in securities of small companies. For these purposes, non-U.S. companies are companies tied economically to countries other than the U.S., including both developed and emerging countries (“Non-U.S. Companies”). The Manager considers “small companies” to be all Non-U.S. Companies other than (i) the largest 500 companies in developed countries based on full, non-float adjusted market capitalization and (ii) any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of the smallest excluded developed country companies. A company’s full, non-float adjusted market capitalization includes all of the company’s outstanding equities. As of May 31, 2013, the market capitalization of the outstanding common stock and other stock-related securities of the largest company included within AAISCF’s definition of small companies was approximately $6.0 billion. For purposes of AAISCF’s investments, the term “equities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

AAISCF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in AAISCF is subject to all of the risks to which AAISCF is exposed. The principal risks of an investment in AAISCF include Market Risk – Equities, Management and Operational Risk, Liquidity Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Smaller Company Risk, Counterparty Risk, Leveraging Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in AAISCF are indirectly exposed to these risks.

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GMO Core Plus Bond Fund. GMO Core Plus Bond Fund (“Core Plus Bond Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Core Plus Bond Fund is managed by GMO.

Core Plus Bond Fund pays an investment management fee to the Manager at the annual rate of 0.25% of Core Plus Bond Fund’s average daily net assets for each class of shares. Core Plus Bond Fund offers Class III and Class IV shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.10% of the class’s average daily net assets.

Core Plus Bond Fund’s investment objective is total return in excess of that of its benchmark, the Barclays U.S. Aggregate Index.

Core Plus Bond Fund’s investment program has two principal components. One component seeks to replicate Core Plus Bond Fund’s benchmark. The second component seeks to add value relative to Core Plus Bond Fund’s benchmark by taking positions that are unrelated to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause Core Plus Bond Fund’s performance to differ significantly from that of its benchmark.

In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets.

In making decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to Core Plus Bond Fund’s benchmark.

The factors considered and investment methods used by the Manager can change over time.

In pursuing its investment program, Core Plus Bond Fund may have positions in:

•

derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to generate a return comparable to Core Plus Bond Fund’s benchmark and to pursue risk and return in global interest rate, currency, and credit markets);

•

bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

•	shares of GMO Short-Duration Collateral Fund (“SDCF”) (to provide exposure to asset-backed securities);

•	shares of GMO World Opportunity Overlay Fund (“Overlay Fund”) (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets);

•	shares of GMO Emerging Country Debt Fund (“ECDF”) (to provide exposure to emerging country debt securities);

•	shares of GMO U.S. Treasury Fund and unaffiliated money market funds;

•

shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and

•	shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets).

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As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, Core Plus Bond Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade.

The Manager normally seeks to maintain Core Plus Bond Fund’s estimated interest rate duration within +/- 2 years of the benchmark’s duration (approximately 5.5 years as of 05/31/13).

Under normal circumstances, Core Plus Bond Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term “bond” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option).

Core Plus Bond Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, Core Plus Bond Fund will typically have gross investment exposures in excess of its net assets (i.e., Core Plus Bond Fund will be leveraged) and therefore is subject to heightened risk of loss. Core Plus Bond Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

If deemed prudent by the Manager, Core Plus Bond Fund may take temporary defensive positions.

A GMO Fund that invests in Core Plus Bond Fund is subject to all of the risks to which Core Plus Bond Fund is exposed. The principal risks of an investment in Core Plus Bond Fund include Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Credit Risk, Liquidity Risk, Derivatives Risk, Leveraging Risk, Counterparty Risk, Focused Investment Risk, Currency Risk, Management and Operational Risk, Fund of Funds Risk, Non-U.S. Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Core Plus Bond Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Core Plus Bond Fund may affect Core Plus Bond Fund’s performance more than if Core Plus Bond Fund were a diversified investment company. Shareholders of each GMO Fund investing in Core Plus Bond Fund are indirectly exposed to these risks.

GMO Currency Hedged International Bond Fund. GMO Currency Hedged International Bond Fund (“CHIBF”), a series of the Trust, is not offered by this Private Placement Memorandum. CHIBF is managed by GMO.

CHIBF pays an investment management fee to the Manager at the annual rate of 0.25% of CHIBF’s average daily net assets. CHIBF offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of CHIBF’s average daily net assets.

CHIBF’s investment objective is total return in excess of that of its benchmark, the J.P. Morgan GBI Global ex Japan ex U.S. (Hedged).

CHIBF’s investment program has two principal components. One component seeks to replicate CHIBF’s benchmark. The second component seeks to add value relative to CHIBF’s benchmark by taking positions that are not necessarily related to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause CHIBF’s performance to differ significantly from that of its benchmark. CHIBF will typically have substantial direct and indirect investment exposure to the countries (e.g., United Kingdom) and regions (e.g., Eurozone) that represent a significant portion of CHIBF’s benchmark.

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In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets.

In making decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to CHIBF’s benchmark.

The factors considered and investment methods used by the Manager can change over time.

In pursuing its investment program, CHIBF may have positions in:

•

derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to generate a return comparable to CHIBF’s benchmark and to pursue risk and return in global interest rate, currency, and credit markets);

•

bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

•	shares of GMO Short-Duration Collateral Fund (“SDCF”) (to provide exposure to asset-backed securities);

•	shares of GMO World Opportunity Overlay Fund (“Overlay Fund”) (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets);

•	shares of GMO Emerging Country Debt Fund (“ECDF”) (to provide exposure to emerging country debt securities);

•	shares of GMO U.S. Treasury Fund and unaffiliated money market funds;

•

shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and

•	shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets).

CHIBF generally attempts to hedge at least 75% of its net non-U.S. currency exposure into U.S. dollars.

As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, CHIBF has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade.

The Manager normally seeks to maintain CHIBF’s estimated interest rate duration within +/- 2 years of the benchmark’s duration (approximately 7.0 years as of 05/31/13).

Under normal circumstances, CHIBF invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term “bond” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option).

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CHIBF is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, CHIBF will typically have gross investment exposures in excess of its net assets (i.e., CHIBF will be leveraged) and therefore is subject to heightened risk of loss. CHIBF’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

If deemed prudent by the Manager, CHIBF may take temporary defensive positions.

A GMO Fund that invests in CHIBF is subject to all of the risks to which CHIBF is exposed. The principal risks of an investment in CHIBF include Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Credit Risk, Liquidity Risk, Derivatives Risk, Leveraging Risk, Counterparty Risk, Focused Investment Risk, Currency Risk, Management and Operational Risk, Fund of Funds Risk, Non-U.S. Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. CHIBF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by CHIBF may affect CHIBF’s performance more than if CHIBF were a diversified investment company. Shareholders of each GMO Fund investing in CHIBF are indirectly exposed to these risks.

GMO Currency Hedged International Equity Fund. GMO Currency Hedged International Equity Fund (“CHIEF”), a series of the Trust, is not offered by this Private Placement Memorandum. CHIEF is managed by GMO.

CHIEF pays an investment management fee to the Manager at the annual rate of 0.54% of CHIEF’s average daily net assets. CHIEF offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of CHIEF’s average daily net assets.

CHIEF’s investment objective is total return greater than that of its benchmark, the MSCI EAFE Index (Hedged).

CHIEF is a fund of funds and invests primarily in other GMO Funds. CHIEF may invest in GMO International Core Equity Fund, GMO International Intrinsic Value Fund, GMO International Large/Mid Cap Value Fund, GMO International Growth Equity Fund, GMO International Small Companies Fund, GMO Asset Allocation International Small Companies Fund, and GMO Flexible Equities Fund (collectively, the “underlying Funds”) and may invest in securities directly.

Under normal circumstances, CHIEF invests directly and indirectly (through investment in the underlying Funds) at least 80% of its assets in equity investments. The term “equity investments” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

The Manager uses multi-year forecasts of returns and risk among major sectors in the international equity markets (e.g., large-cap value, large-cap growth, large-cap core, small- and mid-cap value, and small- and mid-cap growth) to select the underlying Funds and decide how much to invest in each. An important component of those forecasts is the expectation that valuation reversion ultimately drives market returns. The Manager shifts investments among the underlying Funds in response to changes in its investment outlook and market valuations and may use redemptions or purchases of Fund shares to rebalance CHIEF’s investments. The factors considered and investment methods used by the Manager can change over time.

The Manager assesses the currency exposure of the underlying Funds’ holdings and then attempts to hedge at least 70% of that exposure relative to the U.S. dollar through the use of currency forwards and other derivatives. While CHIEF’s benchmark is fully hedged, CHIEF may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

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CHIEF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. CHIEF also may lend its portfolio securities.

A GMO Fund that invests in CHIEF is subject to all of the risks to which CHIEF is exposed. The principal risks of an investment in CHIEF include Market Risk – Equities, Management and Operational Risk, Non-U.S. Investment Risk, Derivatives Risk, Fund of Funds Risk, Currency Risk, Liquidity Risk, Smaller Company Risk, Counterparty Risk, Leveraging Risk, Market Disruption and Geopolitical Risk, Focused Investment Risk, and Large Shareholder Risk. Some of the underlying Funds are non-diversified investment companies under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by those underlying Funds may affect their performance more than if they were diversified investment companies. Shareholders of each GMO Fund investing in CHIEF are indirectly exposed to these risks.

GMO Developed World Stock Fund. GMO Developed World Stock Fund (“Developed World Stock Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Developed World Stock Fund is managed by GMO.

Developed World Stock Fund pays an investment management fee to the Manager at the annual rate of 0.45% of Developed World Stock Fund’s average daily net assets for each class of shares. Developed World Stock Fund offers Class III and Class IV shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.10% of the class’s average daily net assets.

Developed World Stock Fund’s investment objective is high total return.

The Manager seeks to achieve Developed World Stock Fund’s investment objective by investing Developed World Stock Fund’s portfolio primarily in stocks that the Manager believes will provide a higher return than the MSCI World Index.

The Manager determines which stocks to buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting stocks for Developed World Stock Fund, the Manager uses a combination of investment methods to identify stocks that the Manager believes have positive return potential relative to other stocks in Developed World Stock Fund’s investment universe. Some of these methods evaluate individual stocks or groups of stocks based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a stock or groups of stocks relative to Developed World Stock Fund’s investment universe or corporate behavior of an issuer. The Manager also adjusts Developed World Stock Fund’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in stocks, Developed World Stock Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). Developed World Stock Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of Developed World Stock Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts and swap contracts. In addition, Developed World Stock Fund may lend its portfolio securities.

Under normal circumstances, Developed World Stock Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in stocks tied economically to developed markets. For this purpose, the term “stocks” refers to investments in common stocks and other

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stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts, and the term “developed markets” refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics (e.g., countries that have sustained economic development, sufficient liquidity for listed companies and accessible markets). The Manager may make investments tied economically to emerging countries.

Developed World Stock Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in Developed World Stock Fund is subject to all of the risks to which Developed World Stock Fund is exposed. The principal risks of an investment in Developed World Stock Fund include Market Risk – Equities, Management and Operational Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Developed World Stock Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Developed World Stock Fund may affect Developed World Stock Fund’s performance more than if Developed World Stock Fund were a diversified investment company. Shareholders of each GMO Fund investing in Developed World Stock Fund are indirectly exposed to these risks.

GMO Domestic Bond Fund. GMO Domestic Bond Fund (“Domestic Bond Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Domestic Bond Fund is managed by GMO.

Domestic Bond Fund pays an investment management fee to the Manager at the annual rate of 0.10% of Domestic Bond Fund’s average daily net assets for each class of shares. Domestic Bond Fund offers Class III and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.055% of the class’s average daily net assets.

Domestic Bond Fund’s investment objective is total return in excess of that of its benchmark, the Barclays U.S. Government Index.

Domestic Bond Fund is not pursuing an active investment program and is gradually liquidating its portfolio.

Domestic Bond Fund principally holds shares of GMO Short-Duration Collateral Fund (“SDCF”) (a Fund that primarily holds U.S. asset-backed securities). In addition, Domestic Bond Fund holds shares of GMO U.S. Treasury Fund and unaffiliated money market funds. Domestic Bond Fund has also invested in and may continue to hold U.S. bonds (including government bonds, corporate bonds, and asset-backed securities).

Because of the deterioration in credit markets that became acute in 2008, Domestic Bond Fund, including through its investment in SDCF, currently has and is expected to continue to have material exposure to below investment grade U.S. asset-backed securities (commonly referred to as “junk bonds”). Domestic Bond Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, Domestic Bond Fund may have gross investment exposures in excess of its net assets (i.e., Domestic Bond Fund may be leveraged) and therefore is subject to heightened risk of loss.

The Manager does not seek to maintain a specified interest rate duration for Domestic Bond Fund.

Under normal circumstances, Domestic Bond Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds tied economically to the U.S. The term “bond” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option).

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Since October 2008, SDCF has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to SDCF shareholders, including Domestic Bond Fund, for tax purposes. Moreover, Domestic Bond Fund itself has, and intends to continue, a similar practice: it declares and pays distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. Therefore, a substantial portion of any distributions by Domestic Bond Fund could constitute a return of capital to shareholders of Domestic Bond Fund for tax purposes.

A GMO Fund that invests in Domestic Bond Fund is subject to all of the risks to which Domestic Bond Fund is exposed. The principal risks of an investment in Domestic Bond Fund include Market Risk – Asset-Backed Securities, Credit Risk, Liquidity Risk, Focused Investment Risk, Market Risk – Fixed Income Investments, Derivatives Risk, Management and Operational Risk, Fund of Funds Risk, Counterparty Risk, Leveraging Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Domestic Bond Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Domestic Bond Fund may affect Domestic Bond Fund’s performance more than if Domestic Bond Fund were a diversified investment company. Shareholders of each GMO Fund investing in Domestic Bond Fund are indirectly exposed to these risks.

GMO Emerging Country Debt Fund. GMO Emerging Country Debt Fund (“Emerging Country Debt Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Emerging Country Debt Fund is managed by GMO.

Emerging Country Debt Fund pays an investment management fee to the Manager at the annual rate of 0.35% of Emerging Country Debt Fund’s average daily net assets for each class of shares. Emerging Country Debt Fund offers Class III and Class IV shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.10% of the class’s average daily net assets.

Emerging Country Debt Fund’s investment objective is total return in excess of that of its benchmark, the J.P. Morgan EMBI Global.

Emerging Country Debt Fund invests primarily in debt of emerging countries that is issued by a sovereign or its instrumentalities outside the country of the issuer and usually is denominated in the currency of the country in which it is issued (e.g., U.S. dollar, Euro, Japanese yen, Swiss franc and British pound sterling). Under normal circumstances, Emerging Country Debt Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments tied economically to emerging countries. The term “emerging countries” means the world’s less developed countries. In general, Emerging Country Debt Fund considers “emerging countries” to be the countries included in Emerging Country Debt Fund’s benchmark, as well as other countries with similar national income characteristics.

Emerging Country Debt Fund typically gains its investment exposure by purchasing debt investments or by using derivatives, typically credit default swaps. Emerging Country Debt Fund maintains a substantial portion of its assets either through direct holdings or indirectly through derivatives in below investment grade investments (commonly referred to as “junk bonds”). Those investments have speculative characteristics and are riskier than investment grade debt instruments. Generally, at least 75% of Emerging Country Debt Fund’s assets are denominated in, or hedged into, U.S. dollars. Emerging Country Debt Fund’s performance is likely to be more volatile than that of its benchmark.

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The Manager emphasizes a bottom-up approach to select debt issued by sovereign and quasi-sovereign entities, using analytical techniques that seek to uncover the most undervalued instrument(s) issued by a particular sovereign or quasi-sovereign entity. The Manager also considers its outlook for a country in making investment decisions and typically uses portfolio cash flows to rebalance Emerging Country Debt Fund’s portfolio. The factors considered and investment methods used by the Manager can change over time.

In pursuing its investment objective, Emerging Country Debt Fund typically uses exchange-traded and over-the-counter (OTC) derivatives, including options, swap contracts (in addition to credit default swaps), currency forwards (including currency forwards on currencies of the developed markets), reverse repurchase agreements and futures. Emerging Country Debt Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, Emerging Country Debt Fund will typically have gross investment exposures in excess of its net assets (i.e., Emerging Country Debt Fund will be leveraged) and therefore is subject to heightened risk of loss. Emerging Country Debt Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Emerging Country Debt Fund also has direct and indirect holdings in U.S. asset-backed securities. Emerging Country Debt Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

The Manager normally seeks to maintain an interest rate duration for Emerging Country Debt Fund that is similar to that of its benchmark (approximately 7.1 years as of 05/31/13).

If deemed prudent by the Manager, Emerging Country Debt Fund may take temporary defensive positions.

A GMO Fund that invests in Emerging Country Debt Fund is subject to all of the risks to which Emerging Country Debt Fund is exposed. The principal risks of an investment in Emerging Country Debt Fund include Market Risk – Fixed Income Investments, Credit Risk, Liquidity Risk, Leveraging Risk, Derivatives Risk, Market Risk – Asset-Backed Securities, Currency Risk, Management and Operational Risk, Counterparty Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Fund of Funds Risk, Non-U.S. Investment Risk, and Large Shareholder Risk. Emerging Country Debt Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Emerging Country Debt Fund may affect Emerging Country Debt Fund’s performance more than if Emerging Country Debt Fund were a diversified investment company. Shareholders of each GMO Fund investing in Emerging Country Debt Fund are indirectly exposed to these risks.

GMO Emerging Domestic Opportunities Fund. GMO Emerging Domestic Opportunities Fund (“EDOF”), a series of the Trust, is not offered by this Private Placement Memorandum. EDOF is managed by GMO.

EDOF pays an investment management fee to the Manager at the annual rate of 0.75% of EDOF’s average daily net assets for each class of shares. EDOF offers Class II, Class III, Class IV, Class V, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.22%, 0.15%, 0.105%, 0.085% and 0.055% of the class’s average daily net assets.

EDOF’s investment objective is total return.

EDOF typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies whose prospects are linked to the internal (“domestic”) development and growth of the world’s non-developed markets (“emerging markets”), including companies that provide goods and services to emerging market consumers. “Emerging markets” include all markets that are not treated as “developed markets” in the MSCI World Index or MSCI EAFE Index.

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The term “equity investments” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts. Under normal circumstances, EDOF invests directly and indirectly at least 80% of its assets in investments related to emerging markets. EDOF’s investments are not limited to investments in companies located in any particular country or geographic region, and may include investments in companies located in developed markets (e.g., the U.S.) that are related to, or whose prospects are linked to, emerging markets. The Manager does not manage EDOF to, or control EDOF’s risk relative to, any index or benchmark.

The Manager uses primarily fundamental analysis to evaluate and select countries, sectors, and companies that it believes are most likely to benefit from domestic growth in emerging markets. In evaluating and selecting investments, the Manager may consider many factors, including the Manager’s assessment of a country’s and/or sector’s fundamentals or growth prospects as well as a company’s positioning relative to its competitors. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equities, EDOF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). EDOF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of EDOF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. EDOF’s non-U.S. currency exposure may differ from the currency exposure represented by its equity investments. In addition, EDOF may lend its portfolio securities.

EDOF may make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for its services.

EDOF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in EDOF is subject to all of the risks to which EDOF is exposed. The principal risks of an investment in EDOF include Market Risk – Equities, Non-U.S. Investment Risk, Currency Risk, Liquidity Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Smaller Company Risk, Large Shareholder Risk, Management and Operational Risk, Derivatives Risk, Counterparty Risk, Fund of Funds Risk, and Leveraging Risk. EDOF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by EDOF may affect EDOF’s performance more than if EDOF were a diversified investment company. Shareholders of each GMO Fund investing in EDOF are indirectly exposed to these risks.

GMO Emerging Markets Fund. GMO Emerging Markets Fund (“EMF”), a series of the Trust, is not offered by this Private Placement Memorandum. EMF is managed by GMO.

EMF pays an investment management fee to the Manager at the annual rate of 0.75% of EMF’s average daily net assets for each class of shares. EMF offers Class II, Class III, Class IV, Class V, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.22%, 0.15%, 0.105%, 0.085% and 0.055% of the class’s average daily net assets.

EMF’s investment objective is total return in excess of that of its benchmark, the S&P/IFCI Composite.

EMF typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to emerging markets. “Emerging markets” include all markets that are not treated as “developed markets” in the MSCI World Index or MSCI EAFE Index. The term “equity investments” refers to direct and indirect investments in common stocks and other stock-

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related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts. Under normal circumstances, EMF invests directly and indirectly at least 80% of its assets in investments tied economically to emerging markets. In addition to investing in companies tied economically to emerging markets, EMF may invest in companies that the Manager believes are likely to benefit from growth in the emerging markets. The Manager expects that EMF will have a value bias relative to its benchmark.

The Manager uses proprietary quantitative techniques and fundamental analysis to evaluate and select countries, sectors, and equity investments based on factors including, but not limited to, valuation and patterns of price movement or price volatility. The Manager also adjusts EMF’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equities, EMF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). EMF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of EMF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. EMF’s non-U.S. currency exposure may differ from the currency exposure represented by its equity investments. In addition, EMF may take active overweighted and underweighted positions in particular currencies relative to its benchmark. In addition, EMF may lend its portfolio securities.

EMF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in EMF is subject to all of the risks to which EMF is exposed. The principal risks of an investment in EMF include Market Risk – Equities, Non-U.S. Investment Risk, Currency Risk, Liquidity Risk, Market Disruption and Geopolitical Risk, Smaller Company Risk, Management and Operational Risk, Counterparty Risk, Focused Investment Risk, Derivatives Risk, Fund of Funds Risk, Leveraging Risk, and Large Shareholder Risk. EMF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by EMF may affect EMF’s performance more than if EMF were a diversified investment company. Shareholders of each GMO Fund investing in EMF are indirectly exposed to these risks.

GMO Flexible Equities Fund. GMO Flexible Equities Fund (“Flexible Equities Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Flexible Equities Fund is managed by GMO.

Flexible Equities Fund pays an investment management fee to the Manager at the annual rate of 0.55% of Flexible Equities Fund’s average daily net assets for each class of shares. Flexible Equities Fund offers Class III and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.055% of the class’s average daily net assets.

Flexible Equities Fund’s investment objective is total return in excess of that of its benchmark, the MSCI World Index.

The Manager pursues investment strategies for Flexible Equities Fund that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, Flexible Equities Fund is not a standalone investment and Flexible Equities Fund’s investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine Flexible Equities Fund’s strategic direction. The factors considered and investment methods used by the Manager can change over time.

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Flexible Equities Fund may invest directly and indirectly (e.g., through underlying funds or derivatives) in equity investments traded in any of the world’s securities markets. Under normal circumstances, Flexible Equities Fund invests directly and indirectly at least 80% of its assets in equity investments. The term “equity investments” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts. Flexible Equities Fund is permitted to make equity investments of all types, including equity investments issued by non-U.S. and U.S. companies, growth and value style equities, and equity investments of companies of any market capitalization. In addition, Flexible Equities Fund is not limited in how much it may invest in any market or in the types of equity investments it may make, and it may often invest all its assets in a limited number of equity investments of companies in a single country and/or capitalization range. Flexible Equities Fund could experience material losses from a single investment. As of the date of this Private Placement Memorandum, substantially all of Flexible Equities Fund’s assets were invested in equity investments tied economically to Japan.

As a substitute for direct investments in equities, Flexible Equities Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). Flexible Equities Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of Flexible Equities Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. Flexible Equities Fund’s non-U.S. currency exposure may differ significantly from the currency exposure represented by its equity investments. For investment and hedging purposes, Flexible Equities Fund also may make short sales of securities, including short sales of securities Flexible Equities Fund does not own. In addition, Flexible Equities Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. In addition, Flexible Equities Fund may lend its portfolio securities.

Flexible Equities Fund may identify and measure its performance against one or more secondary benchmarks from time to time. The Manager does not manage Flexible Equities Fund to, or control Flexible Equities Fund’s risk relative to, Flexible Equities Fund’s benchmark.

Flexible Equities Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Flexible Equities Fund may, from time to time, take temporary defensive positions.

A GMO Fund that invests in Flexible Equities Fund is subject to all of the risks to which Flexible Equities Fund is exposed. The principal risks of an investment in Flexible Equities Fund include Management and Operational Risk, Market Risk – Equities, Non-U.S. Investment Risk, Smaller Company Risk, Focused Investment Risk, Currency Risk, Liquidity Risk, Large Shareholder Risk, Market Disruption and Geopolitical Risk, Derivatives Risk, Leveraging Risk, Counterparty Risk, and Short Sales Risk. Flexible Equities Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Flexible Equities Fund may affect Flexible Equities Fund’s performance more than if Flexible Equities Fund were a diversified investment company. Shareholders of each GMO Fund investing in Flexible Equities Fund are indirectly exposed to these risks.

GMO Global Bond Fund. GMO Global Bond Fund (“Global Bond Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Global Bond Fund is managed by GMO.

Global Bond Fund pays an investment management fee to the Manager at the annual rate of 0.19% of Global Bond Fund’s average daily net assets. Global Bond Fund offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of Global Bond Fund’s average daily net assets.

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Global Bond Fund’s investment objective is total return in excess of that of its benchmark, the J.P. Morgan GBI Global.

Global Bond Fund’s investment program has two principal components. One component seeks to replicate Global Bond Fund’s benchmark. The second component seeks to add value relative to Global Bond Fund’s benchmark by taking positions that are not necessarily related to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government, and emerging country debt markets, and can cause Global Bond Fund’s performance to differ significantly from that of its benchmark. Global Bond Fund will typically have substantial direct and indirect investment exposure to the countries (e.g., Japan) and regions (e.g., Eurozone) that represent a significant portion of Global Bond Fund’s benchmark.

In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets.

In making decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to Global Bond Fund’s benchmark.

The factors considered and investment methods used by the Manager can change over time.

In pursuing its investment program, Global Bond Fund may have positions in:

•

derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to generate a return comparable to Global Bond Fund’s benchmark and to pursue risk and return in global interest rate, currency, and credit markets);

•

non-U.S. bonds and other bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

•	shares of GMO Short-Duration Collateral Fund (“SDCF”) (to provide exposure to asset-backed securities);

•	shares of GMO World Opportunity Overlay Fund (“Overlay Fund”) (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets);

•	shares of GMO Emerging Country Debt Fund (“ECDF”) (to provide exposure to emerging country debt securities);

•	shares of GMO U.S. Treasury Fund and unaffiliated money market funds;

•

shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and

•	shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets).

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As a result primarily of its investment in shares of SDCF, Overlay Fund, and ECDF, Global Bond Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade.

The Manager normally seeks to maintain Global Bond Fund’s estimated interest rate duration within +/- 2 years of the benchmark’s duration (approximately 6.8 years as of 05/31/13).

Under normal circumstances, Global Bond Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term “bond” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option).

Global Bond Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, Global Bond Fund will typically have gross investment exposures in excess of its net assets (i.e., Global Bond Fund will be leveraged) and therefore is subject to heightened risk of loss. Global Bond Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

If deemed prudent by the Manager, Global Bond Fund may take temporary defensive positions.

A GMO Fund that invests in Global Bond Fund is subject to all of the risks to which Global Bond Fund is exposed. The principal risks of an investment in Global Bond Fund include Currency Risk, Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Credit Risk, Liquidity Risk, Derivatives Risk, Leveraging Risk, Counterparty Risk, Focused Investment Risk, Management and Operational Risk, Fund of Funds Risk, Non-U.S. Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Global Bond Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Global Bond Fund may affect Global Bond Fund’s performance more than if Global Bond Fund were a diversified investment company. Shareholders of each GMO Fund investing in Global Bond Fund are indirectly exposed to these risks.

GMO International Bond Fund. GMO International Bond Fund (“International Bond Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. International Bond Fund is managed by GMO.

International Bond Fund pays an investment management fee to the Manager at the annual rate of 0.25% of International Bond Fund’s average daily net assets. International Bond Fund offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of International Bond Fund’s average daily net assets.

International Bond Fund’s investment objective is total return in excess of that of its benchmark, the J.P. Morgan GBI Global ex-U.S.

International Bond Fund’s investment program has two principal components. One component seeks to replicate International Bond Fund’s benchmark. The second component seeks to add value relative to International Bond Fund’s benchmark by taking positions that are not necessarily related to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause International Bond Fund’s performance to differ significantly from that of its benchmark. International Bond Fund will typically have substantial direct and indirect investment exposure to the countries (e.g., Japan) and regions (e.g., Eurozone) that represent a significant portion of International Bond Fund’s benchmark.

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In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets.

In making decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to International Bond Fund’s benchmark.

The factors considered and investment methods used by the Manager can change over time.

In pursuing its investment program, International Bond Fund may have positions in:

•

derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to generate a return comparable to International Bond Fund’s benchmark and to pursue risk and return in global interest rate, currency, and credit markets);

•

non-U.S. bonds and other bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

•	shares of GMO Short-Duration Collateral Fund (“SDCF”) (to provide exposure to asset-backed securities);

•	shares of GMO World Opportunity Overlay Fund (“Overlay Fund”) (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets);

•	shares of GMO Emerging Country Debt Fund (“ECDF”) (to provide exposure to emerging country debt securities);

•	shares of GMO U.S. Treasury Fund and unaffiliated money market funds;

•

shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and

•	shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets).

As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, International Bond Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade.

The Manager normally seeks to maintain International Bond Fund’s estimated interest rate duration within +/- 2 years of the benchmark’s duration (approximately 7.4 years as of 05/31/13).

Under normal circumstances, International Bond Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term “bond” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option).

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International Bond Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, International Bond Fund will typically have gross investment exposures in excess of its net assets (i.e., International Bond Fund will be leveraged) and therefore is subject to heightened risk of loss. International Bond Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

If deemed prudent by the Manager, International Bond Fund may take temporary defensive positions.

A GMO Fund that invests in International Bond Fund is subject to all of the risks to which International Bond Fund is exposed. The principal risks of an investment in International Bond Fund include Currency Risk, Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Credit Risk, Liquidity Risk, Derivatives Risk, Leveraging Risk, Counterparty Risk, Focused Investment Risk, Management and Operational Risk, Fund of Funds Risk, Non-U.S. Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. International Bond Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by International Bond Fund may affect International Bond Fund’s performance more than if International Bond Fund were a diversified investment company. Shareholders of each GMO Fund investing in International Bond Fund are indirectly exposed to these risks.

GMO International Core Equity Fund. GMO International Core Equity Fund (“ICEF”), a series of the Trust, is not offered by this Private Placement Memorandum. ICEF is managed by GMO.

ICEF pays an investment management fee to the Manager at the annual rate of 0.38% of ICEF’s average daily net assets for each class of shares. ICEF offers Class III, Class IV, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15%, 0.09% and 0.055% of the class’s average daily net assets.

ICEF’s investment objective is high total return.

The Manager seeks to achieve ICEF’s investment objective by investing ICEF’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the MSCI EAFE Index.

The Manager determines which securities ICEF should to buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for ICEF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in ICEF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to ICEF’s investment universe or corporate behavior of an issuer. The Manager also adjusts ICEF’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, ICEF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). ICEF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of ICEF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, ICEF may lend its portfolio securities.

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ICEF typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to countries other than the U.S., including both developed and emerging countries. Under normal circumstances, ICEF invests directly and indirectly at least 80% of its assets in equity investments. The terms “equity securities” and “equity investments” refer to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

ICEF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in ICEF is subject to all of the risks to which ICEF is exposed. The principal risks of an investment in ICEF include Market Risk – Equities, Management and Operational Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Smaller Company Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in ICEF are indirectly exposed to these risks.

GMO International Growth Equity Fund. GMO International Growth Equity Fund (“IGEF”), a series of the Trust, is not offered by this Private Placement Memorandum. IGEF is managed by GMO.

IGEF pays an investment management fee to the Manager at the annual rate of 0.50% of IGEF’s average daily net assets for each class of shares. IGEF offers Class III and Class IV shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.09% of the class’s average daily net assets.

IGEF’s investment objective is high total return.

The Manager seeks to achieve IGEF’s investment objective by investing IGEF’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the MSCI EAFE Growth Index.

The Manager determines which securities IGEF should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for IGEF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in IGEF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to IGEF’s investment universe or corporate behavior of an issuer. The Manager also adjusts IGEF’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, IGEF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). IGEF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of IGEF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, IGEF may lend its portfolio securities.

IGEF typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to countries other than the U.S., including both developed and emerging countries. Under normal circumstances, IGEF invests directly and indirectly at

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least 80% of its assets in equity investments. The terms “equity securities” and “equity investments” refer to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

IGEF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in IGEF is subject to all of the risks to which IGEF is exposed. The principal risks of an investment in IGEF include Market Risk – Equities, Management and Operational Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Smaller Company Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in IGEF are indirectly exposed to these risks.

GMO International Intrinsic Value Fund. GMO International Intrinsic Value Fund (“IIVF”), a series of the Trust, is not offered by this Private Placement Memorandum. IIVF is managed by GMO.

IIVF pays an investment management fee to the Manager at the annual rate of 0.50% of IIVF’s average daily net assets for each class of shares. IIVF offers Class II, Class III and Class IV shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.22%, 0.15% and 0.09% of the class’s average daily net assets.

IIVF’s investment objective is high total return.

The Manager seeks to achieve IIVF’s investment objective by investing IIVF’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the MSCI EAFE Value Index.

The Manager determines which securities IIVF should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for IIVF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in IIVF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to IIVF’s investment universe or corporate behavior of an issuer. The Manager also adjusts IIVF’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, IIVF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). IIVF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of IIVF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, IIVF may lend its portfolio securities.

IIVF typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to countries other than the U.S., including both developed and emerging countries. The term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

IIVF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

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A GMO Fund that invests in IIVF is subject to all of the risks to which IIVF is exposed. The principal risks of an investment in IIVF include Market Risk – Equities, Management and Operational Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Smaller Company Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in IIVF are indirectly exposed to these risks.

GMO International Large/Mid Cap Value Fund. GMO International Large/Mid Cap Value Fund (“ILMCVF”), a series of the Trust, is not offered by this Private Placement Memorandum. ILMCVF is managed by GMO.

ILMCVF pays an investment management fee to the Manager at the annual rate of 0.50% of ILMCVF’s average daily net assets for each class of shares. ILMCVF offers Class III, Class IV, Class V, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15%, 0.09%, 0.085%, and 0.055% of the class’s average daily net assets.

ILMCVF’s investment objective is high total return.

The Manager seeks to achieve ILMCVF’s investment objective by investing ILMCVF’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the MSCI EAFE Value Index.

The Manager determines which securities ILMCVF should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for ILMCVF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in ILMCVF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to ILMCVF’s investment universe or corporate behavior of an issuer. The Manager also adjusts ILMCVF’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, ILMCVF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). ILMCVF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of ILMCVF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, ILMCVF may lend its portfolio securities.

ILMCVF typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of non-U.S. companies that issue stocks included in the MSCI Standard Indices, international stock indices that target approximately the largest 85% of each market’s free-float adjusted market capitalization, and in companies with similar market capitalizations (“large-and mid-cap companies”). Under normal circumstances, ILMCVF invests directly and indirectly at least 80% of its assets in securities of large- and mid-cap companies. For these purposes, non-U.S. companies are companies tied economically to countries other than the U.S., including both developed and emerging countries. The term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

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ILMCVF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in ILMCVF is subject to all of the risks to which ILMCVF is exposed. The principal risks of an investment in ILMCVF include Market Risk – Equities, Management and Operational Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in ILMCVF are indirectly exposed to these risks.

GMO International Small Companies Fund. GMO International Small Companies Fund (“International Small Companies Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. International Small Companies Fund is managed by GMO.

International Small Companies Fund pays an investment management fee to the Manager at the annual rate of 0.60% of International Small Companies Fund’s average daily net assets. International Small Companies Fund offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of International Small Companies Fund’s average daily net assets.

International Small Companies Fund’s investment objective is high total return.

The Manager seeks to achieve International Small Companies Fund’s investment objective by investing International Small Companies Fund’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the MSCI EAFE Small Cap Index.

The Manager determines which securities International Small Companies Fund should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for International Small Companies Fund, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in International Small Companies Fund’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to International Small Companies Fund’s investment universe or corporate behavior of an issuer. The Manager also adjusts International Small Companies Fund’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, International Small Companies Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). International Small Companies Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of International Small Companies Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, International Small Companies Fund may lend its portfolio securities.

International Small Companies Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of non-U.S. small companies. Under normal circumstances, International Small Companies Fund invests directly and indirectly at least 80% of its assets in securities of small companies. For these purposes, non-U.S. companies are companies tied economically to countries other than the U.S., including both developed and emerging countries (“Non-U.S. Companies”). The Manager considers “small companies” to be all Non-U.S. Companies other than (i) the largest 500 companies in developed countries based on full, non-float adjusted market

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capitalization and (ii) any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of the smallest excluded developed country companies. A company’s full, non-float adjusted market capitalization includes all of the company’s outstanding equity securities. As of May 31, 2013, the market capitalization of the outstanding common stock and other stock-related securities of the largest company included within International Small Companies Fund’s definition of small companies was approximately $6.0 billion. For purposes of International Small Companies Fund’s investments, the term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

International Small Companies Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in International Small Companies Fund is subject to all of the risks to which International Small Companies Fund is exposed. The principal risks of an investment in International Small Companies Fund include Market Risk – Equities, Management and Operational Risk, Liquidity Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Smaller Company Risk, Counterparty Risk, Leveraging Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in International Small Companies Fund are indirectly exposed to these risks.

GMO Quality Fund. GMO Quality Fund (“Quality Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Quality Fund is managed by GMO.

Quality Fund pays an investment management fee to the Manager at the annual rate of 0.33% of Quality Fund’s average daily net assets for each class of shares. Quality Fund offers Class III, Class IV, Class V, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15%, 0.105%, 0.085% and 0.055% of the class’s average daily net assets.

Quality Fund’s investment objective is total return.

The Manager seeks to achieve Quality Fund’s investment objective by investing Quality Fund’s portfolio primarily in equity securities that the Manager believes to be of high quality.

The Manager determines which securities Quality Fund should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In assessing a company’s quality, the Manager may consider several factors, including, in particular, high profitability, stable profitability, and low leverage.

In selecting securities for Quality Fund, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in Quality Fund’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to Quality Fund’s investment universe or corporate behavior of an issuer. The Manager also adjusts Quality Fund’s portfolio for factors such as position size, market capitalization, and exposure to factors such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, Quality Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). Quality Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of Quality Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, Quality Fund may lend its portfolio securities.

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Quality Fund may hold shares in fewer than 100 companies. Quality Fund may make tactical allocations of up to 20% of its net assets to investments in cash and high quality debt instruments.

Quality Fund is permitted to invest directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to any country in the world, including emerging countries. The term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

Quality Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in Quality Fund is subject to all of the risks to which Quality Fund is exposed. The principal risks of an investment in Quality Fund include Market Risk – Equities, Management and Operational Risk, Focused Investment Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Quality Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Quality Fund may affect Quality Fund’s performance more than if Quality Fund were a diversified investment company. Shareholders of each GMO Fund investing in Quality Fund are indirectly exposed to these risks.

GMO Real Estate Fund. GMO Real Estate Fund (“Real Estate Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Real Estate Fund is managed by GMO.

Real Estate Fund pays an investment management fee to the Manager at the annual rate of 0.33% of Real Estate Fund’s average daily net assets. Real Estate Fund offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of Real Estate Fund’s average daily net assets.

Real Estate Fund’s investment objective is high total return.

The Manager seeks to achieve Real Estate Fund’s investment objective by investing Real Estate Fund’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the MSCI U.S. REIT Index.

The Manager determines which securities Real Estate Fund should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for Real Estate Fund, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in Real Estate Fund’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to Real Estate Fund’s investment universe or corporate behavior of an issuer. The Manager also adjusts Real Estate Fund’s portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments, Real Estate Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). Real Estate Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of Real Estate Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options and swap contracts. In addition, Real Estate Fund may lend its portfolio securities.

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Real Estate Fund has a fundamental policy to concentrate its investments in real estate-related investments. Under normal circumstances, Real Estate Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in real estate investment trusts (“REITs”) and other real estate-related investments. REITs are managed vehicles that invest in real estate or real estate-related investments (both equity and fixed income securities). For purposes of this Private Placement Memorandum, the term “real estate-related investments” includes securities of REITs and of companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, construction, management, or sale of real estate or (ii) real estate holdings. The term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts.

Real Estate Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in Real Estate Fund is subject to all of the risks to which Real Estate Fund is exposed. The principal risks of an investment in Real Estate Fund include Real Estate Risk, Market Risk – Equities, Management and Operational Risk, Focused Investment Risk, Liquidity Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Smaller Company Risk, Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Credit Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Real Estate Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Real Estate Fund may affect Real Estate Fund’s performance more than if Real Estate Fund were a diversified investment company. Shareholders of each GMO Fund investing in Real Estate Fund are indirectly exposed to these risks.

GMO Resources Fund. GMO Resources Fund (“Resources Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Resources Fund is managed by GMO.

Resources Fund pays an investment management fee to the Manager at the annual rate of 0.50% of Resources Fund’s average daily net assets for each class of shares. Resources Fund offers Class III, Class IV, Class V, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15%, 0.10%, 0.085% and 0.055% of the class’s average daily net assets.

Resources Fund’s investment objective is total return.

Resources Fund has a fundamental policy to concentrate its investments in the natural resources sector, and under normal market conditions, Resources Fund invests at least 80% of its assets in the securities of companies in that sector. Resources Fund considers the “natural resources sector” to include companies that own, produce, refine, process, transport, and market natural resources and companies that provide related equipment, infrastructure, and services. The sector includes, for example, the following industries: integrated oil, oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services and technology, base metal production, forest products, farming products, paper products, chemicals, building materials, coal, water, alternative energy sources, and environmental services. Resources Fund is permitted to invest directly and indirectly (e.g., through underlying funds or derivatives) in securities of companies tied economically to any country in the world, including emerging countries. In addition to its investments in companies in the natural resources sector, Resources Fund also may invest up to 20% of its net assets in securities of any type of company.

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The Manager selects investments for Resources Fund based on the Manager’s assessment of which segments of the natural resources sector offer the best investment opportunities. That assessment may be based on the relative attractiveness of individual natural resources, including supply and demand fundamentals and pricing outlook. The Manager uses a combination of investment methods to identify companies and may analyze individual companies based on their financial, operational, and managerial strength and valuation. Other methods focus on patterns of information, such as price volatility of a security or groups of securities or corporate behavior of an issuer. The Manager adjusts Resources Fund’s portfolio for factors such as position size, market capitalization, and exposure to factors such as commodity type, industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time.

Resources Fund may invest in securities of any type, including without limitation, common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts, shares of royalty trusts and master limited partnerships and fixed income securities (including fixed income securities of any maturity and below investment grade securities (commonly referred to as “junk bonds”)). Resources Fund may invest in the securities of companies of any market capitalization.

As a substitute for direct investments in securities of companies in the natural resources sector, Resources Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). Resources Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of Resources Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, Resources Fund may lend its portfolio securities.

Resources Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in Resources Fund is subject to all of the risks to which Resources Fund is exposed. The principal risks of an investment in Resources Fund include Natural Resources Risk, Commodities Risk, Market Risk – Equities, Management and Operational Risk, Focused Investment Risk, Non-U.S. Investment Risk, Currency Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Liquidity Risk, Smaller Company Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Resources Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Resources Fund may affect Resources Fund’s performance more than if Resources Fund were a diversified investment company. Shareholders of each GMO Fund investing in Resources Fund are indirectly exposed to these risks.

GMO Risk Premium Fund. GMO Risk Premium Fund (“Risk Premium Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. Risk Premium Fund is managed by GMO.

Risk Premium Fund pays an investment management fee to the Manager at the annual rate of 0.45% of Risk Premium Fund’s average daily net assets for each class of shares. Risk Premium Fund offers Class III, Class IV, Class V, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15%, 0.10%, 0.085% and 0.055% of the class’s average daily net assets.

Risk Premium Fund’s investment objective is total return.

The Manager seeks to achieve Risk Premium Fund’s investment objective primarily by causing Risk Premium Fund to sell (write) put options on U.S. and non-U.S. (e.g., Europe, United Kingdom, Japan, Hong Kong, Canada, and Australia) stock indices.

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The Manager uses a proprietary indicator to determine Risk Premium Fund’s put-writing allocations among stock indices, depending on the relative assessment of premiums available. Risk Premium Fund’s portfolio allocations are based on the relative attractiveness of each index in conjunction with other factors such as the liquidity available in each index’s options markets. The Manager expects Risk Premium Fund to sell put options on a number of stock indices but, from time to time, Risk Premium Fund may have substantial exposures to a relatively small number of U.S. and international stock indices. Risk Premium Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Risk Premium Fund may purchase and sell put and call options of any type, including options on global, regional and country stock indices and options on exchange-traded funds (ETFs). Risk Premium Fund may purchase and sell exchange-traded and over-the-counter (OTC) options, including options that are cash-settled as well as physically settled. Risk Premium Fund is also permitted to invest in other securities which the Manager believes will provide positive total return. Risk Premium Fund may purchase and sell options and other securities tied economically to any country in the world, including emerging countries.

The Manager expects that Risk Premium Fund’s option positions typically will be fully collateralized at the time when Risk Premium Fund is selling them. The Manager, therefore, expects that Risk Premium Fund will hold sufficient assets to cover the maximum possible loss that Risk Premium Fund might sustain upon the assignment or exercise of an option sold by Risk Premium Fund.

The factors considered and investment methods used by the Manager can change over time.

For collateral and cash management purposes, Risk Premium Fund will invest a substantial portion of its assets in shares of GMO U.S. Treasury Fund, U.S. Treasury bills and other highly rated securities, and unaffiliated money market funds.

A GMO Fund that invests in Risk Premium Fund is subject to all of the risks to which Risk Premium Fund is exposed. The principal risks of an investment in Risk Premium Fund include Market Risk – Equities, Options Risk, Liquidity Risk, Management and Operational Risk, Derivatives Risk, Counterparty Risk, Focused Investment Risk, Non-U.S. Investment Risk, Currency Risk, Market Risk – Fixed Income Securities, Credit Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Risk Premium Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by Risk Premium Fund may affect Risk Premium Fund’s performance more than if Risk Premium Fund were a diversified investment company. Shareholders of each GMO Fund investing in Risk Premium Fund are indirectly exposed to these risks.

GMO Short-Duration Collateral Fund. GMO Short-Duration Collateral Fund (“SDCF”), a series of the Trust, is not offered by this Private Placement Memorandum. SDCF is managed by GMO.

SDCF does not pay an investment management fee or shareholder service fees to the Manager. SDCF offers a single class of shares.

SDCF’s investment objective is total return comparable to that of its benchmark, the J.P. Morgan U.S. 3 Month Cash Index.

SDCF is not pursuing an active investment program and is gradually liquidating its portfolio.

SDCF primarily holds asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF holds government securities, corporate debt securities, and money market instruments. SDCF also may invest in unaffiliated money market funds.

Because of the deterioration in credit markets that became acute in 2008, SDCF currently has and is expected to continue to have material exposure to below investment grade securities.

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The Manager does not seek to maintain a specified interest rate duration for SDCF.

Since October 2008, SDCF has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to shareholders for tax purposes.

A GMO Fund that invests in SDCF is subject to all of the risks to which SDCF is exposed. The principal risks of an investment in SDCF include Credit Risk, Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Liquidity Risk, Focused Investment Risk, Management and Operational Risk, Derivatives Risk, Counterparty Risk, Non-U.S. Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. SDCF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by SDCF may affect SDCF’s performance more than if SDCF were a diversified investment company. Shareholders of each GMO Fund investing in SDCF are indirectly exposed to these risks.

GMO Short-Duration Collateral Share Fund. GMO Short-Duration Collateral Share Fund (“SDCSF”), a series of the Trust, is not offered by this Private Placement Memorandum. SDCSF is managed by GMO.

SDCSF pays an investment management fee to the Manager at the annual rate of 0.05% of SDCSF’s average daily net assets for each class of shares. SDCSF offers Class III and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.055% of the class’s average daily net assets.

SDCSF’s investment objective is total return comparable to that of its benchmark, the J.P. Morgan U.S. 3 Month Cash Index.

SDCSF invests substantially all of its assets in GMO Short-Duration Collateral Fund (“SDCF”). SDCSF also may invest in GMO U.S. Treasury Fund, unaffiliated money market funds, cash and cash equivalents. SDCF is not currently pursuing its investment objective or an active investment program.

SDCF primarily holds asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF holds government securities, corporate debt securities, and money market instruments. Because of the deterioration in credit markets that became acute in 2008, SDCSF, through its holdings of SDCF, currently has and is expected to continue to have material exposure to below investment grade securities.

The Manager does not seek to maintain a specified interest rate duration for SDCF.

Since October 2008, SDCF has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to SDCF shareholders, including SDCSF, for tax purposes. Therefore, if SDCSF, in turn, distributes these amounts to its shareholders, SDCSF’s distributions similarly could constitute a return of capital to SDCSF shareholders for tax purposes.

A GMO Fund that invests in SDCSF is subject to all of the risks to which SDCSF is exposed. The principal risks of an investment in SDCSF include Credit Risk, Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Liquidity Risk, Focused Investment Risk, Fund of Funds Risk, Management and Operational Risk, Derivatives Risk, Counterparty Risk, Non-U.S. Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. SDCSF and SDCF are non-diversified investment companies under the Investment Company Act of 1940, as

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amended, and therefore a decline in the market price of a particular security held by SDCSF or SDCF may affect SDCSF’s performance more than if SDCSF or SDCF were diversified investment companies. Shareholders of each GMO Fund investing in SDCSF are indirectly exposed to these risks.

GMO Strategic Fixed Income Fund. GMO Strategic Fixed Income Fund (“SFIF”), a series of the Trust, is not offered by this Private Placement Memorandum. SFIF is managed by GMO.

SFIF pays an investment management fee to the Manager at the annual rate of 0.25% of SFIF’s average daily net assets for each class of shares. SFIF offers Class III and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15% and 0.055% of the class’s average daily net assets.

SFIF’s investment objective is total return in excess of that of its benchmark, the J.P. Morgan U.S. 3 Month Cash Index.

The Manager pursues investment strategies for SFIF that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, SFIF is not a standalone investment and SFIF’s investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine SFIF’s strategic direction. The factors considered and investment methods used by the Manager can change over time.

Under normal circumstances, SFIF invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in fixed income securities. The term “fixed income security” includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). SFIF is permitted to invest in fixed income securities of any kind (e.g., fixed income securities of any maturity, duration, or credit quality). SFIF may invest in any sector of the fixed income market and is not required to maintain a minimum or maximum allocation of investments in any one sector. SFIF may invest all of its assets in below investment grade securities (commonly referred to as “junk bonds”). The sectors and types of fixed income securities in which SFIF may invest or hold include, but are not limited to:

•

investment grade bonds denominated in various currencies, including bonds issued by the U.S. and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments), corporations, and municipalities (taxable and tax-exempt);

•	below investment grade bonds;

•

inflation indexed bonds issued by the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury (TIPS)) and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation indexed bonds issued by corporations;

•	sovereign debt of emerging countries and other bonds issued in emerging countries (including below investment grade bonds); and

•	asset-backed securities.

SFIF has substantial holdings of GMO Short-Duration Collateral Fund (“SDCF”) (a Fund that primarily holds U.S. asset-backed securities) and GMO World Opportunity Overlay Fund (“Overlay Fund”) (a Fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies, and credit markets).

SFIF also may invest in exchange-traded and over-the-counter (OTC) derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates, and other types of

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derivatives. SFIF is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, SFIF will typically have gross investment exposures in excess of its net assets (i.e., SFIF will be leveraged) and therefore is subject to heightened risk of loss. SFIF’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

SFIF may gain exposure to the investments described above by investing in shares of other GMO Funds, including Overlay Fund, GMO Emerging Country Debt Fund (“ECDF”) (to gain exposure to emerging country debt markets), GMO High Quality Short-Duration Bond Fund (to seek a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments) and GMO Debt Opportunities Fund (to gain exposure to global credit markets). SFIF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

As a result primarily of its investment in SDCF, Overlay Fund, and ECDF, SFIF has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade.

The Manager does not seek to maintain a specified interest rate duration for SFIF, and SFIF’s interest rate duration will change depending on SFIF’s investments and the Manager’s assessment of different sectors of the bond market.

If deemed prudent by the Manager, SFIF may take temporary defensive positions.

A GMO Fund that invests in SFIF is subject to all of the risks to which SFIF is exposed. The principal risks of an investment in SFIF include Market Risk – Fixed Income Investments, Market Risk – Asset-Backed Securities, Credit Risk, Counterparty Risk, Derivatives Risk, Management and Operational Risk, Non-U.S. Investment Risk, Currency Risk, Liquidity Risk, Leveraging Risk, Market Disruption and Geopolitical Risk, Focused Investment Risk, Fund of Funds Risk, and Large Shareholder Risk. SFIF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by SFIF may affect SFIF’s performance more than if SFIF were a diversified investment company. Shareholders of each GMO Fund investing in SFIF are indirectly exposed to these risks.

GMO U.S. Core Equity Fund. GMO U.S. Core Equity Fund (“USCEF”), a series of the Trust, is not offered by this Private Placement Memorandum. USCEF is managed by GMO.

USCEF pays an investment management fee to the Manager at the annual rate of 0.31% of USCEF’s average daily net assets for each class of shares. USCEF offers Class III, Class IV, Class V, and Class VI shares, which pay shareholder service fees to the Manager at the annual rate, respectively, of 0.15%, 0.10%, 0.085%, and 0.055% of the class’s average daily net assets.

USCEF’s investment objective is high total return.

The Manager seeks to achieve USCEF’s investment objective by investing USCEF’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the S&P 500 Index.

The Manager determines which securities USCEF should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for USCEF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in USCEF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price

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movement or volatility of a security or groups of securities relative to USCEF’s investment universe or corporate behavior of an issuer. The Manager also adjusts USCEF’s portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time. USCEF may invest in companies of any market capitalization.

As a substitute for direct investments in equity securities, USCEF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). USCEF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of USCEF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, USCEF may lend its portfolio securities.

Under normal circumstances, USCEF invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in equity investments tied economically to the U.S. The terms “equity securities” and “equity investments” refer to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

USCEF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in USCEF is subject to all of the risks to which USCEF is exposed. The principal risks of an investment in USCEF include Market Risk – Equities, Management and Operational Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Smaller Company Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in USCEF are indirectly exposed to these risks.

GMO U.S. Growth Fund. GMO U.S. Growth Fund (“U.S. Growth Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. U.S. Growth Fund is managed by GMO.

U.S. Growth Fund pays an investment management fee to the Manager at the annual rate of 0.31% of U.S. Growth Fund’s average daily net assets. U.S. Growth Fund offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of the class’s average daily net assets.

U.S. Growth Fund’s investment objective is long-term capital growth.

The Manager seeks to achieve U.S. Growth Fund’s investment objective by investing U.S. Growth Fund’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the Russell 1000 Growth Index.

The Manager determines which securities U.S. Growth Fund should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for U.S. Growth Fund, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in U.S. Growth Fund’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to U.S. Growth Fund’s investment universe or corporate behavior of an issuer. The Manager also adjusts U.S. Growth Fund’s portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time.

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As a substitute for direct investments in equity securities, U.S. Growth Fund may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). U.S. Growth Fund also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of U.S. Growth Fund’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, U.S. Growth Fund may lend its portfolio securities.

U.S. Growth Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities. Under normal circumstances, U.S. Growth Fund invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. The term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

U.S. Growth Fund also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in U.S. Growth Fund is subject to all of the risks to which U.S. Growth Fund is exposed. The principal risks of an investment in U.S. Growth Fund include Market Risk – Equities, Management and Operational Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Smaller Company Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. U.S. Growth Fund is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by U.S. Growth Fund may affect U.S. Growth Fund’s performance more than if U.S. Growth Fund were a diversified investment company. Shareholders of each GMO Fund investing in U.S. Growth Fund are indirectly exposed to these risks.

GMO U.S. Intrinsic Value Fund. GMO U.S. Intrinsic Value Fund (“USIVF”), a series of the Trust, is not offered by this Private Placement Memorandum. USIVF is managed by GMO.

USIVF pays an investment management fee to the Manager at the annual rate of 0.31% of USIVF’s average daily net assets. USIVF offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of USIVF’s average daily net assets.

USIVF’s investment objective is long-term capital growth.

The Manager seeks to achieve USIVF’s investment objective by investing USIVF’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the Russell 1000 Value Index.

The Manager determines which securities USIVF should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for USIVF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in USIVF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to USIVF’s investment universe or corporate behavior of an issuer. The Manager also adjusts USIVF’s portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time.

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As a substitute for direct investments in equity securities, USIVF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). USIVF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of USIVF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, USIVF may lend its portfolio securities.

USIVF typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities. Under normal circumstances, USIVF invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. The term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

USIVF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in USIVF is subject to all of the risks to which USIVF is exposed. The principal risks of an investment in USIVF include Market Risk – Equities, Management and Operational Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Smaller Company Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. USIVF is a non-diversified investment company under the Investment Company Act of 1940, as amended, and therefore a decline in the market price of a particular security held by USIVF may affect USIVF’s performance more than if USIVF were a diversified investment company. Shareholders of each GMO Fund investing in USIVF are indirectly exposed to these risks.

GMO U.S. Small/Mid Cap Fund. GMO U.S. Small/Mid Cap Fund (“SMCF”), a series of the Trust, is not offered by this Private Placement Memorandum. SMCF is managed by GMO.

SMCF pays an investment management fee to the Manager at the annual rate of 0.45% of SMCF’s average daily net assets. SMCF offers Class III shares, which pay shareholder service fees to the Manager at the annual rate of 0.15% of SMCF’s average daily net assets.

SMCF’s investment objective is long-term capital growth.

The Manager seeks to achieve SMCF’s investment objective by investing SMCF’s portfolio primarily in equity securities that the Manager believes will provide a higher return than the Russell 2500 Index.

The Manager determines which securities SMCF should buy or sell based on its evaluation of companies’ published financial information and corporate behavior, securities’ prices, equity and bond markets, and the overall economy.

In selecting securities for SMCF, the Manager uses a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in SMCF’s investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to SMCF’s investment universe or corporate behavior of an issuer. The Manager also adjusts SMCF’s portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time.

As a substitute for direct investments in equity securities, SMCF may use exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (“ETFs”). SMCF also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of SMCF’s investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, SMCF may lend its portfolio securities.

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SMCF typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar market capitalizations (“small- and mid-cap companies”). Under normal circumstances, SMCF invests directly and indirectly at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. As of May 31, 2013, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $14.3 million to $12.7 billion, with an average market capitalization of approximately $3.5 billion and a median market capitalization of approximately $3.2 billion. The term “equity securities” refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity real estate investment trusts (REITs) and income trusts.

SMCF also may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

A GMO Fund that invests in SMCF is subject to all of the risks to which SMCF is exposed. The principal risks of an investment in SMCF include Market Risk – Equities, Management and Operational Risk, Liquidity Risk, Smaller Company Risk, Derivatives Risk, Counterparty Risk, Leveraging Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk. Shareholders of each GMO Fund investing in SMCF are indirectly exposed to these risks.

GMO U.S. Treasury Fund. GMO U.S. Treasury Fund (“U.S. Treasury Fund”), a series of the Trust, is not offered by this Private Placement Memorandum. U.S. Treasury Fund is managed by GMO.

U.S. Treasury Fund pays an investment management fee to the Manager at the annual rate of 0.08% of U.S. Treasury Fund’s average daily net assets. U.S. Treasury Fund offers a single class of shares.

U.S. Treasury Fund’s investment objective is liquidity and safety of principal with current income as a secondary objective.

Under normal circumstances, U.S. Treasury Fund invests at least 80% of its assets in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. “Direct U.S. Treasury Obligations” include U.S. Treasury bills, bonds and notes and other securities issued by the U.S. Treasury, as well as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities. The Manager normally seeks to maintain an interest rate duration of one year or less for U.S. Treasury Fund’s portfolio.

U.S. Treasury Fund also may enter into repurchase agreements, under which U.S. Treasury Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from U.S. Treasury Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement depends on, among other things, U.S. Treasury Fund’s having an interest in the security that it can realize in the event of the insolvency of the counterparty.

In addition to Direct U.S. Treasury Obligations, U.S. Treasury Fund may invest in other fixed income securities that are backed by the full faith and credit of the U.S. government, such as fixed income securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC) that are guaranteed by the U.S. government. U.S. Treasury Fund also may invest in unaffiliated money market funds.

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Although the fixed income securities purchased by U.S. Treasury Fund normally will have a stated or remaining maturity of one year or less, Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements may not, and, therefore, if the counterparty to the repurchase agreement defaults, U.S. Treasury Fund may end up owning a security with a stated or remaining maturity of more than one year.

U.S. Treasury Fund is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds.

In selecting U.S. Treasury securities for U.S. Treasury Fund’s portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes, or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions. The factors considered and investment methods used by the Manager can change over time.

Other GMO Funds may invest in U.S. Treasury Fund.

A GMO Fund that invests in U.S. Treasury Fund is subject to all of the risks to which U.S. Treasury Fund is exposed. The principal risks of an investment in U.S. Treasury Fund include Market Risk – Fixed Income Investments, Credit Risk, Focused Investment Risk, Large Shareholder Risk, Management and Operational Risk, and Market Disruption and Geopolitical Risk. Shareholders of each GMO Fund investing in U.S. Treasury Fund are indirectly exposed to these risks.

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GMO TRUST

ADDITIONAL INFORMATION

Each Fund’s annual and semiannual reports to shareholders contain additional information about the Fund’s investments. Each Fund’s annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year. Each Fund’s annual and semiannual reports are, and the Funds’ SAI is, available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect at 1-617-346-7646. Because the Funds do not publicly offer their shares, their shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about each Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Funds are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.

Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, Massachusetts 02110. The shareholder communication must (i) be in writing and be signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held beneficially or of record by the shareholder.

SHAREHOLDER INQUIRIES

Shareholders may request additional

information from and direct inquiries to:

Shareholder Services at

Grantham, Mayo, Van Otterloo & Co. LLC

40 Rowes Wharf, Boston, Massachusetts 02110

1-617-346-7646 (call collect)

1-617-439-4192 (fax)

SHS@GMO.com

website: http://www.gmo.com

Investment Company Act File No. 811-04347

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GMO TRUST

GMO Alternative Asset Opportunity Fund Class III	GMO Implementation Fund

GMO Benchmark-Free Fund Class III	GMO Special Situations Fund Class III, Class VI

GMO Debt Opportunities Fund Class III, Class VI	GMO U.S. Flexible Equities Fund Class III, Class IV, Class V, Class VI

GMO High Quality Short-Duration Bond Fund Class III, Class VI	GMO World Opportunity Overlay Fund

June 26, 2013

STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information is not a prospectus. It relates to the Private Placement Memorandum for GMO Alternative Asset Opportunity Fund, GMO Benchmark-Free Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Implementation Fund, GMO Special Situations Fund, GMO U.S. Flexible Equities Fund, and GMO World Opportunity Overlay Fund, dated June 26, 2013, as amended and revised from time to time thereafter (the “Private Placement Memorandum”), and should be read in conjunction therewith. GMO Alternative Asset Opportunity Fund, GMO Benchmark-Free Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Implementation Fund, GMO Special Situations Fund, GMO U.S. Flexible Equities Fund, and GMO World Opportunity Overlay Fund (each a “Fund,” and collectively, the “Funds,” and together with other series of the Trust not offered in the Private Placement Memorandum, each a “GMO Fund,” and collectively, the “GMO Funds”) are each a series of GMO Trust (the “Trust”). Information from the Private Placement Memorandum is, and the Trust’s audited financial statements, financial highlights, and report of the independent registered public accounting firm of the Funds, which are included in the annual report to shareholders of each Fund, are (or, in the case of GMO High Quality Short-Duration Bond Fund, will be, when available), incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of each Fund may be obtained (in the case of the annual report to shareholders of GMO High Quality Short-Duration Bond Fund, when available) free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at 1-617-346-7646.

-i-

Each Fund is a series of the Trust. The Trust is a “series investment company” that consists of separate series of investment portfolios (the “Series”), each of which is represented by a separate series of shares of beneficial interest. Each Series’ manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.

INVESTMENT OBJECTIVES AND POLICIES

The investment objective and principal strategies of, and risks of investing in, each Fund are described the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information (“SAI”), the investment objective and policies of the Funds may be changed without shareholder approval.

FUND INVESTMENTS

The chart on the following page indicates the types of investments that each Fund is generally permitted (but not required) to make. A Fund may, however, make other types of investments provided the investments are consistent with the Fund’s investment objective and policies and the Fund’s investment restrictions do not expressly prohibit it from so doing.

Investors should note that, when used in this SAI, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For instance, a Fund may invest indirectly or make indirect investments by investing in another investment company or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. Accordingly, the following chart indicates the types of investments that a Fund is directly or indirectly permitted to make.

	Alternative Asset Opportunity Fund	Benchmark-Free Fund	Debt Opportunities Fund	High Quality Short-Duration Bond Fund	Implementation Fund	Special Situations Fund	U.S. Flexible Equities Fund	World Opportunity Overlay Fund
U.S. Equity Securities[1]	X	X	X	X	X	X	X	X
Foreign Investments – Foreign Issuers[2]	X	X	X	X	X	X	X	X
Foreign Investments – Foreign Issuers (Traded on U.S. Exchanges)[2]	X	X	X	X	X	X	X	X
Foreign Investments – Emerging Countries[2]	X	X	X		X	X	X	X
Securities Lending	X	X	X	X	X	X	X	X
Depositary Receipts	X	X			X	X	X
Convertible Securities	X	X			X	X	X	X
Preferred Stocks	X	X			X	X	X
Master Limited Partnerships		X			X
Income Trusts		X			X		X
Warrants and Rights	X	X	X	X	X	X	X	X
Non-Standard Warrants (LEPOs and P-Notes)	X	X			X	X
Options, Futures, and Forward Contracts	X	X	X	X	X	X	X	X
Swap Contracts and Other Two-Party Contracts	X	X	X	X	X	X	X	X
Foreign Currency Transactions	X	X	X	X	X	X	X	X
Repurchase Agreements	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities – Long and Medium Term Corporate & Government Bonds[3]	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities – Short-Term Corporate & Government Bonds[2]	X	X	X	X	X	X	X	X
Debt and Other Fixed Income Securities – Municipal Securities[4]	X	X	X	X	X	X	X	X
Cash and Other High Quality Investments	X	X	X	X	X	X	X	X
U.S. Government Securities and Foreign Government Securities	X	X	X	X	X	X	X	X
Auction Rate Securities	X	X	X	X	X	X		X
Real Estate Investment Trusts and Other Real Estate-Related Investments	X	X			X	X	X
Asset-Backed and Related Securities	X	X	X	X	X	X		X
Adjustable Rate Securities	X	X	X	X	X	X		X
Below Investment Grade Securities	X	X	X	X	X	X		X
Distressed or Defaulted Instruments	X	X	X	X	X	X		X
Brady Bonds	X	X			X	X
Euro Bonds	X	X	X	X	X	X		X
Zero Coupon Securities	X	X	X	X	X	X		X
Indexed Investments	X	X	X	X	X	X	X	X
Structured Notes	X	X	X	X	X	X		X
Firm Commitments and When-Issued Securities	X	X	X	X	X	X
Loans, Loan Participations, and Assignments	X	X	X	X	X	X
Reverse Repurchase Agreements and Dollar Roll Agreements	X	X	X	X	X	X	X	X
Commodity-Related Investments	X	X
Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities	X	X	X	X	X	X	X	X
Investments in Other Investment Companies or Other Pooled Investments	X	X	X	X	X	X	X	X
Investments in Other Investment Companies – Shares of Other GMO Trust Funds	X	X	X	X		X
Investments in Other Investment Companies – Shares of U.S. Treasury Fund	X	X	X	X	X	X	X	X
Investments in Subsidiary Companies – Shares of Wholly-Owned Subsidiary[5]	X				X	X

Footnotes to Fund Investment Charts

[1]	For more information, see, among other sections, “Description of Principal Risks – Market Risk – Equities Risk” in the Private Placement Memorandum.
[2]

For more information, see, among other sections, “Additional Information About the Fund’s Investment Strategies, Risks and Expenses” and “Description of Principal Risks – Non-U.S. Investment Risk” in the Private Placement Memorandum and “Descriptions and Risks of Fund Investments – Risks of Non-U.S. Investments” herein.

[3]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments – U.S. Government Securities and Foreign Government Securities” herein.
[4]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments – Municipal Securities” herein.
[5]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments – Investments in Wholly-Owned Subsidiary” herein.

(Note: Some of the footnotes to the above chart refer investors to various risks described in the “Additional Information About the Fund’s Investment Strategies, Risks and Expenses – Description of Principal Risks” section of the Private Placement Memorandum for more information relating to a particular type of investment listed in the chart. The presence of such a risk cross reference for a particular Fund investment is not intended to indicate that such risk is a principal risk of that Fund, and instead is intended to provide more information regarding the risks associated with the particular investment. Please refer to the “Additional Information About the Fund’s Investment Strategies, Risks, and Expenses” and the “Description of Principal Risks” sections of the Private Placement Memorandum for a description of each Fund’s principal risks.)

DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Funds may engage and the risks associated with their use. Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Implementation Fund, Special Situations Fund, and U.S. Flexible Equities Fund may invest in other GMO Funds or other investment companies as disclosed in the Private Placement Memorandum or in “Fund Investments” in this SAI (the “underlying Funds”), and are indirectly exposed to the investment practices of the underlying Funds in which they invest, and are therefore subject to all risks associated with the practices of the underlying Funds. UNLESS OTHERWISE NOTED HEREIN, THE INVESTMENT PRACTICES AND ASSOCIATED RISKS DETAILED BELOW ALSO INCLUDE THOSE TO WHICH A FUND INDIRECTLY MAY BE EXPOSED THROUGH ITS INVESTMENT IN THE UNDERLYING FUNDS. ANY REFERENCES TO INVESTMENTS MADE BY A FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN THE UNDERLYING FUNDS OR THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS).

A Fund may achieve exposure to a particular investment, industry, country, or geographic region by investing in another GMO Fund. In particular, Benchmark-Free Fund, through its investment in Alternative Asset Opportunity Fund, may have indirect exposure to a wide variety of investments, including, but not limited to, forward foreign-exchange contracts; futures contracts in the global equity, bond, and currency markets; investments in wholly-owned subsidiaries; futures and forward contracts on various commodities or commodity indices; commodity swaps on one or more broad-based commodities indices (e.g., the Dow Jones-UBS Commodity Index); and commodity swaps on individual commodities or baskets of commodities. See “Commodity-Related Investments” below for more discussion of the Funds’ use of commodity futures and swap contracts and other related types of derivatives.

Not all Funds may engage in all practices described below. Please refer to “Additional Information About the Fund’s Investment Strategies, Risks, and Expenses” in the Private Placement Memorandum and “Fund Investments” in this SAI for additional information regarding the practices in which a particular Fund may engage.

Portfolio Turnover

Based on the Manager’s assessment of market conditions, the Manager may trade each Fund’s investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by a Fund and which may adversely affect the Fund’s performance. It also may give rise to additional taxable income for its shareholders, including through the realization of capital gains or other types of income that are taxable to Fund shareholders when distributed by a Fund to them, in the case of a Fund that is a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), when allocated by a Fund to them, in the case of a Fund that is a partnership for U.S. federal income tax purposes, or when realized by the Fund, in the case of a Fund that is a disregarded entity for U.S. federal income tax purposes, in each case unless those shareholders are themselves exempt from taxation or otherwise investing in the Fund through a tax-advantaged account. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders at ordinary income tax rates when those gains are either distributed or allocated, as applicable, to them. The after-tax impact of portfolio turnover is not considered when making investment decisions for a Fund. See “Taxes” in the Private Placement Memorandum and in this SAI for more information.

The historical portfolio turnover rate for each Fund (other than High Quality Short-Duration Bond Fund which did not commence operations prior to the end of the most recent fiscal year) is shown under the heading “Financial Highlights” in the Private Placement Memorandum. Changes in the portfolio turnover rates were generally the result of active trading strategies employed by such Funds’ portfolio manager in response to market conditions, and not reflective of a material change in investment strategy.

Non-Diversified Portfolios

As stated in the Private Placement Memorandum, each Fund, other than Benchmark-Free Fund, is a “non-diversified” fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and as such is not required to satisfy the requirements for “diversified” funds, which require that at least 75% of the value of a diversified fund’s total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of the fund’s total assets and not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, a Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to a Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.

Debt Opportunities Fund, High Quality Short-Duration Bond Fund, U.S. Flexible Equities Fund, and Benchmark-Free Fund each must meet diversification standards to qualify as a “regulated investment company” under the Code. See “Taxes: Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and U.S. Flexible Equities Fund” below for a description of these diversification standards.

Accelerated Transactions

For a Fund to take advantage of certain available investment opportunities, the Manager may need to make investment decisions on an expedited basis. In such cases, the information available to the Manager at the time of an investment decision may be limited. The Manager may not, therefore, have access to the detailed information necessary for a full analysis and evaluation of the investment opportunity.

Risks of Non-U.S. Investments

General. Investment in non-U.S. issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation, nationalization or confiscatory taxation of assets, and possible difficulty in obtaining and enforcing judgments against foreign entities. A Fund and/or its shareholders, as applicable (see the “Taxes” section for each Fund below for more information), may be subject to foreign taxation on (i) capital gains it realizes or dividends or interest it receives on non-U.S. securities, (ii) transactions in those securities, or (iii) the repatriation of proceeds generated from the sale of those securities. Any taxes or other charges paid or incurred by a Fund in respect of its foreign securities will reduce its yield. A Fund may seek to collect a refund in respect of taxes paid to a non-U.S. country. In those cases, all or a portion of those taxes could ultimately be recovered by a Fund. However, the recovery process could take several years and the Fund will incur expenses in its efforts to collect the refund, which will reduce the benefit of any recovery. A Fund’s efforts to collect a refund may not be successful, in which case the Fund will have incurred additional expenses for no economic benefit. A Fund’s decision to pursue a refund is in its sole discretion, and it may decide not to pursue a refund, even if eligible. See the “Taxes” section for each Fund below for more information about special tax considerations applicable to non-U.S. investments. In addition, for information on possible Australian tax consequences of an investment in Alternative Asset Opportunity Fund, see “Description of Principal Risks – Non-U.S. Investment Risk” in the Fund’s Private Placement Memorandum.

The tax laws of some foreign jurisdictions in which a Fund may invest are unclear and interpretations of such laws can change over time, including on a retroactive basis in which case a Fund and/or its shareholders, as applicable, could potentially incur foreign taxes on a retroactive basis. Moreover, in order to comply with guidance related to the accounting and disclosure of uncertain tax positions under U.S. generally accepted accounting principles (“GAAP”), a Fund may be required to accrue certain foreign taxes in respect of its foreign securities or other foreign investments that it may or may not ultimately pay. Such tax accruals will reduce a Fund’s net asset value at the time accrued, even though, in some cases, the Fund ultimately will not pay the related tax liabilities. Conversely, a Fund’s net asset value will be increased by any tax accruals that are ultimately reversed.

Issuers of foreign securities are subject to different, often less comprehensive, accounting, custody, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. Funds that invest in foreign securities also may be affected by different custody and/or settlement practices or delayed settlements in some foreign markets. The laws of some foreign countries may limit a Fund’s ability to invest in securities of certain issuers located in those countries.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Funds make reasonable efforts to stay informed of foreign reporting requirements relating to the Funds’ foreign portfolio securities (e.g., through the Funds’ brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Funds’ custodial network, and, to the extent deemed appropriate by the Funds under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Funds will satisfy applicable foreign reporting requirements at all times.

Special Risks of Investing in Asian Securities. In addition to the risks of foreign investments and emerging countries investments described above, investments in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.

Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., through Depositary Receipts, as defined below under “Depositary Receipts,” derivatives, etc.).

Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country’s or company’s ability to service its debt.

Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries.

Special Risks of Investing in Russian Securities. A Fund may have indirect exposure to Russian securities through its investment in one or more of the GMO Funds with direct investments in Russia. Investment in those securities presents many of the same risks as investing in the securities of emerging country issuers, as described in the preceding sections. The social, political, legal, and operational risks of investing in Russian issuers, and of having assets held in custody within Russia, however, may be particularly pronounced relative to investments in more developed countries. Russia’s system of share registration and custody creates certain risks of loss (including the risk of total loss) that are not normally associated with investments in other securities markets.

A risk of particular note with respect to direct investment in Russian securities results from the way in which ownership of shares of companies is normally recorded. Ownership of shares (except where shares are held through depositories that meet the requirements of the 1940 Act) is defined according to entries in the company’s share register and normally evidenced by “share extracts” from the register or, in certain circumstances, by formal share certificates. However, there is no central registration system for shareholders and these services are carried out by the companies themselves or by registrars located throughout Russia. The share registrars are controlled by the issuer of the security, and investors are provided with few legal rights against such registrars. These registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity. It is possible for the Fund to lose its registration through fraud, negligence or even mere oversight. The Fund will endeavor to ensure that its interest is appropriately recorded, which may involve a custodian or other agent inspecting the share register and obtaining extracts of share registers through regular confirmations. However, these extracts have no legal enforceability and it is possible that a subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of a loss of share registration. Further, significant delays or problems may occur in registering the transfer of securities, which could cause the Fund to incur losses due to a counterparty’s failure to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

Also, although a Russian public enterprise having a certain minimum number of shareholders is required by law to contract out the maintenance of its shareholder register to an independent entity that meets certain criteria, this regulation has not always been strictly enforced in practice. Because of this lack of independence, management of a company may be able to exert considerable influence over who can purchase and sell the company’s shares by illegally instructing the registrar to refuse to record transactions in the share register.

Emerging Countries. The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries’ economies and securities markets.

Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce a Fund’s income from investments in securities or debt instruments of emerging country issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause a Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.

Securities Lending

A Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially, including possible impairment of the Fund’s ability to vote the securities. However, securities loans will be made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities (marked to market daily). If a loan is collateralized by U.S. government or other securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in one or more money market funds (in which case the Fund will bear its pro rata share of such money market fund’s fees and expenses), or directly in interest-bearing, short-term securities, and typically pays a fee to the borrower that normally represents a portion of the Fund’s earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of loaned securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline. The Fund bears the risk of total loss with respect to the investment of collateral.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if both (i) the Manager receives adequate notice of a proposal upon which shareholders are being asked to vote, and (ii) the Manager believes that the benefits to the Fund of voting on such proposal outweigh the benefits to the Fund of having the security remain out on loan. However, the Fund bears the risk of delay in the return of the security, impairing the Fund’s ability to vote on such matters. The Manager has retained lending agents on behalf of several of the Funds that are compensated based on a percentage of the Fund’s return on its securities lending. The Funds also may pay various fees in connection with securities loans, including shipping fees and custodian fees.

Depositary Receipts

Many of the Funds invest in American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) or other similar securities representing ownership of foreign securities (collectively, “Depositary Receipts”) if issues of such Depositary Receipts are available that are consistent with the Fund’s investment objective. Depositary Receipts generally evidence an ownership interest in a corresponding foreign security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world. GDRs and other types of Depositary Receipts are typically issued by foreign banks or trust companies, although they may be issued by U.S. financial institutions, and evidence ownership interests in a security or pool of securities issued by either a foreign or a domestic corporation.

Because the value of a Depositary Receipt is dependent upon the market price of an underlying foreign security, Depositary Receipts are subject to most of the risks associated with investing in foreign securities directly. Depositary Receipts may be issued as sponsored or unsponsored programs. See “Risks of Non-U.S. Investments” above. Depositary Receipts also may be subject to liquidity risk.

Convertible Securities

A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

The value of a convertible security is a function of its “investment value” (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its “conversion value” (the security’s worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, as in the case of “broken” or “busted” convertibles, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed income security. Generally, the amount of the premium decreases as the convertible security approaches maturity.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by a Fund is called for redemption, the Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party.

Equity Securities

A Fund that invests in equity investments runs the risk that the market value of those investments will decline. The market value of an equity investment may decline for reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for its goods or services. It also may decline due to factors that affect a particular industry, such as a decline in demand, labor or raw material shortages, increased production costs, regulation, or competitive industry conditions. In addition, market value may decline as a result of general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. Equity investments generally have greater price volatility than fixed-income and other investments with a scheduled stream of payments, and the market price of equity investments is more susceptible to moving up or down in a rapid or unpredictable manner.

If a Fund purchases equity investments at a discount from their value as determined by the Manager, the Fund runs the risk that the market prices of these investments will not increase to that value for a variety of reasons, one of which may be the Manager’s overestimation of the value of those investments. Equity investments trading at higher multiples of current earnings than other securities have market values that often are more sensitive to changes in future earnings expectations than those other securities. At times when the market is concerned that these expectations may not be met, the market values of those securities typically fall.

Preferred Stocks

Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Private Placement Memorandum or this SAI regarding equity or fixed income securities.

Investment in preferred stocks involves certain risks. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip or defer distributions. If a Fund owns a preferred stock that is deferring its distribution, it may be required to report income for tax purposes despite the fact that it is not receiving current income on this position. Preferred stocks often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer’s call. In the event of redemption, a Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks are subordinated to bonds and other debt securities in an issuer’s capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities and U.S. government securities.

Master Limited Partnerships (through GMO Resources Fund)

A master limited partnership (“MLP”) generally is a publicly traded company organized as a limited partnership or limited liability company and treated as a partnership for U.S. federal income tax purposes. MLPs may derive income and gains from, among other things, the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resources. MLPs generally have two classes of owners, the general partner and limited partners. The general partner of an MLP is typically owned by one or more of the following: a major energy company, an investment fund, or the direct management of the MLP. The general partner may be structured as a private or publicly traded corporation or other entity. The general partner typically controls the operations and management of the MLP through an up to 2% equity interest in the MLP plus, in many cases, ownership of common units and subordinated units. Limited partners own the remainder of the partnership, through ownership of common units, and have a limited role in the partnership’s operations and management. For purposes of qualifying as a regulated investment company under the Code, the extent to which GMO Resources Fund (“Resources Fund”) can invest in MLPs is limited. See the “Taxes” section for Benchmark-Free Fund below for more information about these and other special tax considerations that can arise in respect of Benchmark-Free Fund’s indirect investments in MLPs.

MLP securities in which Resources Fund may invest can include, but are not limited to: (i) equity securities of MLPs, including common units, preferred units or convertible subordinated units; (ii) debt securities of MLPs, including debt securities rated below investment grade; (iii) securities of MLP affiliates; (iv) securities of open-end funds, closed-end funds or exchange-traded funds (“ETFs”) that invest primarily in MLP securities; or (v) exchange-traded notes whose returns are linked to the returns of MLPs or MLP indices.

The risks of investing in an MLP are generally those inherent in investing in a partnership as opposed to a corporation. For example, state law governing partnerships is often less restrictive than state law governing corporations. Accordingly, there may be fewer protections afforded investors in an MLP than investors in a corporation. Additional risks involved with investing in an MLP are risks associated with the specific industry or industries in which the partnership invests.

Income Trusts

Income trusts are investment trusts that hold income-producing assets and distribute income generated by such assets to the “unitholders” of the trust, which are entitled to participate in the trust’s income and capital as its beneficiaries.

Income trusts generally invest in assets that provide a return to the trust and its unitholders based on the cash flows of an underlying business. Such assets may include equity and debt instruments, royalty interests or real properties. The income trust can receive interest, royalty or lease payments from an operating entity carrying on a business, as well as dividends and a return of capital.

Income trusts also may include royalty trusts, a particular type of income trust whose securities are listed on a stock exchange and which controls an underlying company whose business relates to, without limitation, the acquisition, exploitation, production and sale of oil and natural gas.

Investments in income trusts (including royalty trusts) are subject to operating risk based on the income trust’s underlying assets and their respective businesses. Such risks may include lack of or limited operating histories. Income trusts are particularly subject to interest rate risk and increases in interest rates offered by competing investments may diminish the value of trust units. Changes in the interest rate also may affect the value of future distributions from the income trust’s underlying assets or the value of the underlying assets themselves. Interest rate risk is also present within the income trusts themselves because they often hold very long term capital assets, and much of the excess distributable income is derived from a maturity (or duration) mismatch between the life of the asset and the life of the financing associated with it. In an increasing interest rate environment, the income trust’s distributions to its unitholders may decrease. Income trusts also may be subject to additional risk, including, without limitation, limited access to debt markets.

Income trusts do not guarantee minimum distributions or returns of capital to unitholders. The amount of distributions paid on a trust’s units will vary from time to time based on production levels, commodity prices, royalty rates and certain expenses, deductions and costs, as well as on the distribution payout ratio policy adopted. The reduction or elimination of distributions to unitholders may decrease the value of trust units. Income trusts generally pay out to unitholders the majority of the cash flow that they receive from the production and sale of underlying assets. As a result of distributing the bulk of their cash flow to unitholders, the ability of a trust to finance internal growth is limited. Therefore, income trusts typically grow through acquisition of additional assets, funded through the issuance of additional equity or, where the trust is able, additional debt. Because an income trust may make distributions to unitholders in excess of its net income, unitholder equity may decline over time.

Finally, for purposes of qualifying as a regulated investment company under the Code, the extent to which the Funds can invest in a particular income trust may be limited, depending, for instance, on the trust’s treatment for U.S. federal income tax purposes and its underlying assets. See “Taxes: Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and U.S. Flexible Equities Fund” below for more information about these and other special tax considerations that can arise in respect of these Funds’ investments in income trusts, including royalty trusts.

Warrants and Rights

Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. Funds typically use warrants and rights in a manner similar to their use of options on securities, as described in “Options, Futures, and Forward Contracts” below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit a Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

Non-Standard Warrants. From time to time, certain Funds may use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”) and participatory notes (“P-Notes”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. P-Notes are a type of equity-linked derivative that generally are traded over-the-counter and constitute general unsecured contractual obligations of the banks or broker dealers that issue them. Generally, banks and broker-dealers associated with non-U.S.-based brokerage firms buy securities listed on certain foreign exchanges and then issue P-Notes that are designed to replicate the performance of certain issuers and markets. The performance results of P-Notes will not replicate exactly the performance of the issuers or markets that the notes seek to replicate due to transaction costs and other expenses. The return on a P-Note that is linked to a particular underlying security generally is increased to the extent of any dividends paid in connection with the underlying security. However, the holder of a P-Note typically does not receive voting or other rights as it would if it directly owned the underlying security, and P-Notes present similar risks to investing directly in the underlying security. Additionally, LEPOs and P-Notes entail the same risks as other over-the-counter (“OTC”) derivatives. These include the risk that the counterparty or issuer of the LEPO or P-Note may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Additional Information About the Fund’s Investment Strategies, Risks and Expenses” and “Description of Principal Risks – Derivatives Risk” and “ – Counterparty Risk” in the Private Placement Memorandum and “Uses of Derivatives” below. Additionally, while LEPOs or P-Notes may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO or P-Note will be willing to repurchase such instrument when a Fund wishes to sell it.

Options, Futures, and Forward Contracts

Certain Funds may use options, futures, and forward contracts for various purposes, including for investment purposes and as a means to hedge other investments. See “Uses of Derivatives” below for more information regarding the various derivatives strategies those Funds may employ using options and futures. The use of options contracts, futures contracts, forward contracts, and options on futures contracts involves risk. Thus, while a Fund may benefit from the use of options, futures, forward contracts, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect a Fund’s performance.

Alternative Asset Opportunity Fund uses futures contracts and forward foreign exchange contracts to implement its investment program, including for investment and hedging purposes. For example, as described in “Commodity-Related Investments” below, the Fund uses commodity futures contracts and other related commodity-related derivatives indirectly through its wholly-owned subsidiary. In addition, certain of the Fund’s exposure to financial options and futures may be indirect exposure through the shares of GMO Short-Duration Collateral Fund that it may hold.

Options on Securities and Indices. Certain Funds may purchase and sell put and call options on equity, fixed income, or other securities or indices in standardized exchange-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.

Purchasing Options on Securities and Indices. Among other reasons, a Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by a Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.

Among other reasons, a Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by a Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.

Writing Options on Securities and Indices. Because a Fund receives a premium for writing a put or call option, a Fund may seek to increase its return by writing call or put options on securities or indices. The premium a Fund receives for writing an option will increase the Fund’s return in the event the option expires unexercised or is closed out at a profit. The size of the premium a Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.

A Fund may write a call option on a security or other instrument held by the Fund (commonly known as “writing a covered call option”). In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, a Fund may write a call option on securities in which it may invest but that are not currently held by the Fund (commonly known as “writing a naked call option”). During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase a Fund’s income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option’s exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.

A Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

OTC Options. A Fund also may invest in OTC options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

Closing Options Transactions. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American-style, it may be exercised on any day up to its expiration date. In contrast, a European-style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option’s expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, a Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. A Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, a Fund that has written an option may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. A Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If a Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when a Fund desires to do so.

Risk Factors in Options Transactions. The market price of options written by a Fund will be affected by many factors, including changes in the market price or dividend rates of underlying securities (or in the case of indices, the securities comprising such indices); changes in interest rates or exchange rates; changes in the actual or perceived volatility of the relevant stock market and underlying securities; and the time remaining before an option’s expiration. The market price of an option also may be adversely affected if the market for the option becomes less liquid. In addition, since an American-style option allows the holder to exercise its rights any time prior to the option’s expiration, the writer of an American-style option has no control over when it may be required to fulfill its obligations as a writer of the option. (This risk is not present when writing a European-style option since the holder may only exercise the option on its expiration date.)

The Funds’ ability to use options as part of their investment programs depends on the liquidity of those instruments. In addition, a liquid market may not exist when a Fund seeks to close out an option position. If a Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. As the writer of a call option on a portfolio security, during the option’s life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, a Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund’s portfolio securities decline. If a Fund writes a call option and does not hold the underlying security or instrument, the amount of the Fund’s potential loss is theoretically unlimited.

An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange (“Exchange”), which provides a secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, a Fund might not be able to effect an offsetting closing transaction for a particular option. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by a Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the markets for underlying securities that are not immediately reflected in the options markets.

The Exchanges generally have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Funds, the Manager, and other funds advised by the Manager may constitute such a group. These limits could restrict a Fund’s ability to purchase or write options on a particular security.

An OTC option may be closed only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty; however, the exposure to counterparty risk may differ. No guarantee exists that a Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time. See “Swap Contracts and Other Two-Party Contracts – Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below for a discussion of counterparty risk and other risks associated with investing in OTC options.

Currency Options. Certain Funds may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. Funds that are permitted to invest in securities denominated in foreign currencies may purchase or sell options on currencies. See “Foreign Currency Transactions” below for more information on those Funds’ use of currency options.

Futures. To the extent consistent with applicable law and its investment restrictions, a Fund permitted to invest in futures contracts may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income security), individual equity securities (“single stock futures”), securities indices, interest rates, currencies, inflation indices, and (to the extent a Fund is permitted to invest in commodities and commodity-related derivatives (as defined in “Commodity-Related Investments” below)) commodities or commodities indices. Futures contracts on securities indices are referred to herein as “Index Futures.” The purchase of futures contracts can serve as long hedge, and the sale of futures contracts can serve as a limited short hedge. The purchase and sale of futures contracts also may be used for speculative purposes.

Alternative Asset Opportunity Fund uses futures contracts to gain exposure to a range of global equity, bond, and currency markets. Alternative Asset Opportunity Fund gains indirect exposure to futures contracts on various commodities or commodity indices (“commodity futures”) and options on commodity futures through its wholly-owned subsidiary’s investments in commodity futures contracts.

Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.

Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying securities, currencies, commodities or other underlying instrument, in most cases futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, commodity, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

In the United States, futures contracts are traded only on commodity exchanges or boards of trade – known as “contract markets” – approved by the Commodity Futures Trading Commission (“CFTC”), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. Certain Funds also may purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. See “Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges” below.

Index Futures. To the extent consistent with applicable law and investment restrictions, a Fund may purchase or sell Index Futures. A Fund may close open positions on a contract market on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.

Interest Rate Futures. Some Funds may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.

Inflation Linked Futures. Certain Funds may engage in transactions involving inflation linked futures, including Consumer Price Index (“CPI”) futures, which are exchange-traded futures contracts that represent the inflation on a notional value of $1,000,000 for a period of three months, as implied by the CPI. Inflation linked futures may be used by the Fund to hedge the inflation risk in nominal bonds (i.e., non-inflation indexed bonds) thereby creating “synthetic” inflation indexed bonds. A Fund also may combine inflation linked futures with U.S. Treasury futures contracts to create “synthetic” inflation indexed bonds issued by the U.S. Treasury. See “Indexed Investments – Inflation Indexed Bonds” below for a discussion of inflation indexed bonds.

Currency Futures. Funds that are permitted to invest in securities denominated in foreign currencies may buy and sell futures contracts on currencies. See “Foreign Currency Transactions” below for a description of those Funds’ use of currency futures.

Options on Futures Contracts. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American-style option) or on the expiration date (in the case of European-style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.

Funds may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, a Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, a Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. In addition, a Fund may purchase and sell interest rate options on U.S. Treasury or Eurodollar futures to take a long or short position on interest rate fluctuations. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. See “Foreign Currency Transactions” below for a description of some Funds’ use of options on currency futures.

A Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund’s profit or loss on the transaction.

Commodity Futures and Options on Commodity Futures. Alternative Asset Opportunity Fund may have exposure to futures contracts on various commodities or commodities indices (“commodity futures”) and options on commodity futures. A futures contract on a commodity is an agreement between two parties in which one party agrees to purchase a commodity, such as an energy, agricultural, or metal commodity, from the other party at a later date at a price and quantity agreed upon when the contract is made. Futures contracts on commodities indices operate in a manner similar to Index Futures. While commodity futures on individual commodities are physically settled, the Manager intends to close out those futures contracts before the settlement date without the making or taking of delivery. See also “Commodity-Related Investments” below.

Forward Contracts. A forward contract is a contract to buy or sell an underlying security or currency at a pre-determined price on a specific future date. The initial terms of the contract are set so that the contract has no value at the outset. Forward prices are obtained by taking the spot price of a security or currency and adding to it the cost of carry. No money is transferred upon entering into a forward contract and the trade is delayed until the specified date when the underlying security or currency is exchanged for cash. Subsequently, as the price of the underlying security or currency moves, the value of the contract also changes, generally in the same direction.

Forward contracts involve a number of the same characteristics and risks as futures contracts but there also are several differences. Forward contracts are not market traded, and are not necessarily marked to market on a daily basis. They settle only at the pre-determined settlement date. This can result in deviations between forward prices and futures prices, especially in circumstances where interest rates and futures prices are positively correlated. Second, in the absence of exchange trading and involvement of clearing houses, there are no standardized terms for forward contracts. Accordingly, the parties are free to establish such settlement times and underlying amounts of a security or currency as desirable, which may vary from the standardized provisions available through any futures contract. Finally, forward contracts, as two party obligations for which there is no secondary market, involve counterparty credit risk not present with futures.

Forward currency contracts are contracts between two parties to purchase and sell a specific quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. Currency transactions involve significant risk. Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by U.S. governments or foreign governments or central banks, or by currency controls or political developments in the United States or abroad, including repatriation limitations. A Fund’s exposure to foreign dollar currencies means that a change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of a Fund’s assets.

Alternative Asset Opportunity Fund uses forward contracts to gain exposure to a range of global equity, bond, currency, and commodities markets.

Risk Factors in Futures and Futures Options Transactions. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the security, currency, or other investment underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the case of Index Futures and futures on commodity indices, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be hedged, the Fund may realize a loss on the futures contract at the same time the Fund is realizing a loss on the portfolio position intended to be hedged. To compensate for imperfect correlations, a Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, a Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract. The successful use of transactions in futures and related options for hedging also depends on the direction and extent of exchange rate, interest rate and asset price movements within a given time frame. For example, to the extent equity prices remain stable during the period in which a futures contract or option is held by a Fund investing in equity securities (or such prices move in a direction opposite to that anticipated), the Fund may realize a loss on the futures transaction, which is not fully or partially offset by an increase in the value of its portfolio securities. As a result, the Fund’s total return for such period may be less than if it had not engaged in the hedging transaction.

All participants in the futures market are subject to margin deposit and maintenance requirements. Instead of meeting margin calls, investors may close futures contracts through offsetting transactions, which could distort normal correlations. The margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, allowing for more speculators who may cause temporary price distortions. Trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

A Fund may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Funds’ ability to engage in the futures and options on futures strategies described above depends on the liquidity of those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that a Fund will be able to utilize these instruments at all or that their use will be effective. In addition, a liquid market may not exist at a time when a Fund seeks to close out a futures or option on a futures contract position, and that Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short (and long) positions in Index Futures or futures on commodities indices may be closed only by purchasing (or selling) a futures contract on the exchange on which the Index Futures or commodity futures, as applicable, are traded.

As discussed above, if a Fund purchases or sells a futures contract, it is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. The Fund’s net asset value will generally fluctuate with the value of the security or other instrument underlying a futures contract as if it were already in the Fund’s portfolio. Futures transactions can have the effect of investment leverage. Furthermore, if a Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.

In addition, if a Fund’s futures brokers become bankrupt or insolvent, or otherwise default on their obligations to the Fund, the Fund may not receive all amounts owing to it in respect of its trading, despite the futures clearinghouse fully discharging all of its obligations. Furthermore, in the event of the bankruptcy of a futures broker, a Fund could be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures broker’s combined customer accounts, even though certain property specifically traceable to the Fund was held by the futures broker.

Additional Risk Associated with Commodity Futures Transactions. Several additional risks are associated with transactions in commodity futures contracts.

Storage Costs. The price of a commodity futures contract reflects the storage costs of purchasing the underlying commodity, including the time value of money invested in the commodity. To the extent that the storage costs change, the value of the futures contracts may change correspondingly.

Reinvestment Risk. In the commodity futures markets, producers of an underlying commodity may sell futures contracts to lock in the price of the commodity at delivery. To induce speculators to purchase the other side (the long side) of the contract, the commodity producer generally must sell the contract at a lower price than the expected futures spot price. Conversely, if most purchasers of the underlying commodity purchase futures contracts to hedge against a rise in commodity prices, then speculators will only sell the contract at a higher price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected futures spot price. As a result, when the Manager reinvests the proceeds from a maturing contract, it may purchase a new futures contract at a higher or lower price than the expected futures spot prices of the maturing contract or choose to pursue other investments.

Additional Economic Factors. The value of the commodities underlying commodity futures contracts may be subject to additional economic and non-economic factors, such as drought, floods or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. Thus, Alternative Asset Opportunity Fund’s wholly-owned subsidiary’s investments may be subject to greater volatility than those of a fund with a broad range of investment alternatives.

See also “Commodity-Related Investments” below for more discussion of the special risks of investing in commodity futures, options on commodity futures, and related types of derivatives, including certain tax-related risks.

Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States

(which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, a Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, a Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. Counterparty risk is greater for derivatives with longer maturities where events may intervene to prevent settlement. Counterparty risk is also greater when a Fund has concentrated its derivatives with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. To the extent a Fund has significant exposure to a single counterparty, this risk will be particularly pronounced for the Fund. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. A Fund thus assumes the risk that it may be unable to obtain payments owed under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless a Fund hedges against fluctuations in the exchange rate between the currencies in which trading is done on foreign exchanges and other currencies, any profits that a Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of foreign options and futures also may be adversely affected by other factors unique to foreign investing. See “Risks of Non-U.S. Investments” above.

Swap Contracts and Other Two-Party Contracts

Certain Funds may use swap contracts (or “swaps”) and other two-party contracts for the same or similar purposes as options and futures. In addition, Alternative Asset Opportunity Fund may also use swaps on broad-based commodity indices (“commodity swaps”) and other related two-party contracts for investment and hedging purposes. As described in “Commodity-Related Investments” below, Alternative Asset Opportunity Fund may use commodity swaps and other commodity-related two-party contracts indirectly through its wholly-owned subsidiary. See “Uses of Derivatives” below for more information regarding the various derivatives strategies those Funds may employ using swap contracts and other two-party contracts.

Swap Contracts. The Funds may directly or indirectly use various different types of swaps, such as swaps on securities and securities indices, total return swaps, interest rate swaps, currency swaps, credit default swaps, variance swaps, commodity swaps, inflation swaps, dividend swaps, volatility swaps, correlation swaps, and other types of available swap agreements, depending on a Fund’s investment objective and policies. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount (“notional amount”), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties’ obligations are netted, with only the net amount paid by one party to the other.

Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease a Fund’s exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. A Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund’s investment objective and policies.

World Opportunity Overlay Fund and Special Situations Fund may enter into interest rate swaps to exploit misvaluations in world interest rates. In the case of an interest rate swap, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. To the extent the floating rate exceeds or falls short of the offsetting fixed rate obligation of the Fund, the Fund will receive a payment from or make a payment to the counterparty, respectively.

Alternative Asset Opportunity Fund indirectly (through its wholly-owned subsidiary) may enter into commodity swaps on one or more broad-based commodities indices (e.g., the Dow Jones-UBS Commodity Index). In addition, the Fund indirectly may enter into commodity swaps on individual commodities or baskets of commodities. If the Fund indirectly enters into a commodity swap contract through its wholly-owned subsidiary (long or short), the Fund’s net asset value will fluctuate with changes in the value of the commodity index, basket of commodities, or individual commodity on which the commodity swap is based. The fluctuation will be the same as if the Fund had purchased the notional amount of commodities comprising the index, commodities comprising the basket, or individual commodity, as the case may be.

A Fund may enter into swaps on securities, baskets of securities or securities indices. For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). Additionally, a Fund may use total return swaps, which typically involve commitments to pay amounts computed in the same manner as interest in exchange for a market-linked return, both based on notional amounts. A Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, a Fund will receive a payment from or make a payment to the counterparty, respectively.

In addition, a Fund may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Fund. In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund’s portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. A Fund also may enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, a Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.

A Fund may use inflation swaps (including inflation swaps tied to the CPI), which involve commitments to pay a regular stream of inflation indexed cash payments in exchange for receiving a stream of nominal interest payments (or vice versa), where both payment streams are based on a notional amount. The nominal interest payments may be based on either a fixed interest rate or variable interest rate, such as LIBOR. Inflation swaps may be used to hedge the inflation risk in nominal bonds (i.e., non-inflation indexed bonds), thereby creating synthetic inflation indexed bonds, or combined with U.S. Treasury futures contracts to create synthetic inflation indexed bonds issued by the U.S. Treasury. See “Indexed Investments – Inflation Indexed Bonds” below.

In addition, a Fund may directly or indirectly use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate or sovereign issuer of fixed income securities (including asset-backed securities). In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, a Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. A Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk – the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see “Swap Contracts and Other Two-Party Contracts – Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below). In addition, as a purchaser in a credit default swap, the Fund’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation. A Fund also may invest in credit default indices, which are indices that reflect the performance of a basket of credit default swaps.

A Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund’s taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, a Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and generally would have no payment obligations, with the exception of an initial payment made on the credit default swap or any margin requirements with the credit default swap counterparty. For credit default swap agreements, trigger events for payment under the agreement vary by the type of underlying investment (e.g., corporate and sovereign debt, asset-backed securities, and credit default swap indices) and by jurisdiction (e.g., United States, Europe and Asia).

A Fund, and in particular Special Situations Fund, may use dividend swaps. Under a dividend swap, one party pays to the other party the dividends paid with respect to a notional amount of a security (or a basket or index of securities) during the term of the swap, in exchange for interest rate or other payments. To the extent the dividends paid on the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting obligation, a Fund will receive a payment from or make a payment to the counterparty, respectively.

A Fund, and in particular Special Situations Fund, may use volatility swaps. Volatility swaps involve the exchange of forward contracts on the future realized volatility of a given underlying asset, and allow the Fund to take positions on the volatility of that underlying asset. A Fund also may use a particular type of volatility swap, known as a variance swap agreement, which involves an agreement by two parties to exchange cash flows based on the measured variance (volatility squared) of a specified underlying asset. One party agrees to exchange a “fixed rate” or strike price payment for the “floating rate” or realized price variance on the underlying asset with respect to the notional amount. At inception, the strike price chosen is generally fixed at a level such that the fair value of the swap is zero. As a result, no money changes hands at the initiation of the contract. At the expiration date, the amount paid by one party to the other is the difference between the realized price variance of the underlying asset and the strike price multiplied by the notional amount. A receiver of the realized price variance would receive a payment when the realized price variance of the underlying asset is greater than the strike price and would make a payment when that variance is less than the strike price. A payer of the realized price variance would make a payment when the realized price variance of the underlying asset is greater than the strike price and would receive a payment when that variance is less than the strike price. This type of agreement is essentially a forward contract on the future realized price variance of the underlying asset.

A Fund, and in particular Special Situations Fund, may use correlation swaps. Correlation swaps involve receiving a stream of payments based on the actual average correlation between or among the price movements of two or more underlying variables over a period of time, in exchange for making a regular stream of payments based on a fixed “strike” correlation level (or vice versa), where both payment streams are based on a notional amount. The underlying variables may include, without limitation, commodity prices, exchange rates, interest rates and stock indices.

Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. A Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. A Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss – even in circumstances when the securities in both the long and short baskets appreciate in value. In addition, Alternative Asset Opportunity Fund may use contracts for differences that are based on the relative performance of two different groups or baskets of commodities. Often, one or both baskets is a commodities index. Contracts for differences on commodities operate in a similar manner to contracts for differences on securities described above.

Interest Rate Caps, Floors, and Collars. The Funds may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See “Options, Futures, and Forward Contracts – Risk Factors in Options Transactions” and “– Risk Factors in Futures and Futures Options Transactions” above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount and are generally individually negotiated with a specific counterparty. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

Swaptions. An option on a swap agreement, also called a “swaption,” is an OTC option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.

Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts. A Fund may only close out a swap, contract for differences, cap, floor, collar, or OTC option (including swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Fund. If the counterparty defaults, a Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will be able to enforce its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, a Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. Counterparty risk is greater for derivatives with longer maturities where events may intervene to prevent settlement. Counterparty risk also is greater when a Fund has concentrated its derivatives with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. To the extent a Fund has significant exposure to a single counterparty, this risk will be particularly pronounced for the Fund. The Fund, therefore, assumes the risk that it may be unable to obtain payments the Manager believes are owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, counterparty risk is pronounced during unusually adverse market conditions and is particularly acute in environments (like those of 2008) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.

The credit rating of a counterparty may be adversely affected by greater-than-average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital.

Counterparty risk with respect to derivatives will be affected by new rules and regulations affecting the derivatives market. Some derivatives transactions are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position, rather than the credit risk of its original counterparty to the derivatives transaction. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. A clearing member is obligated by contract and by applicable regulation to segregate all funds received from customers with respect to cleared derivatives transactions from the clearing member’s proprietary assets. However, all funds and other property received by a clearing member from its customers with respect to cleared derivatives are generally held by the clearing member on a commingled basis in an omnibus account, and the clearing member may invest those funds in certain instruments permitted under the applicable regulations. Therefore, a Fund might not be fully protected in the event of the bankruptcy of a Fund’s clearing member, because the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the clearing member’s customers for a relevant account class. Also, the clearing member is required to transfer to the clearing organization the amount of margin required by the clearing organization for cleared derivatives, which amounts are generally held in an omnibus account at the clearing organization for all customers of the clearing member. Regulations promulgated by the CFTC require that the clearing member notify the clearing house of the initial margin provided by the clearing member to the clearing organization that is attributable to each customer. However, if the clearing member does not accurately report the Fund’s initial margin, the Funds are subject to the risk that a clearing organization will use a Fund’s assets held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. In addition, clearing members generally provide the clearing organization the net amount of variation margin required for cleared swaps for all of its customers in the aggregate, rather than individually for each customer. The Funds are therefore subject to the risk that a clearing organization will not make variation margin payments owed to a Fund if another customer of the clearing member has suffered a loss and is in default, and the risk that a Fund will be required to provide additional variation margin to the clearing house before the clearing house will move the Fund’s cleared derivatives transactions to another clearing member. In addition, if a clearing member does not comply with the applicable regulations or its agreement with the Funds, or in the event of fraud or misappropriation of customer assets by a clearing member, a Fund could have only an unsecured creditor claim in an insolvency of the clearing member with respect to the margin held by the clearing member.

Additional Risk Factors in OTC Derivatives Transactions. Participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets and, therefore, OTC derivatives generally expose a Fund to greater counterparty risk than exchange-traded derivatives.

Among other trading agreements, certain Funds are party to International Swaps and Derivatives Association, Inc. Master Agreements (“ISDA Agreements”) or other similar types of agreements with select counterparties that generally govern over-the-counter derivative transactions entered into by such Funds. The ISDA Agreements typically include representations and warranties as well as contractual terms related to collateral, events of default, termination events, and other provisions. Termination events may include the decline in the net assets of a Fund below a certain level over a specified period of time and entitle a counterparty to elect to terminate early with respect to some or all the transactions under the ISDA Agreement with that counterparty. Such an election by one or more of the counterparties could have a material adverse impact on a Fund’s operations. Due to declines in the net assets of some Funds, one or more counterparties are entitled to terminate early but none has taken such action.

Additional Risk Factors in Cleared Derivatives Transactions. Under recently adopted rules, and regulations transactions in some types of swaps (including interest rate swaps and credit default swaps on North American and European indices) are required to be centrally cleared. In a cleared derivatives transaction, a Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Funds are not members of clearing houses and only members of a clearing house (“clearing members”) can participate directly in the clearing house, the Funds will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Funds will make payments (including margin payments) to and receive payments from a clearing house through their accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

In many ways, cleared derivative arrangements are less favorable to mutual funds than bilateral arrangements. For example, the Funds may be required to provide more margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in contrast to a bilateral derivatives transaction, following a period of notice to a Fund, a clearing member generally can require termination of an existing cleared derivatives transaction at any time or an increase in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time. Any increase in margin requirements or termination of existing cleared derivatives transactions by the clearing member or the clearing house could interfere with the ability of a Fund to pursue its investment strategy. Further, any increase in margin requirements by a clearing member could expose a Fund to greater credit risk to its clearing member, because margin for cleared derivatives transactions in excess of clearing house margin requirements typically is held by the clearing member. Also, a Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that the Manager expects to be cleared), and no clearing member is willing or able to clear the transaction on the Fund’s behalf. While the documentation in place between the Funds and their clearing members generally provides that the clearing members will accept for clearing all cleared derivatives transactions that are within credit limits (specified in advance) for each Fund, the Funds are still subject to the risk that no clearing member will be willing or able to clear a transaction. In those cases, the transaction might have to be terminated, and the Fund could lose some or all of the benefit of the transaction, including loss of an increase in the value of the transaction and/or loss of hedging protection. In addition, the documentation governing the relationship between the Funds and clearing members is drafted by the clearing members and generally is less favorable to the Funds than typical bilateral derivatives documentation. For example, documentation relating to cleared derivatives generally includes a one-way indemnity by the Funds in favor of the clearing member for losses the clearing member incurs as the Funds’ clearing member and the documentation typically does not provide the Funds any remedies if the clearing member defaults or becomes insolvent.

These and other new rules and regulations could, among other things, further restrict a Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. These regulations are new and evolving, so their potential impact on the Funds and the financial system are not yet known. While the new regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that the new clearing mechanisms will achieve that result, and in the meantime, as noted above, central clearing exposes the Funds to new kinds of risks and costs.

Use of Futures and Related Options, Interest Rate Floors, Caps and Collars, Certain Types of Swap Contracts and Related Instruments – Commodity Pool Operator Status. Each of Alternative Asset Opportunity Fund, Special Situations Fund, and World Opportunity Overlay Fund is a commodity pool under the Commodity Exchange Act (the “CEA”) and GMO is registered as a “commodity pool operator” under the CEA with respect to these funds. As a result, additional CFTC-mandated disclosure, reporting and recordkeeping obligations will apply with respect to these funds once the CFTC proposal that seeks to “harmonize” these obligations with overlapping SEC regulations is finalized. Until the CFTC and SEC’s overlapping regulations are harmonized, the nature and extent of the impact of the new CFTC requirements on these funds is uncertain. Compliance with the CFTC’s new regulatory requirements could increase fund expenses, adversely affecting a fund’s total return.

Each Fund not listed in the previous paragraph has claimed an exclusion from the definition of “commodity pool operator” under the CEA pursuant to Rule 4.5 under the CEA (the “exclusion”) promulgated by the CFTC. Accordingly, neither these funds nor GMO (with respect to these funds) are subject to registration or regulation as a “commodity pool operator” under the CEA. To remain eligible for the exclusion, each fund will be limited in its ability to use certain financial instruments regulated under the CEA (“commodity interests”), including futures and options on futures and certain swaps transactions. In the event that a fund’s investments in commodity interests are not within the thresholds set forth in the exclusion, GMO may be required to register as a “commodity pool operator” with the CFTC with respect to that fund. GMO’s eligibility to claim the exclusion with respect to a fund will be based upon, among other things, the level and scope of the fund’s investment in commodity interests, the purposes of such investments, and the manner in which the fund holds out its use of commodity interests. A fund’s ability to invest in commodity interests (including, but not limited to, futures and swaps on broad-based securities indexes and interest rates) is limited by GMO’s intention to operate the fund in a manner that would permit GMO to continue to claim the exclusion under Rule 4.5, which may adversely affect the fund’s total return. In the event GMO becomes unable to rely on the exclusion in Rule 4.5 with respect to a fund, the fund’s expenses may increase, adversely affecting that fund’s total return.

With respect to Alternative Asset Opportunity Fund, the Manager, who is registered with the CFTC as a “commodity pool operator” and a “commodity trading adviser,” has advised the Fund and its wholly-owned subsidiary that the Manager has claimed an exemption with respect to the subsidiary from certain requirements of Part 4 of the Commodity Exchange Act with respect to offerings to “qualified eligible persons,” as that term is defined in Rule 4.7 of that Act. Pursuant to the exemption under Rule 4.7 in connection with accounts of qualified eligible persons, no brochure or account document relating to the subsidiary is required to be, nor has been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading adviser disclosure. Consequently, the CFTC has not reviewed or approved the subsidiary’s trading program or this or any other brochure or account document.

Foreign Currency Transactions

Currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the currency exchange markets, trade balances, the relative merits of investments in different countries, actual or perceived changes in interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, or by currency or exchange controls or political and economic developments in the U.S. or abroad. Currencies in which a Fund’s assets are denominated, or in which a Fund has taken a long position, may be devalued against other currencies, resulting in a loss to the Fund. Similarly, currencies in which a Fund has taken a short position may increase in value relative to other currencies, resulting in a loss to the Fund.

In addition, some currencies are illiquid (e.g., emerging country currencies), and a Fund may not be able to convert these currencies into U.S. dollars, in which case the Manager may decide to purchase U.S. dollars in a parallel market where the exchange rate is materially and adversely different. Exchange rates for many currencies (e.g., emerging country currencies) are particularly affected by exchange control regulations.

Funds that are permitted to invest in securities denominated in foreign currencies may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. Those Funds may use such currency instruments for hedging, investment, and/or currency risk management. Currency risk management may include taking overweighted or underweighted currency positions relative to both the securities portfolio of a Fund and the Fund’s performance benchmark or index. Those Funds also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency-denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce a Fund’s exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of a Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by a Fund if the value of the hedged currency increases. In addition, it is not always possible to hedge fully or perfectly against currency fluctuations affecting the value of the securities denominated in foreign currencies because the value of such securities also is likely to fluctuate because of independent factors not related to currency fluctuations. If a forward foreign currency contract is used for hedging, an imperfect correlation between movements in the price of the forward foreign currency contract and the price of the currency or other investment being hedged creates risk.

Forward foreign currency contracts involve a number of the same characteristics and risks as currency futures contracts (discussed below) but there also are several differences. Forward foreign currency contracts settle only at the pre-determined settlement date. This can result in deviations between forward foreign currency prices and currency futures prices, especially in circumstances where interest rates and currency futures prices are positively correlated. Second, in the absence of exchange trading and involvement of clearing houses, there are no standardized terms for forward currency contracts. Accordingly, the parties are free to establish such settlement times and underlying amounts of a currency as desirable, which may vary from the standardized provisions available through any currency futures contract.

A Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, a Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. See “Options, Futures, and Forward Contracts – Futures” above for more information on futures contracts and options on futures contracts.

A Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of a Fund to reduce foreign currency risk using options. See “Options, Futures, and Forward Contracts – Currency Options” above for more information on currency options.

Repurchase Agreements

A Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford a Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund bears the risk of a seller’s failure to meet its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights thereto, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement. Entering into repurchase agreements entails certain risks, which include the risk that the counterparty to the repurchase agreement may not be able to fulfill its obligations, as discussed above, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Additional Information About the Fund’s Investment Strategies, Risks and Expenses” and “Description of Principal Risks – Counterparty Risk” in the Private Placement Memorandum.

Debt and Other Fixed Income Securities Generally

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this SAI as “fixed income securities.” Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See “Adjustable Rate Securities” and “Indexed Investments” below. In addition, the Funds may create “synthetic” bonds which approximate desired risk and return profiles. This may be done where a “non-synthetic” security having the desired risk/return profile either is unavailable (e.g., short-term securities of certain foreign governments) or possesses undesirable characteristics (e.g., interest payments on the security would be subject to foreign withholding taxes). See, for example, “Options, Futures, and Forward Contracts – Inflation Linked Futures” above.

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or “interest rate risk”) relates to changes in a security’s value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of a Fund that invests in floating rate fixed income securities cannot be predicted with certainty. To the extent a Fund invests in indexed securities, the future income of the Fund also will be affected by changes in those securities’ indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

The Funds may invest in a wide range of debt and fixed income instruments, including, but not limited to, Asset-Backed and Mortgage-Backed Securities, Brady Bonds, Euro Bonds, U.S. Government and Foreign Government Securities and Zero Coupon Securities, described below.

Cash and Other High Quality Investments

The Funds may temporarily invest a portion of their assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Funds’ investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers’ acceptances, commercial paper, and bank certificates of deposit. If a custodian holds cash on behalf of a Fund, the Fund may be an unsecured creditor in the event of the insolvency of the custodian. In addition, the Fund will be subject to credit risk with respect to such a custodian, which may be heightened to the extent the Fund takes a temporary defensive position.

U.S. Government Securities and Foreign Government Securities

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks (“FHLBs”)). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of a Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to satisfy their obligations to pay principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities. Generally, when interest rates on short term U.S. Treasury obligations equal or approach zero, a Fund that invests a substantial portion of its assets in U.S. Treasury obligations will have a negative return unless the Manager waives or reduces its management fees.

In addition to investing directly in U.S. government securities and foreign government securities, a Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. A Fund also may invest in Separately Traded Registered Interest and Principal Securities (“STRIPS”), which are interests in separately traded interest and principal component parts of U.S. Treasury obligations that represent future interest payments, principal payments, or both, are direct obligations of the U.S. government, and are transferable through the federal reserve book-entry system. Certificates of accrual and similar instruments may be more volatile than other government securities.

Municipal Securities

Municipal obligations are issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies and instrumentalities and the District of Columbia to obtain funds for various public purposes. Municipal obligations are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States. The ability of municipalities to meet their obligations will depend on the availability of tax and other revenues, economic, political and other conditions within the state and municipality, and the underlying fiscal condition of the state and municipality. As with other fixed income securities, municipal securities also expose their holders to market risk because their values typically change as interest rates fluctuate. The two principal classifications of municipal obligations are “notes” and “bonds.”

Municipal notes are generally used to provide for short-term capital needs, such as to finance working capital needs of municipalities or to provide various interim or construction financing, and generally have maturities of one year or less. They are generally payable from specific revenues expected to be received at a future date or are issued in anticipation of long-term financing to be obtained in the market to provide for the repayment of the note.

Municipal bonds, which meet longer-term capital needs and generally have maturities of more than one year when issued, have two principal classifications: “general obligation” bonds and “revenue” bonds. Issuers of general obligation bonds, the proceeds of which are used to fund a wide range of public projects including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes, include states, counties, cities, towns and regional districts. The basic security behind general obligation bonds is the issuer’s pledge of its full faith, credit, and taxing power for the payment of principal and interest.

Revenue bonds have been issued to fund a wide variety of capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. The principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Although the principal security behind these bonds varies widely, many provide additional security in the form of a debt service reserve fund whose monies also may be used to make principal and interest payments on the issuer’s obligations. In addition to a debt service reserve fund, some authorities provide further security in the form of a state’s ability (without obligation) to make up deficiencies in the debt reserve fund.

Securities purchased for a Fund may include variable/floating rate instruments, variable mode instruments, put bonds, and other obligations that have a specified maturity date but also are payable before maturity after notice by the holder. There are, in addition, a variety of hybrid and special types of municipal obligations as well as numerous differences in the security of municipal obligations both within and between the two principal classifications (i.e., notes and bonds). A Fund also may invest in credit default swaps on municipal securities. See “Swap Contracts and Other Two-Party Contracts – Swap Contracts” above.

See the “Taxes” section for each Fund below for a discussion of the tax treatment of municipal obligations at the Fund and shareholder level.

Auction Rate Securities

Auction rate securities consist of auction rate municipal securities and auction rate preferred securities sold through an auction process issued by closed-end investment companies, municipalities and governmental agencies. Provided that the auction mechanism is successful, auction rate securities usually permit the holder to sell the securities in an auction at par value at specified intervals. The dividend is reset by “Dutch” auction in which bids are made by broker-dealers and other institutions for a certain amount of securities at a specified minimum yield. The dividend rate set by the auction is the lowest interest or dividend rate that covers all securities offered for sale. While this process is designed to permit auction rate securities to be traded at par value, there is the risk that an auction will fail due to insufficient demand for the securities.

Real Estate Investment Trusts and Other Real Estate-Related Investments

Certain Funds may invest in pooled real estate investment vehicles (so-called “real estate investment trusts” or “REITs”) and other real estate-related investments such as securities of companies principally engaged in the real estate industry. In addition to REITs, companies in the real estate industry and real estate-related investments may include, for example, entities that either own properties or make construction or mortgage loans, real estate developers, and companies with substantial real estate holdings. Each of these types of investments is subject to risks similar to those associated with direct ownership of real estate. Factors affecting real estate values include the supply of real property in particular markets, overbuilding, changes in zoning laws, casualty or condemnation losses, delays in completion of construction, changes in operations costs and real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, possible environmental liabilities, regulatory limitations on rent, fluctuations in rental income, increased competition and other risks related to local and regional market conditions. The value of real-estate related investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. For instance, during periods of declining interest rates, certain mortgage REITs may hold mortgages that the mortgagors elect to prepay, which prepayment may diminish the yield on securities issued by those REITs. Some REITs have relatively small market capitalizations, which can tend to increase the volatility of the market price of their securities.

REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Funds may invest in different types of REITs, including equity REITs, mortgage REITs, and hybrid REITs. Equity REITs, which invest in and own real estate directly, generally invest a majority of their assets in income-producing properties to generate cash flow from rental income and gradual asset appreciation. The income-producing properties in which equity REITs invest typically include land, office, retail, industrial, hotel and apartment buildings, self storage, specialty and diversified and healthcare facilities. Equity REITs can realize capital gains (or losses) by selling properties that have appreciated (or depreciated) in value. Mortgage REITs, which make construction, development, or long-term mortgage loans, generally invest the majority of their assets in real estate mortgages or mortgage-backed securities and derive their income primarily from interest payments on the mortgages. Hybrid REITs share characteristics of equity REITs and mortgage REITs.

REITs can be listed and traded on national securities exchanges or can be traded privately between individual owners. An exchange-traded REIT is generally more liquid than a REIT that is not traded on a securities exchange. The Funds may invest in both exchange-traded and privately traded REITs.

In general, the value of a REIT’s shares changes in light of factors affecting the real estate industry. In addition, equity REITs may be affected by any changes in the value of the underlying property owned by the trusts, while mortgage REITs may be affected by the quality of any credit extended. REITs are also subject to the risk of fluctuations in income from underlying real estate assets, poor performance by the REIT’s manager and the manager’s inability to manage cash flows generated by the REIT’s assets, prepayments and defaults by borrowers, self-liquidation, adverse changes in the tax laws, and, with regard to U.S. REITs (as defined in “Taxes: Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and U.S. Flexible Equities Fund” below), the risk of failing to qualify for tax-free pass-through of income under the Code and/or to maintain exempt status under the 1940 Act. See the “Taxes” section for each Fund below for a discussion of special tax considerations relating to investments in U.S. REITs.

By investing in REITs indirectly through a Fund, an investor will bear not only his or her proportionate share of the expenses of the Fund, but also, indirectly, similar expenses of REITs. In addition, REITs depend generally on their ability to generate cash flow to make distributions to investors. Investments in REITs are subject to risks associated with the direct ownership of real estate.

Asset-Backed and Related Securities

An asset-backed security is a fixed income security that predominantly derives its creditworthiness from cash flows relating to a pool of assets. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, student loans, sub-prime mortgages, and credit—card receivables), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below. Investments in asset-backed securities are subject to all of the market risks for fixed-income securities described in the Private Placement Memorandum under “Description of Principal Risks – Market Risk – Fixed Income Investments Risk” and elsewhere in this SAI.

Mortgage-Backed Securities. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages, which may include sub-prime mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as Freddie Mac, Fannie Mae, and FHLBs), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan’s scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans may result in early payment of the applicable mortgage-backed securities held by a Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, further deterioration of worldwide economic and liquidity conditions, the location of the property underlying the mortgage, the age of the mortgage loan, governmental action, including legal impairment of underlying home loans, changes in demand for products financed by those loans, the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. Securities issued by private organizations may not be readily marketable, and since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, mortgage-backed securities have been subject to greater liquidity risk. These conditions may occur again. Also, government actions and proposals affecting the terms of underlying home loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on mortgage-backed securities. Although liquidity of mortgage-backed securities has improved recently, there can be no assurance that in the future the market for mortgage-backed securities will continue to improve and become more liquid. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in “Other Asset-Backed Securities” below. The risk of defaults associated with mortgage-backed securities is generally higher in the case of mortgage-backed investments that include sub-prime mortgages. See “Description of Principal Risks – Market Risk – Asset-Backed Securities Risk” and “– Credit Risk” in the Private Placement Memorandum for more information regarding credit and other risks associated with investments in asset-backed securities.

Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in “Adjustable Rate Securities” below.

Other Asset-Backed Securities. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities may be subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above. Additionally, since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, asset-backed securities have been subject to greater liquidity risk. These conditions may occur again. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities. Although liquidity of asset-backed securities has improved recently, there can be no assurance that in the future the market for asset-backed securities will continue to improve and become more liquid. The risk of investing in asset-backed securities has increased because performance of the various sectors in which the assets underlying asset-backed securities are concentrated (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) has become more highly correlated since the deterioration in worldwide economic and liquidity conditions referred to above.

Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the securities’ credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. In addition, the existence of insurance on an asset-backed security does not guarantee that principal and/or interest will be paid because the insurer could default on its obligations. In recent years, a significant number of asset-backed security insurers have defaulted on their obligations.

The market value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The market value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of an entity that generated the assets underlying an asset-backed security is likely to result in a decline in the market price of that security as well as costs and delays.

Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, a Fund may invest in securities backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans, many of which may be unsecured (commonly referred to as “collateralized debt obligations” or “collateralized loan obligations”) (see “Collateralized Debt Obligations” (“CDOs”) below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.

Collateralized Mortgage Obligations (“CMOs”); Strips and Residuals. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association (“Ginnie Mae”) and their income streams, and which also may include whole mortgage loans and private mortgage bonds.

CMOs are issued in multiple classes, often referred to as “tranches.” Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the “Collateral”). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus, the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage—or other asset-backed securities.

The Funds also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer’s management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer’s debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

CMOs also include certificates representing undivided interests in payments of interest-only or principal-only (“IO/PO Strips”) on the underlying mortgages.

IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

Collateralized Debt Obligations (“CDOs”). A Fund may invest in CDOs, which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of fixed income securities. A CLO is an obligation of a trust or other special purpose vehicle typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade, or equivalent unrated loans.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the bonds or loans in the trust, and therefore protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection from the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults(including collateral default), the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which a Fund invests. The Funds may invest in any tranche of a CBO or CLO. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, a Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this SAI and the Private Placement Memorandum, including interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates), default risk, prepayment risk, credit risk, liquidity risk, market risk, structural risk, and legal risk. Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) the possibility that the quality of the collateral may decline in value or default, due to factors such as the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets, (iii) market and liquidity risks affecting the price of a structured finance investment, if required to be sold, at the time of sale, and (iv) if the particular structured product is invested in a security in which a Fund is also invested, this would tend to increase the Fund’s overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

The Funds may invest in covered bonds, which are debt securities issued by banks or other credit institutions that are backed by both the issuing institution and underlying pool of assets that compose the bond (a “cover pool”). The cover pool for a covered bond is typically composed of residential or commercial mortgage loans or loans to public sector institutions. A covered bond may lose value if the credit rating of the issuing bank or credit institution is downgraded or the quality of the assets in the cover pool deteriorates.

Adjustable Rate Securities

Adjustable rate securities are securities that have interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer’s creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

Below Investment Grade Securities

Some Funds may invest some or all of their assets in securities or instruments rated below investment grade (that is, rated below Baa3/P-2 by Moody’s Investors Service, Inc. (“Moody’s”) or below BBB-/A-2 by Standard & Poor’s (“S&P”) for a particular security/commercial paper, or securities unrated by Moody’s or S&P that are determined by the Manager to be of comparable quality to securities so rated) at the time of purchase, including securities in the lowest rating categories and comparable unrated securities (“Below Investment Grade Securities”) (commonly referred to as “junk bonds”). In addition, some Funds may hold securities that are downgraded to below-investment-grade status after the time of purchase by the Funds. Many issuers of high yield debt are highly leveraged, and their relatively high debt-to-equity ratios create increased risks that their operations might not generate sufficient cash flow to service their debt obligations. In addition, many issuers of high yield debt may be (i) in poor financial condition, (ii) experiencing poor operating results, (iii) having substantial capital needs or negative net worth, or (iv) facing special competitive or product obsolescence problems, and may include companies involved in bankruptcy or other reorganizations or liquidation proceedings. Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. A Fund’s investments in Below Investment Grade Securities are more dependent on the Manager’s own credit analysis than its investments in higher quality bonds. Certain of these securities may not be publicly traded, and therefore it may be difficult to obtain information as to the true condition of the issuers. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities than for other types of securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value and are more likely to be fair valued (see “Determination of Net Asset Value” in the Private Placement Memorandum and herein), particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried on the books of a Fund. Some Below Investment Grade Securities in which a Fund invests may be in poor standing or in default.

Securities in the lowest investment-grade category (BBB or Baa) also have some speculative characteristics. See “Appendix B – Commercial Paper and Corporate Debt Ratings” for more information concerning commercial paper and corporate debt ratings.

Distressed or Defaulted Instruments

Some Funds may invest in securities, claims and obligations of U.S. and non-U.S. issuers which are experiencing significant financial or business difficulties (including companies involved in bankruptcy or other reorganization and liquidation proceedings). A Fund may purchase distressed securities and instruments of all kinds, including equity and debt instruments and, in particular, loans, loan participations, claims held by trade or other creditors, bonds, notes, non-performing and sub-performing mortgage loans, beneficial interests in liquidating trusts or other similar types of trusts, fee interests and financial interests in real estate, partnership interests and similar financial instruments, executory contracts and participations therein, many of which are not publicly traded and which may involve a substantial degree of risk.

Investments in distressed or defaulted instruments generally are considered speculative and may involve substantial risks not normally associated with investments in healthier companies, including adverse business, financial or economic conditions that can lead to defaulted payments and insolvency proceedings.

In particular, defaulted obligations might be repaid, if at all, only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. The amount of any recovery may be adversely affected by the relative priority of the Fund’s investment in the issuer’s capital structure. The ability to enforce obligations may be adversely affected by actions or omissions of predecessors in interest that give rise to counterclaims or defenses, including causes of action for equitable subordination or debt recharacterization. In addition, such investments, collateral securing such investments, and payments made in respect of such investments may be challenged as fraudulent conveyances or to be subject to avoidance as preferences under certain circumstances.

Investments in distressed securities inherently have more credit risk than do investments in similar securities and instruments of non-distressed companies, and the degree of risk associated with any particular distressed securities may be difficult or impossible for the Manager to determine within reasonable standards of predictability. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed securities is unusually high.

If the Manager’s evaluation of the eventual recovery value of a defaulted instrument should prove incorrect, a Fund may lose a substantial portion or all of its investment or it may be required to accept cash or instruments with a value less than the Fund’s original investment.

Investments in financially distressed companies domiciled outside the United States involve additional risks. Bankruptcy law and creditor reorganization processes may differ substantially from those in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although bankruptcy laws have been enacted, the process for reorganization remains highly uncertain.

In addition, investments in distressed or defaulted instruments can present special tax issues for a Fund. See the “Taxes” section for each Fund below for more information.

Brady Bonds

Brady Bonds are securities created through the restructuring of commercial bank loans to public and private entities under a debt restructuring plan introduced by former U.S. Secretary of the Treasury Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings have been implemented in Mexico, Uruguay, Venezuela, Costa Rica, Argentina, Nigeria, the Philippines, and other emerging countries.

Brady Bonds may be collateralized, are issued in various currencies (but primarily the U.S. dollar), and are traded in OTC secondary markets. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate bonds or floating-rate bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the bonds.

The valuation of a Brady Bond typically depends on an evaluation of: (i) any collateralized repayments of principal at final maturity; (ii) any collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayments of principal at maturity (the uncollateralized amounts constitute the “residual risk”). In light of the history of prior defaults by the issuers of Brady Bonds, investments in Brady Bonds may be viewed as speculative regardless of the current credit rating of the issuer. There are very few remaining Brady bonds in existence today.

Euro Bonds

Euro bonds are securities denominated in U.S. dollars or another currency and sold to investors outside of the country whose currency is used. Euro bonds may be issued by government or corporate issuers, and are typically underwritten by banks and brokerage firms in numerous countries. While Euro bonds often pay principal and interest in Eurodollars (i.e., U.S. dollars held in banks outside of the United States), some Euro bonds may pay principal and interest in other currencies. Euro bonds are subject to the same risks as other fixed income securities. See “Debt and Other Fixed Income Securities Generally” above.

Zero Coupon Securities

A Fund investing in “zero coupon” fixed income securities accrues interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. In the case of a Fund treated as a regulated investment company under Subchapter M of the Code, the Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, any such Fund may have to sell other investments to obtain cash to make income distributions (including at a time when it may not be advantageous to do so). In the case of a Fund treated as a partnership for U.S. federal income tax purposes, shareholders will be required to recognize taxable income in respect of their proportionate share of accrued income on these securities in a taxable year without regard to whether that income may be in excess of the cash generated by the Fund’s investments in those securities during that year or to whether the Fund makes cash distributions to its shareholders in that year. See the “Taxes” section for each Fund below. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips and STRIPS.

Indexed Investments

Each Fund may invest in various transactions and instruments that are designed to track the performance of an index (including, but not limited to, securities indices and credit default indices). Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, group of instruments, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.

While investments that track the performance of an index may increase the number, and thus the diversity, of the underlying assets to which the Fund is exposed, such investments are subject to many of the same risks of investing in the underlying assets that comprise the index discussed elsewhere in this section, as well as certain additional risks that are not typically associated with investments in such underlying assets. An investment that is designed to track the performance of an index may not replicate and maintain exactly the same composition and relative weightings of the assets in the index. Additionally, the liquidity of the market for such investments may be subject to the same conditions affecting liquidity in the underlying assets and markets and could be relatively less liquid in certain circumstances. The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer’s creditworthiness.

A Fund’s investments in certain indexed securities, including inflation indexed bonds, may be required to accrue income in excess of the cash interest the securities currently pay to the Fund (e.g., due to increases in the principal amount of a bond). In the case of a Fund treated as a regulated investment company under Subchapter M of the Code, the Fund is required to distribute any such accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, any such Fund may have to sell other investments to obtain cash to make income distributions to shareholders (including at a time when it may not be advantageous to do so). In the case of a Fund treated as a partnership for U.S. federal income tax purposes, shareholders will be required to recognize taxable income in respect of their proportionate share of any such accrued income on these securities in a taxable year without regard to whether that income may be in excess of the cash generated by the Fund’s investments in those securities during that year or to whether the Fund makes cash distributions to its shareholders in that year. See the “Taxes” section for each Fund below.

Currency-Indexed Securities. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

Inverse Floating Obligations. Indexed securities in which a Fund may invest include so-called “inverse floating obligations” or “residual interest bonds” on which the interest rates typically decline as the index or reference rates, typically short-term interest rates, increase and increase as index or reference rates decline. An inverse floating obligation may have the effect of investment leverage to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index or reference rate of interest. Generally, leverage will result in greater price volatility.

Inflation Indexed Bonds. Some Funds may invest in inflation indexed bonds and in futures contracts on inflation indexed bonds. See “Options, Futures, and Forward Contracts – Inflation Linked Futures” above for a discussion of inflation linked futures. Inflation indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the CPI accruals as part of a semiannual coupon.

Inflation indexed securities issued by the U.S. Treasury (or “TIPS”) have maturities of approximately three, five, ten or thirty years, although it is possible that securities that have other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation indexed bonds will be adjusted downward and, consequently, the interest they pay (calculated with respect to a smaller principal amount) will be reduced. The U.S. government guarantees repayment of the original bond principal upon maturity (as adjusted for inflation) in the case of a TIPS, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. A Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds normally changes when real interest rates change. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates (i.e. nominal interest rate minus inflation) might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. There can be no assurance, however, that the value of inflation indexed bonds will change in the same proportion as changes in nominal interest rates, and short-term increases in inflation may lead to a decline in their value.

Although inflation indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by a Fund from inflation indexed bonds are included in the Fund’s gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

Structured Notes

Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the “reference”) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

Firm Commitments and When-Issued Securities

Some Funds may enter into firm commitments and similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, a Fund that invests in fixed-income securities may enter into a firm commitment agreement if the Manager anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. A Fund generally does not earn income on the securities it has committed to purchase until after delivery. A Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund makes payment from then-available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).

Loans (Including Bank Loans), Loan Participations, and Assignments

Some Funds may invest in direct debt instruments, which are interests in amounts owed by a corporate, governmental, or other borrower to lenders or lending syndicates (loans, including bank loans, promissory notes, and loan participations), to suppliers of goods or services (trade claims or other receivables), or to other parties. Investments in direct debt instruments are subject to a Fund’s policies regarding the quality of debt investments generally. Such instruments may include term loans and revolving loans, may pay interest at a fixed or floating rate, and may be senior or subordinated. The Funds may acquire interests in loans either directly (by way of sale or assignment) or indirectly (by way of participation).

Purchases of loans and other forms of direct indebtedness, including promissory notes, depend primarily upon the creditworthiness of the borrower for payment of principal and interest, and adverse changes in the creditworthiness of the borrower may affect its ability to pay principal and interest. Direct debt instruments may not be rated by any rating agency. In the event of non-payment of interest or principal, loans that are secured offer a Fund more protection than comparable unsecured loans. However, no assurance can be given that the collateral for a secured loan can be liquidated or that the proceeds will satisfy the borrower’s obligation. Investment in the indebtedness of borrowers with low creditworthiness involves substantially greater risks, and may be highly speculative. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Investments in sovereign debt similarly involve the risk that the governmental entities responsible for repayment of the debt may be unable or unwilling to pay interest and repay principal when due. The bank loans acquired by a Fund may be below investment-grade.

When investing in a loan participation, a Fund typically purchases participation interests in a portion of a lender’s or participant’s interest in a loan but has no direct contractual relationship with the borrower. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating in the interest, not with the borrower. The Fund must rely on the seller of the participation interest not only for the enforcement of the Fund’s rights against the borrower but also for the receipt and processing of principal, interest, or other payments due under the loan. This may subject the Fund to greater delays, expenses, and risks than if the Fund could enforce its rights directly against the borrower. In addition, the Fund generally will have no rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. A participation agreement also may limit the rights of the Fund to vote on changes that may be made to the underlying loan agreement, such as waiving a breach of a covenant. In addition, under the terms of a participation agreement, the Fund may be treated as a creditor of the seller of the participation interest (rather than of the borrower), thus exposing the Fund to the credit risk of the seller in addition to the credit risk of the borrower. Additional risks include inadequate perfection of a loan’s security interest, the possible invalidation or compromise of an investment transaction as a fraudulent conveyance or preference under relevant creditors’ rights laws, the validity and seniority of bank claims and guarantees, environmental liabilities that may arise with respect to collateral securing the obligations, and adverse consequences resulting from participating in such instruments through other institutions with lower credit quality.

Bank loans and participation interests may not be readily marketable and may be subject to restrictions on resale. There can be no assurance that future levels of supply and demand in loan or loan participation trading will provide an adequate degree of liquidity and no assurance that the market will not experience periods of significant illiquidity in the future.

Investments in loans through direct assignment of a lender’s interests may involve additional risks to a Fund. For example, if a secured loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, under legal theories of lender liability, the Fund potentially might be held liable as a co-lender.

A loan is often administered by a bank or other financial institution that acts as agent for all holders. The agent administers the terms of the loan, as specified in the loan agreement. Unless, under the terms of the loan or other indebtedness a Fund has direct recourse against the borrower, it may have to rely on the agent to enforce its rights against the borrower.

The Manager may, with respect to its management of investments in certain loans for a Fund, seek to remain flexible to purchase and sell other securities in the borrower’s capital structure, by remaining “public.” In such cases, the Manager will seek to avoid receiving material, non-public information about the borrowers to which the Fund may lend (through assignments, participations or otherwise). The Manager’s decision not to use material, non-public information about borrowers may place the Manager at an information disadvantage relative to other lenders. Also, in instances where lenders are asked to grant amendments, waivers or consents in favor of the borrower, the Manager’s ability to assess the significance of the amendment, waiver or consent or its desirability from a Fund’s point of view may be materially and adversely affected.

When the Manager’s employees, on-site consultants, partners, members, directors, or officers do come into possession of material, non-public information about the issuers of loans that may be held by a Fund or other accounts managed by the Manager (either intentionally or inadvertently), or material, non-public information is otherwise attributed to the Manager, the Manager’s ability to trade in other securities of the issuers of these loans for the account of the Manager will be limited pursuant to applicable securities laws. Such limitations on the Manager’s ability to trade could have an adverse effect on a Fund. In many instances, these trading restrictions could continue in effect for a substantial period of time.

Direct indebtedness purchased by a Fund may include letters of credit, revolving credit facilities, or other standby financing commitments obligating the Fund to pay additional cash on demand. These commitments may have the effect of requiring the Fund to increase its investment in a borrower at a time when it would not otherwise have done so. A Fund is required to maintain liquid assets to cover the Fund’s potential obligations under standby financing commitments.

Trade Claims. The Funds may purchase trade claims against companies, including companies in bankruptcy or reorganization proceedings. Trade claims generally include claims of suppliers for goods delivered and not paid, claims for unpaid services rendered, claims for contract rejection damages and claims related to litigation. An investment in trade claims is very speculative and carries a high degree of risk. Trade claims are illiquid instruments which generally do not pay interest and there can be no guarantee that the debtor will ever be able to satisfy the obligation on the trade claim. Additionally, there can be restrictions on the purchase, sale, and/or transferability of trade claims during all or part of a bankruptcy proceeding. The markets in trade claims generally are not regulated by U.S. federal securities laws or the SEC.

Trade claims are typically unsecured and may be subordinated to other unsecured obligations of a debtor, and generally are subject to defenses of the debtor with respect to the underlying transaction giving rise to the trade claim. Although the Manager endeavors to protect against such risks in connection with the evaluation and purchase of claims, trade claims are subject to risks not generally associated with standardized securities and instruments due to the idiosyncratic nature of the claims purchased. These risks include the risk that the debtor may contest the allowance of the claim due to disputes the debtor has with the original claimant or the inequitable conduct of the original claimant, or due to administrative errors in connection with the transfer of the claim. Recovery on allowed trade claims also may be impaired if the anticipated dividend payable on unsecured claims in the bankruptcy is not realized or if the timing of the bankruptcy distribution is delayed. As a result of the foregoing factors, trade claims are also subject to the risk that if a Fund does receive payment, it may be in an amount less than what the Fund paid for or otherwise expects to receive in respect of the claim.

In addition, because they are not negotiable instruments, trade claims are typically less liquid than negotiable instruments. Given these factors, trade claims often trade at a discount to other pari passu instruments.

Reverse Repurchase Agreements and Dollar Roll Agreements

The Funds may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by a Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls are transactions in which a Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sale.

If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, a Fund’s use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to honor the Fund’s right to repurchase the securities. Furthermore, in that situation a Fund may be unable to recover the securities it sold in connection with a reverse repurchase agreement and as a result would realize a loss equal to the difference between the value of the securities and the payment it received for them. This loss would be greater to the extent the buyer paid less than the value of the securities the Fund sold to it (e.g., a buyer may only be willing to pay $95 for a bond with a market value of $100). A Fund’s use of reverse repurchase agreements also subjects the Fund to interest costs based on the difference between the sale and repurchase price of a security involved in such a transaction. Additionally, reverse repurchase agreements entail the same risks as over-the-counter derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, as discussed above, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. See “Additional Information About the Fund’s Investment Strategies, Risks and Expenses” and “Description of Principal Risks – Derivatives Risk” and “ – Counterparty Risk” in the Private Placement Memorandum and “Uses of Derivatives” below. Reverse repurchase agreements and dollar rolls are not considered borrowings by a Fund for purposes of a Fund’s fundamental investment restriction on borrowings.

Commodity-Related Investments

As noted in Alternative Asset Opportunity Fund’s “Principal Investment Strategies” section of the Private Placement Memorandum, Alternative Asset Opportunity Fund pursues its objective by investing in a range of markets, including the commodity markets, which include a range of assets with tangible properties, such as oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar). Alternative Asset Opportunity Fund obtains such exposure by investing in shares of a wholly-owned subsidiary company, which, in turn, primarily invests in commodity-related derivatives (as defined below). GMO serves as the investment manager to the subsidiary but does not receive any additional management or other fees for such services. Benchmark-Free Fund also may gain exposure to the commodity markets by investing in Alternative Asset Opportunity Fund.

Commodity prices can be extremely volatile and may be directly or indirectly affected by many factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international regulatory, political, and economic developments (e.g., regime changes and changes in economic activity levels). In addition, some commodities are subject to limited pricing flexibility because of supply and demand factors, and others are subject to broad price fluctuations as a result of the volatility of prices for certain raw materials and the instability of supplies of other materials.

Actions of and changes in governments, and political and economic instability, in commodity-producing and -exporting countries may affect the production and marketing of commodities. In addition, commodity-related industries throughout the world are subject to greater political, environmental, and other governmental regulation than many other industries. Changes in government policies and the need for regulatory approvals may adversely affect the products and services of companies in the commodities industries. For example, the exploration, development, and distribution of coal, oil, and gas in the United States are subject to significant federal and state regulation, which may affect rates of return on coal, oil, and gas and the kinds of services that the federal and state governments may offer to companies in those industries. In addition, compliance with environmental and other safety regulations has caused many companies in commodity-related industries to incur production delays and significant costs. Government regulation also may impede the development of new technologies. The effect of future regulations affecting commodity-related industries cannot be predicted.

As noted below, Alternative Asset Opportunity Fund achieves indirect exposure to commodities through its wholly-owned subsidiary, which, in turn, invests in derivatives whose values are based on the value of a commodity, commodity index, or other readily-measurable economic variables dependent upon changes in the value of commodities or the commodities markets (“commodity-related derivatives”). The value of commodity-related derivatives fluctuates based on changes in the values of the underlying commodity, commodity index, futures contract, or other economic variable to which they are related. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable. See “Options, Futures, and Forward Contracts,” “Structured Notes,” “Swap Contracts and Other Two-Party Contracts,” and “Uses of Derivatives” herein for more information on the Fund’s investments in derivatives, including commodity-related derivatives such as swap agreements, commodity futures contracts, and options on commodity futures contracts.

Benchmark-Free Fund should generally be entitled to treat all of the income that it recognizes from Alternative Asset Opportunity Fund, including income from Alternative Asset Opportunity Fund’s investment in its subsidiary, as qualifying income for purposes of qualifying as a regulated investment company under the Code. There is a risk, however, that the IRS could determine that some or all of the gross income derived from Alternative Asset Opportunity Fund’s investment in its subsidiary should not be treated as qualifying income in the hands of Benchmark-Free Fund, which might adversely affect Benchmark-Free Fund’s ability to qualify as a regulated investment company under the Code. See “Investments in Wholly-Owned Subsidiaries” and the “Taxes” section for each of Benchmark-Free Fund and Alternative Asset Opportunity Fund below.

Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities

At the time of purchase, each Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, “illiquid securities” are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

Private Placements and Restricted Investments. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, securities issued by entities deemed to be affiliates of a Fund, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse economic and liquidity conditions or adverse changes in the issuer’s financial condition, a Fund may not be able to initiate a transaction or liquidate a position in such investments at a desirable price. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities cannot be sold without being registered under the Securities Act of 1933, as amended (the “1933 Act”), unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. A Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A Fund selling its securities in a registered offering may be deemed to be an “underwriter” for purposes of Section 11 of the 1933 Act. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing a Fund’s net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.

IPOs and Other Limited Opportunities. Certain Funds may purchase securities of companies that are offered pursuant to an initial public offering (“IPO”) or other similar limited opportunities. Although companies can be any age or size at the time of their IPO, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO. The price of a company’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in IPOs have a tendency to fluctuate in value significantly shortly after the IPO relative to the price at which they were purchased. These fluctuations could impact the net asset value and return earned on a Fund’s shares. Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares, and by concentration of control in existing management and principal shareholders. In addition, all of the factors that affect the performance of an economy or equity markets may have a greater impact on the shares of IPO companies. IPO securities tend to involve greater risk due, in part, to public perception and the lack of publicly available information and trading history.

Investments in Other Investment Companies or Other Pooled Investments

Subject to applicable regulatory requirements, a Fund may invest in shares of both open—and closed-end investment companies (including other GMO Funds, money market funds, and ETFs). Investing in another investment company exposes a Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company’s fees and expenses. Many of the Funds also may invest in private investment funds, vehicles, or structures.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts (“UITs”) but possess some of the characteristics of closed-end funds. ETFs in which a Fund may invest typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. The Funds also may invest in actively-managed ETFs. Common examples of ETFs include S&P Depositary Receipts (“SPDRs”), Vanguard ETFs, and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs, Vanguard ETFs, and iShares are predominantly listed on the NYSE Arca). The market price for ETF shares may be higher or lower than the ETF’s net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer’s net asset value.

Because ETFs are investment companies, investments in ETFs would, absent exemptive relief, be limited under applicable statutory limitations. Those limitations restrict a Fund’s investment in the shares of an ETF or other investment company to up to 5% of the Fund’s assets (which may represent no more than 3% of the securities of such ETF or other investment company) and limit aggregate investments in all ETFs and other investment companies to 10% of the Fund’s assets. A Fund may invest in one or more ETFs beyond the statutory limitations pursuant to an agreement with the ETF, provided that the Fund complies with the terms and conditions of the agreement and the conditions of the ETF’s exemptive order.

Alternative Asset Opportunity Fund has invested without limitation in GMO Short-Duration Collateral Fund. These investments were not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but instead were made in reliance on a Securities and Exchange Commission (“SEC”) exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent Alternative Asset Opportunity Fund holds shares of GMO Short-Duration Collateral Fund, shareholders of Alternative Asset Opportunity Fund do not bear directly any of the operating fees and expenses of GMO Short-Duration Collateral Fund, but bear indirectly a proportionate share of this Fund’s operating fees and expenses (absent reimbursement of those expenses).

Investments in Wholly-Owned Subsidiaries

Alternative Asset Opportunity Fund invests in GMO Alternative Asset SPC Ltd., a wholly-owned subsidiary company. As described in the Private Placement Memorandum, the company invests primarily in swap contracts on commodities indices, commodities futures contracts, and other commodity-related derivatives, and in fixed income securities, but may also invest in any other investments in which Alternative Asset Opportunity Fund may invest directly. Alternative Asset Opportunity Fund is indirectly exposed to the risks of its subsidiary’s investments. See “Options, Futures, and Forward Contracts” above and “Uses of Derivatives” below.

Special Situations Fund and Implementation Fund also may invest in one or more wholly-owned, subsidiary companies, and, if so, will be indirectly exposed to the risks of any such subsidiary’s investments.

Each of Alternative Asset Opportunity Fund’s and Special Situation Fund’s subsidiaries is or will be a “controlled foreign corporation” (“CFC”) for U.S. federal tax purposes. Each Fund’s use of a wholly owned subsidiary that is a CFC can present special U.S. federal income tax issues for Benchmark-Free Fund or other regulated investment companies under the Code that invest in Alternative Asset Opportunity Fund or Special Situations Fund. See “Commodity-Related Investments” above and the “Taxes” section for each of Benchmark-Free Fund, Alternative Asset Opportunity Fund, and Special Situations Fund below for more information.

GMO serves as the investment manager to Alternative Asset Opportunity Fund’s subsidiary, but does not receive any additional management or other fees in respect of such services. In addition, State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111, serves as the subsidiary’s custodian, transfer agent, and fund accounting agent.

Future changes in the securities, corporate, tax or other applicable laws of the United States and/or the jurisdiction in which the relevant subsidiary is organized could result in the inability of Alternative Asset Opportunity Fund, Implementation Fund or Special Situations Fund and/or its respective subsidiary to operate as described in the Private Placement Memorandum or this SAI and could adversely affect the applicable Fund and its shareholders.

Legal and Regulatory Risk

Legal, tax and regulatory changes could occur during the term of a Fund that may adversely affect the Fund. New (or revised) laws or regulations or interpretations of existing law may be issued by the IRS or Treasury Department, the CFTC, the SEC, the U.S. Federal Reserve or other banking regulators, or other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Funds. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. The Funds also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

The U.S. government recently enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting and registration requirements. The CFTC, SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain of the rules are not effective, other rules are not yet final, so its ultimate impact remains unclear. New regulations could, among other things, restrict a Fund’s ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the Fund may be unable to execute its investment strategy as a result.

The CFTC and certain futures exchanges have established limits, referred to as “position limits,” on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts (and certain related swaps positions). All positions owned or controlled by the same person or entity, even if in different accounts, may be aggregated for purposes of determining whether the applicable position limits have been exceeded. Thus, even if a Fund does not intend to exceed applicable position limits, it is possible that different clients managed by the Manager and its affiliates may be aggregated for this purpose. Although it is possible that the trading decisions of the Manager may have to be modified and that positions held by the Funds may have to be liquidated in order to avoid exceeding such limits, the Manager believes that this is unlikely. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of a Fund.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where a Fund may trade have adopted reporting requirements. If a Fund’s short positions or its strategy become generally known, it could have a significant effect on the Manager’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a “short squeeze” in the securities held short by a Fund forcing the Fund to cover its positions at a loss. Such reporting requirements also may limit the Manager’s ability to access management and other personnel at certain companies where the Manager seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as a Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make a Fund unable to execute its investment strategy. Short sales are also subject to certain SEC regulations. If the SEC were to adopt additional restrictions regarding short sales, they could restrict a Fund’s ability to engage in short sales in certain circumstances, and the Fund may be unable to execute its investment strategy as a result.

The SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on short sales of certain securities in response to market events. Bans on short selling may make it impossible for a Fund to execute certain investment strategies and may have a material adverse effect on the Fund’s ability to generate returns.

Pending regulations would require any creditor that makes a loan and any securitizer of a loan to retain at least 5% of the credit risk on any loan that is transferred, sold or conveyed by such creditor or securitizer. It is currently unclear how these requirements would apply to loan participations, syndicated loans, and loan assignments. Funds that invest in loans could be adversely affected by the regulation. The effect of any future regulatory change on the Funds could be substantial and adverse.

Lack of Operating History

As of the date of this SAI, High Quality Short-Duration Bond Fund has no operating history, and U.S. Flexible Equities Fund has limited operating history. Therefore, there is no (or, with respect to U.S. Flexible Equities Fund, limited) operating history to evaluate these Funds’ future performance. The past performance of other investment funds managed by the Manager cannot be relied upon as an indicator of a Fund’s success, in part because of the unique nature of such Fund’s investment strategy. An investor in each Fund must rely upon the ability of the Manager in identifying and implementing investments. There can be no assurance that such personnel will be successful in identifying and implementing investment opportunities for such Fund.

ADDITIONAL INVESTMENT STRATEGIES

Merger Arbitrage Transactions

Some Funds may engage in merger arbitrage transactions, where a Fund will purchase securities at prices below the Manager’s anticipated value of the cash, securities or other consideration to be paid or exchanged for such securities in a proposed merger, exchange offer, tender offer or other similar transaction. Such purchase price may be substantially in excess of the market price of the securities prior to the announcement of the merger, exchange offer, tender offer or other similar transaction. If the proposed merger, exchange offer, tender offer or other similar transaction later appears likely not to be consummated or in fact is not consummated or is delayed, the market price of the security purchased by the Fund may decline sharply and result in losses to the Fund if such securities are sold, transferred or exchanged for securities or cash, the value of which is less than the purchase price. There is typically asymmetry in the risk/reward payout of mergers – the losses that can occur in the event of deal break-ups can far exceed the gains to be had if deals close successfully. For instance, mark-to-market losses can occur intra-month even if a particular deal is not breaking-up and such losses may or may not be recouped upon successful consummation of such deal. Further, the consummation of mergers, tender offers and exchange offers can be prevented or delayed by a variety of factors, including: (i) regulatory and antitrust restrictions; (ii) political motivations; (iii) industry weakness; (iv) stock specific events; (v) failed financings; and (vi) general market declines. Also, in certain transactions, a Fund may not hedge against market fluctuations. This can result in losses even if the proposed transaction is consummated. In addition, a security to be issued in a merger or exchange offer may be sold short by a Fund in the expectation that the short position will be covered by delivery of such security when issued. If the merger or exchange offer is not consummated, the Fund may be forced to cover its short position at a higher price than its short sale price, resulting in a loss.

Merger arbitrage strategies also depend for success on the overall volume of merger activity, which has historically been cyclical in nature. During periods when merger activity is low, it may be difficult or impossible to identify opportunities for profit or to identify a sufficient number of such opportunities to provide diversification among potential merger transactions.

Merger arbitrage strategies are also subject to the risk of overall market movements. To the extent that a general increase or decline in equity values affects the stocks involved in a merger arbitrage position differently, the position may be exposed to loss. At any given time, arbitrageurs can become improperly hedged by accident or in an effort to maximize risk-adjusted returns. This can lead to inadvertent market-related losses.

Short Sales

A Fund may seek to hedge investments or realize additional gains through short sales. A Fund may make short sales “against the box,” meaning the Fund may make short sales where the Fund owns, or has the right to acquire at no added cost, securities or currencies identical to those sold short. If a Fund makes a short sale against the box, the Fund will not immediately deliver the securities or currencies sold and will not immediately receive the proceeds from the sale. However, with respect to securities, the Fund is required to hold securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. Once the Fund closes out its short position by delivering the securities or currencies sold short, it will receive the proceeds of the sale. A Fund will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box.

In addition, Alternative Asset Opportunity Fund, Benchmark-Free Fund, Implementation Fund, U.S. Flexible Equities Fund, and Special Situations Fund are permitted to make short sales of securities or currencies they do not own (i.e., short sales that are not against the box), in anticipation of a decline in the market value of that security or currency. To complete such a transaction, the Fund must borrow the security or currency (e.g., shares of an ETF) to make delivery to the buyer. The Fund then is obligated to replace the security or currency borrowed by purchasing it at the market price or prior to termination of the loan. The price at such time may be more or less than the price at which the security or currency was sold by the Fund, and purchasing such security or currency to close out a short position can itself cause the price of the security or currency to rise further, thereby exacerbating any losses. Until the security or currency is replaced, the Fund is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security or currency, the Fund also may be required to pay a premium, which would increase the cost of the security or currency sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. The Fund also will incur transaction costs in effecting short sales that are not against the box.

Alternative Asset Opportunity Fund, Benchmark-Free Fund, Implementation Fund, Special Situations Fund, and U.S. Flexible Equities Fund will incur a loss as a result of a short sale if the price of the security or index or currency increases between the date of the short sale and the date on which the Fund replaces the borrowed security or currency. The Fund will realize a gain if the price of the security or currency declines between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay in connection with a short sale. Short sales that are not against the box involve a form of investment leverage, and the amount of the Fund’s loss on such a short sale is theoretically unlimited. Under adverse market conditions, the Fund may have difficulty purchasing securities or currencies to meet its short sale delivery obligations, and may have to sell portfolio securities or currencies to raise the capital necessary to meet its short sale obligations at a time when it would be unfavorable to do so. If a request for return of borrowed securities and/or currencies occurs at a time when other short sellers of the securities and/or currencies are receiving similar requests, a “short squeeze” can occur, and the Fund may be compelled to replace borrowed securities and/or currencies previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received in originally selling the securities and/or currencies short. In addition, the Fund may have difficulty purchasing securities and/or currencies to meet its delivery obligations in the case of less liquid securities and/or currencies sold short by the Fund such as certain emerging market country securities or securities of companies with smaller market capitalizations. A Fund also may take short positions in securities through various derivative products. These derivative products will typically expose the Fund to economic risks similar to those associated with shorting securities directly.

There can be no assurance that the short positions that a Fund holds will act as an effective hedge against its long positions. Any decrease in negative correlation or increase in positive correlation between the positions the Manager anticipated would be offsetting (such as short and long positions in securities or currencies held by a Fund) could result in significant losses for the Fund.

To the extent the Manager employs a hedging strategy for a Fund, the success of any such hedging strategy will depend, in part, upon the Manager’s ability to correctly assess the degree of correlation between the performance of the instruments used in the hedging strategy and the performance of the investments being hedged.

USES OF DERIVATIVES

Introduction and Overview

Derivatives are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices, to increase, decrease or adjust elements of the investment exposures of a Fund’s portfolio. Derivatives may relate to securities, interest rates, currencies, currency exchange rates, inflation rates, commodities and indices, and include foreign currency contracts, swap contracts, reverse repurchase agreements, and other exchange-traded and OTC contracts.

This overview outlines various ways in which Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund, and World Opportunity Overlay Fund may use different types of exchange-traded and OTC derivatives in implementing their investment programs. It is intended to supplement the information included in the Private Placement Memorandum, including the risks associated with derivatives described under “Additional Information About the Fund’s Investment Strategies, Risks, and Expenses – Description of Principal Risks” in the Private Placement Memorandum, and the information provided in the “Fund Investments” and “Descriptions and Risks of Fund Investments” sections of this SAI. As indicated in the Private Placement Memorandum and in this SAI, Alternative Asset Opportunity Fund and Special Situations Fund may use the derivatives and engage in the derivatives strategies described below directly and/or indirectly through their investments in wholly-owned subsidiary companies. In particular, as described above, Alternative Asset Opportunity Fund seeks exposure to commodities-related derivatives indirectly through investments in its wholly-owned subsidiary. This overview, however, is not intended to be exhaustive and a Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this SAI or the Private Placement Memorandum.

In addition, a Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that a Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.

Each Fund may take advantage of instruments and any security or synthetic or derivative instruments which are not presently contemplated for use by the Fund or which are not currently available, but which may be developed, to the extent such opportunities are both consistent with the Fund’s investment objective and legally permissible for the Fund. Each Fund may become a party to various other customized derivative instruments entitling the counterparty to certain payments on the gain or loss on the value of an underlying or referenced instrument.

Note: Unless otherwise noted below in this section, the uses of derivatives discussed herein with respect to a particular Fund only refer to the Fund’s direct use of such derivatives. As indicated in the Private Placement Memorandum and in the “Fund Investments” section of this SAI, certain Funds, particularly Benchmark-Free Fund, may invest in other Funds of the Trust, which, in turn, may use types of derivatives and/or employ derivatives strategies that differ from those described in this SAI or the Private Placement Memorandum.

Function of Derivatives in the Funds. The types of derivatives used and derivatives strategies employed by a Fund and the extent a Fund uses derivatives varies from Fund to Fund depending on the Fund’s specific investment objective and strategies. A Fund may use exchange-traded and OTC financial derivatives, in particular interest rate swaps with respect to World Opportunity Overlay Fund, as an integral part of its investment program. Alternative Asset Opportunity Fund uses exchange traded futures and forward contracts as an integral part of its investment program. In addition, specific market conditions may influence the Manager’s choice of derivatives and derivatives strategies for a particular Fund, in some cases to a significant extent.

Legal and Regulatory Risk Relating to Derivatives. As described above under “Descriptions and Risks of Fund Investments – Legal and Regulatory Risk,” the U.S. government recently enacted legislation which includes provisions for new regulation of the derivatives market, including clearing, margin, reporting and registration requirements. Because the legislation leaves much to rule making (and many of the rules are not yet final), its ultimate impact remains unclear. The regulatory changes could, among other things, restrict a Fund’s ability to engage in derivatives transactions (including because certain types of derivatives transactions may no longer be available to the Fund) and/or increase the costs of such derivatives transactions (including through increased margin or capital requirements), and the Fund may be unable to execute its investment strategy as a result.

Use of Derivatives by Alternative Asset Opportunity Fund

Note: Alternative Asset Opportunity Fund may use the derivatives and engage in the derivatives strategies described below directly and/or have indirect exposure to such investments through the shares of GMO Short-Duration Collateral Fund (which is not offered through the Private Placement Memorandum) that it may hold.

The Fund may use derivatives as a substitute for direct investment in global equities, bonds, currencies, commodities, or other assets. In particular, the Fund may use exchange traded futures and forward foreign exchange contracts to gain exposure to a range of global equity, bond, currency, and commodity markets. The Fund also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Fund may use derivatives in an attempt to reduce its investment exposures (which may result in a reduction below zero). For example, the Fund may use credit default swaps to take a short position with respect to the likelihood of default by an issuer. The Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that the Manager believes is highly correlated with the relevant currency.

The Fund may use derivatives, such as futures, related options, and swap contracts, in an attempt to adjust elements of its investment exposures to individual commodities, various securities, sectors, markets, indices and currencies without actually having to sell existing investments or make new direct investments. For example, if the Fund holds a large proportion of a certain type of security or commodity and the Manager believes that another security or commodity will outperform such security or commodity, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. Derivatives used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased. In addition, the Manager may alter the interest rate exposure of debt instruments by employing interest rate swaps. Such a strategy is designed to maintain the Fund’s exposure to the credit of an issuer through the debt instrument but adjust the Fund’s interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed versus variable rates and shorter duration versus longer duration exposure. In adjusting its investment exposure, the Fund also may use currency derivatives in an attempt to adjust its currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio investments.

The Fund may also use derivatives to effect transactions intended as substitutes for securities lending.

The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Use of Derivatives by Debt Opportunities Fund

and High Quality Short-Duration Bond Fund

The Funds may use derivatives as a substitute for direct investment in securities or other assets. In particular, the Funds may use swaps or other derivatives on an index, a single security or a basket of securities to gain investment exposures (e.g., by selling protection under a credit default swap). The Funds also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Funds may use derivatives in an attempt to reduce their investment exposures (which may result in a reduction below zero). For example, a Fund may use credit default swaps to take a short position with respect to the likelihood of default by an issuer. A Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that the Manager believes is highly correlated with the relevant currency.

The Funds may use derivatives in an attempt to adjust elements of their investment exposures to various securities, sectors, markets, indices and currencies without actually having to sell existing investments or make new direct investments. For instance, the Manager may alter the interest rate exposure of debt instruments by employing interest rate swaps. Such a strategy is designed to maintain the Fund’s exposure to the credit of an issuer through the debt instrument but adjust the Fund’s interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed versus variable rates and shorter duration versus longer duration exposure. In adjusting their investment exposures, a Fund also may use currency derivatives in an attempt to adjust its currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio investments.

The Funds are not limited in their use of derivatives or in the absolute face value of their derivative positions. As a result of their respective derivative positions, Domestic Opportunities Fund may have gross investment exposures in excess of its net assets (i.e., Domestic Opportunities Fund may be leveraged) and High Quality Short-Duration Bond Fund will typically have gross investment exposures in excess of its net assets (i.e., High Quality Short-Duration Bond Fund will be leveraged), and therefore the Funds are subject to heightened risk of loss. The Funds’ performances can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Use of Derivatives by Implementation Fund

The Fund may use derivatives as a substitute for direct investment in securities or other assets. For example, the Fund may use derivatives instead of investing directly in equity securities, including using equity derivatives to maintain equity exposure when it holds cash by “equitizing” its cash balances using futures contracts or other types of derivatives. The Fund also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Fund may use derivatives in an attempt to reduce its investment exposures (which may result in a reduction below zero) or the investment exposures of GMO Benchmark-Free Allocation Fund (“BFAF”). The Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its or BFAF’s portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that the Manager believes is highly correlated with the relevant currency.

The Fund may use derivatives in an attempt to adjust elements of its or BFAF’s investment exposures to various securities, sectors, markets, indices and currencies without actually having to sell existing investments or make new direct investments. For example, if the Fund or BFAF holds a large proportion of stocks of companies in a particular sector and the Manager believes that stocks of companies in another sector will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of those stocks) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). In adjusting investment exposures, the Fund also may use currency derivatives, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its or BFAF’s portfolio. The Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its investments.

The Fund may use derivatives to effect transactions intended as substitutes for securities lending.

The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund may have gross investment exposures in excess of its net assets (i.e., the Fund may be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Use of Derivatives by Special Situations Fund

The Fund may use derivatives as a substitute for direct investment in securities or other assets. In particular, the Fund may use swaps or other derivatives on an index, a single security or a basket of securities to gain investment exposures (e.g., by selling protection under a credit default swap). The Fund also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Fund may use derivatives in an attempt to reduce its investment exposures (which may result in a reduction below zero) or the investment exposures of another fund or account that invests in the Fund. For example, the Fund may use credit default swaps to take a short position with respect to the likelihood of default by an issuer. The Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its portfolio or the portfolio of another fund or account that invests in the Fund. For these purposes, the Fund may use an instrument denominated in a different currency that the Manager believes is highly correlated with the relevant currency.

The Fund may use derivatives in an attempt to adjust elements of its investment exposures or the investment exposures of another fund or account that invests in the Fund to various securities, sectors, markets, indices and currencies without actually having to sell existing investments or make new direct investments. For example, if the Fund or another fund or account that invests in the Fund holds a large proportion of stocks of companies in a particular sector and the Manager believes that stocks of companies in another sector will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of those stocks) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). In addition, the Manager may alter the interest rate exposure of debt instruments by employing interest rate swaps. Such a strategy is designed to maintain exposure to the credit of an issuer through the debt instrument but adjust the interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed versus variable rates and shorter duration versus longer duration exposure. In adjusting investment exposures, the Fund also may use currency derivatives, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio or the portfolio of another fund or account that invests in the Fund.

The Fund may also use derivatives to effect transactions intended as substitutes for securities lending.

The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Use of Derivatives by U.S. Flexible Equities Fund

The Fund may use derivatives as a substitute for direct investment in securities or other assets. For example, the Fund may use derivatives instead of investing directly in equity securities, including using equity derivatives to maintain equity exposure when it holds cash by “equitizing” its cash balances using futures contracts or other types of derivatives. The Fund also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Fund may use derivatives in an attempt to reduce its investment exposures (which may result in a reduction below zero). The Fund also may use currency derivatives in an attempt to reduce some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that the Manager believes is highly correlated with the relevant currency.

In addition, the Fund may use derivatives in an attempt to adjust elements of its investment exposures to various securities, sectors, markets and indices without actually having to sell existing investments or make new direct investments. For example, if the Fund holds a large proportion of stocks of companies in a particular sector and the Manager believes that stocks of companies in another sector will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically “sell” a portion of the Fund’s portfolio) in combination with a long futures contract on another index (to synthetically “buy” exposure to that index). In adjusting its investment exposures, the Fund also may use currency derivatives in an attempt to adjust its currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio investments.

The Fund may use derivatives to effect transactions intended as substitutes for securities lending.

The Fund may have investment exposures in excess of its assets (i.e. the Fund may be leveraged).

Use of Derivatives by World Opportunity Overlay Fund

The Fund may use derivatives as a substitute for direct investment in securities or other assets. In particular, the Fund may use swaps or other derivatives on an index, a single security or a basket of securities to gain investment exposures (e.g., by selling protection under a credit default swap). The Fund also may use currency derivatives (including forward currency contracts, futures contracts, swap contracts and options) to gain exposure to a given currency.

The Fund may use derivatives in an attempt to reduce its investment exposures (which may result in a reduction below zero). For example, the Fund may use a bond futures contract to short the bond market of particular country. The Fund also may use currency derivatives in an attempt to reduce (which may result in a reduction below zero) some aspect of the currency exposure in its portfolio. For these purposes, the Fund may use an instrument denominated in a different currency that the Manager believes is highly correlated with the relevant currency.

The Fund may use derivatives in an attempt to adjust elements of its investment exposures to various securities, sectors, markets, indices and currencies without actually having to sell existing investments or make new direct investments. For instance, the Manager may alter the interest rate exposure of debt instruments by employing interest rate swaps. Such a strategy is designed to maintain the Fund’s exposure to the credit of an issuer through the debt instrument but adjust the Fund’s interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed versus variable rates and shorter duration versus longer duration exposure. In adjusting its investment exposure, the Fund also may use currency derivatives in an attempt to adjust its currency exposure, seeking currency exposure that is different (in some cases, significantly different) from the currency exposure represented by its portfolio investments.

The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e. the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund’s performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Funds, which may not be changed without shareholder approval:

(1) Each Fund may not borrow money except under the following circumstances: (i) Each Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) Each Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) Each Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that a Fund’s custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund maintains liquid assets equal in value to its obligations in respect of these transactions.

(2) Each Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(3) Each Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(4) Each Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund’s portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of a Fund’s total assets in the case of each of Debt Opportunities Fund and High Quality Short-Duration Bond Fund, and up to 33 1/3% of the Fund’s total assets in the case of each of Alternative Asset Opportunity Fund, Benchmark-Free Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund, and World Opportunity Overlay Fund.

(5)	Each Fund may not concentrate more than 25% of the value of its total assets in any one industry.

For purposes of this Fundamental Restriction (5) the U.S. government and its agencies and instrumentalities shall not be considered to be an industry.

(6) With respect to Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Special Situations Fund, and World Opportunity Overlay Fund, each Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

With respect to Alternative Asset Opportunity Fund, Benchmark-Free Fund, Implementation Fund, and U.S. Flexible Equities Fund, the Fund may not purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivatives (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts and options contracts).

For purposes of investment restriction (6) above, at the time of the establishment of the restriction, swap contracts on financial instruments or rates were not within the understanding of the terms “commodities” or “commodity contracts,” and not withstanding any federal legislation or regulatory action by the CFTC that subject such swaps to regulation by the CFTC, the Funds will not consider such instruments to be commodities or commodity contracts for purposes of this restriction.

(7) Each Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC.

The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements, and standby commitment agreements fall within the functional meaning of the term “evidence of indebtedness,” the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if a Fund covers such obligations or maintains liquid assets equal in value to its obligations with respect to these transactions. Similarly, so long as such assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

(8) With respect to Benchmark-Free Fund, the Fund may not cause less than 75% of the value of the Fund’s total assets to be represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer to an amount not greater than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of any single issuer.

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Funds, which may be changed by the Trustees without shareholder approval:

(1) With respect to Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Implementation Fund, U.S. Flexible Equities Fund, and World Opportunity Overlay Fund, each Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts, although it may purchase securities of issuers that deal in oil, gas, or other mineral leases, rights or royalty contracts, including securities of royalty trusts, and may purchase securities which are secured by, or otherwise hold or represent interests in, oil, gas, or other mineral leases, rights or royalty contracts.

(2)	Each Fund may not make investments for the purpose of gaining control of a company’s management.

With respect to Alternative Asset Opportunity Fund and Special Situations Fund, this restriction shall not apply with respect to the Fund’s investments in one or more wholly-owned subsidiaries.

(3) With respect to Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund, and World Opportunity Overlay Fund, each Fund may not invest more than 15% of its net assets in illiquid securities.

(4) With respect to each Fund which has adopted a non-fundamental investment policy pursuant to Rule 35d-1 under the 1940 Act (each, a “Name Policy”), the Fund may not change its Name Policy as set forth under the Fund’s “Principal Investment Strategies” in the Private Placement Memorandum without providing the Fund’s shareholders with a notice meeting the requirement of Rule 35d-1(c) at least 60 days prior to such change.

For purposes of each Name Policy, each Fund considers the term “invest” to include both direct investing and indirect investing and the term “investments” to include both direct investments and indirect investments (for instance, a Fund may invest indirectly or make indirect investments by investing in another GMO Fund or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset), and a Fund may achieve exposure to a particular investment, industry, country, or geographic region through direct investing or indirect investing and/or direct investments or indirect investments.

When used in connection with a Fund’s Name Policy, the Manager uses the term “assets” and “tied economically” as defined in the Private Placement Memorandum.

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

With respect to Alternative Asset Opportunity Fund, for purposes of determining compliance with the Fund’s policy not to concentrate investments in a particular industry, futures contracts will be valued at current market value (not notional value).

The phrase “shareholder approval,” as used in the Private Placement Memorandum and in this SAI, and the phrases “vote of a majority of the outstanding voting securities” and “the approval of shareholders,” as used herein with respect to a Fund, mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of that Fund, or (2) 67% or more of the shares of that Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this SAI, the investment policies and restrictions of each Fund may be changed by the Trust’s Trustees without the approval of shareholders of that Fund. Policies and restrictions of a Fund that are explicitly described as fundamental in the Private Placement Memorandum or this SAI cannot be changed without the approval of shareholders of that Fund.

World Opportunity Overlay Fund typically will have exposure to a number of countries throughout the world, including exposure to the interest rate markets of those countries through the use of futures contracts, swap contracts, currency forwards, and other types of derivatives.

DETERMINATION OF NET ASSET VALUE

The net asset value (or “NAV”) of a Fund or each class of shares of a Fund, as applicable, is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally at 4:00 p.m. Boston time. The NAV per share of a class of shares of a Fund is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of outstanding shares of that class. NAV is not determined on any days when the NYSE is closed for business. In addition, with respect to each of Alternative Asset Opportunity Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and World Opportunity Overlay Fund, NAV is not determined (and accordingly transactions in shares of the Fund are not processed) on days when the U.S. bond markets are closed. For these purposes, the U.S. bond markets are deemed to be closed on the dates that the Securities Industry and Financial Markets Association recommends a full close for the trading of U.S. dollar-denominated fixed income securities in the United States.

A Fund also may elect not to determine NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by that Fund. Please refer to “Determination of Net Asset Value” in the Private Placement Memorandum for additional information. In addition, to the extent a Fund holds portfolio securities listed on non-U.S. exchanges that trade on days on which the NYSE or the U.S. bond markets are closed, the net asset value of those Funds’ shares may change significantly on days when shares cannot be redeemed.

Although the Manager normally does not evaluate pricing sources on a day-to-day basis, it does evaluate pricing sources on an ongoing basis and may change a pricing source at any time. The Manager monitors erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and has discretion to override a price supplied by a source (e.g., by taking a price supplied by another) when it believes that the price supplied is not reliable. Although alternative pricing sources may be available for securities held by a Fund, those alternative sources are not typically part of the valuation process and do not necessarily provide greater certainty about the prices used by the Fund.

TAXES: BENCHMARK-FREE FUND, DEBT OPPORTUNITIES FUND,

HIGH QUALITY SHORT-DURATION BOND FUND, AND U.S. FLEXIBLE EQUITIES

FUND

The following section applies only to Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and U.S. Flexible Equities Fund and their shareholders.

At this time, the Funds do not intend to offer their shares publicly or to make them available, other than to other Funds of the Trust and certain other accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those other Funds to their shareholders, or of the sale of shares of those other Funds by their shareholders. Shareholders of such Funds should consult the prospectuses and statements of additional information of those other Funds for a discussion of the tax consequences to them.

Tax Status and Taxation of Each Fund

Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes. Each Fund intends to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (previously defined above as the “Code”). In order to qualify for the special tax treatment accorded RICs and their shareholders, each Fund must, among other things:

(a)	derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b)	diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than those of the U.S. government or RICs) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c)	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid – generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a qualified publicly traded partnership (defined generally as a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Section 7704(d) of the Code, and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Further, for the purposes of the diversification test in paragraph (b) above: (i) the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership, and (ii) identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.

If a Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below).

As described above, each Fund intends generally to distribute at least annually to its shareholders substantially all of its net investment income (including any net tax-exempt interest income), if any, and all of its net realized capital gains (including both net short-term and long-term capital gains), if any. Any net taxable investment income or net short-term capital gains (as reduced by any net long-term capital losses) retained by a Fund will be subject to tax at the Fund level at regular corporate rates. Although each Fund intends generally to distribute all of its net capital gain (i.e., the excess of any net long-term capital gains over net short-term capital losses) each year, each Fund reserves the right to retain for investment all or a portion of its net capital gain. If a Fund retains any net capital gain, it will be subject to tax at the Fund level at regular corporate rates on the amount retained. In that case, a Fund is permitted to designate the retained amount as undistributed capital gains in a timely notice to its shareholders, who would then, in turn, be (i) required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If a Fund properly makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund would be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. A Fund is not required to, and there can be no assurance that a Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income, and its earnings and profits, a Fund generally may elect to treat part or all of any post-October capital loss (defined as the greatest of net capital loss, net long-term capital loss, or net short-term capital loss, in each case attributable to the portion of the taxable year after October 31) or late-year ordinary loss (generally, (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, plus (ii) other net ordinary loss attributable to the portion of the taxable year after December 31) as if incurred in the succeeding taxable year.

If a Fund were to fail to distribute in a calendar year at least an amount generally equal to the sum of 98% of its ordinary income for such calendar year and 98.2% of its capital gain net income for the one-year period ending October 31 within that year, plus any such retained amounts from the prior year, such Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although each Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of the excise tax amount is deemed by the Fund to be de minimis).

Realized capital losses in excess of realized capital gains (“Net Capital Losses”) are not permitted to be deducted against net investment income. Instead, potentially subject to the limitations described below, a Fund will carry Net Capital Losses forward from any taxable year to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether a Fund retains or distributes such gains.

Any Net Capital Losses will be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will generally retain their character as short-term or long-term and will be applied first against gains of the same character before offsetting gains of a different character (e.g., Net Capital Losses that are long-term will first offset any long-term capital gain, with any remaining amounts available to offset any net short-term capital gain). The Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.

In addition, a Fund’s ability to use Net Capital Losses may be limited following the occurrence of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5% or more of the shares of the Fund (each, an “ownership change”). The Code may similarly limit a Fund’s ability to use any of its other capital losses, or ordinary losses, that have accrued but have not been recognized (i.e., “built-in” losses) at the time of an ownership change to the extent they are realized within the five-year period following the ownership change.

Limitation on Deductibility of Fund Expenses

Each Fund will be considered to be a “nonpublicly offered RIC” if it has fewer than 500 shareholders at all times during a taxable year. Each Fund is expected to be a nonpublicly offered RIC. Very generally, pursuant to Treasury regulations, expenses of nonpublicly offered RICs, except those specific to their status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special pass-through rules. The affected expenses (which include Management Fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as individuals) and are deductible by those shareholders, subject to the 2% floor on miscellaneous itemized deductions and other significant limitations on itemized deductions set forth in the Code.

Transactions in Fund Shares

The sale, exchange, or redemption of Fund shares may give rise to a taxable gain or loss, generally equal to the difference between the amount realized by a shareholder on the disposition of the shares (that is, gross proceeds) and the shareholder’s adjusted basis in those shares. Under rules effective January 1, 2012, to the extent a shareholder’s account is subject to U.S. federal tax reporting (including an account for which a shareholder has informed the Funds that it would like to receive “informational only” U.S. federal tax reporting), the Funds generally will provide cost-basis information (on an IRS Form 1099-B) to the IRS and to the shareholders with respect to Fund shares acquired on or after January 1, 2012 and held in such accounts (“post-2011 shares”), when such shares are subsequently redeemed or exchanged. Under the rules, the Funds are required to use the particular cost basis reporting method (e.g., average cost basis, first in first out, specific share identification) selected by the shareholder in reporting such adjusted basis information, and if a shareholder fails to select a particular method, use the Funds’ default method. This reporting is generally not required for Fund shares held in a retirement or other tax-advantaged account, unless a shareholder has opted for “informational only” reporting as described above. Shareholders should contact the Trust for more information about how to select a particular cost basis accounting method in respect of any post-2011 shares, as well as for information about the Funds’ particular default method.

Shareholders also should consult their tax advisors concerning the application of these rules to their investment in a Fund, and for advice about selecting a cost basis accounting method suitable for them in light of their particular circumstances. Shares of a Fund acquired prior to January 1, 2012 generally are not subject to these rules, and shareholders are responsible for keeping track of their own basis in these shares.

If a shareholder has purchased shares of a Fund through an intermediary, in general, the intermediary and not the Fund will be responsible for providing the cost basis and related reporting described above to the shareholder, including pursuant to the intermediary’s available cost basis accounting methods. Thus, shareholders purchasing shares through an intermediary, should contact the intermediary for more information about how to select a particular cost basis accounting method in respect of any post-2011 shares, as well as for information about the intermediary’s particular default method.

In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held for more than one year and as short-term capital gain if the shares have been held for not more than one year. However, since each Fund is expected to be a “nonpublicly offered RIC” as described earlier, depending on a shareholder’s percentage ownership in a Fund, a partial redemption of its Fund shares could cause the shareholder to be treated as receiving a dividend, taxable under the rules applicable to dividends and distributions described below, rather than capital gain income received in exchange for Fund shares. In this case, a shareholder would generally not be able to recognize any losses on their redeemed Fund shares. Shareholders should consult their tax advisers regarding the proper tax treatment of their redemptions from a Fund.

Any loss realized upon a taxable disposition of Fund shares held by a shareholder for six months or less generally will be treated as long-term capital loss to the extent of any Capital Gain Dividends, as defined below, received or deemed received by a shareholder with respect to those shares. Further, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash-sale” rules if other shares of the same Fund are purchased, including by means of dividend reinvestment, within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

Taxation of Fund Distributions

Fund distributions are taxable to shareholders under the rules described below whether received in cash or reinvested in additional Fund shares.

Dividends and distributions on each Fund’s shares are generally subject to U.S. federal income tax as described below to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects unrealized gains, or realized but undistributed income or gains, that were therefore included in the price the shareholder paid for its shares. Such distributions may reduce the net asset value of the Fund’s shares below the shareholder’s cost basis in those shares. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.

For U.S. federal income tax purposes, distributions of investment income made by a Fund are generally taxable to shareholders as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. In general, the Fund will recognize long-term capital gain or loss on investments it has owned for more than one year, and short-term capital gain or loss on investments it has owned for one year or less. Tax rules can alter a Fund’s holding period in investments and thereby affect the tax treatment of gain or loss on such investments. Distributions of net capital gains (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to loss carryforwards) that are properly reported by a Fund as capital gain dividends (“Capital Gain Dividends”) generally are taxable to shareholders as long-term capital gains. Distributions attributable to net short-term capital gain (as reduced by any net long-term capital loss for the taxable year, in each case determined with reference to loss carryforwards) generally are taxable to shareholders as ordinary income.

Distributions of investment income properly reported by a Fund as derived from “qualified dividend income” will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels.

In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, a Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (A) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (B) treated as a “passive foreign investment company” (as defined below).

In general, distributions of investment income reported by a Fund as derived from qualified dividend income will be treated as qualified dividend income in the hands of a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares. If the above described holding period and other requirements are met at both the shareholder and Fund level, qualified dividend income will be taxed in the hands of individuals at the rates applicable to long-term capital gain. If the aggregate qualified dividend income received by a Fund during any taxable year is 95% or more of its “gross income,” then 100% of the Fund’s dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

If a Fund receives dividends from an underlying Fund, including an ETF, that is treated as a RIC for U.S. federal income tax purposes (“Underlying RIC”), and the Underlying RIC reports such dividends as qualified dividend income, then the Fund is permitted, in turn, to report a portion of its distributions as qualified dividend income, provided that the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.

For corporate shareholders (other than S corporations), the 70% dividends-received deduction will generally apply (subject to holding period and other requirements imposed by the Code) to a Fund’s dividends paid from investment income to the extent derived from dividends received from U.S. corporations for the taxable year. A dividend received by a Fund from a U.S. corporation will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)).

If a Fund receives dividends from an Underlying RIC, and the Underlying RIC reports such dividends as eligible for the dividends-received deduction, then the Fund is permitted, in turn, to report a portion of its distributions as eligible for the dividends-received deduction, provided that the Fund meets the holding period and other requirements with respect to shares of the Underlying RIC.

A portion of the original issue discount (“OID”) accrued on certain high yield discount obligations may not be deductible to the issuer as interest and will instead be treated as a dividend for purposes of the corporate dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID. See “Tax Implications of Certain Investments” below for more discussion of OID.

To the extent that a Fund makes a distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement treated for U.S. federal income tax purposes as a loan, such distribution will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

For taxable years beginning on or after January 1, 2013, Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules. The details of the implementation of this tax, and of the calculation of net investment income, among other issues, remain subject to future guidance. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by a Fund of ordinary dividends and capital gain dividends as described above, and (ii) any net gain from the sale, redemption or exchange of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in a Fund.

A Fund may make a distribution to its shareholders in excess of its “earnings and profits” in any taxable year (a “Return of Capital Distribution”), in which case the excess distribution will be treated as a return of capital to the extent of each shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable to the extent such an amount does not exceed a shareholder’s tax basis. Return of Capital Distributions reduce a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

A distribution paid to shareholders by a Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year.

Early each calendar year, the Trust will provide U.S. federal tax information, including information about the character and amount of dividends and distributions paid during the preceding year, to taxable investors and others requesting such information (generally on an IRS Form 1099). In certain cases, a Fund may be required to amend tax information reported to shareholders in respect of a particular year. In this event, shareholders may be required to file amended U.S. federal income or other tax returns in respect of such amended information and pay additional taxes (including potentially interest and penalties), and may incur other related costs. Shareholders should consult their tax advisers in this regard.

Backup Withholding

Each Fund (or in the case of shares held through an intermediary, the intermediary) generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund (or the intermediary) with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify that he or she is not subject to such withholding. The backup withholding tax rate is 28%. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner’s U.S. federal income tax return, provided the appropriate information is furnished to the IRS.

Distributions to Foreign Investors

In general, absent a specific statutory exemption, a Fund’s ordinary dividends are subject to a U.S. withholding tax of 30% when paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign shareholder”). To the extent withholding is made on an ordinary dividend paid to a foreign shareholder, persons who are resident in a country that has an income tax treaty with the United States may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty.

A Fund’s Capital Gain Dividends and Return of Capital Distributions are generally not subject to withholding when paid to a foreign shareholder, as described more fully below.

In addition, for taxable years of a Fund beginning before January 1, 2014 (each a “pre-2014 taxable year”), a Fund is not required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions are properly reported as such by the Fund (“interest-related dividends”), and (ii) with respect to distributions (other than (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions subject to special rules regarding the disposition of “U.S. real property interests” (“USRPIs”) ) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly reported as such by the Fund (“short-term capital gain dividends”). A Fund is permitted to report such parts of its dividends paid in respect of a pre-2014 taxable year as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so.

Additionally, if a Fund invests in an Underlying RIC that reports and pays such short-term capital gain or interest-related dividends to its shareholders in respect of a taxable year of the Underlying RIC beginning before January 1, 2014, such distributions generally remain not subject to withholding if properly reported as such in respect of distributions paid by the Fund to its shareholders for a pre-2014 taxable year of the Fund. Similarly, if a Fund invests in an underlying Fund that is treated as a partnership for U.S. federal income tax purposes, then to the extent that the underlying Fund allocated to the Fund income that would have given rise to interest-related or short-term capital gain dividends if earned directly by the Fund, the Fund generally is permitted to report any dividends attributable to such income in respect of a pre-2014 taxable year as interest-related or short-term capital gain dividends, as applicable.

The exemption from withholding for interest-related and short-term capital gain dividends will expire for distributions with respect to taxable years of a Fund beginning on or after January 1, 2014, unless Congress enacts legislation providing otherwise.

In the case of shares held through an intermediary, the intermediary may withhold even if a Fund properly reports the payment as an interest-related or short-term capital gain dividend to shareholders in respect of a pre-2014 taxable year. Foreign shareholders should contact their intermediaries regarding the application of these rules to their accounts.

In certain circumstances, a foreign shareholder may be required to file appropriate U.S. federal tax forms in order to receive the benefit of these exemptions.

Under U.S. federal tax law, a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of USRPIs apply to the foreign shareholder’s sale of shares of a Fund or to the Capital Gain Dividend received (as described below).

Also, foreign shareholders with respect to whom income from a Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents, or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

Special withholding and other rules apply to distributions to foreign shareholders from a Fund that is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of the exceptions to the definition thereof described below. Additionally, special withholding and other rules apply to the redemption of shares in a Fund that is a USRPHC or former USRPHC. Very generally, a USRPHC is a domestic corporation that holds USRPIs – USRPIs are defined as any interest in U.S. real property or any equity interest in a USRPHC or former USRPHC – the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other assets. A Fund that holds (directly or indirectly) significant interests in real estate investment trusts (as defined in Section 856 of the Code) qualifying for the special tax treatment under Subchapter M of the Code (“U.S. REITs”) may be a USRPHC. The special rules discussed in the next paragraph also apply to distributions from a Fund that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled U.S. REITs (or, prior to January 1, 2014, RICs) and not-greater-than-5% interests in publicly traded classes of stock in U.S. REITs or RICs.

To the extent a Fund is a USRPHC or would be a USRPHC but for the exceptions from the definition of USRPI (described immediately above), under a special “look-through” rule, any dividend distributions by that Fund and certain distributions made by the Fund in redemption of its shares that are attributable to (a) gains realized on the disposition of USRPIs by the Fund and (b) distributions received by the Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands will retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders. On and after January 1, 2014, the special “look-through” rule for distributions by a Fund described above applies only to those distributions that, in turn, are attributable directly or indirectly to distributions received by a Fund from a lower-tier REIT, unless Congress enacts legislation providing otherwise. If a foreign shareholder holds (or has held in the prior year) more than a 5% interest in any class of such a Fund, such distributions generally will be treated as gains “effectively connected” with the conduct of a “U.S. trade or business,” and subject to tax at graduated rates. Moreover, such shareholders generally will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund generally will be required to withhold 35% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those whose interest in the Fund did not exceed 5% in any class of the Fund at any time during the prior year), the USRPI distribution generally will be treated as ordinary income (regardless of any reporting by the Fund that such distribution is a short-term capital gain dividend or a Capital Gain Dividend), and the Fund generally must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder.

Foreign shareholders of a Fund may also be subject to certain “wash sale” rules to prevent the avoidance of the tax filing and payment obligations discussed above through the sale and repurchase of Fund shares.

In addition, a Fund that is a USRPHC or former USRPHC must typically withhold 10% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder typically must file a U.S. income tax return for the year of the disposition of Fund shares and pay any additional tax due on the sale. A similar withholding obligation may apply to Return of Capital Distributions by a Fund that is a USRPHC or former USRPHC to a greater-than-5% foreign shareholder, even if all or a portion of such distribution would be treated as a return of capital to the foreign shareholder. Prior to January 1, 2014, such withholding on these redemptions and distributions generally is not required if the Fund is a domestically controlled USRPHC or, in certain limited cases, if a Fund (whether or not domestically controlled) holds substantial investments in Underlying RICs that are domestically controlled USRPHCs. These exemptions from withholding will expire for redemptions or distributions made on or after January 1, 2014, unless Congress enacts legislation providing otherwise. Therefore, if no such legislation is enacted, beginning on January 1, 2014. Therefore, such withholding will be required, without regard to whether the Fund or any Underlying RIC in which it invests is domestically controlled.

Foreign shareholders should consult their tax advisors (and if holding shares through an intermediary, their intermediary) concerning the application of these rules to their investment in a Fund.

In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, for example, furnishing an IRS Form W-8BEN). Foreign shareholders in a Fund should consult their tax advisors and, if holding shares through intermediaries, their intermediaries, in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Also, additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisors about their particular situation.

A foreign shareholder may be subject to state and local taxes and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.

See also “Other Reporting and Withholding Requirements” below for information regarding the potential application of an additional withholding regime.

Foreign Taxes

A Fund’s foreign investments may be subject to foreign withholding and other taxes on dividends, interest, or capital gains, which will decrease a Fund’s yield. A Fund may otherwise be subject to foreign taxation on repatriation proceeds generated from those investments or to other transaction-based foreign taxes on those investments, including potentially on a retroactive basis, which can also decrease the Fund’s yield. Such foreign withholding taxes and other taxes may be reduced or eliminated under income tax treaties between the United States and certain foreign jurisdictions. In some cases, a Fund may seek to collect a refund in respect of taxes paid to a foreign jurisdiction (see “Descriptions and Risks of Fund Investments—Risks of Non-U.S. Investments” above for more information). The foreign withholding and other tax rates applicable to a Fund’s investments in certain foreign jurisdictions may be higher, in certain circumstances, for instance, if a Fund has a significant number of foreign shareholders or if a Fund or underlying Fund invests through a subsidiary.

If, at the end of a Fund’s taxable year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or other securities of foreign corporations, the Fund may make an election that allows shareholders to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return in respect of foreign taxes paid by or withheld from the Fund on its foreign portfolio investments. Only foreign taxes that meet certain qualifications are eligible for this pass-through treatment. If a Fund is eligible for and makes such an election, its shareholders generally will include in gross income from foreign sources their pro rata shares of such taxes paid by the Fund. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of these taxes is subject to limitations imposed by the Code, which may result in the shareholder’s not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize deductions on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. Even if a Fund is eligible to make this election, it may determine not to do so in its sole discretion, in which case any such qualified foreign taxes paid by the Fund cannot be given this special “pass-through” treatment by the Fund or its shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction. Shareholders that are not subject to U.S. federal income tax, and those who invest in a Fund through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by a Fund. Debt Opportunities Fund, High Quality Short-Duration Bond Fund, and U.S. Flexible Equities Fund generally do not expect to be eligible to make this election.

In some cases, a Fund may also be eligible to pass through to its shareholders the foreign taxes paid by Underlying RICs in which it invests that themselves elected to pass through such taxes to their shareholders, as a so-called “qualified fund of funds.” Benchmark-Free Fund generally expects to be eligible to make this election, as a “qualified fund of funds,” and to make this election for any taxable year in which it directly or indirectly (through one or more Underlying RICs making this election) pays qualifying foreign taxes as described above. However, even if Benchmark-Free Fund is eligible to make such an election for a given year, it may determine not to do so. See “Special Tax Considerations Pertaining to Benchmark-Free Fund’s Investment in Underlying Funds” for more information.

Withholding taxes that are accrued on dividends in respect of (i) securities on loan pursuant to a securities lending transaction during the period that any such security was not directly held by a Fund or (ii) securities the Fund temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated as a loan for U.S. federal income tax purposes generally will not qualify as a foreign tax paid by the Fund, in which case they could not be passed through to shareholders even if the Fund meets the other requirements described above.

Shareholder Reporting Obligations With Respect to Foreign Bank and Financial Accounts

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of a Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts,” if any, on Treasury Department Form TD F 90-22.1, Report of Foreign Bank and Financial Accounts (FBAR). Shareholders should consult their intermediaries through which a Fund investment is made (if applicable), as well as a tax advisor, regarding the applicability to them of this reporting requirement.

Other Reporting and Withholding Requirements

The Foreign Account Tax Compliance Act (“FATCA”) generally requires a Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA as described more fully below. If a shareholder fails to provide this information or otherwise fails to comply with FATCA, a Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder, depending on the type of payment and shareholder account, beginning as early as January 1, 2014, on dividends, including Capital Gain Dividends, and the proceeds of the sale, redemption or exchange of Fund shares. If a payment by a Fund is subject to FATCA withholding, the Fund or its agent is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends).

Payments to a shareholder will generally not be subject to FATCA withholding, provided the shareholder provides a Fund with such certifications, waivers or other documentation or information as the Fund requires, including, to the extent required, with regard to such shareholder’s direct and indirect owners, to establish the shareholder’s FATCA status and otherwise to comply with these rules. In order to avoid withholding, a shareholder that is a “foreign financial institution” (“FFI”) must either (i) become a “participating FFI” by entering into a valid U.S. tax compliance agreement with the IRS, (ii) qualify for an exception from the requirement to enter into such an agreement, for example by becoming a “deemed compliant FFI,” or (iii) be covered by an applicable intergovernmental agreement between the United States and a non-U.S. government to implement FATCA. In any of these cases, the investing FFI generally will be required to provide a Fund with appropriate identifiers, certifications or documentation concerning its status.

A Fund will disclose the information that it receives from (or concerning) its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA, related intergovernmental agreements or other applicable law or regulation.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

The Funds and their shareholders may be subject to certain other tax reporting requirements as a result of the investment strategies and activities of the Funds. Certain U.S. federal, state, local and foreign tax reporting requirements may require a Fund to provide certain information about its shareholders to the IRS or other similar authorities responsible for tax matters in other jurisdictions (e.g., foreign countries).

Tax Implications of Certain Investments

A Fund’s transactions in derivative instruments (e.g., swap agreements, options, futures or forward contracts), as well as any of its other hedging, short sales, or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash-sale, and short-sale rules). These rules may affect whether gains and losses recognized by a Fund are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains to a Fund, defer losses, and cause adjustments in the holding periods of a Fund’s investments. The rules could therefore affect the amount, timing, and/or character of distributions to shareholders.

A Fund may make extensive use of various types of derivative financial instruments to the extent consistent with its investment policies and restrictions. The tax rules applicable to swaps and other derivative financial instruments are in some cases uncertain under current law, including under Subchapter M of the Code. Accordingly, while the Funds intend to account for such transactions in a manner they deem to be appropriate, an adverse determination or future guidance by the IRS with respect to one or more of these rules (which determination or guidance could be retroactive) may adversely affect a Fund’s ability to meet one or more of the relevant requirements to maintain its qualification as a RIC, as well as to avoid a fund-level tax. See “Loss of RIC Status” below.

Certain investments made and investment practices engaged in by a Fund can produce a difference between its book income and its taxable income. These can include, but are not limited to, certain hedging activities, as well as investments in foreign currencies, foreign currency-denominated debt instruments, Section 1256 contracts (as defined below), passive foreign investment companies (as defined below), and debt obligations with discount or purchased at a premium. If a Fund’s book income exceeds the sum of its taxable income and net tax-exempt interest income (if any), the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt interest income (if any)), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset. If a Fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment.

Any transactions by a Fund in foreign currencies, foreign currency-denominated debt obligations, or certain foreign currency options, futures contracts, or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned and, as described above, can give rise to differences between the Fund’s book and taxable income. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

In general, option premiums received by a Fund are not immediately included in the income of the Fund. Instead, the premiums generally are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). The remainder of this paragraph describes the general tax consequences to a Fund of writing a put or call option that is not subject to one or more of the special rules described in the immediately following paragraphs. If securities or other assets are purchased by a Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities or other assets purchased. If a call option written by a Fund is exercised and the Fund sells or delivers the underlying securities or other assets, the Fund generally will recognize capital gain or loss equal to (i) the sum of the strike price and the option premium received by the Fund minus (ii) the Fund’s basis in the underlying securities or other assets. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying securities or other assets. The gain or loss with respect to any termination of a Fund’s obligation under an option other than through the exercise of the option and related purchase, sale, or delivery of the underlying securities or other assets generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by a Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.

Certain covered call writing activities and other option strategies of a Fund may trigger the U.S. federal income tax straddle rules of Section 1092 of the Code, requiring the deferral of losses and the termination of holding periods on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Call options on stocks that are not “deep in the money” may qualify as “qualified covered calls,” which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the corporate dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.

The tax treatment of certain futures contracts entered into by a Fund as well as listed non-equity options written or purchased by a Fund on certain U.S. and non-U.S. exchanges (including options on futures contracts, equity indices, and debt securities) will be governed by Section 1256 of the Code (“Section 1256 contracts”). Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by a Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked to market,” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

Any investment by a Fund in U.S. REIT equity securities may result in the Fund’s receipt of cash in excess of the U.S. REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in U.S. REIT equity securities may also require a Fund to accrue and distribute income not yet received. To generate sufficient cash to make the requisite distributions, a Fund may be required to sell investments (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by a Fund from a U.S. REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.

Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Fund’s income (including income allocated to the Fund from a U.S. REIT or other pass-through entity) that is attributable to a residual interest in a real estate mortgage investment conduit (“REMIC”) (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or an equity interest in a taxable mortgage pool (“TMP”) (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides and the regulations are expected to provide that excess inclusion income of RICs, such as the Funds, will be allocated to shareholders of RICs in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, a Fund investing in any such interests may not be a suitable investment for certain tax-exempt investors, as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan, or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Under current law, income of a Fund that would be treated as UBTI if earned directly by a tax-exempt entity generally will not be attributed and taxed as UBTI when distributed to tax-exempt shareholders (that is, the Fund “blocks” this income with respect to such shareholders). Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in a Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code. A tax-exempt shareholder may also recognize UBTI if a Fund recognizes excess inclusion income derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in RICs that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in Section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in a Fund that recognizes excess inclusion income. Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a Fund that recognizes excess inclusion income, then the Fund will be subject to a tax on that portion of its excess inclusion income for the taxable year that is allocable to such shareholders at the highest U.S. federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, each Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt investors are urged to consult their tax advisors concerning the consequences of investing in the Funds.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is included in a Fund’s taxable income (and required to be distributed by the Fund) over the term of the debt security, even though payment of that amount is not received until a later time, usually upon partial or full repayment or disposition of the debt security. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance in the secondary market may be treated as having market discount. Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, a Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by a Fund may be treated as having OID or, in certain cases, acquisition discount (very generally, the excess of the stated redemption price over the purchase price). Generally, a Fund will be required to include the OID or acquisition discount in income (as ordinary income) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The OID or acquisition discount accrues ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. If the Fund elects the constant interest rate method, the character and timing of recognition of income by the Fund will differ from what they would have been under the default pro rata method.

Increases in the principal amount of an inflation indexed bond will be treated as OID includible in income (as ordinary income) over the term of the bond, even though payment of that amount is not received until a later time. Decreases in the principal amount of an inflation indexed bond will reduce the amount of interest from the debt instrument that would otherwise be includible in income by a Fund. In addition, if the negative inflation adjustment exceeds the income includible by a Fund with respect to the debt instrument (including any OID) for the taxable year, such excess will be an ordinary loss to the extent a Fund’s total interest inclusions on the debt instrument in prior taxable years exceed the total amount treated by the Fund as an ordinary loss on the debt instrument in prior taxable years. Any remaining excess may be carried forward to reduce taxable income from the instrument in subsequent years.

A Fund may also purchase contingent payment debt instruments. For U.S. federal income tax purposes, holders of contingent payment debt instruments generally have to include taxable income (as interest) on a constant yield basis without regard to whether cash is received with respect thereto. Gain on the disposition of contingent payment debt instruments generally will be treated for U.S. federal income tax purposes as ordinary interest income rather than as capital gain.

If a Fund holds the foregoing kinds of debt instruments, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or, if necessary, by liquidation of portfolio investments including at a time when it may not be advantageous to do so. A Fund may realize gains or losses from such liquidations. In the event a Fund realizes net long-term or short-term capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend or ordinary dividend, respectively, than they would in the absence of such transactions.

Very generally, where a Fund purchases a bond at a price that exceeds the redemption price at maturity, that is, at a premium, the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if a Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without the consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is generally permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require a Fund to reduce its tax basis by the amount of amortized premium.

Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation; when the Fund may cease to accrue interest, OID, or market discount; when and to what extent the Fund may take deductions for bad debts or worthless investments; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by a Fund when, as, and if it invests in such investments, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.

Income and gains from certain commodity-linked instruments generally would not constitute qualifying income to a RIC for purposes of the 90% gross income test described above if a RIC were to invest directly in such instruments. As discussed above, Benchmark-Free Fund may gain indirect exposure to commodity-linked instruments through Alternative Asset Opportunity Fund, which is a partnership for U.S. federal tax purposes. Alternative Asset Opportunity Fund achieves indirect exposure to commodities through its wholly owned subsidiary, which, in turn, invests in various commodity-related derivatives. Its subsidiary is a “controlled foreign corporation” (“CFC”) for U.S. federal income tax purposes. Benchmark-Free Fund should generally be entitled to treat all of the income that it realizes from Alternative Asset Opportunity Fund, including income from Alternative Asset Opportunity Fund’s investment in its subsidiary, as qualifying income for purposes of qualifying as a RIC. There is a risk, however, that the IRS could determine that some or all of the income derived from Alternative Asset Opportunity Fund’s investment in its subsidiary should not be treated as qualifying income in the hands of Benchmark-Free Fund, which might adversely affect Benchmark-Free Fund’s ability to qualify as RIC. See “Loss of RIC Status” below, as well as “Tax Implications of an Investment in a Subsidiary” in Alternative Asset Opportunity Fund’s “Taxes” section below for more information concerning this qualifying income issue.

To the extent a Fund invests in commodities-related entities that are partnerships (other than qualified publicly traded partnerships (as defined earlier)), income or other trusts, or other pass-through structures for U.S. federal income tax purposes, including, for instance, certain royalty trusts and certain ETFs (e.g., ETFs investing in gold bullion), all or a portion of any income and gains from such entities could constitute non-qualifying income to the Fund for purposes of the 90% gross income requirement described earlier. Similarly, certain other income trusts in which a Fund may invest could be partnerships or other pass-through structures for U.S. federal income tax purposes, such that, depending on the specific assets held by the income trust, all or a portion of any income or gains from such investment could constitute non-qualifying income to the Fund. In any such cases, the Fund’s investments in such entities could bear on or be limited by its intention to qualify as a RIC. See “Loss of RIC Status” below.

In addition, Benchmark-Free Fund may invest in Underlying RICs that invest in commodity-linked instruments. An Underlying RIC’s investments in certain commodity-linked instruments may be limited by its intention to qualify as a RIC, and may limit its ability to so qualify. The tax treatment of certain commodity-linked instruments in which an Underlying RIC might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If an Underlying RIC were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Underlying RIC’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Underlying RIC would fail to qualify as a RIC unless it were eligible to and did pay a tax at the Underlying RIC level. If an Underlying RIC were to fail to qualify as a RIC for a particular year, the value of Benchmark-Free Fund’s investment in such Underlying RIC and, depending on the size of Benchmark-Free Fund’s investment in such Underlying RIC, Benchmark-Free Fund’s ability to qualify as a RIC, could be adversely affected. See “Loss of RIC Status” below.

Certain commodities-related ETFs in which an Underlying RIC may invest may qualify as qualified publicly traded partnerships (sometimes referred to as “QPTPs”). In such cases, the net income derived from such investments will constitute qualifying income for purposes of the 90% gross income requirement described earlier for RIC qualification. If, however, such a vehicle were to fail to qualify as a qualified publicly traded partnership in a particular year, a portion of the gross income derived from it in such year could constitute non-qualifying income to the Underlying RIC for purposes of the 90% gross income requirement and thus could adversely affect the Underlying RIC’s ability to qualify as a RIC for a particular year and, in turn, Benchmark-Free Fund’s returns from its investment in the Underlying RIC and, depending on the size of Benchmark-Free Fund’s investment in such Underlying RIC, Benchmark-Free Fund’s ability to qualify as a RIC.

MLPs, if any, in which an Underlying RIC invests also may qualify as qualified publicly traded partnerships, subject to the special RIC-related rules described in the immediately preceding paragraph, or, instead, may be treated as “regular” partnerships. To the extent an MLP is a regular (non-QPTP) partnership, the MLP’s income and gains allocated to the Underlying RIC will constitute qualifying income to the Underlying RIC for purposes of the 90% gross income requirement only to the extent such items of income and gain would be qualifying income if earned directly by the Underlying RIC. Thus, all or a portion of any income and gains from the Underlying RIC’s investment in an MLP that is a regular (non-QPTP) partnership could constitute non-qualifying income to the Underlying RIC for purposes of the 90% gross income requirement described earlier. In such cases, the Underlying RIC’s investments in such entities could bear on or be limited by its intention to qualify as a RIC and, in turn, could adversely affect Benchmark-Free Fund’s returns from its investment in the Underlying RIC and, depending on the size of Benchmark-Free Fund’s investment in such Underlying RIC, Benchmark-Free Fund’s ability to qualify as a RIC.

To the extent an MLP is a partnership (whether or not a qualified publicly traded partnership), some amounts received by an Underlying RIC with respect to an investment in MLPs will likely be treated as a return of capital for U.S. federal income tax purposes because of accelerated deductions available with respect to the activities of such MLPs. If the Underlying RIC and Benchmark-Free Fund, in turn, distribute these amounts, these distributions could constitute a return of capital to Benchmark-Free Fund shareholders for U.S. federal income tax purposes. Further, because of these accelerated deductions, an Underlying RIC will likely realize taxable income in excess of economic gain with respect to interests in such an MLP on the disposition of such interests (or if the Underlying RIC does not dispose of the MLP, the Underlying RIC will likely realize taxable income in excess of cash flow with respect to the MLP in a later period), and the Underlying RIC must take such income into account in determining whether the Underlying RIC has satisfied its distribution requirements. The Underlying RIC may have to borrow or liquidate investments to satisfy its distribution requirements and to meet its redemption requests, even though investment considerations might otherwise make it undesirable for the Underlying RIC to sell investments or borrow money at such time. In addition, any gain recognized, either upon the sale of an Underlying RIC’s MLP interest or sale by the MLP of property held by it, including in excess of economic gain thereon, treated as so-called “recapture income,” will be treated as ordinary income. Therefore, to the extent an Underlying RIC invests in MLPs, Benchmark-Free Fund shareholders might receive greater amounts of distributions from Benchmark-Free Fund taxable as ordinary income than they otherwise would in the absence of such MLP investments.

Although MLPs are generally expected to be treated as partnerships for U.S. federal income tax purposes, some MLPs may be treated as “passive foreign investment companies,” “controlled foreign corporations” or “regular” corporations for U.S. federal income tax purposes. The treatment of particular MLPs for U.S. federal income tax purposes will affect the extent to which an Underlying RIC can invest in MLPs. The U.S. federal income tax consequences of investments in “passive foreign investment companies” and “controlled foreign corporations” are discussed in greater detail below.

A Fund’s investments in certain passive foreign investment companies (“PFICs”), as defined below, could subject the Fund to U.S. federal income tax (including interest charges) on distributions received from a PFIC or on proceeds received from the disposition of shares in a PFIC, which tax cannot be eliminated by making distributions to Fund shareholders. However, a Fund may make certain elections to avoid the imposition of that tax. For example, a Fund may elect to treat a PFIC as a “qualified electing fund” (“QEF”) (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the PFIC’s income and net capital gain annually, regardless of whether it receives any distribution from the PFIC. Alternately, a Fund may make an election to mark the gains (and to a limited extent the losses) in such holdings “to the market” as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. In general, a Fund that indirectly invests in PFICs by virtue of the Fund’s investment in Underlying RICs or other investment companies may not make such elections; rather, the Underlying RICs or other investment companies directly investing in PFICs would decide whether to make such elections. In addition, there is a risk that a Fund may not realize that a foreign corporation in which it invests is a PFIC for U.S. federal tax purposes and thus fail to timely make a QEF or mark-to-market election in respect of that corporation, in which event the Fund could be subject to the U.S. federal income taxes and interest charges described above.

A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce, or are held for the production of, passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, income from certain notional principal contracts, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

Dividends paid by PFICs will not be eligible to be treated as qualified dividend income or for the dividends-received deduction.

A U.S. person, including a Fund, who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of a foreign corporation is a “U.S. Shareholder” for purposes of the CFC provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly, or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. From time to time, a Fund may be a U.S. Shareholder in a CFC. As a U.S. Shareholder, a Fund is required to include in gross income for U.S. federal income tax purposes for each taxable year of the Fund its pro rata share of its CFC’s “subpart F income” for the CFC’s taxable year ending within the Fund’s taxable year whether or not such income is actually distributed by the CFC, provided that the foreign corporation has been a CFC for at least 30 uninterrupted days in its taxable year. Subpart F income generally includes interest, OID, dividends, net gains from the disposition of stocks or securities, net gains from transactions (including futures, forward, and similar transactions) in commodities, receipts with respect to securities loans, and net payments received with respect to equity swaps and similar derivatives. Subpart F income is treated as ordinary income, regardless of the character of the CFC’s underlying income. Net losses incurred by a CFC during a tax year do not flow through to an investing Fund and thus will not be available to offset income or capital gain generated from that Fund’s other investments. In addition, net losses incurred by a CFC during a tax year generally cannot be carried forward by the CFC to offset gains realized by it in subsequent taxable years. To the extent a Fund invests in a CFC and recognizes subpart F income in excess of actual cash distributions from the CFC, it may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

The interest on municipal obligations is generally exempt from U.S. federal income tax. However, distributions from a Fund derived from interest on municipal obligations are taxable to shareholders of a Fund when received. In addition, gains realized by a Fund on the sale or exchange of municipal obligations are taxable to shareholders of the Fund.

Special Tax Considerations Pertaining to Benchmark-Free Fund’s Investment in Underlying Funds

Tax Considerations Related to Benchmark-Free Fund’s Investments in Underlying RICs.

Because Benchmark-Free Fund invests primarily in shares of one or more Underlying RICs, its distributable income and gains will normally consist primarily of distributions from Underlying RICs and gains and losses on the disposition of shares of Underlying RICs. To the extent that an Underlying RIC realizes net capital losses on its investments for a given taxable year, Benchmark-Free Fund will not be able to benefit from those losses until (i) the Underlying RIC realizes capital gains that can be reduced by those losses, or (ii) Benchmark-Free Fund recognizes its share of those losses when it disposes of shares of the Underlying RIC. Moreover, even when Benchmark-Free Fund does make such a disposition of Underlying RIC shares at a net capital loss, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for U.S. federal income tax purposes as a short-term capital loss or an ordinary deduction. Benchmark-Free Fund also will not be able to offset any capital losses realized from its dispositions of Underlying RIC shares against its ordinary income (including distributions of any net short-term capital gains realized by an Underlying RIC).

In addition, in certain circumstances, the “wash-sale” rules under Section 1091 of the Code may apply to Benchmark-Free Fund’s sales of Underlying RIC shares that have generated losses. A wash sale occurs if shares of an Underlying RIC are sold by the Benchmark-Free Fund at a loss and the Benchmark-Free Fund acquires additional shares of that same Underlying RIC 30 days before or after the date of the sale. The wash-sale rules could defer losses in Benchmark-Free Fund’s hands on sales of Underlying RIC shares (to the extent such sales are wash sales) for extended periods of time.

As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that Benchmark-Free Fund will be required to distribute to shareholders may be greater than such amounts would have been had it invested directly in the investments held by the Underlying RICs, rather than investing in shares of the Underlying RICs. For similar reasons, the amount or timing of distributions from Benchmark-Free Fund qualifying for treatment as a particular character (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had it invested directly in the investments held by the Underlying RICs.

Depending on Benchmark-Free Fund’s percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, Benchmark-Free Fund’s redemption of shares of such Underlying RIC may cause it to be treated as receiving a dividend taxable as ordinary income on the full amount of the redemption instead of being treated as realizing capital gain (or loss) on the redemption of the shares of the Underlying RIC. This could be the case where Benchmark-Free Fund holds a significant interest in an Underlying RIC that is not a “publicly offered” RIC within the meaning of the Code, as discussed above, and redeems only a small portion of such interest. Dividend treatment of a redemption by Benchmark-Free Fund would affect the amount and character of income required to be distributed by both Benchmark-Free Fund and the Underlying RIC for the year in which the redemption occurred. It is possible that any such dividend would qualify as qualified dividend income taxable at long-term capital gain rates; otherwise, it would be taxable as ordinary income and could cause shareholders of Benchmark-Free Fund to recognize higher amounts of ordinary income than if the shareholders held shares of the Underlying RICs directly.

If, at the close of each quarter of Benchmark-Free Fund’s taxable year, at least 50% of its total assets consists of interests in Underlying RICs, it will be a “qualified fund of funds.” In that case, it is permitted to elect to pass through to its shareholders foreign income and other similar taxes paid by it in respect of foreign investments held directly by it or by an Underlying RIC in which its invests that itself elected to pass such taxes through to shareholders, so that shareholders of Benchmark-Free Fund will be eligible to claim a tax credit or deduction for such taxes. Benchmark-Free Fund generally expects to be eligible to make this election, as a “qualified fund of funds,” and expects to make this election for any taxable year in which it directly or indirectly (through one or more Underlying RICs making this election) pays qualifying foreign taxes. However, even if Benchmark-Free Fund qualifies to make such election for any year, it may determine not to do so in its sole discretion. See “Foreign Taxes” above for more information.

Tax Considerations Related to Benchmark-Free Fund’s Investments in Partnerships.

Special tax considerations apply if Benchmark-Free Fund invests in investment companies treated as partnerships for U.S. federal income tax purposes, including Alternative Asset Opportunity Fund, Special Situations Fund, and World Opportunity Overlay Fund. For U.S. federal income tax purposes, to the extent Benchmark-Free Fund invests in such a partnership, it generally will be allocated its share of the income, gains, losses, deductions, credits, and other tax items of the partnership so as to reflect Benchmark-Free Fund’s interests in the partnership. A partnership in which Benchmark-Free Fund invests may modify its partner allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in Benchmark-Free Fund, as a partner, receiving more or fewer items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations. It is currently expected that Benchmark-Free Fund shareholders will receive greater taxable distributions from Benchmark-Free Fund as a result of various modified or special allocations made by certain partnerships in which Benchmark-Free Fund invests, than such shareholders otherwise would have received absent these special modifications/allocations, including if Benchmark-Free Fund had invested directly in the partnerships’ underlying assets. More generally, Benchmark-Free Fund will be required to include in its income its share of a partnership’s tax items, including gross income, gain, deduction, or loss, for any partnership taxable year ending within or with Benchmark-Free Fund’s taxable year, regardless of whether or not the partnership distributes any cash to Benchmark-Free Fund in such year.

In general, Benchmark-Free Fund will not recognize its share of these tax items until the close of the partnership’s taxable year. However, absent the availability of an exception, Benchmark-Free Fund will recognize its share of these tax items as they are recognized by the partnership for purposes of determining Benchmark-Free Fund’s liability for the 4% excise tax (described above). If Benchmark-Free Fund and a partnership have different taxable years, Benchmark-Free Fund may be obligated to make distributions in excess of the net income and gains recognized from that partnership and yet be unable to avoid the 4% excise tax because it is without sufficient earnings and profits at the end of its taxable year. In some cases, however, Benchmark-Free Fund may be able to take advantage of certain safe harbors which would allow it to include its share of a partnership’s income, gain, loss, and certain other tax items at the close of the partnership’s taxable year for both excise tax purposes and general Subchapter M purposes, thus avoiding the potential complexities arising from different taxable years.

In general, cash distributions to Benchmark-Free Fund by a partnership in which it invests (including in partial or complete redemption of its interest in the partnership) will represent a nontaxable return of capital to Benchmark-Free Fund up to the amount of Benchmark-Free Fund’s adjusted tax basis in its interest in the partnership, with any amounts exceeding such basis treated as capital gain. Any loss may be recognized by Benchmark-Free Fund only if it redeems its entire interest in the partnership for money.

If Benchmark-Free Fund receives allocations of income from a partnership in which it invests that are eligible for qualified dividend treatment or the dividends-received deduction, then Benchmark-Free Fund, in turn, may report a portion of its distributions as qualified dividend income or as eligible for the dividend-received deduction, as applicable, provided certain conditions are met.

More generally, as a result of the foregoing and certain other special rules, Benchmark-Free Fund’s investment in investment companies that are partnerships for U.S. federal income tax purposes can cause Benchmark-Free Fund’s distributions to its shareholders to vary, in some cases significantly, in terms of their timing, character, and/or amount from what Benchmark-Free Fund’s distributions would have been had it invested directly in the portfolio investments and other assets held by those underlying partnerships. See “Taxes: Alternative Asset Opportunity Fund, Special Situations Fund, and World Opportunity Overlay Fund” below for more information about the tax implications to Benchmark-Free Fund of investing in certain other Funds of the Trust that are partnerships for tax purposes.

Loss of RIC Status

If a Fund were to fail to meet the income, diversification, or distribution test described in “Tax Status and Taxation of Each Fund” above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest charges, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to not qualify for taxation as a RIC for such year, the Fund’s income would be taxed at the Fund level at regular corporate rates, and depending on when the Fund discovered its qualification failure for a particular taxable year, the Fund may be subject to penalties and interest on any late payments of its Fund-level taxes for such year. In addition, in the event of any such loss of RIC status, all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income (if any), generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In addition, in order to re-qualify for taxation as a RIC that is accorded special tax treatment, a Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions. If an Underlying RIC were to fail to qualify as a RIC in a particular taxable year, a Fund’s return on its investment in such Underlying RIC and, depending on the size of the Fund’s investment in such Underlying RIC, the Fund’s ability to qualify as a RIC, could be adversely affected.

Tax Shelter Reporting Regulations

Under Treasury regulations, if a shareholder recognizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct holders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

State, Local, and Other Tax Matters

The foregoing discussion relates only to the U.S. federal income tax consequences of investing in the Funds for shareholders who are U.S. citizens, residents, or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or broker-dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the U.S. federal income tax laws. This summary is based on the Code, the regulations thereunder, published rulings, and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their tax advisors about the precise tax consequences of an investment in a Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable tax laws.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisors to determine the suitability of shares of a Fund as an investment through such plans.

Additionally, most states permit mutual funds, such as the Funds, to “pass through” to their shareholders the state tax exemption on income earned from investments in certain direct U.S. Treasury obligations, as well as some limited types of U.S. government agency securities (such as Federal Farm Credit Bank and Federal Home Loan Bank securities), so long as a Fund meets all applicable state requirements. Therefore, shareholders in a Fund may be allowed to exclude from their state taxable income distributions made to them by the Fund to the extent attributable to interest the Fund directly or indirectly earned on such investments. The availability of these exemptions varies by state. Investments in securities of certain U.S. government agencies, including securities issued by Ginnie Mae, Fannie Mae, and Freddie Mac, and repurchase agreements collateralized by U.S. government securities generally do not qualify for these exemptions. Moreover, these exemptions may not be available to corporate shareholders. All shareholders should consult their tax advisors regarding the applicability of these exemptions to their situation.

TAXES: ALTERNATIVE ASSET OPPORTUNITY FUND, SPECIAL SITUATIONS FUND,

AND WORLD OPPORTUNITY OVERLAY FUND

The following section applies only with respect to Alternative Asset Opportunity Fund, Special Situations Fund, and World Opportunity Overlay Fund.

The Funds’ shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those other Funds to their shareholders, or of the sale of shares of those other Funds by their shareholders. Shareholders of such Funds should consult the prospectuses (or private placement memoranda) and statements of additional information of those other Funds for a discussion of the tax consequences applicable to them.

Fund Status

For U.S. federal income tax purposes, each Fund has elected to be treated as a partnership and not as an association taxable as a corporation. In this regard, consistent with the treatment of its assets and liabilities under the Trust’s Amended and Restated Declaration of Trust and Massachusetts law regarding business trusts, each Fund considers itself to be a separate business entity from the other series of the Trust that should not be required to take into account the assets, operations, or shareholders of other series of the Trust for U.S. federal income tax purposes (e.g., for purposes of determining possible characterization as a publicly traded partnership). To each Fund’s knowledge, the IRS has not taken a position (other than in certain nonprecedential private letter rulings) with respect to the separate tax treatment of series of Massachusetts business trusts that are treated as partnerships.

An entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may be taxable as a corporation if it is a publicly traded partnership under Section 7704 of the Code. In general, each Fund currently expects to be treated, and intends to operate so that it will be treated, as a partnership that is separate from each other series of the Trust and that is not a publicly traded partnership for U.S. federal income tax purposes. Currently, each Fund intends to monitor the number of its shareholders so as not to be treated as a publicly traded partnership. If, however, a Fund were determined to be a publicly traded partnership taxable as a corporation, it generally would be subject to tax at the Fund level on its earnings and profits at regular corporate income tax rates, and any distributions from earnings and profits generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible to (i) be treated as qualified dividend income in the case of shareholders taxed as individuals, and (ii) for the dividends-received deduction in the case of corporate shareholders, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares. In addition, if a Fund were determined to be a publicly traded partnership, the Fund’s overall performance may be reduced. There can be no assurance that the IRS will not seek to challenge the tax status of a Fund, and there can be no assurance that the IRS would not prevail with respect to any such challenge.

The remainder of this discussion assumes that each Fund will be treated as a partnership for U.S. federal income tax purposes that is separate from each other series of the Trust and is not a publicly traded partnership.

In general, entities treated as partnerships are not subject to U.S. federal income tax. Instead, partners in a partnership will be subject to tax on their distributive shares of the partnership’s taxable income, gains, losses, deductions, credits, and other tax items, as described more fully below.

Tax Determinations, Requests for Information, Elections, and Tax Matters Partner

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of shareholders. The Manager, at its option, will make all tax determinations and oversee elections for each Fund, including, pursuant to Section 754 of the Code (as described more fully below), an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in a Fund. The Manager will decide how to report Fund items on the tax returns of each Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency.

At the request of a Fund, shareholders may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of a Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the “Tax Matters Partner,” as defined in Section 6231 of the Code, for the Fund. In the event the income tax returns of a Fund are audited by the IRS, the tax treatment of a Fund’s income and deductions generally is determined at the Fund level in unified proceedings before the IRS and the courts, rather than in separate proceedings involving each shareholder. The Tax Matters Partner generally will have the authority to negotiate, settle, or contest any proposed adjustments. An audit at the Fund level may result in an extension of the three-year statute of limitations on assessments of deficiencies with respect to Fund items included in shareholders’ returns. There can be no assurance that a Fund will not be audited and that adjustments will not be made.

Taxation of Shareholders

Each shareholder will be required to take into account in computing its U.S. federal income tax liability its allocable share of a Fund’s income, gains, losses, deductions, credits, and other tax items for any taxable year of the Fund ending with or within the taxable year of the shareholder, without regard to whether it has received or will receive corresponding distributions from the Fund. In general, any cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of the shareholder’s adjusted tax basis in its Fund shares. See “Distributions and Adjusted Basis” below.

The amount of tax due, if any, with respect to gains and income of a Fund is determined separately for each shareholder. Each Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund’s taxable year, to provide each shareholder with a Schedule K-l indicating the shareholder’s allocable share of the Fund’s income, gains, losses, deductions, credits, and other tax items. Each shareholder, however, is responsible for keeping its own records for determining its tax basis in its Fund shares and calculating and reporting any gain or loss resulting from a Fund distribution or redemption or other disposition of Fund shares.

In certain cases, a Fund may be required to amend tax information reported to shareholders on a Schedule K-1 or otherwise in respect of a particular year. In this event, shareholders may be required to file amended U.S. federal income or other tax returns in respect of such amended information and pay additional taxes (including potentially interest and penalties), and may incur other related costs. Shareholders should consult their tax advisers in this regard.

Each Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. To the extent consistent with applicable law, each Fund will adopt a taxable year ending on the 28th day (or 29th day, as applicable) of February as its taxable year for U.S. federal income tax purposes. In the event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50% (“majority interest partners”), or all shareholders having a 5% or greater interest in Fund profits or capital (“principal partners”), have a different taxable year, a Fund may be required to adopt the taxable year of those shareholders. Further, if there is no majority interest partners’ taxable year or principal partners’ taxable year, then, under applicable Treasury regulations, a Fund may be required to adopt the taxable year of one or more of the Fund’s shareholders that results in the “least aggregate deferral of income” to the Fund’s shareholders (as described in the regulations). Any change in a Fund’s taxable year under these rules may accelerate a shareholder’s recognition of its allocable share of a Fund’s income, gains, losses, deductions, credits, and other tax items.

Fund Allocations

For U.S. federal income tax purposes, the income, gains, losses, deductions, credits, and other tax items of each Fund are generally allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. The Manager, in consultation with each Fund’s tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 706, 708, 734, 743, 754, and 755 of the Code; to make all tax elections and determinations; and to make special allocations of specific items, including items of gross income, gain, deduction, or loss. In particular, a Fund or certain entities that are treated as partnerships for U.S. federal income tax purposes in which a Fund invests may elect to, or be required to, make adjustments to the basis of the Fund’s or such entities’ assets, which could affect the amount, timing or character of a shareholder’s allocable share of the Fund’s income, gain, loss or deduction. In addition, allocations of income, gains, losses or deductions, to or from redeeming shareholders could result in shareholders (including redeeming shareholder) receiving more or less items of income, gain, loss, or deduction (and/or income, gains, losses, or deductions of a different character) than they would in the absence of such allocations. Some or all of the Fund’s allocations may not (and allocations described in the prior sentence likely may not) have economic effect under Treasury regulations, and a successful challenge by the IRS of such allocations may result in some shareholders (including, in the case of redemptions, redeeming shareholders and/or remaining shareholders) recognizing currently more income for tax purposes than otherwise would have been the case.

A Fund may revalue its assets to reflect unrealized gains and losses. Tax rules only permit such accounting in limited cases, including if the revaluations are made under generally accepted industry accounting practices, provided substantially all of the Fund’s property (excluding money) consists of stock, securities, commodities, options, warrants, futures, or similar instruments that are readily tradable on an established securities market. If a Fund were unable to qualify to use such revaluations, certain allocations to shareholders’ capital accounts could be deemed to be capital shifts, the treatment of which is in some cases unclear and which may constitute taxable income to the Fund or certain shareholders.

In addition, Treasury regulations permit certain “securities partnerships” to use an “aggregate method” for so-called “reverse 704(c)” allocations (but only with respect to “qualified financial assets”). A Fund or its assets may fail to qualify to use the aggregate method, which could result in incremental administrative expenses for the Fund, possible challenges by the IRS, and the possibility of some shareholders recognizing more income and/or gain for U.S. federal income tax purposes than would otherwise be the case.

Any of these situations could result in incremental administrative expenses for a Fund, possible challenges by the IRS, and the possibility of some shareholders recognizing more or less income and/or gain for U.S. federal income tax purposes than would otherwise be the case.

Shareholders who contribute assets in-kind to a Fund in exchange for shares in the Fund (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Fund of such shareholders’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. In addition, there may be circumstances in which shareholders who contribute appreciated assets to a Fund in-kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets.

By purchasing shares of a Fund, shareholders agree to be bound by these allocations, elections, and determinations. The IRS may successfully challenge any of the foregoing, in which case a shareholder may be allocated more or less of any tax item.

Distributions and Adjusted Basis

In general, a shareholder’s adjusted basis in its shares will initially equal the amount of cash and, if any, the adjusted basis in other property the shareholder has contributed for the shares, and will be increased by the shareholder’s allocable share of Fund income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from a Fund to the shareholder and the shareholder’s distributive share of certain Fund expenses and losses. In addition, a shareholder’s basis includes the shareholder’s share of a Fund’s liabilities, and decreases in the shareholder’s share of liabilities are treated as cash distributions.

In general, a shareholder that receives cash in connection with the shareholder’s complete withdrawal from a Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by the shareholder and the shareholder’s adjusted tax basis in its shares immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from a Fund generally will be short-term or long-term capital gain or loss depending on the shareholder’s holding period for its shares in the Fund, except that a shareholder will generally recognize ordinary income (regardless of whether there would otherwise be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the shareholder receives a cash distribution for the shareholder’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount), if any, or (ii) substantially appreciated inventory, if any (together, “Hot Assets”). A shareholder’s receipt of a non-liquidating cash distribution from a Fund generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the shareholder’s adjusted basis in its Fund shares before the distribution, except that the shareholder might recognize ordinary gain, regardless of whether the distribution exceeds its basis, in the event that a Fund holds Hot Assets under the rules described above. A shareholder’s basis in a Fund for purposes of calculating future gain or loss will be adjusted accordingly. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, such shareholder’s interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property from a Fund. If the distribution does not represent a complete liquidation of the shareholder’s shares, the shareholder’s basis in the distributed property generally will equal the Fund’s adjusted tax basis in the property, or, if less, the shareholder’s basis in its Fund shares before the distribution. If the distribution is made in complete liquidation of the shareholder’s Fund shares, the shareholder generally will take the assets with a tax basis equal to its adjusted tax basis in its shares. Special rules may apply to the distribution of property to a shareholder who contributed other property to a Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. If a Fund qualifies as an investment partnership, each shareholder should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other property to the Fund.

To the extent a shareholder receives a distribution of Hot Assets in exchange for its share of Fund property, including money, or receives a distribution of property, including money, in exchange for its share of Hot Assets, the transaction may be treated as a sale or exchange between the distributee shareholder and the Fund. In general, any gain to the person deemed to be exchanging its pro rata share of Hot Assets for other property (including money) will be ordinary income to such person.

A shareholder cannot deduct losses from a Fund in an amount greater than the shareholder’s adjusted tax basis in its Fund shares as of the end of the Fund’s tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder’s adjusted tax basis for its shares exceeds zero in such years. See “‘At Risk’ Rules,” “Limitations on a Shareholder’s Deduction of Investment Expenses – 2% Floor,” “Limitations on Shareholder’s Deduction of Interest,” “Effect of Ownership of Tax-Exempt Obligations on Interest Deductions,” and “Organizational Expenses” below for other limitations on the deductibility of Fund losses and certain expenses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder’s share of income in subsequent years.

Reimbursement of Fund Expenses

The Manager has contractually agreed to reimburse each Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading “Fees and expenses”). Although each Fund expects to take the position that the reimbursement of Fund expenses by the Manager does not result in income to the Fund, or indirectly to its shareholders, the IRS could challenge this position and prevail, with the result that shareholders would recognize more income for U.S. federal income tax purposes than would otherwise be the case.

Character and Timing of Income and Tax Implications of Certain Investments

A Fund’s income and gains, if any, may consist of ordinary income, short-term capital gains, and/or long-term capital gains. Additionally, certain gains may be treated as ordinary income under one or more special tax rules, for example, Section 988 of the Code which is applicable to certain foreign currency transactions (as discussed below). Accordingly, shareholders should not expect that any portion of any taxable income of a Fund will necessarily consist of long-term capital gains, which are currently taxable to individuals at reduced rates, or qualified dividend income, which is taxable to individuals at long-term capital gains rates instead of ordinary income rates, as discussed in more detail below. Further, some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term or short-term capital losses, the deductibility of which is subject to certain limitations.

A Fund’s transactions in derivative instruments (e.g., swap agreements, options, futures or forward contracts), as well as any of its other hedging, short sales, or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash-sale, short-sale, and partner-to-partnership and partner-to-partner disguised sale rules). These rules may affect whether gains and losses recognized by Fund shareholders are treated as ordinary or capital and/or as short-term or long-term, accelerate the recognition of income or gains, defer losses, and cause adjustments in the holding periods of the Fund’s investments. The rules could therefore affect the amount, timing, and/or character of income, gains, deductions, losses, and other tax items that are allocable to shareholders and could cause shareholders to be taxed on amounts in excess of economic income. In addition, because the tax rules applicable to derivative financial instruments are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may cause changes in a shareholder’s allocation of any tax item, possibly for prior tax years.

In general, option premiums received by a Fund are not immediately included in the income of the Fund. Instead, the premiums generally are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). The remainder of this paragraph describes the general tax consequences to a Fund of writing a put or call option that is not subject to one or more of the special rules described in the immediately following paragraphs. If securities or other property are purchased by a Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received from its cost basis in the securities or other property purchased. If a call option written by a Fund is exercised and the Fund sells or delivers the underlying securities or other property, Fund shareholders generally will recognize capital gain or loss equal to (i) the sum of the strike price and the option premium received by the Fund minus (ii) the Fund’s basis in the securities or other property. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying securities or other property. The gain or loss with respect to any termination of a Fund’s obligation under an option other than through the exercise of the option and related purchase, sale or delivery of the underlying securities or other property generally will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by a Fund expires unexercised, Fund shareholders generally will recognize short-term gain equal to the premium received.

Certain covered call writing activities and other option strategies of a Fund may trigger the U.S. federal income tax straddle rules of Section 1092 of the Code, requiring the deferral of losses and the termination of holding periods on offsetting positions in options and stocks deemed to constitute substantially similar or related property. Call options on stocks that are not “deep in the money” may constitute “qualified covered calls,” which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute qualified dividend income or qualify for the corporate dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.

The tax treatment of certain futures contracts entered into by a Fund as well as listed non-equity options written or purchased by a Fund on certain U.S. and non-U.S. exchanges (including options on futures contracts, equity indices, and debt securities) will be governed by Section 1256 of the Code (“Section 1256 contracts”). Gains or losses on Section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by a Fund at the end of each taxable year are “marked to market,” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Fund’s income (including income allocated to a Fund from a U.S. REIT or other pass-through entity) that is attributable to a residual interest in a REMIC (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a partnership, such as the Funds, will be allocated to shareholders of the partnership consistent with their allocation of other items of income, with the same consequences as if the shareholders held the related interest directly. As a result, a Fund investing in any such interests may not be a suitable investment for certain tax-exempt investors, as noted in “U.S. Tax-Exempt Shareholders” below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute UBTI to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan, or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income to file a tax return and pay tax on such income, and (iii) in the case of a shareholder that is not a U.S. person within the meaning of the Code, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code. See “U.S. Tax-Exempt Shareholders” below.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the OID is treated as interest income and is included in a Fund’s taxable income on a current basis and thus allocated to Fund shareholders over the term of the debt security, even though payment of that amount is not received by the Fund until a later time, usually upon partial or full repayment or disposition of the debt security. In addition, payment-in-kind securities will give rise to income which is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by a Fund in the secondary market may be treated as having market discount. Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund’s income (as ordinary income) on a current basis and thus allocate such accrued income to shareholders over the term of the debt security, even though payment of that accrued income is not received by the Fund until a later time, upon partial or full repayment or disposition of the debt security. The rate at which the market discount accrues, and thus is included in the Fund’s income and allocated to shareholders, will depend upon which of the permitted accrual methods the Fund elects.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases, acquisition discount (very generally, the excess of the stated redemption price over the purchase price). Generally, a Fund will be required to include the acquisition discount or OID in income (as ordinary income) on a current basis and thus allocate such income to Fund shareholders over the term of the debt security, even though payment of that amount is not received by the Fund until a later time, usually when the debt security matures. The OID or acquisition discount accrues ratably in equal daily installments or, if the Fund so elects, at a constant (compound) interest rate. If the Fund elects the constant interest rate method, the character and timing of recognition of income will differ from what they would have been under the default pro rata method.

Increases in the principal amount of an inflation indexed bond will be treated as OID, includible in the Fund’s income (as ordinary income) and thus allocated to Fund shareholders over the term of the bond, even though payment of that amount is not received by the Fund until a later time. Decreases in the principal amount of an inflation indexed bond will reduce the amount of interest from the debt instrument that would otherwise be includible in income. In addition, if the negative inflation adjustment exceeds the income includible by a Fund with respect to the debt instrument (including any OID) for the taxable year, such excess will be an ordinary loss to the extent a Fund’s total interest inclusions on the debt instrument in prior taxable years exceed the total amount treated by the Fund as an ordinary loss on the debt instrument in prior taxable years. Any remaining excess may be carried forward to reduce taxable income from the instrument in subsequent years.

In addition, a Fund may purchase investment units and, if a portion of the purchase price is allocated to the non-debt portion of such units (e.g., warrants), the debt instrument purchased may also be deemed to have OID. Similar rules may apply to certain preferred stock (whether acquired as part of an investment unit or, in certain cases, otherwise). A Fund may also purchase contingent payment debt instruments. For U.S. federal income tax purposes, holders (including shareholders of a Fund) of OID or contingent payment debt instruments generally have to include taxable income (as interest) on a constant yield basis without regard to whether cash is received with respect thereto. Gain on the disposition of contingent payment debt instruments generally will be treated for U.S. federal income tax purposes as ordinary interest income rather than as capital gain. In addition, a Fund may engage in modifications of debt instruments and exchanges of debt instruments for new debt instruments, and it is possible that such transactions (if they do not qualify as non-taxable reorganizations) could give rise to taxable income without a corresponding receipt of cash. The modified or newly-issued debt instruments may have a significant amount of OID. In certain circumstances, a Fund may receive fee income in connection with modifications and exchanges of debt instruments which may be treated as ordinary income.

Very generally, where a Fund purchases a bond at a price that exceeds the redemption price at maturity, that is, at a premium, the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if a Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without the consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is generally permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require a Fund to reduce its tax basis by the amount of amortized premium.

Investments in debt obligations that are at risk of or in default present special tax issues for a Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation; when the Fund may cease to accrue interest, OID, or market discount; when and to what extent the Fund may take deductions for bad debts or worthless investments; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by a Fund when, as, and if it invests in such investments.

Certain of a Fund’s investments in instruments that are treated as debt for corporate law purposes or otherwise may be treated as equity for U.S. federal income tax purposes, in which case the U.S. federal income tax treatment of such instruments will generally differ from the treatment of debt instruments described above.

The Funds may engage in transactions where all or a portion of the income or loss attributable to currency fluctuations will be treated as ordinary income or loss. In general, where some or all of the amount that a Fund is entitled to receive or required to pay in a “Section 988 Transaction” is denominated in (or determined by reference to) a currency other than the U.S. dollar, the foreign currency gain or loss attributable to the transaction and allocated to shareholders is generally calculated separately from any gain or loss on the underlying transaction and treated as ordinary income or loss rather than capital gain or loss. These transactions include, but are not limited to, the following: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option, or similar financial instrument. In general, the gain or loss from the disposition of non-functional currency is also treated as gain or loss from a Section 988 Transaction. A Fund may elect to treat gains or losses from certain foreign currency contracts as capital gains or losses.

If a Fund invests in shares of Underlying RICs, its income and gains will normally consist, in part, of distributions from Underlying RICs and gains and losses on the disposition of shares of Underlying RICs. The amount of income and capital gains realized by a Fund’s shareholders in respect of the Fund’s investments in Underlying RICs may be greater than such amounts would have been had the Fund invested directly in the investments held by the Underlying RICs, rather than investing in shares of the Underlying RICs. Similarly, the character of such income and gains (e.g., long-term capital gain, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the investments held by the Underlying RICs.

Depending on a Fund’s percentage ownership in an Underlying RIC both before and after a redemption of Underlying RIC shares, the Fund’s redemption of shares of such Underlying RIC may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the redemption instead of being treated as realizing capital gain (or loss) on the redemption of the shares of the Underlying RIC. This could be the case where the Fund holds a significant interest in an Underlying RIC that is not a “publicly offered” RIC within the meaning of the Code – where true, most likely because the Underlying RIC is offered only to upper-tier funds or other accredited investors – and redeems only a small portion of such interest. Dividend treatment of a redemption by a Fund would affect the amount and character of income required to be distributed by the Underlying RIC for the year in which the redemption occurred, and could cause Fund shareholders to recognize higher amounts of ordinary income than if they held shares of the Underlying RICs directly. In the event of this dividend treatment, it is possible that any such dividend would qualify as qualified dividend income taxable at long-term capital gain rates; otherwise, it would be taxable as ordinary income.

Furthermore, certain of a Fund’s investments may be in entities that are treated as partnerships for U.S. federal income tax purposes, and as such, that Fund would be required to take into account its distributive share of such entities’ income, gains, losses, deductions, credits, and other tax items. Consequently, to the extent a Fund invests in other partnerships, the nature of that Fund’s income, gains, losses, deductions, credits, and other tax items will depend, in part, on the activities and holdings of such partnerships.

It is possible that a shareholder’s tax liability relating to a Fund in a taxable year will exceed amounts of cash (if any) distributed by the Fund to the shareholder in that year. This is particularly likely in the case of Funds that generally do not intend to make non-redeeming cash distributions to their shareholders (see “Distributions” in the Funds’ Private Placement Memorandum for each Fund’s distribution policy).

If eligible, a Fund, in the discretion of the Manager, may make the election described in Section 475(f) of the Code (the “mark-to-market election”). If a Fund makes the mark-to-market election, the rules described in this section (and, potentially, certain of the rules described in the immediately following section) will generally not apply to the Fund’s transactions and the Fund instead will generally be required to recognize ordinary gain or loss on many (or all) of its investments at the end of each taxable year as if the Fund had sold such investments for their fair market value on the last business day of such taxable year. The Manager currently does not expect to make the mark-to-market election, but may determine to do so in the future.

Effect of Straddle and Wash Sale Rules on Shareholders’ Securities Positions

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in a Fund as “straddles” for U.S. federal income tax purposes. The application of the straddle rules in such a case could affect a shareholder’s holding period for the securities involved and may defer the recognition of losses with respect to such securities. A loss a shareholder otherwise would realize upon a disposition of securities held either directly or indirectly (including through a Fund) may be disallowed in part or in whole if substantially identical securities are purchased either directly by the shareholder or indirectly (including through the Fund) within 30 days before or after the disposition. In such a case, the basis of the newly purchased securities will be adjusted to reflect the loss. These rules generally also apply to direct or indirect interests in options, swaps and other derivatives.

“At Risk” Rules

The Code further limits the deductibility of losses by certain taxpayers (such as individuals and certain closely held corporations) from a given activity to the amount which the taxpayer is “at risk” in the activity. Losses which cannot be deducted by a shareholder because of the “at risk” rules may be carried forward to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have at risk generally will be the purchase price of its interest plus the shareholder’s cumulative share of Fund income and gains, and certain liabilities that are recourse to the shareholder, minus the shareholder’s cumulative share of Fund expenses, losses, and distributions. The “at risk” limitations may be applied on an activity-by-activity basis with limited or no aggregation. There can be no assurance that a Fund’s losses allocable to a shareholder which are suspended by the “at risk” rules will be available to offset a shareholder’s income and gains in subsequent years.

Passive Activity Loss Limitations

The Code further limits the deductibility of losses and expenses by certain taxpayers from activities in which the taxpayer does not materially participate. Generally, loss from such passive activities may not be deducted from non-passive income. To the extent that the total deductions from passive activities exceed the total income from passive activities for a tax year, the excess (the passive activity loss) is generally not allowed for that year and is carried forward as a deduction from income from passive activities in subsequent years. However, losses previously disallowed under passive activity loss rules may be used to offset non-passive income if a taxpayer disposes of its interest in a passive activity and meets certain other requirements. Furthermore, there may be additional limitations on some or all types of passive losses realized by a Fund. No Fund expects to generate a significant amount of income from activities that constitute passive activities subject to these rules. However, there can be no assurance in this regard.

Limitations on Dividends-Received Deduction and Qualified Dividend Income

For corporate shareholders (other than S corporations), the 70% dividends-received deduction will generally apply (subject to holding period and other requirements imposed by the Code) to their proportionate share of dividend income received by a Fund from its investments in U.S. corporations for the taxable year.

Qualified dividend income received by an individual is taxed at the rates applicable to long-term capital gain for such individual, provided the individual meets certain holding period and other requirements in respect of the underlying securities generating such income. Dividends paid by foreign corporations will not qualify as qualified dividend income unless, among other things, (i) the corporation paying the dividend is eligible for the benefits of a comprehensive income tax treaty with the United States or (ii) the dividend is paid on stock of such a foreign corporation that is readily tradable on an established securities market in the United States. In addition, dividends will not be qualified dividend income if paid by a foreign corporation that is a PFIC. Therefore, shareholders will generally be subject to tax at ordinary income tax rates with respect to their allocable share of dividends received by the Funds.

Dividends received by a Fund from a U.S. REIT will not qualify for the dividends-received deduction and generally will not constitute qualified dividend income.

Limitations on Shareholder’s Deduction of Interest

Section 163(d) of the Code imposes limitations on the deductibility of investment interest by non-corporate taxpayers. Investment interest is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income (i.e., investment income less investment expenses). Otherwise allowable deductions in connection with short sales generally are treated as “investment interest” for purposes of this limitation. In general, investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of a Fund is expected to be treated as arising from property held for investment, any interest expense incurred by a shareholder to purchase or carry its shares in the Fund and its allocable share of any interest expense incurred by the Fund may be subject to the investment interest limitations.

Limitations on a Shareholder’s Deduction of Investment Expenses – 2% Floor

Depending on the nature of its activities, a Fund may be deemed to be either an investor or trader in securities, or both if the Fund engages in multiple activities. If a Fund is deemed to be an investor, certain Fund fees and expenses (including, without limitation, the Management Fees) will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. An individual taxpayer and certain trusts or estates that hold interests in a Fund (directly or through certain pass-through entities, including a partnership, a nonpublicly offered RIC, a Subchapter S corporation, or a grantor trust) may deduct such fees and expenses in a taxable year only to the extent they exceed 2% of the taxpayer’s adjusted gross income, but only if the shareholder itemizes deductions. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation-adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (the “overall limitation on itemized deductions”) (this limitation being applied after giving effect to the 2% floor described above and any other applicable limitations). However, the U.S. Treasury Department has issued regulations prohibiting the deduction through the Funds (as partnerships) of amounts which would be nondeductible if paid directly by an individual.

These limitations may apply to certain fees and expenses of a Fund, such as the Management Fees, and also may apply to certain types of payments made by a Fund under certain swap agreements and certain other amounts. The amounts of these fees and expenses may be separately reported to the shareholders and, as indicated above, if the Fund is deemed an investor, will be deductible by an individual shareholder only to the extent that the shareholder’s miscellaneous deductions exceed 2% of the shareholder’s adjusted gross income, subject further, if applicable, to the overall limitation on itemized deductions described above.

The overall limitation on itemized deductions did not apply for shareholders’ taxable years beginning after December 31, 2009 and before January 1, 2013. The overall limitation on itemized deductions will apply for taxable years beginning on or after January 1, 2013.

If a Fund is deemed to be a trader in securities, the 2% floor and the overall limitation on itemized deductions will not apply (subject to the regulations described above). Whether a Fund will be treated as a trader or investor will be determined annually based upon an examination of the Fund’s trading practices.

Organizational Expenses

Certain organizational and offering expenses of a Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. If such expenses were treated as paid by the Fund, the Fund may be required to amortize the organizational expenses over a 180-month period. However, offering expenses must be capitalized and cannot be amortized or otherwise deducted. Shareholders are advised to consult their tax advisers regarding the application of these rules to their particular circumstances.

Sale or Exchange of Partnership Property

Subject to the discussion above, gains or losses from the disposition of Fund property (including sales of a Fund’s interests in other pooled investment vehicles) not held primarily for sale to customers in the ordinary course of a trade or business generally should be treated as capital gains or losses, except to the extent that the Hot Assets rules apply. The Fund might also realize capital gains or losses upon the modification of a debt instrument or default of an issuer. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund holds the property. Property held (or deemed held) for more than one year generally will be eligible for long-term capital gain or loss treatment. The deductibility of capital losses may, however, be limited.

In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower U.S. federal income tax rate than ordinary income. For corporations, net capital gains and ordinary income are currently taxed at the same rate. The Manager does not have a duty to notify shareholders if this (or any other) law changes.

The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed as an offset only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first $3,000 may generally offset ordinary income, and the excess may be carried forward (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to $3,000, in each succeeding year. In general, corporations may only offset capital losses against capital gains and also may be subject to other rules that limit the use of losses in a particular taxable year, and the excess may be carried back for three years and carried forward for up to five years.

Alternative Minimum Tax

Both individual and corporate taxpayers could be subject to an alternative minimum tax (“AMT”) if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisors as to whether the purchase of Fund shares might create or increase AMT liability.

Medicare Contribution Tax

Effective for taxable years beginning on or after January 1, 2013, Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules. The details of the implementation of this tax, and of the calculation of net investment income, among other issues, remain subject to future guidance. Very generally, for this purpose, net investment income includes (i) a shareholder’s distributive share of a Fund’s gross investment income (e.g., dividends or interest income received by a Fund or any gains realized on the disposition of Fund property), and (ii) any net gain recognized by the shareholder on the redemption of shares of a Fund, and will be reduced by certain allowable deductions (e.g., a shareholder’s distributive share of Fund deductions that are properly allocable to the gross income or gain described in (i) or (ii)). Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in a Fund in light of their particular circumstances.

Tax Implications of Investment in a Subsidiary (Alternative Asset Opportunity Fund and Special Situations Fund only)

Alternative Asset Opportunity Fund does, and Special Situations Fund may, invest a portion of its assets in one or more wholly-owned foreign subsidiaries (each a “Subsidiary”) that are (or will be) classified as corporations for U.S. federal income tax purposes. It is expected that each Subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business. Each Subsidiary conducts (or intends to conduct) its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the “Safe Harbor”), pursuant to which each Subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (i) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (ii) engage in the United States in trading, for its own account, commodities that are “of a kind customarily dealt in on an organized commodity exchange . . . if the transaction is of a kind customarily consummated at such place.” Thus, each Subsidiary’s securities and commodities trading activities should not constitute a U.S. trade or business. However, if certain of a Subsidiary’s activities were determined to be not of the type described in the Safe Harbor, then the activities of such Subsidiary may constitute a U.S. trade or business.

In addition, as described below, a foreign corporation is subject to U.S. federal income tax as if it earned income that is effectively connected with a U.S. trade or business (“ECI”) to the extent it realizes any gains from U.S. real property interests (“USRPIs”). It is not expected that a Subsidiary will invest in any USRPI.

In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30% (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the United States and the jurisdiction in which any Subsidiary is (or would be) resident that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the 30% tax and thus withholding is not required on payments of such income to a foreign corporation. The 30% tax does not apply to U.S.-source capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The 30% tax also does not apply to interest which qualifies as “portfolio interest.” Very generally, the term portfolio interest includes U.S.-source interest (including OID) on an obligation in registered form, and with respect to which the person, who would otherwise be required to deduct and withhold the 30% tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code.

In addition, FATCA generally imposes a reporting and 30% withholding tax regime (which is in addition to the withholding regime described above) with respect to certain U.S.-source income (“withholdable payments”) paid to “foreign financial institutions” and certain other non-U.S. entities when those entities fail to satisfy the applicable account documentation, information reporting, withholding, registration, certification and/or other requirements applicable to their status under FATCA, related intergovernmental agreements or other applicable law or regulation. A Subsidiary will be subject to the 30% withholding tax in respect of any withholdable payment it receives if it fails to satisfy these requirements, as may be applicable to the Subsidiary; the 30% withholding tax will be phased in beginning with certain payments made as early as January 1, 2014. Each Subsidiary expects to satisfy these requirements, as may be applicable to it, so as to avoid this additional 30% withholding. See “Other Reporting and Withholding Requirements” below for more discussion of these rules.

Each Subsidiary is (or will be) wholly owned by a Fund. A U.S. person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of a foreign corporation is a “U.S. Shareholder” for purposes of the CFC provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly, or constructively) more than 50% (measured by voting power or value) by U.S. Shareholders. Because each of Alternative Asset Opportunity Fund and Special Situations Fund is a U.S. person that owns (or will own) all of the stock of a Subsidiary, the applicable Fund is (or will be) a U.S. Shareholder and the Subsidiary is (or will be) a CFC. As a U.S. Shareholder, in general, for each taxable year, each Fund is (or will be) required to include in its gross income for U.S. federal income tax purposes all of its Subsidiary’s “subpart F income” (defined, in part, below), whether or not such income is actually distributed by a Subsidiary.

It is expected that all of each Subsidiary’s income will be subpart F income. Subpart F income generally includes interest, OID, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans, and net payments received with respect to equity swaps and similar derivatives. In particular, subpart F income also includes the excess of gains over losses from transactions (including futures, forward, and similar transactions) in any commodities. Subpart F income is generally treated as ordinary income, regardless of the character of the Subsidiary’s underlying income. A Fund’s recognition of a Subsidiary’s subpart F income (as ordinary income) will increase the Fund’s tax basis in the Subsidiary. Distributions by a Subsidiary to a Fund, including distributions to a Fund by its Subsidiary in redemption of the Fund’s interests in the Subsidiary, generally will be tax-free to the Fund to the extent of the Subsidiary’s previously taxed but undistributed subpart F income, and will correspondingly reduce the Fund’s tax basis in the Subsidiary (but not below zero), with any amount in excess of such basis generally taxable to the Fund as capital gain. Net losses incurred by a Subsidiary during a tax year do not flow through to a Fund and thus will not be available to offset income or capital gain generated from other investments. In addition, net losses incurred by a CFC during a tax year generally cannot be carried forward by the CFC to offset gains realized by it in subsequent taxable years.

In general, each U.S. Shareholder is required to file an IRS form providing information about its ownership of a CFC and about the CFC itself. In general, these filing requirements will apply to shareholders of a Fund if a shareholder is a U.S. person who owns directly, indirectly, or constructively (within the meaning of Sections 958(a) and (b) of the Code) 10% or more of the total combined voting power of all classes of voting stock of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned that stock on the last day of that year. Because the Subsidiaries are (or will be) CFCs, shareholders of Alternative Asset Opportunity Fund or Special Situations Fund may have these filing and reporting obligations in respect of their Fund’s investment in its Subsidiary. In addition, a U.S. investor in a Fund may in certain other circumstances be required to report on this form certain direct or indirect purchases or dispositions of shares in a CFC or other foreign corporation. Shareholders should consult their tax advisers regarding these filing requirements in light of their particular situation. See also “Certain U.S. Reporting Requirements” below for additional possible U.S. shareholder tax reporting requirements.

Changes or modifications in existing judicial decisions or in the current positions of the IRS and the passage of new legislation could substantially modify the tax treatment of a Subsidiary as outlined in this SAI, possibly on a retroactive basis. In particular, legislation has been proposed in Congress that could cause a Subsidiary to be subject to U.S. federal income tax on its income and gains. It is not currently clear whether or in what form this or any other proposed legislation will be enacted.

Certain Tax Considerations Relating to Certain Foreign Investments

Certain other foreign investments of a Fund, including investments in CFCs and PFICs, may cause a U.S. shareholder to recognize taxable income prior to the Fund’s receipt of distributable proceeds, pay an interest charge on receipts that are deemed to have been deferred, or recognize ordinary income that otherwise would have been treated as capital gain. A Fund, in the Manager’s sole discretion, may make a “mark-to-market” or “qualified electing fund” election with respect to PFICs, in which case a different set of rules may apply to such investments. There can be no assurance, however, that the Manager will be able to obtain the information necessary to make a mark-to-market or qualified electing fund election with respect to any PFIC in which the Fund directly or indirectly invests, in the event the Manager chooses to make either election. See “Certain U.S. Reporting Requirements” below for information regarding certain shareholder reporting requirements in respect of a Fund’s PFIC investments.

A Fund may make investments that subject the Fund and/or shareholders directly or indirectly to taxation and/or tax filing obligations in foreign jurisdictions, including any taxes on (i) capital gains the Fund realizes or dividends or interest it receives on those investments, (ii) transactions in those investments or (iii) the repatriation of proceeds generated from the sale of those investments. In particular, a Fund’s foreign investments may cause some of the income or gains of the Fund to be subject to withholding or other taxes of foreign jurisdictions, and could result in taxation on net income attributed to the jurisdiction if the Fund were considered to be conducting a trade or business in the applicable country through a permanent establishment or otherwise. Such foreign taxes and/or tax filing obligations may be reduced or eliminated by applicable income tax treaties, although shareholders should be aware that a Fund may not be entitled to claim reduced rates on withholding or other foreign taxes or may choose not to assert any such claim. The tax consequences to shareholders may depend in part on the direct and indirect activities and investments of a Fund. Accordingly, the Fund will be limited in its ability to avoid adverse foreign tax consequences resulting from the Fund’s underlying investments. Furthermore, some shareholders may not be eligible for certain or any treaty benefits. Subject to applicable legal, regulatory or practical limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by a Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct (subject to certain limitations) its share of such foreign taxes for U.S. federal income tax purposes. A Fund may be required to provide foreign tax authorities with certain information about its shareholders in order to secure treaty benefits in those jurisdictions.

For information on possible Australian tax consequences of an investment in Alternative Asset Opportunity Fund, see “Description of Principal Risks – Non-U.S. Investment Risk” in the Private Placement Memorandum.

Certain U.S. Reporting Requirements

A shareholder may be subject to certain reporting requirements that require it to file information returns with the IRS with respect to certain direct or indirect transfers of cash or property by a Fund to a foreign partnership. In addition, in certain cases, a U.S. shareholder who owns or acquires, directly or indirectly through a Fund, a 10% or greater interest in a foreign partnership must report its interest in the foreign partnership and/or certain acquisitions, dispositions, or proportional changes in its interest in the foreign partnership.

A shareholder that is a U.S. person also may be required to report transfers of cash by a Fund to a foreign corporation if such shareholder holds, through the Fund as well as directly or by attribution, 10% or more of the voting power or value of the foreign corporation, or the shareholder and persons related to the shareholder have transferred, directly or indirectly, cash in excess of $100,000 to the foreign corporation within a 12-month period. Under current regulations, this reporting must be made by a Fund’s U.S. shareholders and may not be satisfied by the Fund. In addition, a shareholder that acquires, directly or indirectly through a Fund, 10% by vote or value of the stock of a foreign corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the foreign corporation. Certain other non-cash transfers by a Fund to foreign corporations also may trigger reporting requirements for shareholders. See also “Tax Implications of Investment in a Subsidiary” above for additional possible U.S. shareholder tax reporting requirements related to direct and indirect investments in foreign corporations.

Shareholders that are U.S. persons currently may also be subject to reporting and filing requirements with respect to a Fund’s direct or indirect investment in a PFIC, regardless of the size of the shareholder’s investment. Specifically, a U.S. person that is a direct or indirect investor in a PFIC is generally required to report certain direct or indirect distributions from or dispositions of interests in the PFIC, as well as elections made in respect of the PFIC, on an IRS Form 8621. U.S. tax-exempt investors are generally exempt from these current reporting requirements. Further, the HIRE Act, enacted in March 2010, requires each U.S. person who is a shareholder of a PFIC to file an annual information return with the IRS (regardless of whether the shareholder has received a distribution from, disposed of an interest in, or made an election in respect of a PFIC). The HIRE Act PFIC reporting requirements apply to taxable years beginning on or after March 18, 2010. The HIRE Act does not exempt U.S. tax-exempt investors from these reporting requirements. Pursuant to Notice 2011-55, issued in June 2011, the IRS has suspended the HIRE Act PFIC reporting requirements for shareholders that are U.S. persons that are not otherwise required to file the current version of the Form 8621 under the pre-existing PFIC reporting requirements described above, until the IRS issues regulations and a revised Form 8621 that reflect the HIRE Act PFIC reporting requirements. Shareholders that are U.S. persons with current Form 8621 reporting obligations must continue to file the current Form 8621 to report their direct or indirect PFIC interests. Following the release of the revised Form 8621, U.S. persons for which the filing of Form 8621 has been suspended for a taxable year or years under this Notice will be required to attach revised a Form 8621 for the suspended taxable year or years to their next income tax or information return required to be filed with the IRS.

None of the Funds have committed to provide information (other than any information that the Fund is required to provide by U.S. law) about Fund investments that may be needed to complete any reporting requirements. The above discussion of U.S. reporting requirements is primarily directed at U.S. persons. Shareholders are urged to consult their own tax advisors with respect to these reporting requirements.

Effect of Ownership of Tax-Exempt Obligations on Interest Deductions

Section 265(a)(2) of the Code disallows any deductions for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax-exempt obligations (e.g., certain municipal obligations). The IRS stated, in Revenue Procedure 72-18, 1972-1 C.B. 740, that indebtedness incurred to finance a portfolio investment when the taxpayer’s portfolio also includes tax-exempt assets, either directly or indirectly, will be deemed, in part, to be for the purpose of purchasing or carrying such tax-exempt obligation. Thus, if a shareholder holds tax-exempt obligations, either directly or indirectly through a Fund, the IRS might take the position that any interest paid, directly or indirectly, by the shareholder on indebtedness incurred to enable it to purchase investments should be viewed as incurred to enable the shareholder to continue carrying tax-exempt obligations. As a result, the IRS might argue that the shareholder should not be allowed to deduct the full amount of interest incurred. In addition, pursuant to Revenue Procedure 72-18, each shareholder will be treated as incurring its share of any indebtedness incurred by a Fund. Therefore, a shareholder owning tax-exempt obligations could be denied a deduction for its share of any interest expense incurred by a Fund to purchase securities or other portfolio investments. Other deductions relating to tax-exempt income also may be prohibited by Section 265(a).

U.S. Tax-Exempt Shareholders

Under current U.S. federal income tax law, U.S. tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they earn UBTI. A Fund may generate income or gain that is UBTI in the hands of U.S. tax-exempt shareholders. For instance, to the extent that a shareholder has borrowed to finance an interest in a Fund or a Fund holds property that constitutes debt-financed property (e.g., securities purchased on margin) or property primarily for sale to customers (“dealer” property), income or gain attributable to such property allocated to a shareholder that is an exempt organization may constitute UBTI (but only as to that portion of property that is treated as debt-financed or dealer property). Certain of a Fund’s other investments or activities may also generate UBTI (e.g., investments in operating pass-through entities or as a result of holding operating assets due to foreclosures). Furthermore, the IRS may take the position that certain of a Fund’s investments in derivative instruments should be reclassified in a manner that gives rise to UBTI. In addition, reverse repurchase agreements may, under certain conditions, be characterized as secured loans, the proceeds of which could be used to acquire assets that would, therefore, give rise to debt-financed UBTI. Investments in so-called pension-held REITs also may result in the generation of UBTI. If a Fund generates UBTI, a U.S. tax-exempt shareholder of the Fund generally would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. The characterization of certain income or gain of a Fund as UBTI may depend in part on the nature of the underlying investments made by entities treated as partnerships for U.S. federal income tax purposes in which the Fund may invest.

Moreover, a charitable remainder trust, as defined in Section 664 of the Code, that realizes UBTI during a taxable year must pay an excise tax annually of an amount equal to 100% of such UBTI.

U.S. tax-exempt shareholders should consult their own tax advisors concerning the possible effects of UBTI on their own tax situations as well as the general tax implications of an investment in a Fund.

Termination of a Fund

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in a Fund’s capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination were to occur, the Fund would be deemed to contribute all of its assets and liabilities to a new partnership, and, immediately thereafter, the Fund would be deemed to distribute interests in the new partnership to the purchasing shareholder and the continuing shareholders in proportion to their respective interests in the Fund in liquidation of the Fund. Such a termination could result in the acceleration of Fund income or gain for that year to shareholders whose taxable years differ from that of the Fund (and to other shareholders in certain cases) and could generate adverse tax consequences to some or all shareholders. Shareholders should refer to the above section titled “Distributions and Adjusted Basis” for a discussion of the treatment of distributions from the Fund.

Backup Withholding

Under the backup withholding rules, a Fund (or in the case of shares held through an intermediary, the intermediary) generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund (or the intermediary) with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify that he or she is a U.S. person and is not subject to such withholding. The backup withholding tax rate is 28%. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner’s U.S. federal income tax return, provided the appropriate information is furnished to the IRS.

In order to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, for example, furnishing an IRS Form W-8BEN). Foreign investors in a Fund should consult their tax advisors and, if holding shares through intermediaries, their intermediaries, in this regard.

U.S. Tax Shelter Rules

A Fund may engage in transactions or make investments that would subject the Fund, its shareholders, and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of “reportable transactions,” which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. Although each Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that a Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, a shareholder may have disclosure obligations with respect to its shares in a Fund if the shareholder (or the Fund in certain cases) participates in a reportable transaction.

Shareholders should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Fund and participation in a Fund’s income, gain, loss, deduction, or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, a Fund may provide to its material advisors identifying information about the Fund’s shareholders and their participation in the Fund and the Fund’s income, gain, loss, deduction, or credit from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties may apply for failure to comply with these rules.

Under U.S. federal tax law, if a Fund (or, in certain cases, any fund in which a Fund directly or indirectly invests) engages in certain tax shelter transactions, a U.S. tax-exempt shareholder could be subject to an excise tax equal to the highest corporate tax rate times the greater of (i) the shareholder’s net income from the transactions or (ii) 75% of the proceeds attributable to the shareholder from the transactions. If such a U.S. tax-exempt shareholder knew or had reason to know that a transaction was a prohibited tax shelter transaction, a substantially higher excise tax could be applicable. In addition, such U.S. tax-exempt shareholders could be subject to certain disclosure requirements, and penalties could apply if such U.S. tax-exempt shareholders do not comply with such disclosure requirements. There can be no assurance that the Funds (or any fund in which a Fund directly or indirectly invests) will not engage or be deemed to engage in prohibited tax shelter transactions. The excise tax does not apply to U.S. tax-exempt investors that are pension plans, although certain penalties applicable to “entity managers” (as defined in Section 4965(d) of the Code) might still apply. U.S. tax-exempt shareholders should consult their own tax advisors regarding these provisions.

In certain circumstances, a Fund and/or a Fund’s tax advisor may make special disclosures to the IRS or state tax authorities of certain positions taken by the Fund.

Shareholder Reporting Obligations with Respect to Foreign Bank and Financial Accounts

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of a Fund could be required to report annually their “financial interest” in the Fund’s “foreign financial accounts” (if any) on Treasury Department Form TD F 90-22.1, Report of Foreign Bank and Financial Accounts (FBAR) to report a shareholder’s “financial interest” in the Fund’s “foreign financial accounts” (if any).

Shareholders should consult their intermediaries through which a Fund investment is made (if applicable), as well as their tax advisors to determine the applicability of this reporting requirement in light of their individual circumstances.

Other Reporting and Withholding Requirements

FATCA generally requires a Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA as described more fully below. If a shareholder fails to provide this information or otherwise fails to comply with FATCA, a Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder, depending on the type of payment (or deemed payment) and shareholder account, beginning as early as January 1, 2014, on certain U.S.-source payments (“withholdable payments”). Specifically, withholdable payments subject to this 30% withholding tax generally include payments (or deemed payments) of certain U.S-source income (including, among other types of income, payments of dividends or interest and certain payments with respect to derivative instruments that are determined to be “dividend equivalent payments”) and payments of gross proceeds from the sale or other disposal or property that can produce U.S.-source dividends or interest. If a withholdable payment is subject to FATCA withholding, the Fund is required to withhold even if such payment (or deemed payment) would otherwise be exempt from withholding.

FATCA withholding on withholdable payments with respect to a shareholder generally will not apply, provided the shareholder provides a Fund with such certifications, waivers or other information as the Fund requires, including, to the extent required, with regard to such shareholder’s direct and indirect owners, to establish the shareholder’s FATCA status and otherwise to comply with these rules. The failure of a shareholder to provide such information to the Fund or otherwise comply with FATCA may result in other adverse consequences to the shareholder, in addition to the 30% withholding. In order to avoid withholding or certain other adverse consequences, a shareholder that is a “foreign financial institution” (“FFI”) must either (i) become a “participating FFI” by entering into a valid U.S. tax compliance agreement with the IRS, (ii) qualify for an exception from the requirement to enter into such an agreement, for example by becoming a “deemed compliant FFI,” or (iii) be covered by an applicable intergovernmental agreement between the United States and a non-U.S. government to implement FATCA. In any of these cases, the investing FFI generally will be required to provide a Fund with appropriate identifiers, certifications or other documentation concerning its status.

Although the application of these withholding rules to a sale or other disposal of an interest in a partnership is unclear and subject to future guidance, it is possible that either (i) the Fund shares themselves, as interests in a U.S. partnership, are treated as an asset that can produce U.S.-source income, in which case the entire gross proceeds of the redemption or other disposal of Fund shares would be subject to tax under the FATCA withholding rules, or (ii) disposal of Fund shares is treated as an indirect disposal of a shareholder’s interest in any portfolio assets that themselves can produce U.S.-source interest, dividends or certain other income, in which case the gross proceeds attributable to such assets would be subject to tax under the FATCA withholding rules, in each case unless the selling shareholder provides appropriate information as described above.

A Fund may disclose the information, certifications or other documentation that it receives from (or concerning) its shareholders to the IRS, non-U.S. taxing authorities, or other parties as necessary to comply with FATCA, related intergovernmental agreements or other applicable law or regulation.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation. Persons investing in a Fund through an intermediary should contact their intermediary regarding the application of this reporting and withholding regime to their investments in the Fund. In addition, see “Certain Tax Considerations for Foreign Investors” below for information regarding other withholding rules potentially applicable to foreign shareholders in a Fund.

The Funds and their shareholders may be subject to certain other tax reporting requirements as a result of the investment strategies and activities of the Funds. Certain U.S. federal, state, local or foreign tax reporting requirements may require a Fund to provide certain information about its shareholders or tax positions that the Fund has taken, which positions may be determined to be contrary to Treasury Regulations, to the IRS or other similar authorities responsible for tax matters in other jurisdictions (e.g., foreign countries). A Fund may require additional information from shareholders related to these and other reporting requirements.

Tax Elections

A Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction, and credit being treated differently for tax and accounting purposes.

Elective and Mandatory Basis Adjustment of Partnership Property

Under Section 754 of the Code, each Fund generally may elect to adjust the basis of its assets in the event of certain distributions to a shareholder, or a transfer of Fund shares from a shareholder to a new or existing shareholder. Such an election, if made, could either increase or decrease the future tax liability of the remaining shareholders or the transferee, respectively, because the election would increase or decrease the basis of the Fund’s assets for purposes of computing the shareholders’ or transferee’s distributive share of Fund income, gains, losses, and deductions.

Very generally, a Fund also must make these basis adjustments as though the Fund had made the Section 754 elections described above in the case of (i) a transfer of Fund shares, if the Fund’s assets have a built-in loss of more than $250,000 immediately following the transfer; or (ii) a distribution of Fund property, if the sum of (x) the excess of (I) the basis of such property in the hands of the distributee shareholder immediately after the distribution, over (II) the adjusted basis of such property to the partnership immediately before the distribution, and (y) any loss recognized by the distributee shareholder with respect to the distribution, exceeds $250,000. To determine whether the mandatory basis adjustment rules will be triggered upon a shareholder’s transfer or withdrawal from a Fund, the Fund may request that the shareholder provide certain information, including information regarding the shareholder’s tax basis in its interest in the Fund. Some or all of shareholders’ distributive shares of Fund income, gains, losses, and deductions may be adjusted in accordance with these rules.

Certain Tax Considerations for RIC Shareholders

Special tax considerations apply to shareholders of a Fund that intend to qualify for the special tax treatment accorded RICs (each, a “RIC Shareholder”) under Subchapter M of the Code. In order to qualify for the special tax treatment accorded RICs and their shareholders, a RIC Shareholder must, among other things:

(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of a Fund’s taxable year, (i) at least 50% of the market value of the RIC Shareholder’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the RIC Shareholder’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the RIC Shareholder’s total assets is invested in the securities (other than those of the U.S. government or RICs) of any one issuer or of two or more issuers which the RIC Shareholder controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid – generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted to elect and so elects), plus any retained amount from the prior year, the RIC Shareholder would be subject to a nondeductible 4% excise tax on the undistributed amounts (the “Excise Tax”).

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized directly by the RIC Shareholder in the same manner as realized by the Fund. However, 100% of the net income derived by the Fund from an interest in a qualified publicly traded partnership

(defined generally as a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Section 7704(d) of the Code, and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) that is allocable to a RIC Shareholder will be treated as qualifying income for purposes of the RIC Shareholder’s 90% gross income requirement.

Income a Fund derives from certain of its direct investments, or indirect investments (made through certain types of pass-through vehicles that are, for instance, partnerships or grantor trusts for U.S. federal income tax purposes), in derivatives related to commodities and commodities indexes generally will not be considered qualifying income for the purposes of the 90% gross income requirement. This may limit the extent to which a Fund invests in such contracts.

Further, some Funds may make extensive use of various types of derivative financial instruments. The tax rules applicable to derivative financial instruments are in some cases uncertain under current law, including under Subchapter M of the Code. Accordingly, while the Funds intend to account for such transactions in a manner they deem to be appropriate, an adverse determination concerning a Fund’s or a RIC Shareholder’s treatment of such transactions or future guidance by the IRS with respect to one or more of these rules (which determination or guidance could be retroactive) could adversely affect a RIC Shareholder’s ability to meet one or more of the relevant requirements to maintain its qualification as a RIC, as well as to avoid a fund-level tax.

A RIC Shareholder will be required to include its distributive share, whether or not actually distributed by a Fund, of the Fund’s income, gains, losses, and other tax items for any Fund taxable year ending within the RIC Shareholder’s taxable year. In general, a RIC Shareholder will not recognize its distributive share of these tax items until the close of the Fund’s taxable year. However, absent the availability of an exception, a RIC Shareholder will recognize its distributive shares of these items as they are recognized by the Fund for purposes of determining its liability for the Excise Tax. If a Fund and a RIC Shareholder have different taxable years, the RIC Shareholder may be obligated to make distributions in excess of the net income and gains recognized from the Fund and yet be unable to avoid the Excise Tax because it is without sufficient earnings and profits at the end of its taxable year. In some cases, however, the RIC Shareholder can take advantage of certain safe harbors that would allow it to include in its income its distributive share of a Fund’s income, gains, losses, and certain other items at the close of the Fund’s taxable year for both Excise Tax purposes and general Subchapter M purposes, thus avoiding the potential complications arising from different taxable years.

With respect to shareholders in the Alternative Asset Opportunity Fund and the Special Situations Fund only, RIC Shareholders should generally be entitled to treat the portion of income recognized by the Fund as a result of its investment in a Subsidiary as qualifying income for purposes of the 90% qualifying income requirement, regardless of its underlying source (e.g., commodities-related derivatives held by the Fund). There is a risk, however, that the IRS could prevail, under one or more legal arguments, in asserting that some or all of the income derived from a Fund’s investment in a Subsidiary should not be treated as qualifying income in the hands of a RIC Shareholder, which might adversely affect a RIC Shareholder’s ability to qualify as a RIC in a particular year.

Certain Tax Considerations for Foreign Investors

The U.S. federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate, or foreign trust (“foreign investor”) investing as a shareholder in a Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. This discussion does not address the tax considerations that may be relevant to foreign investors who are subject to U.S. federal income tax independent of their direct or indirect investment in a Fund. Each foreign investor is urged to consult with its own tax advisors regarding the U.S. federal, state, local, and foreign tax treatment of its investment in a Fund.

In general, the U.S. federal income tax treatment of a foreign investor depends upon whether a Fund is deemed to be engaged in a U.S. trade or business. There can be no assurance that the activities of a Fund will not cause the Fund to be deemed engaged in a U.S. trade or business and an investment in the Fund could cause a foreign investor to recognize income that is or is treated as ECI, as defined above. If a Fund were treated as engaged in a U.S. trade or business, foreign investors would be subject to U.S. federal income tax (generally, in the first instance, collected by means of withholding) on a net basis on ECI (including, for certain corporate foreign investors, potentially an additional 30% “branch profits” tax) and to U.S. tax return filing obligations. A foreign investor’s ability to pay such tax on a net, rather than gross, basis would generally depend on whether the foreign investor properly files a U.S. tax return for the relevant year.

A Fund could be deemed to be engaged in a U.S. trade or business as a result of certain investments or activities. This could occur if it were determined to be a “dealer” or engaged in certain business activities such as lending or other financing transactions, to the extent such activities were not considered passive investing (or trading in stocks or securities). In this regard, rules distinguishing dealer activity and lending and other financing activities from passive investing (or trading in stocks or securities) are not clear under current law. In addition, repurchase agreements have generally been treated by the IRS as secured loans. Furthermore, writing protection pursuant to credit default swaps may be viewed as engaging in an insurance or similar business (although, if finalized, recently proposed Treasury Regulations would treat certain credit default swaps entered into on or after the date the regulations are finalized as notional principal contracts). Such a trade or business could also be deemed to exist as a result of certain services, if any, provided in the course of debt restructurings. Furthermore, a Fund may realize ECI from holding operating assets or USRPIs as a result of foreclosures or other investments or investments in U.S. REITs (as discussed below). Under proposed Treasury Regulations the term “engaged in a trade or business in the United States” does not include effecting transactions in derivatives (including hedging transactions for the taxpayer’s own account) but the exception does not apply to any non-U.S. person who is a dealer in stocks, securities, commodities, or derivatives. For this purpose “derivative” includes: (1) any interest rate, currency, equity, or commodity “notional principal contract;” and (2) any evidence of an interest, or a derivative financial instrument (including an option, forward contract, short position, and any similar interest), in any commodity, currency, share of stock, publicly traded or widely held partnership, evidence of indebtedness, or notional principal contract. The term “currency” is limited to those currencies that are “of a kind customarily dealt in on an organized commodity exchange.” Also, generally, for this purpose, commodities are limited to those “of a kind customarily dealt in on an organized commodity exchange” and to a commodity transaction that is “of a kind customarily consummated at such place.” There can be no assurance that the IRS will not contend successfully that a Fund has been engaged (directly or indirectly) in a U.S. trade or business with respect to any taxable year.

A Fund may invest in equity interests in partnerships and other pass-through entities, and if any such entity (directly or indirectly through pass-through entities) is engaged in a U.S. trade or business (or is deemed to so engage), such trade or business will be attributed to the Fund and to its shareholders and may result in foreign investors recognizing ECI (which, in the case of corporate foreign investors, may be subject to the branch profits tax). Furthermore, a Fund (and, therefore, its shareholders) may be attributed certain tax statuses of such pass-through entities, such as “dealer” status, in which case foreign investors may be required to treat income as ECI.

Gain on the sale or other disposition of USRPIs will be treated as ECI and will generally subject foreign investors to withholding tax at rates of 10% of the proceeds, or, in limited circumstances, 35% of the gain resulting from such sale or other disposition. For example, if (i) the Fund were to acquire an interest (including stock or certain convertible debt) in a corporation, (ii) such corporation were a USRPHC at any time within the shorter of the five-year period preceding the disposition of such interest or the time the Fund held such an interest, and (iii) either (A) such corporation was not publicly traded (within the meaning of the tax rules) or (B) the Fund (at any time during the period described in (ii) above) owned (actually or constructively) either a regularly traded interest (other than an interest solely as a creditor) in such corporation which was more than 5% (by value) of such regularly traded class of stock, or any other interest (other than an interest solely as a creditor) if such interest was more than 5% (by value) of the regularly traded class with the lowest value or of the regularly traded class into which such interest was convertible, then gain on the sale of such stock (or such convertible interest) would be treated as ECI and, therefore, would potentially be subject to regular U.S. federal income tax. As noted above, gain from the sale of a USRPI (other than interests in USRPHCs) would subject a corporate foreign investor to the branch profits tax.

A Fund may invest in U.S. REITs that, in turn, invest in U.S. or foreign real estate or mortgage interests. Dividends from a U.S. REIT which are not attributable to gains from the sale of USRPIs may be subject to U.S. federal withholding tax at a 30% rate. Dividends attributable to gains from the sale of USRPIs generally would be subject to a 35% withholding tax. Distributions from a U.S. REIT may also be subject to a 30% branch profits tax in the hands of a corporate foreign investor. Liquidating distributions may result in the imposition of similar taxes. In general, gains on sale of stock in a REIT that is “domestically controlled” (as that term is defined in the Code) or certain positions in publicly traded REITs would not be subject to U.S. federal income tax.

Even if a Fund is not engaged in a U.S. trade or business, if the Fund receives certain types of investment income, such as dividends (including certain payments with respect to derivative instruments that are determined to be “dividend equivalent” payments) or interest other than portfolio interest from U.S. sources, to the extent such income is allocated to a foreign investor, the Fund may be required to withhold at a rate of 30% (or lower applicable treaty rate). In order to obtain a lower applicable treaty rate, a shareholder must provide the Fund with a properly executed withholding certificate, generally on Form W-8BEN. A Fund may withhold and pay any taxes with respect to any foreign investor, including any withholding taxes under FATCA. In order to obtain the cash to pay any such tax, the Fund may, among other things, withhold the amount of such tax from any distribution otherwise payable to such foreign investor or require the foreign investor to reimburse the Fund for the amount of such tax.

Considerations Regarding Foreign Jurisdictions

Shareholders may become liable for foreign tax and/or filing obligations in connection with the activities or investments of a Fund outside the United States or in connection with income and gain recognized by a Fund from foreign sources, whether or not shareholders receive any distributions with respect to such investments. In addition, some of a Fund’s income from foreign sources may be subject to tax in the applicable jurisdiction(s). Any such taxes paid by or withheld from a Fund will reduce the value of the relevant shareholders’ capital accounts. Shareholders may in some circumstances be able to claim relief under a double taxation treaty between their country of residence and the applicable country of the foreign-source investment. Shareholders subject to tax in jurisdictions outside the United States should consult their own tax advisors regarding the tax consequences of an investment in a Fund. All prospective shareholders should consult their own tax advisors regarding the foreign tax implications of an investment in a Fund.

For information on possible Australian tax consequences of an investment in Alternative Asset Opportunity Fund, see “Description of Principal Risks – Non-U.S. Investment Risk” in the Private Placement Memorandum.

No Tax Benefits Expected

Because it is not expected that an investment in a Fund will reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions, or credits, prospective shareholders should not invest in a Fund with the expectation of receiving any such tax benefits.

U.S. State and Local and Foreign Taxes and Taxes Other Than Income Taxes

The foregoing discussion does not address the U.S. state or local or foreign tax consequences, or the consequences of taxes (including U.S. taxes) other than income taxes, of an investment in a Fund. It is possible that a Fund’s activities might generate tax return filing, reporting, or tax payment obligations in Massachusetts or other U.S. state or local or foreign jurisdictions. Prospective shareholders should consult their own tax advisors regarding U.S. state and local and foreign tax matters, as well as taxes other than income taxes.

TAXES: IMPLEMENTATION FUND

As described in the Funds’ Private Placement Memorandum, it is currently expected that Implementation Fund’s sole shareholder will be GMO Benchmark-Free Allocation Fund, another series of the Trust (“BFAF”). BFAF intends to qualify each year as a RIC under Subchapter M of the Code. For U.S. federal income tax purposes, Implementation Fund is disregarded as an entity separate from BFAF. As a result, (i) BFAF is treated as owning Implementation Fund’s assets directly, (ii) any income, gain, loss, deduction or other tax items arising in respect of Implementation Fund’s assets will be treated as if they are realized or incurred, as applicable, directly by BFAF, and (iii) any distributions BFAF receives from Implementation Fund will have no effect on BFAF’s U.S. federal income tax liability or its distribution requirements for RIC treatment under the Code.

The tax consequences to BFAF from its investment in Implementation Fund are described in BFAF’s prospectus and statement of additional information.

Summary; Laws Subject to Change

The foregoing discussion relates only to the U.S. federal income tax consequences of investing in a Fund for shareholders who are U.S. citizens, residents, or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions, broker-dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the U.S. federal income tax laws. This summary is based on the Code, the regulations thereunder, published rulings, and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their own tax advisors about the precise tax consequences of an investment in a Fund in light of their particular tax situation, including possible foreign, state, local, or other applicable tax laws.

MANAGEMENT OF THE TRUST

The following tables present information as of June 30, 2013 regarding each current Trustee and officer of the Trust. Each Trustee’s and officer’s date of birth (“DOB”) is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust’s governing documents. Each of the Trustees of the Trust, other than Mr. Kittredge, is not an “interested person” of the Trust, as such term is used in the 1940 Act (each, an “Independent Trustee”). Because the Funds do not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[1] Overseen	Other Directorships Held in the Past Five Years
INDEPENDENT TRUSTEES

Donald W. Glazer, Esq. DOB: 07/26/1944	Chairman of the Board of Trustees	Chairman of the Board of Trustees since March 2005; Lead Independent Trustee (September 2004-March 2005); Trustee since December 2000.	Consultant – Law and Business[2]; Author of Legal Treatises; Director, BeiGene Ltd.	54	None.

Peter Tufano DOB: 04/22/1957	Trustee	Since December 2008.	Peter Moores Dean and Professor of Finance, University of Oxford Saïd Business School (as of July 1, 2011); Sylvan C. Coleman Professor of Financial Management, Harvard Business School (1989-2011).	54	Trustee of State Street Navigator Securities Lending Trust (2 Portfolios).

Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex[1] Overseen	Other Directorships Held in the Past Five Years
Paul Braverman DOB: 01/25/1949	Trustee	Since March 2010.	Director of Courier Corporation (a book publisher and manufacturer) (January 2008-present); Chief Financial Officer, Wellington Management Company, LLP (an investment adviser) (March 1986-December 2007).	54	Director of Courier Corporation (a book publisher and manufacturer).

INTERESTED TRUSTEE AND OFFICER

Joseph B. Kittredge, Jr.[3] DOB: 08/22/1954	Trustee; President and Chief Executive Officer of the Trust	Trustee since March 2010; President and Chief Executive Officer of the Trust since March 2009.	Trustee, President and Chief Executive Officer (May 2011-present), GMO Series Trust; General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (October 2005-present); Partner, Ropes & Gray, LLP (1988-2005).	72	None.

[1]	The Fund Complex includes series of each of GMO Trust and GMO Series Trust. Mr. Kittredge also serves as a Trustee of GMO Series Trust.
[2]

As part of Mr. Glazer’s work as a consultant, he provides part-time consulting services to Goodwin Procter LLP (“Goodwin”). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2011 and December 31, 2012, these entities paid $230,579 and $71,843.01, respectively, in legal fees and disbursements to Goodwin. In correspondence with the Staff of the SEC beginning in August 2006, the Independent Trustees’ legal counsel provided the Staff with information regarding Mr. Glazer’s relationship with Goodwin and his other business activities. On September 11, 2007, based on information that had been given to the Staff as of that date, the Staff provided oral no-action assurance consistent with the opinion of the Independent Trustees’ legal counsel that Mr. Glazer is not an “interested person” of the Trust.

[3]

Mr. Kittredge is an “interested person” of the Trust, as such term is used in the 1940 Act (an “Interested Trustee”), by virtue of his positions with the Trust and GMO indicated in the table above and his interest as a member of GMO.

Information About Each Trustee’s Experience, Qualifications, Attributes, or Skills for Board Membership. As described in additional detail below under “Committees,” the Governance Committee, which is comprised solely of Independent Trustees, has responsibility for recommending to the Board of Trustees the nomination of candidates for election as Trustees, including identifying, and evaluating the skill sets and qualifications of, potential candidates. In recommending the election of the current board members as Trustees, the Governance Committee generally considered the educational, business and professional experience of each Trustee in determining his or her qualifications to serve as a Trustee of the Funds. The Governance Committee focuses on the complementary skills and experience of the Trustees as a group, as well as on those of any particular Trustee. With respect to Messrs. Glazer, Tufano and Braverman, the Governance Committee noted that these Trustees all had considerable experience in overseeing investment management activities and/or related operations and in serving on the boards of other companies. In addition, the Committee also considered, among other factors, the particular attributes described below with respect to the various individual Trustees:

Donald W. Glazer – Mr. Glazer’s experience serving as Chairman of the Board of Trustees and as a director of other companies, his professional training and his experience as a business lawyer, including as a partner at a leading law firm, and his business experience.

Peter Tufano – Mr. Tufano’s experience serving as Trustee of the Funds and as a director of other companies, and his professional training and his experience in business and finance, including as a professor of financial management at a leading business school.

Paul Braverman – Mr. Braverman’s experience as a director, his professional training and his experience as a certified public accountant and lawyer and his experience in the management of a leading investment management firm.

Joseph B. Kittredge, Jr. – Mr. Kittredge’s experience serving as President of the Trust and GMO Series Trust and General Counsel and a Member of GMO, his professional training and his experience as a lawyer representing mutual funds and investment management firms, including as a partner at a leading law firm, and his perspective on Board matters as a senior executive of GMO.

Information relating to the experience, qualifications, attributes and skills of the Trustees is required by the registration form adopted by the SEC, does not constitute holding out the Board or any Trustee as having any special expertise or experience, and does not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

Officers

Name and Date of Birth	Position(s) Held with the Trust	Length of Time Served	Principal Occupation(s) During Past 5 Years[1]
Joseph B. Kittredge, Jr. DOB: 08/22/1954	Trustee; President and Chief Executive Officer of the Trust	Trustee since March 2010; President and Chief Executive Officer of the Trust since March 2009.	General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (October 2005-present); Partner, Ropes & Gray LLP (1988-2005).

Sheppard N. Burnett DOB: 10/24/1968	Treasurer and Chief Financial Officer	Chief Financial Officer since March 2007; Treasurer since November 2006; Assistant Treasurer, September 2004-November 2006.	Head of Fund Treasury and Tax (December 2006-present), Fund Treasury and Tax Staff (June 2004-November 2006), Grantham, Mayo, Van Otterloo & Co. LLC.

John L. Nasrah DOB: 05/27/1977	Assistant Treasurer	Since March 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004-present).

Mahmoodur Rahman DOB: 11/30/1967	Assistant Treasurer	Since September 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (April 2007-present); Vice President and Senior Tax Manager, Massachusetts Financial Services Company (January 2000-April 2007).

John McGinty DOB: 08/11/1962	Chief Compliance Officer	Since March 2011.	Chief Compliance Officer, Grantham, Mayo, Van Otterloo & Co. LLC (July 2009-present); Senior Vice President and Deputy General Counsel (January 2007-July 2009), Fidelity Investments.

Jason B. Harrison DOB: 01/29/1977	Chief Legal Officer, Vice President-Law and Clerk	Chief Legal Officer since October 2010; Vice President-Law since October 2010; Vice President since November 2006; Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (February 2006-present).

Gregory L. Pottle DOB: 07/09/1971	Vice President and Assistant Clerk	Since November 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (March 2000-present).

Anne K. Trinque DOB: 04/15/1978	Vice President and Assistant Clerk	Since September 2007.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (January 2007-present).

Heather S. Mahoney DOB: 6/10/1974	Vice President and Assistant Clerk	Since March 2011.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (July 2004-present).

Cheryl Wakeham DOB: 10/29/1958	Vice President and Anti-Money Laundering Officer	Since December 2004.	Manager, Client Service Administration, Grantham, Mayo, Van Otterloo & Co. LLC (June 1993-present).

[1]

Each of Messrs. Burnett, Kittredge, and Pottle and Mses. Trinque and Mahoney serves as an officer and/or director of certain pooled investment vehicles of which GMO or an affiliate of GMO serves as the investment adviser. Each officer listed in the table above also serves as an officer of GMO Series Trust.

Trustees’ Responsibilities. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

Board Leadership Structure and Risk Oversight. The Board of Trustees is responsible for the general oversight of the Funds’ affairs and for assuring that each Fund is managed in the best interests of its shareholders. The Board regularly reviews each Fund’s investment performance as well as the quality of services provided to the Fund and its shareholders by GMO and its affiliates, including shareholder servicing. At least annually, the Board reviews and evaluates the fees and operating expenses paid by each Fund for these services and negotiates changes that it deems appropriate. In carrying out these responsibilities, the Board is assisted by the Funds’ auditors, independent counsel to the Independent Trustees and other persons as appropriate, who are selected by and responsible to the Board. In addition, the Funds’ Chief Compliance Officer reports directly to the Board.

Currently, all but one of the Trustees are Independent Trustees. The Independent Trustees must vote separately to approve all financial arrangements and other agreements with the Funds’ investment adviser, GMO, and other affiliated parties. The role of the Independent Trustees has been characterized as that of a “watchdog” charged with oversight of protecting shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. The Independent Trustees meet regularly as a group in executive session without representatives of GMO present. An Independent Board Member currently serves as Chairman of the Board of Trustees.

Taking into account the number, diversity and complexity of the Funds overseen by the Board of Trustees and the aggregate amount of assets under management in the Funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to committees of the Board. These committees, which are described in more detail below, review and evaluate matters specified in their charters and make recommendations to the Board as they deem appropriate. Each committee may utilize the resources of the Funds’ counsel and auditors as well as other persons. The committees meet from time to time, either in conjunction with regular meetings of the Board or otherwise. The membership and chair of each committee are appointed by the Board upon recommendation of the Governance Committee. The membership and chair of each committee other than the Risk Oversight Committee consists exclusively of Independent Trustees.

The Board of Trustees has determined that this committee structure also allows the Board to focus more effectively on the oversight of risk as part of its broader oversight of each Fund’s affairs. While risk management is primarily the responsibility of the Fund’s investment adviser, GMO, the Board regularly receives reports, including reports from GMO and the Funds’ Chief Compliance Officer, regarding investment risks, compliance risks, and certain other risks applicable to the Funds. The Board’s committee structure allows separate committees, such as the Audit Committee, Pricing Committee, and Governance Committee, which are discussed in more detail below under “Committees,” to focus on different aspects of these risks within the scope of the committee’s authority and their potential impact on some or all of the Funds, and to discuss with the GMO the ways in which GMO monitors and controls such risks. The Board has also established a separate Risk Oversight Committee to oversee the management of risks applicable to the Funds, to the extent such risks are not overseen by a separate standing committee of the Board or by the Board itself.

The Board recognizes that not all risks that may affect the Funds can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve a Fund’s goals, that reports received by the Trustees with respect to risk management matters are typically summaries of the relevant information, and that the processes, procedures and controls employed to address risks may be limited in their effectiveness. As a result of the foregoing and other factors, risk management oversight by the Board and by the Committees is subject to substantial limitations.

Committees

The Board of Trustees has the authority to establish committees, which may exercise the power and authority of the Trustees to the extent the Board determines. The committees assist the Board of Trustees in performing its functions and duties under the 1940 Act and Massachusetts law.

The Board of Trustees currently has established four standing committees: the Audit Committee, the Pricing Committee, the Risk Oversight Committee, and the Governance Committee. During the fiscal year ended February 28, 2013, the Audit Committee held 3 meetings; the Pricing Committee held 4 meetings; the Governance Committee held 3 meetings; and the Risk Oversight Committee held 5 meetings.

Audit Committee. The Audit Committee (i) oversees the Trust’s accounting and financial reporting policies and practices and internal controls over financial reporting; (ii) oversees the quality and objectivity of the Trust’s financial statements and the independent audit of those statements; (iii) appoints, determines the independence and compensation of, and oversees the work performed by the Trust’s independent auditors in preparing or issuing an audit report or related work; (iv) approves all audit and permissible non-audit services provided to the Trust, and certain other persons by the Trust’s independent auditors; and (v) acts as a liaison between the Trust’s independent auditors and the Board of Trustees. Mr. Braverman and Mr. Tufano are members of the Audit Committee, and Mr. Glazer is an alternate member of the Audit Committee. Mr. Braverman is the Chairman of the Audit Committee.

Pricing Committee. The Pricing Committee oversees the valuation of the securities and other assets held by the Funds, reviews and makes recommendations regarding the Trust’s Pricing Policies, and, to the extent required by the Trust’s Pricing Policies, determines the fair value of the securities or other assets held by the Funds. Mr. Tufano and Mr. Glazer are members of the Pricing Committee, and Mr. Braverman is an alternate member of the Pricing Committee. Mr. Tufano is the Chairman of the Pricing Committee.

Risk Oversight Committee. The Risk Oversight Committee assists the Board in overseeing the management of risks applicable to the Funds to the extent those risks are not overseen by another standing committee of the Board or by the Board itself (e.g., financial reporting and audit-related operational or compliance risks, which are overseen by the Audit Committee, valuation-related operational or compliance risks, which are overseen by the Pricing Committee, or legal risks, which are overseen by the Board as a whole) including, without limitation, investment, operational and compliance risks. All of the Trustees are members of the Risk Oversight Committee, and Messrs. Braverman and Tufano are Co-Chairmen of the Risk Oversight Committee.

Governance Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to governance of the Trust, reviewing possible conflicts of interest and independence issues involving Trustees, considering the skill sets and qualifications of prospective Trustees and to propose to the Board candidates to serve as Trustees, overseeing the determination that any person serving as legal counsel for the Independent Trustees qualifies as “independent legal counsel,” as that term is defined in the 1940 Act, and performing any other functions delegated to it by the Board of Trustees. Mr. Glazer and Mr. Braverman are members of the Governance Committee, and Mr. Tufano is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

As described above under “Information About Each Trustee’s Experience, Qualifications, Attributes or Skills for Board Membership,” the Governance Committee has responsibility for recommending to the Board of Trustees the nomination of candidates for election as Trustees, including identifying, and evaluating the skill sets and qualifications of, potential candidates. Prospective nominees may be recommended by the current Trustees, the Trust’s Officers, GMO, current shareholders or other sources that the Governance Committee deems appropriate. Candidates properly submitted by shareholders will be considered on the same basis as candidates recommended by other sources. The Governance Committee has full discretion to reject nominees who are recommended by shareholders.

The Governance Committee considers a variety of qualifications, skills and other attributes in evaluating potential candidates for nomination to the Board of Trustees. The attributes considered may include, but are not limited to: (i) relevant industry and related experience, including experience serving on other boards; (ii) skill sets, areas of expertise, abilities and judgment; and (iii) availability and commitment to attend meetings and to perform the responsibilities of a Trustee. In evaluating potential candidates, the Governance Committee also considers the overall composition of the Board of Trustees and assesses the needs of the Board and its committees.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

Trustee Fund Ownership

The following table sets forth ranges of the current Trustees’ direct beneficial share ownership in the Funds and the aggregate dollar ranges of their direct beneficial share ownership in all series of GMO Trust and GMO Series Trust (the “Family of Investment Companies”) as of December 31, 2012.

Name/Funds	Dollar Range of Shares Directly Owned in the Funds	Aggregate Dollar Range of Shares Directly Owned in all Registered Investment Companies (whether or not offered in the Private Placement Memorandum) Overseen by Trustee in Family of Investment Companies
INDEPENDENT TRUSTEES

Donald W. Glazer	None	Over $100,000

Peter Tufano	None	None

Paul Braverman	None	None

INTERESTED TRUSTEE

Joseph B. Kittredge, Jr.	None	$50,001 - $100,000

The following table sets forth ranges of Mr. Glazer’s and Mr. Kittredge’s indirect beneficial share ownership in the Funds and the aggregate dollar range of their indirect beneficial share ownership in the Family of Investment Companies as of December 31, 2012.

Name/Funds	Dollar Range of Shares Indirectly Owned in the Funds	Aggregate Dollar Range of Shares Indirectly Owned in all Registered Investment Companies (whether or not offered in the Private Placement Memorandum) Overseen by Trustee in Family of Investment Companies

INDEPENDENT TRUSTEES

Donald W. Glazer
Alternative Asset Opportunity Fund	$10,001-$50,000	Over $100,000
Debt Opportunities Fund	$1-$10,000
Implementation Fund	$50,001-$100,000
U.S. Flexible Equitities Fund	Over $100,000
World Opportunity Overlay Fund	$1-$10,000

Peter Tufano	None	None

Paul Braverman	None	None

INTERESTED TRUSTEE

Joseph B. Kittredge, Jr.	None	$50,001 - $100,000

Trustee Ownership of Securities Issued by the Manager or Principal Underwriter

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the current Independent Trustees and their family members, as of December 31, 2012, in the Manager, Funds Distributor, LLC, the Funds’ principal underwriter, or entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, LLC.

Name of Non-Interested Trustee	Name of Owner(s) and Relationship to Trustee	Company	Title of Class	Value of Securities²	% of Class
Donald W. Glazer	Self	GMO Multi-Strategy Fund (Offshore), a private investment company managed by the Manager.[1]	Limited partnership interest – Class A	$1,229,749.75	0.031%
Peter Tufano	N/A	None	N/A	N/A	N/A
Paul Braverman	N/A	None	N/A	N/A	N/A

[1]

The Manager may be deemed to “control” this fund by virtue of its serving as investment manager of the fund and by virtue of its ownership of all the outstanding voting shares of the fund as of December 31, 2012.

[2]	Securities valued as of December 31, 2012.

Remuneration. The Trust has adopted a compensation policy for its Independent Trustees. Each Independent Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust’s standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Independent Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust reimburses the Independent Trustees for travel expenses incurred in connection with attending Board and committee meetings. The Trust pays no additional compensation for travel time to meetings, attendance at director’s educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Independent Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Independent Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance.

During the fiscal year ended February 28, 2013, other than as set forth in the table below, no Trustee of the Trust received any direct compensation from the Fund Complex or any Fund, and no officer of the Trust received aggregate compensation exceeding $60,000 from any Fund:

	Donald W. Glazer, Esq., Trustee		Peter Tufano, Trustee		Paul Braverman, Trustee
Compensation from Each Fund:
Alternative Asset Opportunity Fund	$1,487		$1,177		$1,120
Benchmark-Free Fund	$12,940		$10,325		$9,849
Debt Opportunities Fund	$1,680		$1,332		$1,267
High Quality Short-Duration Bond Fund	$84	[1]	$67	[1]	$64	[1]
Implementation Fund	$3,383		$2,675		$2,548
Special Situations Fund	$2,796		$2,233		$2,130
U.S. Flexible Equities Fund	$15,437		$11,986		$11,539
World Opportunity Overlay Fund	$2,590		$2,065		$1,973

	Donald W. Glazer, Esq., Trustee		Peter Tufano, Trustee		Paul Braverman, Trustee
Pension or Retirement Benefits Accrued as Part of Fund Expenses:	N/A		N/A		N/A
Estimated Annual Benefits Upon Retirement:	N/A		N/A		N/A
Total Compensation from the Fund Complex:	$313,345	[2]	$251,125	[2]	$239,965	[2]

[1]

Reflects an estimate of the direct compensation to be paid to each Trustee for the Fund’s initial fiscal year ending February 28, 2014. Actual direct compensation paid to the Trustees will vary depending on the net assets of the Fund throughout its initial fiscal year.

[2]

Reflects actual direct compensation received during the fiscal year ended February 28, 2013 from series of the Fund Complex that had commenced operations on or before February 28, 2013, which consisted of 54 series of GMO Trust and GMO Series Trust.

Mr. Kittredge does not receive any compensation from the Fund Complex, but as a member of the Manager will benefit from management, shareholder servicing, administration, and any other fees paid to GMO and its affiliates by the Funds and various GMO Funds not offered through the Private Placement Memorandum. The officers of the Trust do not receive any employee benefits such as pension or retirement benefits or health insurance from the Trust.

As of June 7, 2013, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of each other Fund offered in the Private Placement Memorandum

Code of Ethics. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under each Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Funds are permitted, subject to compliance with each Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

The non-interested Trustees of the Trust are subject to a separate Code of Ethics for the Independent Trustees pursuant to the requirements of the 1940 Act. Transactions by the Independent Trustees in securities, including securities that may be purchased or held by the Funds, are permitted, subject to compliance with the Code of Ethics. Pursuant to the Code of Ethics, an Independent Trustee ordinarily is not required to report his or her personal securities transactions or to identify his or her brokerage accounts to a Fund or its representatives, subject to certain limited exceptions specified in the Code of Ethics.

The Funds’ principal underwriter, which is not affiliated with the Funds or the Manager, also has adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Transactions in securities effected by the principal underwriter’s personnel who are designated as Access Persons under the Code of Ethics, including securities that may be purchased or held by the Funds, are permitted, subject to compliance with the Code of Ethics.

INVESTMENT ADVISORY AND OTHER SERVICES

Management Contracts

As disclosed in the Private Placement Memorandum under the heading “Management of the Fund,” under separate Management Contracts (each, a “Management Contract”) between the Trust, on behalf of the Funds, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment or asset allocation program, as applicable, for each Fund, and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under “Portfolio Transactions – Brokerage and Research Services,” the Trust’s portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

The Manager does not charge Benchmark-Free Fund, Implementation Fund, or World Opportunity Overlay Fund any management or service fees. In addition, the Manager has contractually agreed to waive and/or reimburse each Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading “Fees and expenses”) through at least June 30, 2014.

Each Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

Each Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not “interested persons” of the Manager) and by the relevant Fund’s sole initial shareholder in connection with the organization of the Trust and the establishment of the Funds. Generally, each Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the relevant Fund. Each Management Contract automatically terminates on assignment, and is terminable on not more than 60 days’ notice by the Trust to the Manager. In addition, each Management Contract may be terminated on not more than 60 days’ written notice by the Manager to the Trust.

With respect to Implementation Fund and World Opportunity Overlay Fund, since the commencement of each Fund’s respective operations, none of the Funds has paid a Management Fee to the Manager pursuant to the Management Contract.

With respect to Alternative Asset Opportunity Fund, Debt Opportunities Fund, and Special Situations Fund, the Management Fee is calculated based on a fixed percentage of the Fund’s average daily net assets. Pursuant to their Management Contracts, the Funds have paid the following amounts as Management Fees to the Manager during the last three fiscal years:

	Gross	Reduction	Net
ALTERNATIVE ASSET OPPORTUNITY FUND
Year ended 2/28/13	$3,133,713	$743,265	$2,390,448
Year ended 2/29/12	219,620	219,620	0
Year ended 2/28/11	141,799	141,799	0

BENCHMARK-FREE FUND
Year ended 2/28/13	$0	$0	$0
Year ended 2/29/12[1]	0	0	0
Year ended 2/28/11	N/A	N/A	N/A

DEBT OPPORTUNITIES FUND
Year ended 2/28/13	$1,237,753	$174,721	$1,063,032
Year ended 2/29/12[2]	178,376	122,428	55,948
Year ended 2/28/11	N/A	N/A	N/A

HIGH QUALITY SHORT-DURATION BOND FUND
Year ended 2/28/13	N/A	N/A	N/A
Year ended 2/29/12	N/A	N/A	N/A
Year ended 2/28/11	N/A	N/A	N/A

IMPLEMENTATION FUND
Year ended 2/28/13[3]	$0	$0	$0
Year ended 2/29/12	N/A	N/A	N/A
Year ended 2/28/11	N/A	N/A	N/A

SPECIAL SITUATIONS FUND
Year ended 2/28/13	$2,891,409	$287,593	$2,603,816
Year ended 2/29/12	2,726,453	251,261	2,475,192
Year ended 2/28/11	2,442,924	252,058	2,190,866

U.S. FLEXIBLE EQUITIES FUND
Year ended 2/28/13[4]	$14,261,660	$713,590	$13,548,070
Year ended 2/29/12	N/A	N/A	N/A
Year ended 2/28/11	N/A	N/A	N/A

[1]	Reflects Management Fees paid from the Fund’s commencement of operations on June 15, 2011 through February 29, 2012.
[2]	Reflects Management Fees paid from the Fund’s commencement of operations on October 3, 2011 through February 29, 2012.
[3]	Reflects Management Fees paid from the Fund’s commencement of operations on March 1, 2012 through February 28, 2013.
[4]	Reflects Management Fees paid from the Fund’s commencement of operations on July 20, 2012 through February 28, 2013.

In the event that the Manager ceases to be the manager of a Fund, the right of the Trust to use the identifying name “GMO” may be withdrawn.

Portfolio Management

Management of each Fund is the responsibility of one or more investment divisions comprising investment professionals associated with the Manager. Each division’s members work collaboratively to manage a Fund’s portfolio, and no one person is primarily responsible for management of any Fund.

The following table sets forth information about accounts overseen or managed by the senior members of the divisions as of February 28, 2013 (except as noted below).

Senior Member	Registered investment companies managed (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide)		Separate accounts managed (world-wide)
	Number of accounts	Total assets[1]	Number of accounts	Total assets	Number of accounts	Total assets
Thomas Cooper	12	$5,805,125,285.35	11	$3,181,744,898.83	5	$515,633,140.25
David Cowan	23	$46,653,720,097.37	8	$3,699,878,727.29	39	$8,037,940,857.54
Jason Halliwell	1	$959,748,883.83	0	$0	0	$0
Thomas Hancock	23	$46,653,720,097.37	8	$3,699,878,727.29	39	$8,037,940,857.54
Ben Inker	20	$22,555,022,441.96	9	$4,295,237,117.01	214	$17,033,956,788.82
Sam Wilderman	20	$22,555,022,441.96	9	$4,295,237,117.01	214	$17,033,956,788.82

	Registered investment companies managed for which GMO receives a performance - based fee (including non-GMO mutual fund subadvisory relationships)		Other pooled investment vehicles managed (world-wide) for which GMO receives a performance-based fee		Separate accounts managed (world-wide) for which GMO receives a performance- based fee
	Number of accounts	Total assets	Number of accounts	Total assets	Number of accounts	Total assets
Thomas Cooper	0	$0	2	$1,143,236,409.60	1	$335,083,175.32
David Cowan	0	$0	2	$1,795,013,248.26	7	$1,757,019,149.29
Jason Halliwell	0	$0	0	$0	0	$0
Thomas Hancock	0	$0	2	$1,795,013,248.26	7	$1,757,019,149.29
Ben Inker	0	$0	0	$0	156	$11,701,162,122.73
Sam Wilderman	0	$0	0	$0	156	$11,701,162,122.73

[1]	For some senior members, “Total assets” includes assets invested by other GMO Funds (including GMO Funds not offered through the Private Placement Memorandum).

Because each senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of a Fund and the investment strategy of the other accounts managed by the senior member and potential conflicts in the allocation of investment opportunities between a Fund and the other accounts.

Senior members of each division are generally members (partners) of GMO. As of February 28, 2013, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm’s profits and, possibly, an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success. The compensation program does not disproportionately reward outperformance by higher-fee/performance-fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual’s contribution to GMO and its mission statement. A discretionary bonus also may be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person’s compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

Senior Member Fund Ownership. As of February 28, 2013, none of Thomas Cooper, David Cowan, Jason Halliwell, Thomas Hancock, Ben Inker, or Sam Wilderman had any direct beneficial share ownership in the Funds discussed in this SAI that were overseen or managed by such senior member.

The following table sets forth the dollar range of each senior member’s indirect beneficial share ownership in the Funds discussed in this SAI that were overseen or managed by such senior member, as of February 28, 2013, by virtue of the senior member’s direct ownership of shares of certain other Funds of the Trust that invest in the Funds:

Name of Senior Member	Dollar Range of Shares Indirectly Owned in the Fund
Thomas Cooper	Debt Opportunities Fund High Quality Short-Duration Bond Fund World Opportunity Overlay Fund	None None $100,001-$500,000

David Cowan	U.S. Flexible Equities Fund	None

Jason Halliwell	Alternative Asset Opportunity Fund	None

Thomas Hancock	U.S. Flexible Equities Fund	$50,001-$100,000

Ben Inker	Benchmark-Free Fund Implementation Fund Special Situations Fund U.S. Flexible Equities Fund	None Over $1,000,000 None $100,001-$500,000

Name of Senior Member	Dollar Range of Shares Indirectly Owned in the Fund

Sam Wilderman	Benchmark-Free Fund Implementation Fund Special Situations Fund U.S. Flexible Equities Fund	None $100,001-$500,000 None $50,001-$100,000

Custodial Arrangements and Fund Accounting Agents. As described in the Private Placement Memorandum, State Street Bank and Trust Company (“State Street Bank”), One Lincoln Street, Boston, Massachusetts 02111, serves as the Trust’s custodian and fund accounting agent on behalf of certain of the Funds, and Brown Brothers Harriman & Co. (“BBH”), 40 Water Street, Boston, Massachusetts 02109, serves as the Trust’s custodian and fund accounting agent on behalf of the other Funds. As such, State Street Bank or BBH holds in safekeeping certificated securities and cash belonging to a Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to a Fund. Upon instruction, State Street Bank or BBH receives and delivers cash and securities of a Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. Each of State Street Bank and BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of each Fund on a daily basis.

Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of an Amended and Restated Servicing and Supplemental Support Agreement (the “Servicing Agreement”) with the Funds of the Trust, GMO provides direct client service, maintenance, and reporting to shareholders of Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Special Situations Fund, and U.S. Flexible Equities Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not “interested persons” of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days’ written notice to the other party.

The Trust entered into the Servicing Agreement with GMO on May 30, 1996. Pursuant to the terms of the Servicing Agreement, Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, High Quality Short-Duration Bond Fund, Special Situations Fund, and U.S. Flexible Equities Fund paid GMO the following amounts (after reimbursement by GMO) during the last three fiscal years:

	March 1, 2010 Through February 28, 2011	March 1, 2011 Through February 29, 2012		March 1, 2012 Through February 28, 2013
Alternative Asset Opportunity Fund	$34,269	$47,060		$671,509
Benchmark-Free Fund	N/A	$0	(a)	$0
Debt Opportunities Fund	N/A	$39,243	(b)	$272,305
High Quality Short-Duration Bond Fund	N/A	N/A		N/A
Special Situations Fund	$385,161	$437,504		$473,592
U.S. Flexible Equities Fund	N/A	N/A		$2,664,734	(c)

(a)	Reflects fees paid from the Fund’s commencement of operations on June 15, 2011 through February 29, 2012.
(b)	Reflects fees paid from the Fund’s commencement of operations on October 3, 2011 through February 29, 2012.
(c)	Reflects fees paid from the Fund’s commencement of operations on July 20, 2012 through February 28, 2013.

Independent Registered Public Accounting Firm. The Trust’s independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust’s financial statements, assists in the preparation of each Fund’s federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, provides assistance in connection with the preparation of various SEC filings, and consults with the Trust as to certain non-U.S. tax matters.

Counsel. Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

Transfer Agent. State Street Bank serves as the Trust’s transfer agent on behalf of the Funds.

PORTFOLIO TRANSACTIONS

Decisions to buy and sell portfolio securities for each Fund and for each of its other investment advisory clients are made by the Manager with a view to achieving each client’s investment objectives taking into consideration other account-specific factors such as, without limitation, cash flows into or out of the account, current holdings, the account’s benchmark(s), applicable regulatory limitations, liquidity, cash restrictions, applicable transaction documentation requirements, market registration requirements and/or time constraints limiting the Manager’s ability to confirm adequate transaction documentation or seek interpretation of investment guideline ambiguities. Therefore, a particular security may be bought or sold only for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought/sold for one or more clients when one or more other clients are selling/buying the security or taking a short position in the security, including clients invested in the same investment strategy. Additionally, one of the Manager’s investment divisions may share investment ideas with one or more other investment divisions and/or may manage a portion of another investment division’s client accounts.

To the extent permitted by applicable law, the Manager’s compliance policies and procedures and a client’s investment guidelines, the Manager may engage in “cross trades” where, as investment manager to a client account, the Manager causes that client account to purchase a security directly from (or sell a security directly to) another client account.

In certain cases, the Manager may identify investment opportunities that are suitable for the Funds and one or more private investment companies for which the Manager or one of its affiliates serves as investment manager, general partner and/or managing member (“GMO Private Funds”). In most cases, the Manager receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of a Fund. In addition, senior members or other portfolio managers frequently have a personal investment in a GMO Private Fund that is greater than such person’s investment in a similar Fund (or, in some cases, may have no investment in the similar Fund). The Manager itself also makes investments in GMO Private Funds. To help manage these potential conflicts, the Manager has developed and reviewed with the Trust’s Board of Trustees trade allocation policies that establish a framework for allocating IPOs and other limited opportunities that take into account the needs and objectives of each Fund and the other GMO clients.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust’s pricing policies.

Brokerage and Research Services. Orders for the purchase or sale of securities may be placed on a principal or agency basis with brokers, in the Manager’s discretion. In selecting brokers and dealers to effect portfolio transactions for each Fund, the Manager seeks best execution. Best execution is not based solely on the explicit commission charged by the broker/dealer and, consequently, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer for the same transaction. Seeking best execution involves the weighing of qualitative as well as quantitative factors, and evaluations of best execution are, to a large extent, possible, if at all, only after multiple trades have been completed. The Manager does place trades with broker/dealers that provide investment ideas and other research services, even if the relevant broker has not yet demonstrated an ability to effect best execution; however, trading with such a broker (as with any and all brokers) will typically be curtailed or suspended, in due course, if the Manager is not reasonably satisfied with the quality of particular trade executions, unless or until the broker has altered its execution capabilities in such a way that the Manager can reasonably conclude that the broker is capable of achieving best execution.

The determination of what may constitute best execution involves a number of considerations in varying degrees of emphasis, including, without limitation, the overall net economic result to a Fund; the efficiency with which the transaction is effected; access to order flow; the ability of the executing broker/dealer to effect the transaction where a large block is involved; reliability (e.g., lack of failed trades); availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future; technological capabilities of the broker/dealer, including but not limited to execution technology; the broker/dealer’s inventory of securities sought; reported broker flow; post-transaction reporting capabilities; the financial strength and stability of the broker/dealer; past bids and willingness to commit capital in the case of principal trades and the relative weighting of opportunity costs (i.e., timeliness of execution) by different trading strategies. Additionally, regulations in certain markets, particularly emerging markets, require the Manager to identify and trade with one or a limited number of brokers on behalf of clients. Most of the foregoing are subjective considerations made in advance of the trade and are not always borne out by the actual execution.

The Manager’s broker/dealer selection may, in addition to the factors listed above, also be based on research services provided by the broker/dealer. In seeking best execution and in determining the overall reasonableness of brokerage commissions, the Manager may consider research services received by broker-dealers and therefore, may select or recommend a broker-dealer based on the Manager’s interest in receiving the research, rather than on the lowest commission charged. The Manager also may direct trades to broker/dealers based in part on the broker/dealers’ history of providing, and capability to continue providing, pricing information for securities purchased.

Generally, the Manager determines the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include: (i) the net economic effect to the particular Fund; (ii) historical and current commission rates; (iii) the kind and quality of the execution services rendered; (iv) the size and nature of the transactions effected; and (v) research services received. These factors are considered mostly over multiple transactions covering extended periods of time in varying degrees of emphasis. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) because the trades were filled at the price set at an agreed upon time (e.g., previous night’s close). In those cases, any additional “impact” or cost is represented by the cents per share or basis points paid in addition to a typical commission rate. As discussed above, GMO may select a broker based on its technological capability to execute a particular trading strategy. Due to the similarities among brokers in technological execution capabilities and commissions paid, GMO may determine to diversify trades among brokers selected on this basis.

In general, the Manager seeks best execution in the execution of foreign exchange transactions by comparing rates across counterparties and selecting the counterparty that the Manager believes can provide best execution. In certain jurisdictions where it is general market practice (“restricted currencies”) or under limited circumstances when the Manager believes operational or trading efficiencies may be gained (e.g., income repatriation; trading in some emerging markets), the Manager may arrange standing instructions with the Funds’ custodian (who may in turn arrange instructions with a subcustodian) to execute the foreign exchange transaction, subject to the custodian’s terms and conditions. In the event that the Funds’ custodian offers more than one program for standing instruction trades, and if the Fund has granted the Manager discretion to do so the Manager will select the program it believes is in the best interests of the Fund under the circumstances. The Manager may also determine to select a third party bank or broker/dealer to execute trades in restricted currencies if the Manager believes that the third party has the ability to provide best execution.

The Manager relies on the statutory safe harbor in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) because the Manager will frequently use broker/dealers that provide research in all markets and that research is a factor in evaluating broker/dealers. However, the Manager does not participate in any formal soft dollar arrangements involving third party research (i.e., research provided by someone other than the executing broker/dealer) or the payment of the Manager’s out-of-pocket expenses for data and other research services. The research services received by the Manager are limited to the types of research contemplated by Section 28(e) of the 1934 Act. Research services provided by broker/dealers take various forms, including personal interviews with analysts, written reports, pricing services in respect of securities, and meetings arranged with various sources of information regarding particular issuers (including company management), industries, governmental policies, specific information about local markets and applicable regulations, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager receives a benefit because it does not have to produce or pay for the services itself. Such services furnished to the Manager may be used in furnishing investment or other advice to all or some subset of the Manager’s clients, including the Funds, and services received from a broker/dealer that executed transactions for a particular Fund will not necessarily be used by the Manager specifically in servicing that particular Fund.

The Trust paid, on behalf of the Funds that commenced operations prior to the end of the most recent fiscal year, the following amounts in brokerage commissions during the three most recent fiscal years:

	March 1, 2010 Through February 28, 2011	March 1, 2011 Through February 29, 2012		March 1, 2012 Through February 28, 2013
Alternative Asset Opportunity Fund(a)	$0	$6,701		$97,127
Benchmark-Free Fund	N/A	$0	(b)	$0
Debt Opportunities Fund	N/A	$0	(c)	$0
High Quality Short-Duration Bond Fund	N/A	N/A		N/A
Implementation Fund	N/A	N/A		$1,258,201	(d)
Special Situations Fund	$12,675	$172,916		$47,883
U.S. Flexible Equities Fund	N/A	N/A		$812,253	(e)
World Opportunity Overlay Fund	$312,354	$483,058		$105,613

(a)	Brokerage commissions include commissions paid by the Fund and its wholly-owned subsidiary.
(b)	Reflects commissions generated from the Fund’s commencement of operations on June 15, 2011 through February 29, 2012.
(c)	Reflects commissions generated from the Fund’s commencement of operations on October 3, 2011 through February 29, 2012.
(d)	Reflects commissions generated from the Fund’s commencement of operations on March 1, 2012 through February 28, 2013.
(e)	Reflects commissions generated from the Fund’s commencement of operations on July 20, 2012 through February 28, 2013.

Differences in the amount of brokerage commissions paid by a Fund during a Fund’s three most recent fiscal years (as disclosed in the table above) are generally the result of (i) active trading strategies employed by the Manager when responding to changes in market conditions, (ii) management of cash flows into and out of a Fund as a result of shareholder purchases and redemptions, (iii) rebalancing portfolios to reflect the results of the Manager’s portfolio management models, (iv) changes in commission rates in the relevant markets, or (v) the use of principal trades. Changes in the amount of brokerage commissions paid by a Fund do not reflect material changes in the Fund’s investment objective or strategies.

The following table lists each Fund that acquired securities of its regular brokers or dealers (as defined in the 1940 Act) or of their parents during the fiscal year ended February 28, 2013, the name of each such broker or dealer, and the value of each Fund’s aggregate holdings of the securities of each issuer as of February 28, 2013:

Name of Fund	Name of Broker or Dealer	Aggregate Value of Holdings as of February 28, 2013
Implementation Fund	Barclays plc	$12,817,222

Due to restrictions under the 1940 Act, it is possible that, as the result of certain affiliations between a broker/dealer or its affiliates and a Fund, the Manager or the Fund’s distributor, all of the Funds may refrain, or be required to refrain, from engaging in principal trades with such broker/dealer. Additionally, the Funds may be restricted in their ability to purchase securities issued by affiliates of the Funds’ distributor.

PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Funds. The Trust’s proxy voting policy and the Manager’s proxy voting policies and procedures are attached to this SAI as Appendix C.

The Manager’s proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust’s website at www.gmo.com and on the Securities and Exchange Commission’s website at www.sec.gov no later than August 31 of each year.

DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of each Fund’s portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Funds’ portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.

Neither GMO nor any Fund will receive any compensation or other consideration in connection with its disclosure of a Fund’s portfolio holdings.

GMO may disclose a Fund’s portfolio holdings (together with any other information from which the Fund’s portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the “Portfolio Holdings Information”) to shareholders (including shareholders of record of indirect investments in a Fund through another fund managed by GMO), qualified potential shareholders as determined by GMO (including qualified potential shareholders of record who are considering an indirect investment in a Fund through another fund managed by GMO), and their consultants and agents (collectively, “Permitted Recipients”) by means of the GMO website. The Funds’ Private Placement Memorandum describe the type of information disclosed on GMO’s website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. The largest fifteen holdings of some GMO Funds are posted monthly on GMO’s website and typically are available to shareholders without a confidentiality agreement. In addition, from time to time position attribution information regarding one or more Funds may be posted to GMO’s website (e.g., best/worst performing positions in the Fund over a specified time period). Typically, no confidentiality agreement is needed to access this information.

GMO also may make Portfolio Holdings Information available to Permitted Recipients by e-mail, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund’s website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information. A confidentiality agreement is not required to access Portfolio Holdings Information filed with the SEC as described in the preceding sentence.

GMO also may from time-to-time disclose portfolio holdings information to all shareholders of a Fund and their consultants and agents (including shareholders of record of indirect investments in a Fund through another fund managed by GMO). Such disclosure may be made by e-mail, written notice or any other means in such scope and form as GMO may reasonably determine, and generally will not be subject to a confidentiality agreement and will not be required to be posted to GMO’s website in advance.

Except as otherwise noted, to receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund to which the information relates. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund’s shareholders.

If GMO becomes aware that a recipient has or is likely to violate the terms of a confidentiality agreement regarding Portfolio Holdings Information, GMO shall cease providing such information to such recipient.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Funds in connection with their day-to-day operations and management, including GMO, GMO’s affiliates, the Funds’ custodians and auditors, the Funds’ pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on a Fund’s behalf, and persons assisting the Funds in the voting of proxies. In addition, (i) when an investor indicates that it wants to purchase shares of a Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund; and (ii) when the Fund determines to pay redemption proceeds wholly or partly in-kind with securities, GMO may make available a list of securities it intends to deliver from the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.

GMO’s General Counsel or Chief Compliance Officer may authorize exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interest of a Fund’s shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust’s Chief Compliance Officer of the potential conflict, and the Trust’s Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust’s Chief Compliance Officer also is required to report his decision to the Board of Trustees.

GMO periodically reports the following information to the Board of Trustees:

•	Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

•	The nature and scope of disclosure of Portfolio Holdings Information to third parties;

•	Exceptions to the disclosure policy authorized by GMO’s General Counsel or Chief Compliance Officer; and

•	Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

Ongoing Arrangements To Make Portfolio Holdings Available. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings semi-annually and as necessary in connection with the services it provides to the Funds) to the following entities that provide on-going services to the Funds in connection with their day-to-day operations and management, provided that they agree to, or have a duty to, maintain this information in confidence:

Name of Recipient	Funds	Purpose of Disclosure
State Street Bank and Trust Company	All Funds	Custodial services, fund accounting services and compliance testing

Boston Global Advisors	All Funds (except Benchmark-Free Fund)	Securities lending services

Name of Recipient	Funds	Purpose of Disclosure
PricewaterhouseCoopers LLP	All Funds	Independent registered public accounting firm

Institutional Shareholder Services Inc. (formerly known as RiskMetrics Group, Inc.)	All Funds	Corporate actions services

FactSet	All Funds	Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

Name of Recipient	Funds	Purpose of Disclosure
Epstein & Associates, Inc.	All Funds	Software provider for Code of Ethics monitoring system

Financial Models Company Inc.	All Funds	Recordkeeping system

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (“Declaration of Trust”) dated June 24, 1985, as amended and restated September 10, 2009, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a “series investment company” that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. Each Fund is a series of the Trust. The fiscal year for each Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of fifty-four series: Quality Fund; Real Estate Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Alpha Only Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Asset Allocation Fund; Global Equity Allocation Fund; U.S. Equity Allocation Fund; Short-Duration Collateral Fund; Taiwan Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity

Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Fund; U.S. Core Equity Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; Special Situations Fund; Flexible Equities Fund; U.S. Treasury Fund; Asset Allocation Bond Fund; Asset Allocation International Bond Fund; Debt Opportunities Fund; High Quality Short-Duration Bond Fund; Emerging Domestic Opportunities Fund; Asset Allocation International Small Companies Fund; International Large/Mid Cap Value Fund; Benchmark-Free Fund; Global Focused Equity Fund; Resources Fund; Implementation Fund; U.S. Flexible Equities Fund, and Risk Premium Fund.

Interests in each portfolio (GMO Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding GMO Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a GMO Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the GMO Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to ten classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, Class M Shares, and Class MF Shares.

The Trustees also may, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees also may terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

On June 4, 2013 (except as noted below), the following shareholders held greater than 25% of the outstanding shares of a Fund offered in the Private Placement Memorandum. For each shareholder listed that is not an individual, the jurisdiction under the laws of which the shareholder is organized (if applicable) and any parent company of the shareholder are listed, if known:

Fund*	Shareholders	Jurisdiction of Organization	Parent Company
GMO Alternative Asset Opportunity Fund	GMO Benchmark-Free Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA	N/A

GMO Debt Opportunities Fund	GMO Benchmark-Free Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA	N/A

GMO Implementation Fund	GMO Benchmark-Free Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA	N/A

GMO Special Situations Fund	Asset Allocation Trust Wells Fargo Funds Management, LLC 200 Berkeley Street, 21st Floor - Fund Administration Boston, MA 02116	MA	N/A

GMO World Opportunity Overlay Fund	GMO Strategic Fixed Income Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	MA	N/A

*	High Quality Short-Duration Bond Fund will commence operations on or following the date of this SAI and, therefore, has not yet offered any shares for sale.

The above shareholders may be deemed to “control” their respective series as such term is defined in the 1940 Act.

Shareholders should be aware that to the extent a shareholder’s investment in a Fund exceeds certain threshold amounts or percentages, the investment may constitute a reportable acquisition under the Hart-Scott-Rodino Act (“HSR”) and the shareholder may be required to make a corresponding filing under HSR. HSR regulations are complex and shareholders should consult their legal advisers about the precise HSR filing consequences of an investment in a Fund.

As of June 7, 2013, substantially all of the following Funds’ shares were held by accounts for which the Manager has investment discretion: Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund, and World Opportunity Overlay Fund.

MULTIPLE CLASSES AND MINIMUM INVESTMENTS

The Manager makes all decisions relating to aggregation of accounts for purposes of determining eligibility for a Fund or the various classes of shares offered by a Fund, as the case may be. When making decisions regarding whether accounts should be aggregated because they are part of a larger client relationship, the Manager considers several factors including, but not limited to, whether: the multiple accounts are for one or more subsidiaries of the same parent company; the multiple accounts have the same beneficial owner regardless of the legal form of ownership; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to the same investment board; the consultant is the same for the entire relationship; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and/or the relationship can be serviced from a single geographic location.

VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

BENEFICIAL OWNERS OF 5% OR MORE OF THE FUNDS’ SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of the Alternative Asset Opportunity Fund as of June 4, 2013:

Name and Address	% Ownership
GMO Benchmark Free Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	56.3

GMO Global Asset Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	22.5

GMO Benchmark-Free Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	20.4

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of the Benchmark-Free Fund as of June 4, 2013:

Name and Address	% Ownership
JP Morgan Chase Bank as Trustee for the Boeing Company Employee Retirement Plans Master Trust 100 N. Riverside Plaza, MC 5003-3015 Chicago, IL 60606	8.6

Screen Actors Guild Producers Pension Plan 3601 West Olive Avenue, 2nd Floor Burbank, CA 91505	6.6

The Northern Trust Company on Behalf of the Motion Picture Industry Individual Account Plan Public & Taft Hartley Plans 50 South Lassalle Street Chicago, IL 60675	6.2

Maine Public Employees Retirement System 46 State House Station Augusta, ME 04333	5.9

The Northern Trust Company On Behalf of the Motion Picture Industry Pension Plan Public & Taft Hartley Plans 50 South Lassalle Street Chicago, IL 60675	5.8

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class VI Shares of the Debt Opportunities Fund as of June 4, 2013:

Name and Address	% Ownership
GMO Benchmark-Free Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	39.4

Asset Allocation Trust Wells Fargo Funds Management, LLC 21st Floor, Fund Administration 200 Berkeley Street Boston, MA 02116	18.2

GMO Benchmark-Free Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	18.0

GMO Global Asset Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	13.6

GMO Strategic Opportunities Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	8.6

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of the Implementation Fund as of June 4, 2013:

Name and Address	% Ownership
GMO Benchmark-Free Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	100.0

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of the Special Situations Fund as of June 4, 2013:

Name and Address	% Ownership
Stichting Pensioenfonds Atos Origin Papendorpseweg 93 3528 BJ Utrecht Netherlands	47.5

Municipal Fire & Police Retirement System of Iowa 7155 Lake Drive, Suite 201 West Des Moines, IA 50266	24.1

Sonoma County Employees Retirement Association 433 Aviation Boulevard, Suite 100 Santa Rosa, CA 95403	21.2

Maximilian E & Marion O Hoffman Foundation Treasurer & Chief Financial Officer 970 Farmington Avenue, Suite 203 West Hartford, CT 06107	7.1

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class VI Shares of the Special Situations Fund as of June 4, 2013:

Name and Address	% Ownership
Asset Allocation Trust Wells Fargo Funds Management, LLC 21st Floor, Fund Administration 200 Berkeley Street Boston, MA 02116	33.9

GMO Benchmark-Free Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	24.8

GMO Global Asset Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	24.0

GMO Strategic Opportunities Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	11.4

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of the U.S. Flexible Equities Fund as of June 4, 2013:

Name and Address	% Ownership
FMC Technologies Pension Plan Atlantic Business Centre Atlantic Street Altrincham WA145NQ United Kingdom	18.5

HSBC-North America (U.S.) Pension Trust 26525 N. Riverwoods Boulevard Mettawa, IL 60045	15.2

Corning Retirement Master Trust Director Investment Services Corning Inc. One Riverfront Plaza, Hq-E2 Corning, NY 14831	15.2

SURDNA Foundation Inc. Global AA 330 Madison Avenue, 30th Floor New York, NY 10017	12.9

Sonoma County Employees Retirement Association 433 Aviation Boulevard, Suite 100 Santa Rosa, CA 95403	12.5

City of Kansas City Missouri Employees Retirement System 414 E 12th Street Kansas City, MO 64106	10.5

World Wildlife Fund Inc. 1250 24th Street, NW Washington, DC 20037	8.6

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class IV Shares of the U.S. Flexible Equities Fund as of June 4, 2013:

Name and Address	% Ownership
Municipal Fire & Police Retirement System of Iowa 7155 Lake Drive, Suite 201 West Des Moines, IA 50266	72.6

Mac & Co. FBO Princeton PO Box 534005 Pittsburgh, PA 15253	27.3

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class V Shares of the U.S. Flexible Equities Fund as of June 4, 2013:

Name and Address	% Ownership
Teachers’ Retirement System of The City of New York 55 Water Street, 16th Floor New York, NY 10041	100.0

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class VI Shares of the U.S. Flexible Equities Fund as of June 4, 2013:

Name and Address	% Ownership
Asset Allocation Trust Wells Fargo Funds Management, LLC 21st Floor, Fund Administration 200 Berkeley Street Boston, MA 02116	22.2

GMO Alpha Only Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	16.1

GMO Global Asset Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	16.1

GMO Global (US) Equity Allocation Fund GMO LLC 40 Rowes Wharf Boston, MA 02110	14.7

GMO Strategic Opportunities Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	11.0

GMO World Opportunities Equity Allocation Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	10.1

State Street Bank And Trust Company as Trustee for the Northrop Grumman Corporation Pension Master Trust 2 Avenue De Lafayette Boston, MA 02111	5.4

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding of Class III Shares of the World Opportunity Overlay Fund Fund as of June 4, 2013:

Name and Address	% Ownership
GMO Strategic Fixed Income Fund C/O GMO LLC 40 Rowes Wharf Boston, MA 02110	65.5

JP Morgan Chase Bank as Direct Trustee for the IBM Personal Pension Plan Trust P82184 One Beacon Street Floor 20 Boston, MA 02108	11.3

GMO Core Plus Bond Fund C/O GMO 40 Rowes Wharf Boston, MA 02110	7.5

GMO Emerging Country Debt Fund C/O GMO 40 Rowes Wharf Boston, MA 02110	5.6

GMO Global Bond Fund C/O GMO 40 Rowes Wharf Boston, MA 02110	5.5

FINANCIAL STATEMENTS

The Trust’s audited financial statements, financial highlights, and report of the independent registered public accounting firm of the Funds, included in the Annual Report for the fiscal year ended February 28, 2013 for each of Alternative Asset Opportunity Fund, Benchmark-Free Fund, Debt Opportunities Fund, Implementation Fund, Special Situations Fund, U.S. Flexible Equities Fund, and World Opportunity Overlay Fund and filed with the SEC pursuant to Section 30(d) of the 1940 Act and the rules promulgated thereunder, are hereby incorporated in this SAI by reference. Such Funds’ Annual Reports for the fiscal year ended February 28, 2013 were filed electronically with the SEC on Form N-CSR on April 30, 2013 (Accession No. 0001193125-13-187311).

Appendix A

GMO TRUST

SPECIMEN PRICE MAKE-UP SHEETS

Following are computations for each Fund of the total offering price per share of each class of shares of beneficial interest of the Fund that are offered through the Private Placement Memorandum and that had shares of beneficial interest outstanding as of February 28, 2013, in each case based upon their respective net asset values and shares of beneficial interest outstanding as of the close of business on February 28, 2013. High Quality Short-Duration Bond Fund will commence operations on or following the date of this SAI and, therefore, does not yet have any shares of beneficial interest outstanding.

GMO Alternative Asset Opportunity Fund – Class III
Net Assets at Value (Equivalent to $30.47 per share based on 31,498,158 shares of beneficial interest outstanding)	$959,751,599
Offering Price	$30.47
GMO Benchmark-Free Fund – Class III
Net Assets at Value (Equivalent to $21.33 per share based on 184,817,444 shares of beneficial interest outstanding)	$3,941,582,439
Offering Price (21.33 x 100 / 99.87)*	$21.36
GMO Debt Opportunities Fund – Class VI
Net Assets at Value (Equivalent to $27.07 per share based on 30,000,835 shares of beneficial interest outstanding)	$812,020,086
Offering Price (27.07 x 100 / 99.60)*	$27.18
GMO Implementation Fund
Net Assets at Value (Equivalent to $11.30 per share based on 218,701,556 shares of beneficial interest outstanding)	$2,471,327,578
Offering Price	$11.30
GMO Special Situations Fund – Class III
Net Assets at Value (Equivalent to $25.26 per share based on 1,243,848 shares of beneficial interest outstanding)	$31,413,954
Offering Price	$25.26
GMO Special Situations Fund – Class VI
Net Assets at Value (Equivalent to $25.40 per share based on 27,872,261 shares of beneficial interest outstanding)	$707,887,160
Offering Price	$25.40
GMO U.S. Flexible Equities Fund – Class III
Net Assets at Value (Equivalent to $10.42 per share based on 32,691,237 shares of beneficial interest outstanding)	$340,488,533
Offering Price	$10.42
GMO U.S. Flexible Equities – Class IV
Net Assets at Value (Equivalent to $10.42 per share based on 8,305,103 shares of beneficial interest outstanding)	$86,508,472
Offering Price	$10.42

A-1

GMO U.S. Flexible Equities Fund – Class V
Net Assets at Value (Equivalent to $10.42 per share based on 26,840,401 shares of beneficial interest outstanding)	$279,589,244
Offering Price	$10.42
GMO U.S. Flexible Equities – Class VI
Net Assets at Value (Equivalent to $10.42 per share based on 622,666,602 shares of beneficial interest outstanding)	$6,486,388,760
Offering Price	$10.42
GMO World Opportunity Overlay Fund
Net Assets at Value (Equivalent to $25.68 per share based on 26,926,924 shares of beneficial interest outstanding)	$691,486,446
Offering Price	$25.68

Footnotes to Specimen Price Make-Up Sheets

*	Represents maximum offering price charged on certain cash purchases. See “How to Purchase Shares” and “Purchase Premiums and Redemption Fees” in the Fund’s Private Placement Memorandum.

A-2

Appendix B

COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

Commercial Paper Ratings

Standard & Poor’s. Standard & Poor’s short-term ratings are generally assigned to those obligations considered short-term in the relevant market. In the U.S., for example, that means obligations with an original maturity of no more than 365 days – including commercial paper. The following are excerpts from Standard & Poor’s short-term issue credit ratings definitions:

A-1 — A short-term obligation rated “A-1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2 — A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3 — A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B — A short-term obligation rated “B” is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C — A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D — A short-term obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due, unless Standard & Poor’s believes that such payments will be made within the shorter of the stated grace period but not longer than five business days. Both a longer stated grace period and the absence of a stated grace period are irrelevant. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody’s. Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs, or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months. The following are excerpts from Moody’s short-term ratings definitions:

P-1 — Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 — Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 — Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP — Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Corporate Debt Ratings

Standard & Poor’s. A Standard & Poor’s issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program. The following are excerpts from Standard & Poor’s long-term issue credit ratings definitions:

AAA — An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA — An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A — An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB — An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C — Obligations rated “BB”, “B”, “CCC”, “CC”, and “C” are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB — An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B — An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC — An obligation rated “CCC” is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC — An obligation rated “CC” is currently highly vulnerable to nonpayment.

C — A “C” rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the “C” rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D — An obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor’s believes that such payments will be made within five business days, irrespective of any grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to “D” upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or Minus (-) —The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR — This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Moody’s. Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default. The following are excerpts from Moody’s long-term obligation ratings definitions:

Aaa — Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest credit risk.

Aa — Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

A — Obligations rated “A” are considered upper-medium grade and are subject to low credit risk.

Baa — Obligations rated “Baa” are judged to be medium grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba — Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

B — Obligations rated “B” are considered speculative and are subject to high credit risk.

Caa — Obligations rated “Caa” are judged to be of poor standing and are subject to very high credit risk.

Ca — Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C — Obligations rated “C” are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aaa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

*	By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities also may be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Appendix C

GMO TRUST

PROXY VOTING POLICY

Adopted September 16, 2003, Revised March 11, 2010

I. Statement of Policy

GMO Trust (the “Trust”) delegates the authority and responsibility to vote proxies related to portfolio securities held by the series of the Trust (each, a “Fund,” and collectively, the “Funds”) to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the “Adviser”).

The Board of Trustees (the “Board”) of the Trust has reviewed and approved the use of the proxy voting policies and procedures of the Adviser (“Proxy Voting Procedures”) on behalf of the Funds when exercising voting authority on behalf of the Funds.

II. Standard

The Adviser shall vote proxies related to portfolio securities in the best interests of the Funds and their shareholders. In the event of any conflicts of interest between the Adviser and the Funds, the Adviser shall follow procedures that enable it to cause the proxy to be voted in the best interests of the Funds and their shareholders, which may include (1) causing the proxy to be voted pursuant to the recommendation of an independent third party, pursuant to pre-established proxy voting guidelines, or (2) seeking instructions from the Board on the manner in which the proxy should be voted.

III. Review of Proxy Voting Procedures

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified except in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV. Securities Lending

When a Fund lends its portfolio securities, the Adviser pursuant to the authority delegated to it by the Fund retains an obligation with respect to voting proxies relating to such securities. However, while such securities are on loan, a Fund will not have the right to vote the proxies relating to those securities. As a result, a Fund will only loan its portfolio securities pursuant to securities lending arrangements that permit the Fund to recall a loaned security or to exercise voting rights associated with the security. However, the Adviser generally will not arrange to have a security recalled or to exercise voting rights associated with a security unless the Adviser both (1) receives adequate notice of a proposal upon which shareholders are being asked to vote (which the Adviser often does not receive, particularly in the case of non-U.S. issuers) and (2) the Adviser believes that the benefits to the Fund of voting on such proposal outweigh the benefits to the Fund of having the security remain out on loan. The Adviser may use third party service providers to assist it in identifying and evaluating proposals, and to assist it in recalling loaned securities for proxy voting purposes.

V. Certain Non-U.S. Markets

In certain non-U.S. markets, shareholders who vote proxies of a non-U.S. issuer may not be able to trade in the issuer’s stock for a period of time around the shareholder meeting date. In addition, there may be other costs or impediments to voting proxies in certain non-U.S. markets (e.g., receiving adequate notice, arranging for a proxy, and re-registration requirements). In non-U.S. markets with the foregoing attributes, the Adviser generally will determine not to vote proxies unless it believes that the potential benefits to the Fund of voting outweigh the impairment of portfolio management flexibility and the expected costs/impediments associated with voting.

VI. Disclosure

The following disclosure shall be provided:

A.	Each Fund’s proxy voting record shall annually be included in the Fund’s Form N-PX.

B.	The Adviser shall cause each Fund to include the Trust’s proxy voting policies and procedures in the Trust’s statement of additional information.

C.	Each Fund’s shareholder report shall include a statement that a description of the Fund’s proxy voting policies and procedures is available (i) without charge, upon request, by calling a specified toll-free or collect telephone number; (ii) on the Fund’s website, if applicable; and (iii) on the Commission’s website at http://www.sec.gov.

D.	The Trust’s statement of additional information and each Fund’s shareholder report shall include a statement that information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling a specified toll-free or collect telephone number, or on or through the Fund’s website, or both; and (ii) on the Commission’s website at http://www.sec.gov.

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

GMO AUSTRALASIA LLC

(TOGETHER “GMO”)

PROXY VOTING POLICIES AND PROCEDURES

Amended and Restated as of May 12, 2011

Amended as of December 12, 2011

I. Introduction and General Principles

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO’s proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client’s own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO’s fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II. Proxy Voting Guidelines

GMO has engaged Institutional Shareholder Services Group, Inc. (“ISS”) as its proxy voting agent to:

(1)	research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

(2)	ensure that proxies are voted and submitted in a timely manner;

(3)	handle other administrative functions of proxy voting;

(4)	maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

(5)	maintain records of votes cast; and

(6)	provide recommendations with respect to proxy voting matters in general.

Proxies generally will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time, subject to such modifications as may be determined by GMO (as described below). Copies of concise summaries of the current domestic and global ISS proxy voting guidelines are attached to these Proxy Voting Policies and Procedures as Exhibit A. To the extent GMO determines to adopt proxy voting guidelines that differ from the ISS proxy voting recommendations, such guidelines will be set forth on Exhibit B and proxies with respect to such matters will be voted in accordance with the guidelines set forth on Exhibit B. GMO reserves the right to modify any of the recommendations set forth in the ISS Proxy Voting Manual in the future. If any such changes are made, an amended Exhibit B to these Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

In certain non-U.S. markets, shareholders who vote proxies of a non-U.S. issuer may not be able to trade in the issuer’s stock for a period of time around the shareholder meeting date. In addition, there may be other costs or impediments to voting proxies in certain non-U.S. markets (e.g., receiving adequate notice, arranging for a proxy, and re-registration requirements). In non-U.S. markets with the foregoing attributes, GMO generally will determine to not vote proxies unless it believes that the potential benefits to the client of voting outweigh the impairment of portfolio management flexibility and the expected costs/impediments associated with voting. In addition, if a portfolio security is out on loan, GMO generally will not arrange to have the security recalled or to exercise voting rights associated with the security unless GMO both (1) receives adequate notice of a proposal upon which shareholders are being asked to vote (which GMO often does not receive, particularly in the case of non-U.S. issuers) and (2) GMO believes that the benefits to the client of voting on such proposal outweigh the benefits to the client of having the security remain out on loan. GMO may use third party service providers to assist it in identifying and evaluating proposals, and to assist it in recalling loaned securities for proxy voting purposes.

III. Proxy Voting Procedures

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

1.	Implementing and updating the applicable domestic and global ISS proxy voting guidelines set forth in the ISS Proxy Voting Manual, as modified from time to time by Exhibit B hereto;

2.	Overseeing the proxy voting process; and

3.	Providing periodic reports to GMO’s Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional (“GMO Investment Professional”) believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the proxy voting guidelines described in Section II. In such an event, the GMO Investment Professional will inform GMO’s Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the proxy voting guidelines described in Section II. GMO’s Corporate Actions Group will report to GMO’s Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV. Conflicts of Interest

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

1.	GMO has a business relationship or potential relationship with the issuer;

2.	GMO has a business relationship with the proponent of the proxy proposal; or

3.	GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to Exhibit B (if applicable) or the specific recommendation of ISS; (ii) seek instructions from the client or request that the client votes such proxy, or (iii) abstain. All such instances shall be reported to GMO’s Compliance Department at least quarterly.

V. Special Procedures for Voting Shares of GMO Trust

GMO’s responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a family of registered mutual funds for which GMO serves as the investment adviser, may give rise to conflicts of interest. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or (b) seek instructions from its clients and vote on accordance with those instructions.

VI. Special Procedures for Voting Shares of GMO Series Trust

GMO also serves as investment adviser for the GMO Series Trust family of registered mutual funds. Each series of GMO Series Trust is a “Feeder Fund” investing substantially of its assets in shares of a corresponding series of GMO Trust (each a “Master Fund”) in reliance on Section 12(d)(1)(E) of the Investment Company Act of 1940 (the “1940 Act”). In accordance with Section 12(d)(1)(E) of the 1940 Act, GMO will either (i) seek instructions from a Feeder Fund’s holders with regard to the voting of all proxies with respect to the Feeder Fund’s shares in the corresponding Master Fund and vote such proxies only in accordance with such instructions, or (ii) vote the shares of the corresponding Master Fund held by a Feeder Fund in the same proportion as the vote of all other holders of the Master Fund.

VII. Recordkeeping

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

(1)	a copy of these policies and procedures which shall be made available to clients, upon request;

(2)	a record of each vote cast (which ISS maintains on GMO’s behalf); and

(3)	each written client request for proxy records and GMO’s written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VIII. Disclosure

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client’s proxy.

2013 U.S. Proxy Voting Concise Guidelines

December 19, 2012

Institutional Shareholder Services Inc.

Copyright © 2012 by ISS

www.issgovernance.com

ISS’ 2013 U.S. PROXY VOTING CONCISE GUIDELINES

The policies contained herein are sampling of select, key proxy voting guidelines and are not exhaustive. A full listing of ISS’ 2013 proxy voting guidelines can be found at http://www.issgovernance.com/files/2013lSSUSSummarvGuidelines.pdf

Routine/Miscellaneous

Auditor Ratification

Vote FOR proposals to ratify auditors unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

•	Non-audit (“other”) fees > audit fees + audit-related fees + tax compliance/preparation fees.

▶ ▶ ▶ ▶ ▶

Board of Directors:

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be determined CASE-BY-CASE.

Four fundamental principles apply when determining votes on director nominees:

1.	Board Accountability

2.	Board Responsiveness

3.	Director Independence

4.	Director Competence

1. Board Accountability

Vote AGAINST1 or WITHHOLD from the entire board of directors (except new nominees2, who should be considered CASE-BY-CASE) for the following:

[1]	In general, companies with a plurality vote standard use “Withhold” as the contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-8

Problematic Takeover Defenses

Classified Board Structure:

1.1.	The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election. All appropriate nominees (except new) may be held accountable.

Director Performance Evaluation:

1.2.	The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one—and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s five-year total shareholder return and operational metrics. Problematic provisions include but are not limited to:

•	A classified board structure;

•	A supermajority vote requirement;

•	Either a plurality vote standard in uncontested director elections or a majority vote standard with no plurality carve-out for contested elections;

•	The inability of shareholders to call special meetings;

•	The inability of shareholders to act by written consent;

•	A dual-class capital structure; and/or

•	A non–shareholder-approved poison pill.

Poison Pills:

1.3.	The company’s poison pill has a “dead-hand” or “modified dead-hand” feature. Vote AGAINST or WITHHOLD from nominees every year until this feature is removed;

1.4.	The board adopts a poison pill with a term of more than 12 months (“long-term pill”), or renews any existing pill, including any “short-term” pill (12 months or less), without shareholder approval. A commitment or policy that puts a newly adopted pill to a binding shareholder vote may potentially offset an adverse vote recommendation. Review such companies with classified boards every year, and such companies with annually elected boards at least once every three years, and vote AGAINST or WITHHOLD votes from all nominees if the company still maintains a non-shareholder-approved poison pill; or

1.5.	The board makes a material adverse change to an existing poison pill without shareholder approval.

Vote CASE-BY-CASE on all nominees if:

1.6.	The board adopts a poison pill with a term of 12 months or less (“short-term pill”) without shareholder approval, taking into account the following factors:

•

The date of the pill’s adoption relative to the date of the next meeting of shareholders—i.e. whether the company had time to put the pill on ballot for shareholder ratification given the circumstances;

•	The issuer’s rationale;

•	The issuer’s governance structure and practices; and

•	The issuer’s track record of accountability to shareholders.

Problematic Audit-Related Practices

[2]	A “new nominee” is any current nominee who has not already been elected by shareholders and who joined the board after the problematic action in question transpired. If ISS cannot determine whether the nominee joined the board before or after the problematic action transpired, the nominee will be considered a “new nominee” if he or she joined the board within the 12 months prior to the upcoming shareholder meeting.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-9

Generally vote AGAINST or WITHHOLD from the members of the Audit Committee if:

1.7.	The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

1.8.	The company receives an adverse opinion on the company’s financial statements from its auditor; or

1.9.	There is persuasive evidence that the Audit Committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-BY-CASE on members of the Audit Committee and potentially the full board if:

1.10.	Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether WITHHOLD/AGAINST votes are warranted.

Problematic Compensation Practices/Pay for Performance Misalignment

In the absence of an Advisory Vote on Executive Compensation ballot item or in egregious situations, vote AGAINST or WITHHOLD from the members of the Compensation Committee and potentially the full board if:

1.11.	There is a significant misalignment between CEO pay and company performance (pay for performance);

1.12.	The company maintains significant problematic pay practices;

1.13.	The board exhibits a significant level of poor communication and responsiveness to shareholders;

1.14.	The company fails to submit one-time transfers of stock options to a shareholder vote; or

1.15.	The company fails to fulfill the terms of a burn rate commitment made to shareholders.

Vote CASE-BY-CASE on Compensation Committee members (or, in exceptional cases, the full board) and the Management Say-on-Pay proposal if:

1.16.	The company’s previous say-on-pay proposal received the support of less than 70 percent of votes cast, taking into account:

•	The company’s response, including:

•	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;

•	Specific actions taken to address the issues that contributed to the low level of support;

•	Other recent compensation actions taken by the company;

•	Whether the issues raised are recurring or isolated;

•	The company’s ownership structure; and

•	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

Governance Failures

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, committee members, or the entire board, due to:

1.17.	Material failures of governance, stewardship, risk oversight[3], or fiduciary responsibilities at the company;

[3]	Examples of failure of risk oversight include, but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; significant adverse legal judgments or settlements; hedging of company stock; or significant pledging of company stock.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-10

1.18.	Failure to replace management as appropriate; or

1.19.	Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

2. Board Responsiveness:

Vote AGAINST or WITHHOLD from individual directors, committee members, or the entire board of directors as appropriate if:

2.1.	For 2013, the board failed to act[4] on a shareholder proposal that received the support of a majority of the shares outstanding the previous year;

2.2.	For 2013, the board failed to act on a shareholder proposal that received the support of a majority of shares cast in the last year and one of the two previous years;

2.3.	For 2014, the board failed to act on a shareholder proposal that received the support of a majority of the shares cast in the previous year;

2.4.	The board failed to act on takeover offers where the majority of shares are tendered;

2.5.	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote; or

2.6.	The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received the majority of votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency.

Vote CASE-BY-CASE on the entire board if:

2.7.	The board implements an advisory vote on executive compensation on a less frequent basis than the frequency that received a plurality, but not a majority, of the votes cast at the most recent shareholder meeting at which shareholders voted on the say-on-pay frequency, taking into account:

•	The board’s rationale for selecting a frequency that is different from the frequency that received a plurality;

•	The company’s ownership structure and vote results;

•	ISS’ analysis of whether there are compensation concerns or a history of problematic compensation practices; and

•	The previous year’s support level on the company’s say-on-pay proposal.

3. Director Independence

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Categorization of Directors) when:

3.1.	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

[4]	Responding to the shareholder proposal will generally mean either full implementation of the proposal or, if the matter requires a vote by shareholders, a management proposal on the next annual ballot to implement the proposal. Responses that involve less than full implementation will be considered on a case-by-case basis, taking into account:

•	The subject matter of the proposal;

•	The level of support and opposition provided to the resolution in past meetings;

•	Disclosed outreach efforts by the board to shareholders in the wake of the vote;

•	Actions taken by the board in response to its engagement with shareholders;

•	The continuation of the underlying issue as a voting item on the ballot (as either shareholder or management proposals); and

•	Other factors as appropriate.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-11

3.2.	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

3.3.	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or

3.4.	Independent directors make up less than a majority of the directors.

4. Director Competence

Attendance at Board and Committee Meetings:

4.1.	Generally vote AGAINST or WITHHOLD from directors (except new nominees, who should be considered CASE-BY-CASE5) who attend less than 75 percent of the aggregate of their board and committee meetings for the period for which they served, unless an acceptable reason for absences is disclosed in the proxy or another SEC filing. Acceptable reasons for director absences are generally limited to the following:

•	Medical issues/illness;

•	Family emergencies; and
•	Missing only one meeting (when the total of all meetings is three or fewer).

4.2.	If the proxy disclosure is unclear and insufficient to determine whether a director attended at least 75 percent of the aggregate of his/her board and committee meetings during his/her period of service, vote AGAINST or WITHHOLD from the director(s) in question.

Overboarded Directors:

Vote AGAINST or WITHHOLD from individual directors who:

4.3.	Sit on more than six public company boards; or

4.4.	Are CEOs of public companies who sit on the boards of more than two public companies besides their own-withhold only at their outside boards[6].

▶ ▶ ▶ ▶ ▶

Proxy Access

ISS supports proxy access as an important shareholder right, one that is complementary to other best-practice corporate governance features. However, in the absence of a uniform standard, proposals to enact proxy access may vary widely; as such, ISS is not setting forth specific parameters at this time and will take a case-by-case approach in evaluating these proposals.

Vote CASE-BY-CASE on proposals to enact proxy access, taking into account, among other factors:

[5]	For new nominees only, schedule conflicts due to commitments made prior to their appointment to the board are considered if disclosed in the proxy or another SEC filing.
[6]	Although all of a CEO’s subsidiary boards will be counted as separate boards, ISS will not recommend a withhold vote from the CEO of a parent company board or any of the controlled (>50 percent ownership) subsidiaries of that parent, but will do so at subsidiaries that are less than 50 percent controlled and boards outside the parent/subsidiary relationships.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-12

•	Company-specific factors; and

•	Proposal-specific factors, including:

•	The ownership thresholds proposed in the resolution (i.e., percentage and duration);

•	The maximum proportion of directors that shareholders may nominate each year; and

•	The method of determining which nominations should appear on the ballot if multiple shareholders submit nominations.

▶ ▶ ▶ ▶ ▶

Proxy Contests—Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Qualifications of director nominees (both slates);

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates);

•	Stock ownership positions.

When the addition of shareholder nominees to the management card (“proxy access nominees”) results in a number of nominees on the management card which exceeds the number of seats available for election, vote CASE-BY-CASE considering the same factors listed above.

▶ ▶ ▶ ▶ ▶

Shareholder Rights & Defenses

Poison Pills—Management Proposals to Ratify Poison Pill

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•	No lower than a 20% trigger, flip-in or flip-over;

•	A term of no more than three years;

•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

•

Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

▶ ▶ ▶ ▶ ▶

Poison Pills—Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Vote AGAINST proposals to adopt a poison pill for the stated purpose of protecting a company’s net operating losses (NOL) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-13

Vote CASE-BY-CASE on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

•	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);

•	The value of the NOLs;

•	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);

•

The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

•	Any other factors that may be applicable.

▶ ▶ ▶ ▶ ▶

Shareholder Ability to Act by Written Consent

Generally vote AGAINST management and shareholder proposals to restrict or prohibit shareholders’ ability to act by written consent.

Generally vote FOR management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

•	Shareholders’ current right to act by written consent;

•	The consent threshold;

•	The inclusion of exclusionary or prohibitive language;

•	Investor ownership structure; and

•	Shareholder support of, and management’s response to, previous shareholder proposals.

Vote CASE-BY-CASE on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

•	An unfettered[7] right for shareholders to call special meetings at a 10 percent threshold;

•	A majority vote standard in uncontested director elections;

•	No non-shareholder-approved pill; and

•	An annually elected board.

▶ ▶ ▶ ▶ ▶

CAPITAL/RESTRUCTURING

Common Stock Authorization

Vote FOR proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote AGAINST proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

[7]	“Unfettered” means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-14

Vote CASE-BY-CASE on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

•	The company’s use of authorized shares during the last three years

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes of the proposed increase;

•	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the

•	request; and

•

The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns.

▶ ▶ ▶ ▶ ▶

Dual Class Structure

Generally vote AGAINST proposals to create a new class of common stock unless:

•	The company discloses a compelling rationale for the dual-class capital structure, such as:

•	The company’s auditor has concluded that there is substantial doubt about the company’s ability to continue as a going concern; or

•	The new class of shares will be transitory;

•	The new class is intended for financing purposes with minimal or no dilution to current shareholders in both the short term and long term; and

•	The new class is not designed to preserve or increase the voting power of an insider or significant shareholder.

▶ ▶ ▶ ▶ ▶

Preferred Stock Authorization

Vote FOR proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class or series of preferred stock to increase the number of authorized shares of the class or series of preferred stock that has superior voting rights.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

•	The company’s use of authorized preferred shares during the last three years;

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes for the proposed increase;

•	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;

•

In cases where the company has existing authorized preferred stock, the dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns; and

•	Whether the shares requested are blank check preferred shares that can be used for antitakeover purposes.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-15

▶ ▶ ▶ ▶ ▶

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•

Valuation—Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction—How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•

Strategic rationale—Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•

Negotiations and process—Were the terms of the transaction negotiated at arm’s-length? Was the process far and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•

Conflicts of interest—Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•

Governance—Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

▶ ▶ ▶ ▶ ▶

COMPENSATION

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-16

3.	Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

4.	Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

5.	Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation—Management Proposals (Management Say-on-Pay)

Vote CASE-BY-CASE on ballot items related to executive pay and practices, as well as certain aspects of outside director compensation.

Vote AGAINST Advisory Votes on Executive Compensation (Management Say-on-Pay—MSOP) if:

•	There is a significant misalignment between CEO pay and company performance (pay for performance);

•	The company maintains significant problematic pay practices;

•	The board exhibits a significant level of poor communication and responsiveness to shareholders.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee and potentially the full board if:

•

There is no MSOP on the ballot, and an AGAINST vote on an MSOP is warranted due to pay for performance misalignment, problematic pay practices, or the lack of adequate responsiveness on compensation issues raised previously, or a combination thereof;

•	The board fails to respond adequately to a previous MSOP proposal that received less than 70 percent support of votes cast;

•	The company has recently practiced or approved problematic pay practices, including option repricing or option backdating; or

•	The situation is egregious.

Vote AGAINST an equity plan on the ballot if:

•	A pay for performance misalignment is found, and a significant portion of the CEO’s misaligned pay is attributed to non-performance-based equity awards, taking into consideration:

•	Magnitude of pay misalignment;

•	Contribution of non-performance-based equity grants to overall pay; and

•	The proportion of equity awards granted in the last three fiscal years concentrated at the named executive officer (NEO) level.

Primary Evaluation Factors for Executive Pay

Pay-for-Performance Evaluation

ISS annually conducts a pay-for-performance analysis to identify strong or satisfactory alignment between pay and performance over a sustained period. With respect to companies in the Russell 3000 index, this analysis considers the following:

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-17

6.	Peer Group[8] Alignment:

•	The degree of alignment between the company’s TSR rank and the CEO’s total pay rank within a peer group, as measured over one-year and three-year periods (weighted 40/60);

•	The multiple of the CEO’s total pay relative to the peer group median.

7.	Absolute Alignment — the absolute alignment between the trend in CEO pay and company TSR over the prior five fiscal years — i.e., the difference between the trend in annual pay changes and the trend in annualized TSR during the period.

If the above analysis demonstrates significant unsatisfactory long-term pay-for-performance alignment or, in the case of non-Russell 3000 index companies, misaligned pay and performance are otherwise suggested, our analysis may include any of the following qualitative factors, if they are relevant to the analysis to determine how various pay elements may work to encourage or to undermine long-term value creation and alignment with shareholder interests:

•	The ratio of performance—to time-based equity awards;

•	The overall ratio of performance-based compensation;

•	The completeness of disclosure and rigor of performance goals;

•	The company’s peer group benchmarking practices;

•	Actual results of financial/operational metrics, such as growth in revenue, profit, cash flow, etc., both absolute and relative to peers;

•	Special circumstances related to, for example, a new CEO in the prior FY or anomalous equity grant practices (e.g., bi-annual awards);

•	Realizable pay compared to grant pay; and

•	Any other factors deemed relevant.

Problematic Pay Practices

The focus is on executive compensation practices that contravene the global pay principles, including:

•	Problematic practices related to non-performance-based compensation elements;

•	Incentives that may motivate excessive risk-taking; and

•	Options Backdating.

Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated CASE-BY-CASE considering the context of a company’s overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS’ Compensation FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

•	Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);

•	Excessive perquisites or tax gross-ups, including any gross-up related to a secular trust or restricted stock vesting;

•	New or extended agreements that provide for:

•	CIC payments exceeding 3 times base salary and average/target/most recent bonus;

[8]	The revised peer group is generally comprised of 14-24 companies that are selected using market cap, revenue (or assets for certain financial firms), GICS industry group and company’s selected peers’ GICS industry group with size constraints, via a process designed to select peers that are closest to the subject company in terms of revenue/assets and industry and also within a market cap bucket that is reflective of the company’s.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-18

•	CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers);

•	CIC payments with excise tax gross-ups (including “modified” gross-ups).

Incentives that may Motivate Excessive Risk-Taking

•	Multi-year guaranteed bonuses;

•	A single or common performance metric used for short—and long-term plans;

•	Lucrative severance packages;

•	High pay opportunities relative to industry peers;

•	Disproportionate supplemental pensions; or

•	Mega annual equity grants that provide unlimited upside with no downside risk.

Factors that potentially mitigate the impact of risky incentives include rigorous claw-back provisions and robust stock ownership/holding guidelines.

Options Backdating

The following factors should be examined CASE-BY-CASE to allow for distinctions to be made between “sloppy” plan administration versus deliberate action or fraud:

•	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

•	Duration of options backdating;

•	Size of restatement due to options backdating;

•	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and

•	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.

Board Communications and Responsiveness

Consider the following factors CASE-BY-CASE when evaluating ballot items related to executive pay on the board’s responsiveness to investor input and engagement on compensation issues:

•	Failure to respond to majority-supported shareholder proposals on executive pay topics; or

•	Failure to adequately respond to the company’s previous say-on-pay proposal that received the support of less than 70 percent of votes cast, taking into account:

•	The company’s response, including:

•	Disclosure of engagement efforts with major institutional investors regarding the issues that contributed to the low level of support;

•	Specific actions taken to address the issues that contributed to the low level of support;

•	Other recent compensation actions taken by the company;

•	Whether the issues raised are recurring or isolated;

•	The company’s ownership structure; and

•	Whether the support level was less than 50 percent, which would warrant the highest degree of responsiveness.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-19

▶ ▶ ▶ ▶ ▶

Frequency of Advisory Vote on Executive Compensation (“Say When on Pay”)

Vote FOR annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

▶ ▶ ▶ ▶ ▶

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

Vote CASE-BY-CASE on say on Golden Parachute proposals, including consideration of existing change-in-control arrangements maintained with named executive officers rather than focusing primarily on new or extended arrangements.

Features that may result in an AGAINST recommendation include one or more of the following, depending on the number, magnitude, and/or timing of issue(s):

•	Single—or modified-single-trigger cash severance;

•	Single-trigger acceleration of unvested equity awards;

•	Excessive cash severance (>3x base salary and bonus);

•	Excise tax gross-ups triggered and payable (as opposed to a provision to provide excise tax gross-ups);

•	Excessive golden parachute payments (on an absolute basis or as a percentage of transaction equity value); or

•

Recent amendments that incorporate any problematic features (such as those above) or recent actions (such as extraordinary equity grants) that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders; or

•	The company’s assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote.

Recent amendment(s) that incorporate problematic features will tend to carry more weight on the overall analysis. However, the presence of multiple legacy problematic features will also be closely scrutinized.

In cases where the golden parachute vote is incorporated into a company’s advisory vote on compensation (management say-on-pay), ISS will evaluate the say-on-pay proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

▶ ▶ ▶ ▶ ▶

Equity-Based and Other Incentive Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

•	The total cost of the company’s equity plans is unreasonable;

•	The plan expressly permits repricing;

•	A pay-for-performance misalignment is found;

•	The company’s three year burn rate exceeds the burn rate cap of its industry group;

•	The plan has a liberal change-of-control definition; or

•	The plan is a vehicle for problematic pay practices.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-20

Social/Environmental Issues

Global Approach

Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short term or long term.

Generally vote CASE-BY-CASE, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder value, and in addition the following will also be considered:

•	If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;

•	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;

•	Whether the proposal’s request is unduly burdensome (scope, timeframe, or cost) or overly prescriptive;

•	The company’s approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;

•

If the proposal requests increased disclosure or greater transparency, whether or not reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and

•

If the proposal requests increased disclosure or greater transparency, whether or not implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

▶ ▶ ▶ ▶ ▶

Political Spending & Lobbying Activities

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibit coercion.

Vote AGAINST proposals to publish in newspapers and other media the company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Generally vote FOR proposals requesting greater disclosure of a company’s political contributions and trade association spending policies and activities. However, the following will be considered:

•

The company’s current disclosure of policies and oversight mechanisms related to its direct political contributions and payments to trade associations or other groups that may be used for political purposes, including information on the types of organizations supported and the business rationale for supporting these organizations; and

•	Recent significant controversies, fines, or litigation related to the company’s political contributions or political activities.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-21

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Vote CASE-BY-CASE on proposals requesting information on a company’s lobbying (including direct, indirect, and grassroots lobbying) activities, policies, or procedures, considering:

•	The company’s current disclosure of relevant policies and oversight mechanisms;

•	Recent significant controversies, fines, or litigation regarding the company’s lobbying-related activities; and

•	The impact that the public policy issues in question may have on the company’s business operations, if specific public policy issues are addressed.

▶ ▶ ▶ ▶ ▶

Foreign Private Issuers Listed on U.S. Exchanges

Vote AGAINST (or WITHHOLD from) non-independent director nominees at companies which fail to meet the following criteria: a majority-independent board, and the presence of an audit, a compensation, and a nomination committee, each of which is entirely composed of independent directors.

Where the design and disclosure levels of equity compensation plans are comparable to those seen at U.S. companies, U.S. compensation policy will be used to evaluate the compensation plan proposals. In all other cases, equity compensation plans will be evaluated according to ISS International Proxy Voting Guidelines.

All other voting items will be evaluated using ISS International Proxy Voting Guidelines.

▶ ▶ ▶ ▶ ▶

Disclosure/Disclaimer

This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the “Information”) is the property of Institutional Shareholder Services Inc. (ISS), its subsidiaries, or, in some cases third party suppliers.

The Information has not been submitted to, nor received approval from, the United States Securities and Exchange Commission or any other regulatory body. None of the Information constitutes an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and ISS does not endorse, approve, or otherwise express any opinion regarding any issuer, securities, financial products or instruments or trading strategies.

The user of the Information assumes the entire risk of any use it may make or permit to be made of the Information.

ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-22

ISS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, TIMELINESS, NON-INFRINGEMENT, COMPLETENESS, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO ANY OF THE INFORMATION.

Without limiting any of the foregoing and to the maximum extent permitted by law, in no event shall ISS have any liability regarding any of the Information for any direct, indirect, special, punitive, consequential (including lost profits), or any other damages even if notified of the possibility of such damages. The foregoing shall not exclude or limit any liability that may not by applicable law be excluded or limited.

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ISS’ 2013 U.S. Proxy Voting Concise Guidelines	C-23

2013 International Proxy Voting Summary Guidelines

Dec. 19, 2012

Institutional Shareholder Services Inc.

Copyright© 2012 by ISS

www.issgovernance.com

ISS’ 2013 INTERNATIONAL PROXY VOTING SUMMARY GUIDELINES

Effective for Meetings on or after Feb. 1, 2013

Published Dec. 19, 2012

The following is a condensed version of the proxy voting recommendations contained in ISS’ International Proxy Voting Manual. Note that markets covered in this document exclude the U.S., Canada, Western European markets, Australia, New Zealand, and China, which are presented separately. In addition, ISS has country—and market-specific policies, which are not captured below.

ISS’ 2013 International Proxy Voting Summary Guidelines	C-25

ISS’ 2013 International Proxy Voting Summary Guidelines	C-26

1. OPERATIONAL ITEMS

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

▶ ▶ ▶ ▶ ▶

Appointment of Auditors and Auditor Fees

Vote FOR the (re)election of auditors and/or proposals authorizing the board to fix auditor fees, unless:

•	There are serious concerns about the procedures used by the auditor;

•	There is reason to believe that the auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•	External auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company;

•	Name of the proposed auditors has not been published;

•	The auditors are being changed without explanation; or

•	Fees for non-audit services exceed standard annual audit-related fees (only applies to companies on the MSCI EAFE index and/or listed on any country main index).

In circumstances where fees for non-audit services include fees related to significant one-time capital structure events (initial public offerings, bankruptcy emergencies, and spinoffs) and the company makes public disclosure of the amount and nature of those fees, which are an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit fees.

For concerns related to the audit procedures, independence of auditors, and/or name of auditors, ISS may recommend AGAINST the auditor (re)election. For concerns related to fees paid to the auditors, ISS may recommend AGAINST remuneration of auditors if this is a separate voting item; otherwise ISS may recommend AGAINST the auditor election.

▶ ▶ ▶ ▶ ▶

Appointment of Internal Statutory Auditors

Vote FOR the appointment or (re)election of statutory auditors, unless:

•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-27

Allocation of Income

Vote FOR approval of the allocation of income, unless:

•	The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

•	The payout is excessive given the company’s financial position.

▶ ▶ ▶ ▶ ▶

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

▶ ▶ ▶ ▶ ▶

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Change in Company Fiscal Term

Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its AGM.

▶ ▶ ▶ ▶ ▶

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.

▶ ▶ ▶ ▶ ▶

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-28

2. BOARD OF DIRECTORS

Director Elections

Vote FOR management nominees in the election of directors, unless:

•	Adequate disclosure has not been provided in a timely manner;

•	There are clear concerns over questionable finances or restatements;

•	There have been questionable transactions with conflicts of interest;

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Vote AGAINST the election of directors at all companies if the name of the nominee is not disclosed in a timely manner prior to the meeting.

Grace period: Vote FOR the election of directors at all Polish companies and non-index Turkish companies in 2013 even if nominee names are not disclosed in a timely manner prior to the meeting, but include cautionary language in the research report. Beginning in 2014, vote AGAINST the election of directors at all Polish companies and non-index Turkish companies if nominee names are not disclosed in a timely manner prior to the meeting.

Under extraordinary circumstances, vote AGAINST individual directors, members of a committee, or the entire board, due to:

•	Material failures of governance, stewardship, risk oversight, or fiduciary responsibilities at the company;

•	Failure to replace management as appropriate; or

•

Egregious actions related to a director’s service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

▶ ▶ ▶ ▶ ▶

[Please see the ISS International Classification of Directors on the following page.]

ISS’ 2013 International Proxy Voting Summary Guidelines	C-29

ISS Classification of Directors—International Policy 2013

Executive Director

•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)

•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•	Any director who is nominated by a dissenting significant shareholder, unless there is a clear lack of material[5] connection with the dissident, either currently or historically;

•

Beneficial owner (direct or indirect) of at least 10 percent of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., family members who beneficially own less than 10 percent individually, but collectively own more than 10 percent), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•

Currently provides (or a relative[1] provides) professional services[2] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•

Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test[3]);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative[1] of a current employee of the company or its affiliates;

•	Relative[1] of a former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the General Meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (five-year cooling off period);

•	Years of service is generally not a determining factor unless it is recommended best practice in a market and/or in extreme circumstances, in which case it may be considered.[4]

•	Any additional relationship or principle considered to compromise independence under local corporate governance best practice guidance.

Independent NED

•	No material[5] connection, either directly or indirectly, to the company (other than a board seat) or the dissenting significant shareholder.

ISS’ 2013 International Proxy Voting Summary Guidelines	C-30

Employee Representative

•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Footnotes:

[1]	“Relative” follows the definition of “immediate family members” which covers spouses, parents, children, stepparents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

ISS’ 2013 International Proxy Voting Summary Guidelines	C-31

[2]	Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

[3]	A business relationship may be material if the transaction value (of all outstanding transactions) entered into between the company and the company or organization with which the director is associated is equivalent to either 1 percent of the company’s turnover or 1 percent of the turnover of the company or organization with which the director is associated. OR, A business relationship may be material if the transaction value (of all outstanding financing operations) entered into between the company and the company or organization with which the director is associated is more than 10 percent of the company’s shareholder equity or the transaction value, (of all outstanding financing operations), compared to the company’s total assets, is more than 5 percent.

[4]	For example, in continental Europe, directors with a tenure exceeding 12 years will be considered non-independent. In the United Kingdom, Ireland, Hong Kong and Singapore, directors with a tenure exceeding nine years will be considered non-independent, unless the company provides sufficient and clear justification that the director is independent despite his long tenure.

[5]	For purposes of ISS’ director independence classification, “material” will be defined as a standard of relationship financial, personal or otherwise that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

▶ ▶ ▶ ▶ ▶

Contested Director Elections

For contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, ISS will make its recommendation on a case-by-case basis, determining which directors are best suited to add value for shareholders.

The analysis will generally be based on, but not limited to, the following major decision factors:

•	Company performance relative to its peers;

•	Strategy of the incumbents versus the dissidents;

•	Independence of directors/nominees;

•	Experience and skills of board candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment;

•	Responsiveness to shareholders;

•	Whether a takeover offer has been rebuffed;

•	Whether minority or majority representation is being sought.

When analyzing a contested election of directors, ISS will generally focus on two central questions: (1) Have the dissidents proved that board change is warranted? And (2) if so, are the dissident board nominees likely to effect positive change (i.e., maximize long-term shareholder value).

▶ ▶ ▶ ▶ ▶

Discharge of Directors

Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies as to whether the board is fulfilling its fiduciary duties, as evidenced by:

ISS’ 2013 International Proxy Voting Summary Guidelines	C-32

•

A lack of oversight or actions by board members that invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

•

Any legal proceedings (either civil or criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

•	Other egregious governance issues where shareholders will bring legal action against the company or its directors.

For markets that do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.

▶ ▶ ▶ ▶ ▶

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify external auditors.

▶ ▶ ▶ ▶ ▶

Board Structure

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-33

3. CAPITAL STRUCTURE

Share Issuance Requests

General Issuances

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

▶ ▶ ▶ ▶ ▶

Increases in Authorized Capital

Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

•	The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

▶ ▶ ▶ ▶ ▶

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional super voting shares.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-34

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Debt Issuance Requests

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

▶ ▶ ▶ ▶ ▶

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Increase in Borrowing Powers

Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Share Repurchase Plans

Generally vote FOR market repurchase authorities (share repurchase programs) if the terms comply with the following criteria:

•	A repurchase limit of up to 10 percent of outstanding issued share capital (15 percent in U.K./Ireland);

•	A holding limit of up to 10 percent of a company’s issued share capital in treasury (“on the shelf”); and

•	A duration of no more than five years, or such lower threshold as may be set by applicable law, regulation or code of governance best practice.

ISS’ 2013 International Proxy Voting Summary Guidelines	C-35

Authorities to repurchase shares in excess of the 10 percent repurchase limit will be assessed on a case-by-case basis. ISS may support such share repurchase authorities under special circumstances, which are required to be publicly disclosed by the company, provided that, on balance, the proposal is in shareholders’ interests. In such cases, the authority must comply with the following criteria:

•	A holding limit of up to 10 percent of a company’s issued share capital in treasury (“on the shelf”); and

•	A duration of no more than 18 months.

In markets where it is normal practice not to provide a repurchase limit, ISS will evaluate the proposal based on the company’s historical practice. However, ISS expects companies to disclose such limits and, in the future, may recommend a vote against companies that fail to do so. In such cases, the authority must comply with the following criteria:

•	A holding limit of up to 10 percent of a company’s issued share capital in treasury (“on the shelf”); and

•	A duration of no more than 18 months.

In addition, ISS will recommend AGAINST any proposal where:

•	The repurchase can be used for takeover defenses;

•	There is clear evidence of abuse;

•	There is no safeguard against selective buybacks; and/or

•	Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.

▶ ▶ ▶ ▶ ▶

Reissuance of Repurchased Shares

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

▶ ▶ ▶ ▶ ▶

Capitalization of Reserves for Bonus Issues/Increase in Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-36

4. COMPENSATION

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Director Compensation

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-37

5. OTHER ITEMS

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•

Valuation—Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.

•	Market reaction—How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.

•

Strategic rationale—Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•

Conflicts of interest—Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

•

Governance—Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

▶ ▶ ▶ ▶ ▶

Mandatory Takeover Bid Waivers

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

▶ ▶ ▶ ▶ ▶

Expansion of Business Activities

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-38

Related-Party Transactions

In evaluating resolutions that seek shareholder approval on related-party transactions (RPTs), vote on a case-by-case basis, considering factors including, but not limited to, the following:

•	The parties on either side of the transaction;

•	The nature of the asset to be transferred/service to be provided;

•	The pricing of the transaction (and any associated professional valuation);

•	The views of independent directors (where provided);

•	The views of an independent financial adviser (where appointed);

•	Whether any entities party to the transaction (including advisers) is conflicted; and

•	The stated rationale for the transaction, including discussions of timing.

If there is a transaction that ISS deemed problematic and that was not put to a shareholder vote, ISS may recommend against the election of the director involved in the related-party transaction or the full board.

▶ ▶ ▶ ▶ ▶

Antitakeover Mechanisms

Generally vote AGAINST all antitakeover proposals, unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

▶ ▶ ▶ ▶ ▶

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-39

Social/Environmental Issues

Global Approach

Issues covered under the policy include a wide range of topics, including consumer and product safety, environment and energy, labor covered standards and human rights, workplace and board diversity, and corporate political issues. While a variety of factors goes into each analysis, the overall principle guiding all vote recommendations focuses on how the proposal may enhance or protect shareholder value in either the short term or long term.

Generally vote CASE-BY-CASE, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder value, and in addition the following will be considered:

•	If the issues presented in the proposal are more appropriately or effectively dealt with through legislation or government regulation;

•	If the company has already responded in an appropriate and sufficient manner to the issue(s) raised in the proposal;

•	Whether the proposal’s request is unduly burdensome (scope, timeframe, or cost) or overly prescriptive;

•	The company’s approach compared with any industry standard practices for addressing the issue(s) raised by the proposal;

•

If the proposal requests increased disclosure or greater transparency, whether or not reasonable and sufficient information is currently available to shareholders from the company or from other publicly available sources; and

•

If the proposal requests increased disclosure or greater transparency, whether or not implementation would reveal proprietary or confidential information that could place the company at a competitive disadvantage.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-40

6. Foreign Private Issuers Listed on U.S. Exchanges

Foreign private issuers (“FPIs”) are defined as companies whose business is administered principally outside the U.S., with more than 50 percent of assets located outside the U.S.; a majority of whose directors/officers are not U.S. citizens or residents; and a majority of whose outstanding voting shares are held by non-residents of the U.S.

Companies that are incorporated outside of the U.S. and listed solely on U.S. exchanges, where they qualify as FPIs, will be subject to the following policy:

Vote AGAINST (or WITHHOLD from) non-independent director nominees at companies which fail to meet the following criteria: a majority-independent board, and the presence of an audit, a compensation, and a nomination committee, each of which is entirely composed of independent directors.

Where the design and disclosure levels of equity compensation plans are comparable to those seen at U.S. companies, U.S. compensation policy will be used to evaluate the compensation plan proposals. In all other cases, equity compensation plans will be evaluated according to ISS’ International Proxy Voting Guidelines.

All other voting items will be evaluated using ISS’ International Proxy Voting Guidelines.

▶ ▶ ▶ ▶ ▶

ISS’ 2013 International Proxy Voting Summary Guidelines	C-41

DISCLOSURE/DISCLAIMER

This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the “Information”) is the property of Institutional Shareholder Services Inc. (“ISS”), its subsidiaries, or, in some cases third party suppliers.

The Information has not been submitted to, nor received approval from, the United States Securities and Exchange Commission or any other regulatory body. None of the Information constitutes an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and ISS does not endorse, approve or otherwise express any opinion regarding any issuer, securities, financial products or instruments or trading strategies.

The user of the Information assumes the entire risk of any use it may make or permit to be made of the Information.

ISS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, TIMELINESS, NON-INFRINGEMENT, COMPLETENESS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO ANY OF THE INFORMATION.

Without limiting any of the foregoing and to the maximum extent permitted by law, in no event shall ISS have any liability regarding any of the Information for any direct, indirect, special, punitive, consequential (including lost profits) or any other damages even if notified of the possibility of such damages. The foregoing shall not exclude or limit any liability that may not by applicable law be excluded or limited.

ISS’ 2013 International Proxy Voting Summary Guidelines	C-42

Exhibit B (as amended February 2, 2009)

Modifications to recommendations set forth in the ISS Proxy Voting Manual

Shareholder Ability to Act by Written Consent

Vote FOR proposals to restrict or prohibit shareholder activity to take action by written consent.

Vote AGAINST proposals to allow or make easier shareholder action by written consent.

Cumulative Voting

Vote FOR proposals to eliminate cumulative voting.

Vote AGAINST proposals to restore or provide for cumulative voting.

Incumbent Director Nominees

Vote WITH management’s recommendations regarding incumbent director nominees.

GMO TRUST

PART C. OTHER INFORMATION

Item 28.	Exhibits

(a) 1.	Amended and Restated Agreement and Declaration of Trust of GMO Trust (the “Trust” or “Registrant”), dated September 10, 2009 (the “Declaration of Trust”);[26]

2.	Amendment No. 1 to the Declaration of Trust;[27]

3.	Amendment No. 2 to the Declaration of Trust;[31]

4.	Amendment No. 3 to the Declaration of Trust;[33]

5.	Amendment No. 4 to the Declaration of Trust;[34]

6.	Amendment No. 5 to the Declaration of Trust;[37]

7.	Amendment No. 6 to the Declaration of Trust;[37]

8.	Amendment No. 7 to the Declaration of Trust;[37]

9.	Amendment No. 8 to the Declaration of Trust;[40]

10.	Amendment No. 9 to the Declaration of Trust;[41]

11.	Amendment No. 10 to the Declaration of Trust;[42]

12.	Amendment No. 11 to the Declaration of Trust;[43] and

13.	Amendment No. 12 to the Declaration of Trust – Exhibit (a)(13).

(b)	Amended and Restated By-laws of the Trust, effective as of March 1, 2007 (the “By-laws”).[17]

(c) 1.	Please refer to Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Declaration of Trust, which is hereby incorporated by reference;[26] and

2.	Please refer to Article 11 (Meetings of Shareholders) of the By-laws, which is hereby incorporated by reference.[17]

(d) 1.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Intrinsic Value Fund (formerly “GMO International Core Fund”), and GMO;[20]

2.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Equity Fund (formerly “GMO Currency Hedged International Core Fund”), and GMO;[16]

3.	Form of Management Contract between the Trust, on behalf of GMO International Small Companies Fund, and GMO;[16]

4.	Form of Management Contract between the Trust, on behalf of GMO Emerging Countries Fund (formerly “GMO Evolving Countries Fund”), and GMO;[16]

5.	Form of Management Contract between the Trust, on behalf of GMO Domestic Bond Fund, and GMO;[16]

6.	Form of Management Contract between the Trust, on behalf of GMO International Bond Fund, and GMO;[16]

1

7.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Bond Fund, and GMO;[16]

8.	Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO;[16]

9.	Form of Management Contract between the Trust, on behalf of GMO Alpha Only Fund (formerly “GMO Global Hedged Equity Fund”), and GMO;[16]

10.	Amended and Restated Management Contract, dated as of January 1, 2012, between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and GMO;[39]

11.

Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO U.S. Equity Allocation Fund (formerly “GMO U.S. Sector Fund” and “GMO U.S. Sector Allocation Fund”), and GMO;[16]

12.	Form of Management Contract between the Trust, on behalf of GMO Taiwan Fund, and GMO;[16]

13.	Form of Management Contract between the Trust, on behalf of GMO Global Bond Fund, and GMO;[16]

14.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO Real Estate Fund (formerly “GMO REIT Fund”), and GMO;[16]

15.	Form of Management Contract between the Trust, on behalf of GMO Foreign Fund, and GMO;[16]

16.	Form of Management Contract between the Trust, on behalf of GMO International Equity Allocation Fund, and GMO;[1]

17.

Form of Management Contract between the Trust, on behalf of GMO Global Asset Allocation Fund (formerly “GMO Global Balanced Asset Allocation Fund,” “GMO World Balanced Allocation Fund,” and “GMO World Equity Allocation Fund”), and GMO;[2]

18.	Form of Management Contract between the Trust, on behalf of GMO Global Equity Allocation Fund (formerly “GMO Global (U.S.+) Equity Allocation Fund”), and GMO;[2]

19.	Form of Management Contract between the Trust, on behalf of GMO Core Plus Bond Fund (formerly “GMO U.S. Bond/Global Alpha A Fund” and “GMO Global Fund”), and GMO;[16]

20.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Tax-Managed International Equities Fund, and GMO;[20]

21.	Form of Management Contract between the Trust, on behalf of GMO Foreign Small Companies Fund, and GMO;[3]

22.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Fund, and GMO;[6]

2

23.	Form of Management Contract between the Trust, on behalf of GMO Quality Fund (formerly “GMO U.S. Quality Equity Fund”), and GMO;[8]

24.	Form of Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Fund, and GMO;[9]

25.	Form of Management Contract between the Trust, on behalf of GMO Strategic Opportunities Allocation Fund (formerly “GMO Strategic Balanced Allocation Fund”), and GMO;[10]

26.	Form of Management Contract between the Trust, on behalf of GMO World Opportunities Equity Allocation Fund, and GMO;[10]

27.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO Developed World Stock Fund, and GMO;[20]

28.	Form of Management Contract between the Trust, on behalf of GMO U.S. Core Equity Fund, and GMO;[13]

29.	Form of Management Contract between the Trust, on behalf of GMO U.S. Intrinsic Value Fund, and GMO;[13]

30.	Form of Management Contract between the Trust, on behalf of GMO U.S. Growth Fund, and GMO;[13]

31.	Amended and Restated Management Contract, dated as of September 30, 2012, between the Trust, on behalf of GMO U.S. Small/Mid Cap Fund (formerly “GMO U.S. Small/Mid Cap Value Fund”), and GMO;[44]

32.	Form of Management Contract between the Trust, on behalf of GMO International Core Equity Fund, and GMO;[13]

33.	Amended and Restated Management Contract, dated as of June 30, 2008, between the Trust, on behalf of GMO International Growth Equity Fund, and GMO;[20]

34.	Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Share Fund, and GMO;[14]

35.	Management Contract between the Trust, on behalf of GMO Strategic Fixed Income Fund, and GMO;[15]

36.	Management Contract between the Trust, on behalf of GMO International Opportunities Equity Allocation Fund, and GMO;[15]

37.	Management Contract between the Trust, on behalf of GMO Special Situations Fund, and GMO;[19]

38.	Management Contract between the Trust, on behalf of GMO Flexible Equities Fund, and GMO;[21]

39.	Management Contract between the Trust, on behalf of GMO U.S. Treasury Fund, and GMO;[23]

40.	Management Contract between the Trust, on behalf of GMO Asset Allocation Bond Fund, and GMO;[23]

41.	Management Contract between the Trust, on behalf of GMO Asset Allocation International Bond Fund, and GMO;[24]

42.	Amended and Restated Management Contract, dated as of August 12, 2009, between the Trust, on behalf of GMO Emerging Markets Fund, and GMO;[26]

3

43.	Amended and Restated Management Contract, dated as of June 25, 2010, between the Trust, on behalf of GMO Alternative Asset Opportunity Fund, and GMO;[29]

44.	Management Contract, dated as of December 2, 2009, between the Trust, on behalf of GMO Debt Opportunities Fund, and GMO;[27]

45.	Management Contract, dated as of December 2, 2009, between the Trust, on behalf of GMO High Quality Short-Duration Bond Fund, and GMO;[27]

46.	Management Contract, dated as of August 2, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and GMO;[31]

47.	Management Contract, dated as of May 20, 2011, between the Trust, on behalf of GMO Benchmark-Free Fund, and GMO;[33]

48.	Management Contract, dated as of June 30, 2011, between the Trust, on behalf of GMO International Large/Mid Cap Value Fund (formerly “GMO International Large Cap Value Fund”), and GMO;[35]

49.	Management Contract, dated as of June 30, 2011, between the Trust, on behalf of GMO Asset Allocation International Small Companies Fund, and GMO;[35]

50.	Management Contract, dated as of September 12, 2011, between the Trust, on behalf of GMO Global Focused Equity Fund, and GMO;[36]

51.	Management Contract, dated as of December 6, 2011, between the Trust, on behalf of GMO Resources Fund, and GMO;[37]

52.	Management Contract, dated as of December 5, 2011, between the Trust, on behalf of GMO Implementation Fund, and GMO;[38]

53.	Form of Management Contract between the Trust, on behalf of GMO U.S. Flexible Equities Fund, and GMO; and

54.	Management Contract, dated as of September 25, 2012, between the Trust, on behalf of GMO Risk Premium Fund, and GMO.[43]

(e) 1.	Amended and Restated Distribution Agreement (the “Distribution Agreement”), effective June 30, 2012, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, LLC – Exhibit (e)(1).

(i)	Schedule A to the Distribution Agreement amended as of June 6, 2013 – Exhibit (e)(1)(i).

(f)	None.

(g) 1.

Form of Custodian Agreement (the “IBT Custodian Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and Investors Bank & Trust Company (“IBT”), as amended from time to time to include GMO Domestic Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Emerging Country Debt Fund, GMO Benchmark-Free Allocation Fund, GMO U.S. Equity Allocation Fund, GMO Global Bond Fund, GMO Real Estate Fund, GMO International Equity Allocation Fund, GMO Global Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Core

4

Plus Bond Fund, GMO Emerging Country Debt Share Fund, GMO Short-Duration Collateral Fund, GMO Quality Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Special Situations Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Benchmark-Free Fund, GMO Implementation Fund, GMO U.S. Flexible Equities Fund, and GMO Risk Premium Fund;[16]

(i)	Letter Amendment to the IBT Custodian Agreement, dated May 30, 2003, among the Trust, GMO and IBT;[7]

(ii)

Letter Amendment to the IBT Custodian Agreement, dated July 25, 2007, among the Trust, on behalf of GMO Special Situations Fund, GMO and State Street Bank and Trust Company (“State Street Bank”) (as successor by merger to IBT);[19]

(iii)

Letter Amendment to the IBT Custodian Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[23]

(iv)

Form of Letter Amendment to the IBT Custodian Agreement, dated June 18, 2009, among the Trust, on behalf of GMO Asset Allocation International Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[24]

(v)

Form of Letter Amendment to the IBT Custodian Agreement, dated November 25, 2009, among the Trust, on behalf of GMO Debt Opportunities Fund and GMO High Quality Short-Duration Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[27]

(vi)	Form of Letter Amendment to the IBT Custodian Agreement, dated May 20, 2011, among the Trust, on behalf of GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[33]

(vii)	Form of Letter Amendment to the IBT Custodian Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[38]

(viii)

Form of Letter Amendment to the IBT Custodian Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT);[40] and

(ix)	Form of Letter Amendment to the IBT Custodian Agreement, dated September 2012, among the Trust, on behalf of GMO Risk Premium Fund, GMO and State Street Bank (as successor by merger to IBT).[43]

5

2.

Form of Custodian Agreement (the “BBH Custodian Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and Brown Brothers Harriman & Co. (“BBH”), as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO Flexible Equities Fund, GMO Emerging Domestic Opportunities Fund, GMO International Large/Mid Cap Value Fund, GMO Asset Allocation International Small Companies Fund, GMO Global Focused Equity Fund, and GMO Resources Fund;[5]

(i)	Letter Amendment to the BBH Custodian Agreement, dated June 4, 2003, among the Trust and BBH;[7]

(ii)	Letter Amendment to the BBH Custodian Agreement, dated June 16, 2008, among the Trust, on behalf of GMO Flexible Equities Fund, and BBH;[21]

(iii)	Amendment to the BBH Custodian Agreement, dated June 30, 2009, among the Trust and BBH;[25]

(iv)	Letter Amendment to the BBH Custodian Agreement, dated May 21, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and BBH;[31]

(v)

Form of Letter Amendment to the BBH Custodian Agreement, dated June 30, 2011, among the Trust, on behalf of GMO International Large/Mid Cap Value Fund and GMO Asset Allocation International Small Companies Fund, and BBH;[35]

(vi)	Form of Letter Amendment to the BBH Custodian Agreement, dated September 12, 2011 among the Trust, on behalf of GMO Global Focused Equity Fund and BBH;[36] and

(vii)	Form of Letter Amendment to the BBH Custodian Agreement, dated December 2011 among the Trust, on behalf of GMO Resources Fund, and BBH.[37]

3.

Form of Accounting Agency Agreement (the “Accounting Agency Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and BBH, as amended to include GMO Taiwan Fund, GMO Flexible Equities Fund, GMO Emerging Domestic Opportunities Fund, GMO International Large/Mid Cap Value Fund, GMO Asset Allocation International Small Companies Fund, GMO Global Focused Equity Fund, and GMO Resources Fund;[5]

(i)	Form of Second Amendment to the Accounting Agency Agreement, dated November 22, 2005, between the Trust, on behalf of the Funds listed on Schedule I thereto, and BBH;[16]

(ii)	Letter Amendment to the Accounting Agency Agreement, dated June 16, 2008, between the Trust, on behalf of GMO Flexible Equities Fund, and BBH;[21]

6

(iii)	Letter Amendment to the Accounting Agency Agreement, dated May 21, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and BBH;[31]

(iv)

Form of Letter Amendment to the Accounting Agency Agreement, dated June 30, 2011 among the Trust, on behalf of GMO International Large/Mid Cap Value Fund and GMO Asset Allocation International Small Companies Fund, and BBH;[35]

(v)	Form of Letter Amendment to the Accounting Agency Agreement, dated September 12, 2011 among the Trust, on behalf of GMO Global Focused Equity Fund and BBH;[36] and

(vi)	Form of Letter Amendment to the Accounting Agency Agreement, dated December 2011 among the Trust, on behalf of GMO Resources Fund, and BBH.[37]

4.

Form of 17f-5 Delegation Schedule (the “Delegation Schedule”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule 1 thereto, and BBH, as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO Flexible Equities Fund, GMO Emerging Domestic Opportunities Fund, GMO International Large/Mid Cap Value Fund, GMO Asset Allocation International Small Companies Fund, GMO Global Focused Equity Fund, and GMO Resources Fund;[5]

(i)	Letter Amendment to the Delegation Schedule, dated June 16, 2008, between the Trust, on behalf of GMO Flexible Equities Fund, and BBH;[21]

(ii)	Letter Amendment to the Delegation Schedule, dated May 21, 2010, between the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, and BBH;[31]

(iii)

Form of Letter Amendment to the Delegation Schedule, dated June 30, 2011, among the Trust, on behalf of GMO International Large/Mid Cap Value Fund and GMO Asset Allocation International Small Companies Fund, and BBH;[35]

(iv)	Form of Letter Amendment to the Delegation Schedule, dated September 12, 2011, among the Trust, on behalf of GMO Global Focused Equity Fund and BBH;[36] and

(v)	Form of Letter Amendment to the Delegation Schedule, dated December 2011, among the Trust, on behalf of GMO Resources Fund, and BBH.[37]

5.	Form of Amended and Restated Delegation Agreement (the “Delegation Agreement”), dated June 29, 2001, between the Trust, on behalf of GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund, and IBT, as amended from time to time to include GMO Short-Duration Collateral Fund, GMO Alternative Asset Opportunity Fund, GMO Strategic Opportunities Allocation Fund, GMO World

7

Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Special Situations Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Benchmark-Free Fund, GMO Implementation Fund, GMO U.S. Flexible Equities Fund, and GMO Risk Premium Fund;[5]

(i)	Letter Amendment to the Delegation Agreement, dated July 25, 2007, among the Trust, on behalf of GMO Special Situations Fund, GMO and State Street Bank (as successor by merger to IBT);[19]

(ii)

Letter Amendment to the Delegation Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[23]

(iii)

Form of Letter Amendment to the Delegation Agreement, dated June 18, 2009, among the Trust, on behalf of GMO Asset Allocation International Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[24]

(iv)

Form of Letter Amendment to the Delegation Agreement, dated November 25, 2009, among the Trust, on behalf of GMO Debt Opportunities Fund and GMO High Quality Short-Duration Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[27]

(v)	Form of Letter Amendment to the Delegation Agreement, dated May 20, 2011, among the Trust, on behalf of GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[33]

(vi)	Form of Letter Amendment to the Delegation Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[38]

(vii)	Form of Letter Amendment to the Delegation Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT);[40] and

(viii)	Form of Letter Amendment to the Delegation Agreement, dated September 2012, among the Trust, on behalf of GMO Risk Premium Fund, GMO and State Street Bank (as successor by merger to IBT).[43]

(h) 1.

Form of Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and IBT, as amended from

8

time to time to include GMO Global Bond Fund, GMO Real Estate Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global Asset Allocation Fund, GMO Global Equity Allocation Fund, GMO Core Plus Bond Fund, GMO Tax-Managed International Equities Fund, GMO Emerging Country Debt Share Fund, GMO Foreign Small Companies Fund, GMO Short-Duration Collateral Fund, GMO Quality Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO U.S. Small/Mid Cap Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, GMO Special Situations Fund, GMO Flexible Equities Fund, GMO U.S. Treasury Fund, GMO Asset Allocation Bond Fund, GMO Asset Allocation International Bond Fund, GMO Debt Opportunities Fund, GMO High Quality Short-Duration Bond Fund, GMO Emerging Domestic Opportunities Fund, GMO Asset Allocation International Small Companies Fund, GMO International Large/Mid Cap Value Fund, GMO Benchmark-Free Fund, GMO Global Focused Equity Fund, GMO Resources Fund, GMO Implementation Fund, GMO U.S. Flexible Equities Fund, and GMO Risk Premium Fund;[16]

(i)

Letter Amendment to the Transfer Agency and Service Agreement, dated July 25, 2007, among the Trust, on behalf of GMO Special Situations Fund, GMO and State Street Bank (as successor by merger to IBT);[19]

(ii)

Letter Amendment to the Transfer Agency and Service Agreement, dated June 16, 2008, among the Trust, on behalf of GMO Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT);[21]

(iii)

Letter Amendment to the Transfer Agency and Service Agreement, dated March 10, 2009, among the Trust, on behalf of GMO U.S. Treasury Fund and GMO Asset Allocation Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[23]

(iv)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated June 18, 2009, among the Trust, on behalf of GMO Asset Allocation International Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[24]

(v)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated November 25, 2009, among the Trust, on behalf of GMO Debt Opportunities Fund and GMO High Quality Short-Duration Bond Fund, GMO and State Street Bank (as successor by merger to IBT);[27]

(vi)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated July 30, 2010, among the Trust, on behalf of GMO Emerging Domestic Opportunities Fund, GMO and State Street Bank (as successor by merger to IBT);[31]

9

(vii)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated May 20, 2011 among the Trust, on behalf of GMO Asset Allocation International Small Companies Fund, GMO International Large/Mid Cap Value Fund, and GMO Benchmark-Free Fund, GMO and State Street Bank (as successor by merger to IBT);[33]

(viii)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated September 12, 2011 among the Trust, on behalf of GMO Global Focused Equity Fund, GMO and State Street Bank (as successor by merger to IBT);[36]

(ix)	Letter Amendment Regarding Fund of Fund Procedures to the Transfer Agency and Service Agreement, dated June 1, 2010, among the Trust, GMO, and State Street Bank (as successor by merger to IBT);[37]

(x)	Letter Amendment to the Transfer Agency and Service Agreement, dated November 17, 2011 among the Trust, on behalf of GMO Resources Fund, GMO and State Street Bank (as successor by merger to IBT);[37]

(xi)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated December 2011, among the Trust, on behalf of GMO Implementation Fund, GMO and State Street Bank (as successor by merger to IBT);[38]

(xii)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated March 2012, among the Trust, on behalf of GMO U.S. Flexible Equities Fund, GMO and State Street Bank (as successor by merger to IBT);[40] and

(xiii)

Form of Letter Amendment to the Transfer Agency and Service Agreement, dated September 2012, among the Trust, on behalf of GMO Risk Premium Fund, GMO and State Street Bank (as successor by merger to IBT).[43]

2.	Notification of Undertaking to Reimburse Selected Fund Expenses and Waive Selected Fees by GMO to the Trust, dated as of June 30, 2013 – Exhibit (h)(2).

3.

Amended and Restated Servicing and Supplemental Support Agreement, dated May 30, 1996, as amended and restated effective March 14, 2013, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO.[44]

(i)	Opinion and Consent of Ropes & Gray LLP – Previously filed with the Securities and Exchange Commission (the “SEC”).

(j)	Consent of Independent Registered Public Accounting Firm – Exhibit (j).

(k)	Financial Statements – Not applicable.

(l)	None.

10

(m) 1.	GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2013, on behalf of GMO Emerging Countries Fund – Exhibit (m)(1).

2.	Amended and Restated Administration Agreement, dated as of June 30, 2013, on behalf of GMO Emerging Countries Fund – Exhibit (m)(2).

3.

Form of Service Agreement (“Service Agreement”), dated October 1, 2001, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto, as Schedule A may be amended from time to time;[4]

(i)	Second Amendment to Service Agreement, dated September 9, 2005, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto;[16] and

(ii)

Assignment Agreement, effective as of April 2, 2007, between Wachovia Bank, Ameriprise Financial Services, Inc. (f/k/a American Express Financial Advisors Inc.) and the Trust, on behalf of certain Funds listed on Schedule A thereto.[18]

4.	Form of Services Agreement, dated as of March 2002, between Fidelity Brokerage Services LLC and National Financial Services LLC, and the Trust, on behalf of certain Funds listed on Exhibit B thereto.[5]

5.

Funds Trading Agreement (“Funds Trading Agreement”), dated July 1, 2001, between Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”), IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[16]

(i)	Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[16]

(ii)	Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[16]

(iii)	Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[16]

(iv)	Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[16]

(v)	Sixth Amendment to Funds Trading Agreement, dated as of July 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[16] and

(vi)	Seventh Amendment to Funds Trading Agreement, dated as of September 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto.[16]

6.	Form of Funds Trading Agreement (“BBH Funds Trading Agreement”), dated July 1, 2001, between FIIOC, IBT, BBH, GMO and the Trust on behalf of certain Funds listed on Exhibit A thereto;[5]

11

(i)	Form of First Amendment to the BBH Funds Trading Agreement, dated January 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[5] and

(ii)	Second Amendment to the BBH Funds Trading Agreement, dated July 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto.[16]

7.

Form of Shareholder Services Agreement (“Shareholder Services Agreement”), dated as of October 31, 2001, between Citistreet LLC (“Citistreet”) and the Trust, on behalf of certain Funds listed on Attachment A thereto;[7]

(i)	First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[16]

(ii)	Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[16]

(iii)	Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[16]

(iv)	Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[16] and

(v)	Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.[16]

8.	Operating Agreement (“Operating Agreement”), dated as of April 19, 2000, between Charles Schwab & Co., Inc. (“Schwab”) and the Trust, on behalf of certain Funds listed on Schedule I thereto;[29]

(i)	First Amendment to Operating Agreement, dated as of March 10, 2010, between Schwab and the Trust, on behalf of certain Funds listed on Schedule I thereto.[29]

(n)	Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996, as amended and restated December 7, 2012.[44]

(o)	Reserved.

(p) 1.

GMO Code of Ethics, dated May 17, 2012, adopted by GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Netherlands, a branch office of GMO U.K. Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Renewable Resources LLC, GMO Renewable Resources (in New Zealand), and GMO Renewable Resources Uruguay, SRL.[41]

2.	GMO Trust Code of Ethics, dated September 5, 2008, adopted by the Trust.[22]

12

3.	Code of Ethics for the Independent Trustees of GMO Trust, dated as of June 1, 1996, as revised March 24, 2011, adopted by the Board of Trustees of the Trust.[32]

1.	Previously filed with the SEC as part of Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (the “1933 Act”) and Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 Act (the “1940 Act”) on March 13, 1996, and hereby incorporated by reference.
2.	Previously filed with the SEC as part of Post-Effective Amendment No. 29 to the Registration Statement under the 1933 Act and Amendment No. 30 to the Registration Statement under the 1940 Act on June 28, 1996, and hereby incorporated by reference.
3.	Previously filed with the SEC as part of Amendment No. 63 to the Registration Statement under the 1940 Act on July 3, 2000, and hereby incorporated by reference.
4.	Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1933 Act and Amendment No. 76 to the Registration Statement under the 1940 Act on March 1, 2002, and hereby incorporated by reference.
5.	Previously filed with the SEC as part of Post-Effective Amendment No. 64 to the Registration Statement under the 1933 Act and Amendment No. 77 to the Registration Statement under the 1940 Act on May 1, 2002, and hereby incorporated by reference.
6.	Previously filed with the SEC as part of Amendment No. 84 to the Registration Statement under the 1940 Act on November 26, 2002, and hereby incorporated by reference.
7.	Previously filed with the SEC as part of Post-Effective Amendment No. 71 to the Registration Statement under the 1933 Act and Amendment No. 89 to the Registration Statement under the 1940 Act on June 30, 2003, and hereby incorporated by reference.
8.	Previously filed with the SEC as part of Post-Effective Amendment No. 72 to the Registration Statement under the 1933 Act and Amendment No. 90 to the Registration Statement under the 1940 Act on October 31, 2003, and hereby incorporated by reference.
9.	Previously filed with the SEC as part of Amendment No. 126 to the Registration Statement under the 1940 Act on November 18, 2004, and hereby incorporated by reference.
10.	Previously filed with the SEC as part of Post-Effective Amendment No. 105 to the Registration Statement under the 1933 Act and Amendment No. 131 to the Registration Statement under the 1940 Act on March 15, 2005, and hereby incorporated by reference.
11.	Previously filed with the SEC as part of Amendment No. 132 to the Registration Statement under the 1940 Act on March 29, 2005, and hereby incorporated by reference.
12.	Previously filed with the SEC as part of Post-Effective Amendment No. 113 to the Registration Statement under the 1933 Act and Amendment No. 141 to the Registration Statement under the 1940 Act on June 30, 2005, and hereby incorporated by reference.
13.	Previously filed with the SEC as part of Post-Effective Amendment No. 114 to the Registration Statement under the 1933 Act and Amendment No. 142 to the Registration Statement under the 1940 Act on August 17, 2005, and hereby incorporated by reference.
14.	Previously filed with the SEC as part of Post-Effective Amendment No. 118 to the Registration Statement under the 1933 Act and Amendment No. 146 to the Registration Statement under the 1940 Act on March 1, 2006, and hereby incorporated by reference.
15.	Previously filed with the SEC as part of Post-Effective Amendment No. 123 to the Registration Statement under the 1933 Act and Amendment No. 151 to the Registration Statement under the 1940 Act on May 17, 2006, and hereby incorporated by reference.
16.	Previously filed with the SEC as part of Amendment No. 154 to the Registration Statement under the 1940 Act on June 28, 2006, and hereby incorporated by reference.
17.	Previously filed with the SEC as part of Post-Effective Amendment No. 127 to the Registration Statement under the 1933 Act and Amendment No. 156 to the Registration Statement under the 1940 Act on May 1, 2007, and hereby incorporated by reference.
18.	Previously filed with the SEC as part of Post-Effective Amendment No. 128 to the Registration Statement under the 1933 Act and Amendment No. 158 to the Registration Statement under the 1940 Act on June 29, 2007, and hereby incorporated by reference.
19.	Previously filed with the SEC as part of Amendment No. 159 to the Registration Statement under the 1940 Act on July 27, 2007, and hereby incorporated by reference.
20.	Previously filed with the SEC as part of Amendment No. 161 to the Registration Statement under the 1940 Act on June 27, 2008, and hereby incorporated by reference.

13

21.	Previously filed with the SEC as part of Amendment No. 163 to the Registration Statement under the 1940 Act on July 25, 2008, and hereby incorporated by reference.
22.	Previously filed with the SEC as part of Amendment No. 164 to the Registration Statement under the 1940 Act on December 24, 2008, and hereby incorporated by reference.
23.	Previously filed with the SEC as part of Post-Effective Amendment No. 133 to the Registration Statement under the 1933 Act and Amendment No. 167 to the Registration Statement under the 1940 Act on March 13, 2009, and hereby incorporated by reference.
24.	Previously filed with the SEC as part of Amendment No. 170 to the Registration Statement under the 1940 Act on June 26, 2009, and hereby incorporated by reference.
25.	Previously filed with the SEC as part of Post-Effective Amendment No. 137 to the Registration Statement under the 1933 Act and Amendment No. 172 to the Registration Statement under the 1940 Act on July 17, 2009, and hereby incorporated by reference.
26.	Previously filed with the SEC as part of Post-Effective Amendment No. 139 to the Registration Statement under the 1933 Act and Amendment No. 174 to the Registration Statement under the 1940 Act on October 30, 2009, and hereby incorporated by reference.
27.	Previously filed with the SEC as part of Amendment No. 175 to the Registration Statement under the 1940 Act on December 3, 2009, and hereby incorporated by reference.
28.	Previously filed with the SEC as part of Post-Effective Amendment No. 140 to the Registration Statement under the 1933 Act and Amendment No. 176 to the Registration Statement under the 1940 Act on April 30, 2010, and hereby incorporated by reference.
29.	Previously filed with the SEC as part of Amendment No. 178 to the Registration Statement under the 1940 Act on June 25, 2010, and hereby incorporated by reference.
30.	Previously filed with the SEC as part of Post-Effective Amendment No. 142 to the Registration Statement under the 1933 Act and Amendment No. 179 to the Registration Statement under the 1940 Act on June 29, 2010, and hereby incorporated by reference.
31.	Previously filed with the SEC as part of Post-Effective Amendment No. 143 to the Registration Statement under the 1933 Act and Amendment No. 180 to the Registration Statement under the 1940 Act on August 2, 2010, and hereby incorporated by reference.
32.	Previously filed with the SEC as part of Post-Effective Amendment No. 144 to the Registration Statement under the 1933 Act and Amendment No. 181 to the Registration Statement under the 1940 Act on April 15, 2011, and hereby incorporated by reference.
33.	Previously filed with the SEC as part of Amendment No. 183 to the Registration Statement under the 1940 Act on May 20, 2011, and hereby incorporated by reference.
34.	Previously filed with the SEC as part of Amendment No. 184 to the Registration Statement under the 1940 Act on June 27, 2011, and hereby incorporated by reference.
35.	Previously filed with the SEC as part of Post-Effective Amendment No. 146 to the Registration Statement under the 1933 Act and Amendment No. 185 to the Registration Statement under the 1940 Act on June 29, 2011, and hereby incorporated by reference.
36.	Previously filed with the SEC as part of Post-Effective Amendment No. 149 to the Registration Statement under the 1933 Act and Amendment No. 188 to the Registration Statement under the 1940 Act on September 13, 2011, and hereby incorporated by reference.
37.	Previously filed with the SEC as part of Post-Effective Amendment No. 153 to the Registration Statement under the 1933 Act and Amendment No. 192 to the Registration Statement under the 1940 Act on December 6, 2011, and hereby incorporated by reference.
38.	Previously filed with the SEC as part of Amendment No. 193 to the Registration Statement under the 1940 Act on December 8, 2011, and hereby incorporated by reference.
39.	Previously filed with the SEC as part of Amendment No. 156 to the Registration Statement under the 1933 Act and Amendment No. 196 to the Registration Statement under the 1940 Act on December 29, 2011, and hereby incorporated by reference.
40.	Previously filed with the SEC as part of Amendment No. 200 to the Registration Statement under the 1940 Act on March 27, 2012, and hereby incorporated by reference.
41.	Previously filed with the SEC as part of Amendment No. 202 to the Registration Statement under the 1940 Act on June 27, 2012, and hereby incorporated by reference.
42.	Previously filed with the SEC as part of Post-Effective Amendment No. 162 to the Registration Statement under the 1933 Act and Amendment No. 204 to the Registration Statement under the 1940 Act on July 12, 2012, and hereby incorporated by reference.
43.	Previously filed with the SEC as part of Post-Effective Amendment No. 164 to the Registration Statement under the 1933 Act and Amendment No. 206 to the Registration Statement under the 1940 Act on September 25, 2012, and hereby incorporated by reference.
44.	Previously filed with the SEC as part of Post-Effective Amendment No. 166 to the Registration Statement under the 1933 Act and Amendment No. 208 to the Registration Statement under the 1940 Act on April 30, 2013 and hereby incorporated by reference.

14

Item 29.	Persons Controlled by or Under Common Control with a Fund

Controlling Fund	Person Controlled	Nature of Control
GMO Alternative Asset Opportunity Fund	GMO Alternative Asset SPC Ltd.(a) (b)	100% ownership(c)

(a)	Included in the controlling Fund’s consolidated financial statements.
(b)	Organized under the laws of Bermuda.
(c)	As of the most recent fiscal year ended February 28, 2013.

Item 30.	Indemnification

Please refer to Article 4 (Indemnification) of the By-laws.

In addition, the Trust will maintain a trustees and officers liability insurance policy under which the Trust and its trustees and officers will be named insureds. The Trust also has entered into agreements with each of its trustees pursuant to which each of the Funds has agreed to indemnify each Trustee to the maximum extent permitted by applicable law against any liability and expense incurred by the Trustee by reason of the Trustee being or having been a Trustee.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Trust’s By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (“SEC”) such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of Investment Adviser

A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the “Investment Adviser”), is set forth under the captions “Management of the Trust” in the Prospectus and “Investment Advisory and Other Services” in the Statement of Additional Information, all forming part of this Registration Statement.

15

Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption “Management of the Trust” in the Registrant’s Statement of Additional Information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, MA 02110.

Name	Position with Investment Adviser	Other Connections

Arjun Divecha	Member, Chairman of the Board of Directors, and Investment Director	Board Member, Divecha Centre for Climate Change, Indian Institute of Science, Bengaluru, India; Director, Frog Hollow Fresh LLC, P.O. Box 872, Brentwood, CA 94513
R. Jeremy Grantham	Founding Member, Member of the Board of Directors, and Chief Investment Strategist	Board Member, RARE Conservation, 1310 North Courthouse Road, Suite 110, Arlington, VA 22201; Board Member, Divecha Centre for Climate Change, Indian Institute of Science, Bengaluru, India; CFA Institute – Investors’ Working Group (IWG) Member, 560 Ray C. Hunt Drive, Charlottesville, VA 22903; Board Member, Imperial College of London – Grantham Institute for Climate Change, London SW7 2AZ; Board Member, London School of Economics – Grantham Institute for Climate Change, Houghton Street, London, WC2A 2AE; Board Member, The Nature Conservancy, 4245 North Fairfax Drive, Suite 100, Arlington, VA 22203; Trustee, The Grantham Foundation for the Protection of the Environment, 40 Rowes Wharf, Boston, MA 02110; Trustee, The Jeremy and Hannelore Grantham Environmental Trust, 40 Rowes Wharf, Boston, MA 02110

16

Name	Position with Investment Adviser	Other Connections
John Rosenblum	Member and Vice Chairman of the Board of Directors	Trustee, American Civil War Center Foundation, 200 S. Third St., Richmond, VA 23219; Chair of the Board, The Apprenticeshop (f/k/a Atlantic Challenge), 643 Main St., Rockland, ME 04841; Treasurer and Board Member, Farnsworth Art Museum, 16 Museum Street, Rockland, ME 04841; Vice Chair of the Board, Maine Media Workshops and Maine Media College, 70 Camden Street, Rockport, ME 04856; Board Member, Maine Chapter, The Nature Conservancy, 14 Maine Street, Brunswick, ME 04011
Eyk Van Otterloo	Founding Member	Chairman of the Board, Chemonics International, 1133 20th Street, NW, Suite 600, Washington, D.C. 20036; Board Member, CliniLabs, 423 W. 55th Street, 4th Floor, New York, NY 10019; Member, Board of Commissioners, Groothandelsgebouw NV, 45 Stationsplein P.O. Box 29057, 3001GB Rotterdam, Netherlands

17

Item 32.	Principal Underwriters

Item 32(a).	Funds Distributor, LLC (“FD”) acts as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended:

GMO Series Trust

GMO Trust

Munder Series Trust

Mirae Asset Discovery Funds

FD is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority. FD has its main address at Three Canal Plaza, Suite 100, Portland, ME 04101.

Item 32(b).	Information about Directors and Officers of FD is as follows:

Director or Officer	Positions and Offices with FD
Mark A. Fairbanks	President and Manager
Richard J. Berthy	Vice President, Treasurer, and Manager
Nanette K. Chern	Vice President and Chief Compliance Officer
Lisa S. Clifford	Vice President and Managing Director of Compliance
Jennifer E. Hoopes	Secretary
Nishant Bhatnagar	Assistant Secretary

The above FD directors and officers do not have positions or offices with the Trust.

Item 32(c).	Distribution and Service (12b-1) Fee Payments by certain Funds of the Trust with respect to the last fiscal year(a):

GMO Fund Name	Class M(b) Distribution and Service (12b-1) Fees March 1, 2012 through February 28, 2013
GMO Emerging Countries Fund	$71,184

(a)

FD is entitled to receive any distribution and service (12b-1) fees paid by the Class M Shares for services rendered and expenses borne by FD which are primarily intended to result in the sale of Class M shares and/or the provision of certain other services incidental thereto. During the last fiscal year, FD did not retain any of the distribution and service (12b-1) fees paid by the Class M Shares of the Funds and directed that the Funds remit the distribution and service (12b-1) fees directly to certain third party intermediaries who rendered services to the Funds.

(b)	Other classes of the GMO Funds do not pay distribution (12b-1) fees or any other type of commission or compensation to FD.

Item 33.	Location of Accounts and Records

The accounts, books, and other documents required to be maintained by Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s

18

distributor, Funds Distributor, LLC, 10 High Street, Suite 302, Boston, MA 02110; the Registrant’s custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant’s custodian for certain of the Funds and transfer agent, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

None.

19

Notice

A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

20

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940 (the “1940 Act”), as amended, the Registrant, GMO Trust, has duly caused this Amendment No. 209 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 26th day of June, 2013.

GMO TRUST

By:	J.B. KITTREDGE*
J.B. Kittredge
Title:	President; Chief Executive Officer; Principal Executive Officer

	* By:	/s/ Jason Harrison
Jason Harrison
Attorney-in-Fact**

**	Pursuant to Power of Attorney for J.B. Kittredge (in his capacity as President, Chief Executive Officer, and Principal Executive Officer) filed with the SEC as part of Post-Effective Amendment No. 139 to the Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 174 to the Registration Statement under the 1940 Act on October 30, 2009.

GMO TRUST JUNE 2013 ANNUAL UPDATE POS AMI FILING

EXHIBIT INDEX

GMO TRUST

Exhibit Ref.	Title of Exhibit

(a)(13)	Amendment No. 12 to the Declaration of Trust.

(e)(1)	Amended and Restated Distribution Agreement, effective June 30, 2012, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, LLC.

(e)(1)(i)	Schedule A to the Distribution Agreement amended as of June 6, 2013.

(h)(2)	Notification of Undertaking to Reimburse Selected Fund Expenses and Waive Selected Fees, dated as of June 30, 2013.

(j)	Consent of Independent Registered Public Accounting Firm.

(m)(1)	GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2013, on behalf of GMO Emerging Countries Fund.

(m)(2)	Amended and Restated Administration Agreement, dated as of June 30, 2013, on behalf of GMO Emerging Countries Fund.

Other.

1	Certificate of Clerk of the Trust certifying resolution by the Board of Trustees of the Trust required pursuant to Rule 483 under the Securities Act of 1933.